Exhibit 10

CREDIT AGREEMENT
Dated as of June 30, 2010,
among
WILLBROS UNITED STATES HOLDINGS, INC.
as Borrower,
WILLBROS GROUP, INC.
and
CERTAIN SUBSIDIARIES THEREOF,
as Guarantors,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent, Collateral Agent, and Issuing Bank,
UBS SECURITIES LLC,
as Syndication Agent,
and
NATIXIS, THE BANK OF NOVA SCOTIA and CAPITAL ONE, N.A.,
as Co-Documentation Agents

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
Revolving Credit Facility Sole Lead Arranger and Sole Bookrunner
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK
and
UBS SECURITIES LLC,
Term Loan Facility Joint Lead Arrangers and Joint Bookrunners

i

(continued)

(continued)

(continued)

(continued)

v

EXHIBITS:

Exhibit A	—	Form of Assignment and Acceptance Agreement
Exhibit B	—	Form of Compliance Certificate
Exhibit C	—	Form of Intellectual Property Security Agreement
Exhibit D	—	Form of Letter of Credit Request
Exhibit E-1	—	Form of Revolving Note
Exhibit E-2	—	Form of Term Note
Exhibit F	—	Form of Notice of Borrowing
Exhibit G	—	Form of Notice of Conversion or Continuation
Exhibit H	—	Form of Pledge Agreement
Exhibit I	—	Form of Security Agreement
Exhibit J	—	Form of Supplemental Perfection Certificate

SCHEDULES:

Schedule 1.01(a)	—	Existing Letters of Credit
Schedule 1.01(b)	—	Effective Date Subsidiary Guarantors
Schedule 1.01(c)	—	Effective Date Mortgaged Properties
Schedule 1.01(d)	—	Effective Date Certificated Property
Schedule 2.01	—	Commitments
Schedule 4.08	—	Litigation
Schedule 4.11	—	Subsidiaries
Schedule 4.13	—	Environmental Matters
Schedule 4.14	—	Insurance
Schedule 6.01	—	Existing Liens
Schedule 6.02	—	Existing Debt
Schedule 6.05	—	Existing Investments
Schedule 6.08	—	Affiliate Transactions
Schedule 10.02	—	Addresses for Notices

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT, dated as of June 30, 2010, is among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, Collateral Agent, and Issuing Bank, UBS Securities, LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents.
     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Guarantors, the Lenders, the Issuing Bank, the Agents, the Syndication Agent and the Co-Documentation Agents hereby agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
     Section 1.01 Certain Defined Terms. As used in this Agreement (including in the introduction), the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):
     “2.75% Convertible Senior Notes” means the $70,000,000 in original principal amount of 2.75% convertible senior notes due 2024, issued by the Parent pursuant to the 2.75% Indenture.
     “2.75% Indenture” means the Indenture dated as of March 12, 2004, by and between the Parent and Bank of Texas, N.A., as successor in interest to JPMorgan Chase Bank, N.A., as trustee, as supplemented.
     “6.5% Convertible Senior Notes” means the $84,500,000 in original principal amount of 6.5% convertible senior notes due 2012 issued by the Parent pursuant to the 6.5% Indenture.
     “6.5% Indenture” means the Indenture dated as of December 23, 2005, by and among the Parent, the Borrower, as guarantor, and Bank of Texas, N.A., as successor in interest to The Bank of New York, as trustee, as supplemented.
     “Acceleration Date” means the first date after the Closing Date on which there shall occur an acceleration of the Loans and termination of the Commitments pursuant to Section 7.02 or 7.03.
     “Acceptable Security Interest” in any property means a Lien which (a) exists in favor of the Collateral Agent for the benefit of the Secured Parties, (b) secures the Obligations, and (c) is perfected and enforceable against the Loan Party that created such Lien in preference, subject to Section 5.09(e), to any rights of any Person therein, other than Permitted Liens.
     “Account Control Agreement” shall mean, with respect to any deposit or securities account of any Loan Party held with a financial institution or financial intermediary that is not the Collateral Agent, an agreement in form and substance reasonably acceptable to the Collateral Agent among the Collateral Agent, such financial institution or financial intermediary and the applicable Loan Party establishing control over such deposit account or securities account of such Loan Party.

     “Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Parent or any of its Subsidiaries (a) acquires any going business or all or substantially all of the assets of any corporation, partnership, limited liability company, or other entity, or a division thereof, whether through purchase of assets, merger or otherwise, or (b) acquires at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership, limited liability company or other entity.
     “Additional Lender” has the meaning set forth in Section 2.05(b).
     “Adjusted Base Rate” means, for any day, a fluctuating rate of interest per annum equal to the highest of (a) the Prime Rate in effect for such day, (b) the sum of the Federal Funds Effective Rate in effect for such day plus 1/2 of 1.0% per annum, (c) the sum of the Eurocurrency Rate in effect for such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in Dollars with a maturity of one month plus 1.0% per annum and (d) with respect to Term Loans only, 3.0% per annum. Any change in the Adjusted Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate.
     “Administrative Agent” means Crédit Agricole CIB, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor administrative agent appointed pursuant to Section 9.06.
     “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
     “Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however, that with respect to any Loan Party, the term “Affiliate” also means any Person that possesses directly or indirectly, the power to vote or direct the voting of 10% or more of the outstanding shares of Voting Stock of such Loan Party. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
     “Agent” means either the Administrative Agent or the Collateral Agent.
     “Agent Parties” has the meaning set forth in Section 10.02(d).
     “Agreement” means this Credit Agreement, dated as of June 30, 2010, among the Borrower, the Guarantors, the Lenders, the Issuing Bank, the Agents, the Syndication Agent and the Co-Documentation Agents.
     “Allocable Amount” has the meaning set forth in Section 8.17(b).

     “Alternative Currency” means Canadian Dollars, Australian Dollars, Euro and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
     “Applicable Commitment Fee Rate” means, for any day, the applicable rate per annum set forth below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.06(c) and subject to Section 2.09(f):

		Applicable Commitment
Fee Rate Level	Total Leverage Ratio	Fee Rate
4	≥2.50:1	0.75%
3	<2.50:1 but ≥2.00:1	0.625%
2	<2.00:1 but ≥1.50:1	0.50%
1	<1.50:1	0.50%
Any increase or decrease in the Applicable Commitment Fee Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.06(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Fee Rate Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. The Applicable Commitment Fee Rate in effect prior to the first delivery of a Compliance Certificate pursuant to Section 5.06(c) shall be determined based on Fee Rate Level 4.
     “Applicable Lender”, when used with respect to the Term Loan Facility or the Revolving Credit Facility, means a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Advance, respectively.
     “Applicable Lending Office” means (a) with respect to any Lender, the office, branch, Subsidiary, Affiliate or correspondent bank of such Lender specified in its Administrative Questionnaire or such other office, branch, Subsidiary, Affiliate or correspondent bank as such Lender may from time to time specify in a notice to the Borrower and the Administrative Agent and (b) with respect to the Administrative Agent, the address specified for the Administrative Agent on Schedule 10.02 or such other address, facsimile number, electronic mail address or telephone number as shall be designated by the Administrative Agent in a notice to the other parties hereto.
     “Applicable Margin” means:
     (a) for any day during the Interim Period, (i) with respect to Term Loans that are Base Rate Loans, 6.50% per annum, (ii) with respect to Term Loans that are Eurocurrency Rate Loans, 7.50% per annum, (iii) with respect to Revolving Advances that are Base Rate Loans,

3.25% per annum, (iv) with respect to Revolving Advances that are Eurocurrency Rate Loans, 4.25% per annum and (v) with respect to letter of credit fees in respect of Performance Letters of Credit, 3.75% per annum, and
     (b) for any day after the Interim Period, (i) with respect to Term Loans that are Base Rate Loans, 6.50% per annum, (ii) with respect to Term Loans that are Eurocurrency Rate Loans, 7.50% per annum and (iii) with respect to Revolving Advances of any Type or letter of credit fees in respect of Performance Letters of Credit, the applicable rate per annum set forth below, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.06(c) and subject to Section 2.09(f):

		Revolving
	Total	Borrowing	Revolving	Performance
	Leverage	Eurocurrency	Borrowing	Letters of
Pricing Level	Ratio	Rate	Base Rate	Credit
4	≥2.50:1	3.75%	2.75%	3.25%
3	<2.50:1 but ≥2.00:1	3.50%	2.50%	3.00%
2	<2.00:1 but ≥1.50:1	3.25%	2.25%	2.75%
1	<1.50:1	3.00%	2.00%	2.50%
Any increase or decrease in the Applicable Margin after the Interim Period resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.06(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then the Pricing Level 4 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered. In the event the Interim Period shall end prior to the first delivery of a Compliance Certificate pursuant to Section 5.06(c), the Applicable Margin, when determined by reference to the Total Leverage Ratio, shall be determined based on the Pricing Level 4.
     “Applicable Percentage” means, at any time, (a) with respect to any Revolving Lender, subject to any adjustment as provided in Section 2.17(a)(iv), the percentage (carried out to the ninth decimal place) of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time, provided that if the Revolving Commitments have terminated, the Applicable Percentages of the Revolving Lenders shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments, and (b) with respect to any Term Lender, (i) prior to the termination of the Term Commitments, the percentage (carried out to the ninth decimal place) of the aggregate Term Commitments represented by such Lender’s Term Commitment at such time and (ii) following the termination of the Term Commitments, the percentage (carried out to the ninth decimal place) of the aggregate principal amount of the Term Loans represented by such Lender’s Term Loans at such time.

     “Applicable Period” has the meaning set forth in Section 2.09(f).
     “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
     “Arrangers” means the Revolving Credit Facility Arranger and the Term Loan Facility Arranger.
     “Asset Disposition” means any disposition, whether by sale, lease, license, transfer or otherwise, of any or all of the property of the Parent or any of its Subsidiaries, other than (a) any sale or issuance of Equity Interests of any Subsidiary to the Parent or any other Subsidiary, (b) dispositions of cash and Cash Equivalents in the ordinary course of business or for any purposes permitted under this Agreement, (c) sales of inventory in the ordinary course of business, (d) dispositions of assets which have become obsolete or, in the Parent’s reasonable judgment, no longer used or useful in the business of the Parent and its Subsidiaries, (e) dispositions of any Governmental Fueling Facility, (f) leases and subleases of equipment in the ordinary course of business and (g) any loss, destruction or damage of such property, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of such property, or any confiscation or requisition of the use of such property; provided that, for purposes of Section 2.08(c)(v) and the related definitions, the term “Asset Disposition” shall mean Asset Dispositions by the Parent or any of its Subsidiaries made in reliance on Section 6.04(c) or 6.04(h) of property the Net Proceeds of which is $3,000,000 or more with respect to any such Asset Disposition and $5,000,000 or more with respect to all such Asset Dispositions consummated during any one fiscal year.
     “Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
     “Assignment and Acceptance” shall mean an Assignment and Acceptance entered into by a Lender and an Eligible Assignee and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent in its sole discretion.
     “Attributable Indebtedness” means, on any date, in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
     “Audited Financial Statements” means (a) the audited consolidated balance sheet of the Parent and its Subsidiaries as of December 31, 2008 and 2009, together with the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows for the fiscal years ended December 31, 2008 and 2009 of the Parent and its Subsidiaries, including the notes thereto, and (b) the audited consolidated balance sheet of InfrastruX and its Subsidiaries as of December 31, 2008 and 2009, together with the related consolidated statements of operations, shareholder’s equity and comprehensive income (loss) and cash flows for the fiscal years ended December 31, 2008 and 2009 of InfrastruX and its Subsidiaries, including the notes thereto.
     “Australian Dollars” or “AU$” means the lawful money of Australia.

     “Base Rate Loan” means a Loan that bears interest at a rate determined by reference to the Adjusted Base Rate.
     “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
     “Bookrunners” means Crédit Agricole CIB in its capacity as the Revolving Credit Facility bookrunner and Crédit Agricole CIB and UBS Securities LLC in their capacities as Term Loan Facility bookrunners, as the context may require.
     “Borrower” has the meaning set forth in the introductory paragraph hereto.
     “Borrower Materials” has the meaning set forth in Section 5.06.
     “Borrowing” means a Revolving Borrowing or a Term Borrowing, as the context may require.
     “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to remain closed under the laws of, or in fact remain closed in, New York and, if such day relates to any Eurocurrency Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank market; provided that, if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars, or any other dealings in any currency other than Dollars to be carried out pursuant to this Agreement, such day is also a day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
     “Canadian Dollars” and “C$” means the lawful money of Canada.
     “Capital Expenditure Ratio” means, as of the last day of any fiscal quarter, the ratio of (a) Capital Expenditures made during the four fiscal quarter period then ended to (b) Consolidated EBITDA for the four fiscal quarter period then ended.
     “Capital Expenditures” means all expenditures of the Parent and its Subsidiaries in respect of the purchase or other acquisition, construction or improvement of any fixed or capital assets that are required to be capitalized under GAAP on a consolidated balance sheet of the Parent and its Subsidiaries as property, plant, equipment or other fixed assets; provided, however, that Capital Expenditures shall in any event exclude (a) normal replacements and maintenance which are properly charged to current operations, (b) expenditures made on account of any loss, destruction or damage of any fixed or capital assets, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of any fixed or capital assets, or any confiscation or requisition of the use of any fixed or capital assets, to the extent such expenditures do not exceed the amount of the insurance proceeds, condemnation awards or damage recovery proceeds relating thereto, (c) any Qualified Investment made pursuant to any Reinvestment Notice, (d) any such expenditures in the form of a substantially contemporaneous exchange of similar fixed or capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Parent and its Subsidiaries, (e) any Investment or Acquisition, and (f) expenditures in connection with the construction, development and/or operation and maintenance of any Governmental Fueling Facility.

     “Capital Lease” of a Person means any lease of any property by such Person as lessee that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.
     “Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Secured Parties, as collateral for the Letter of Credit Exposure, cash or deposit account balances pursuant to documentation in form and substance reasonably satisfactory to the Collateral Agent and the Issuing Bank (which documentation is hereby consented to by the Lenders). Derivatives of such term have corresponding meanings.
     “Cash Equivalents” means:
     (a) investments in direct obligations of the United States of America or any agency thereof,
     (b) investments in certificates of deposit of maturities less than one year or less than two years (provided that such investment lasting longer than one year but less than two years may be converted into cash within three (3) Business Days without unreasonable premium or penalty) issued by, or time deposits with, Amegy Bank, N.A., Bank of Texas, N.A., or commercial banks in the United States having capital and surplus in excess of $500,000,000,
     (c) investments in commercial paper of maturities less than one year rated A1 or P1 (or higher) by S&P or Moody’s, respectively, or any equivalent rating from any other rating agency reasonably satisfactory to the Administrative Agent,
     (d) investments in securities purchased under repurchase obligations pursuant to which arrangements are made with selling financial institutions (being a financial institution with a rating of A1 or P1 (or higher) by S&P or Moody’s, respectively) for such financial institutions to repurchase such securities within 30 days from the date of purchase, and other similar short-term investments made in connection with cash management practices of the Parent and its Subsidiaries,
     (e) investments in institutional money market mutual funds that meet the criteria set forth by rule 2a-7 of the Investment Company Act of 1940, and
     (f) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.
     “CFC” means (a) each Person that is a “controlled foreign person” for purposes of the Code and (b) each Subsidiary of any such controlled foreign person.
     “Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority.

     “Change of Control” means the occurrence of any of the following events:
     (a) the consummation of any transaction (including any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act, but excluding any employee benefit plan of the Parent or any of its Subsidiaries, and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) or related persons constituting a “group” (as such term is used in Rule 13d-5 under the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 40% of the Voting Stock of the Parent, measured by voting power rather than number of shares; or
     (b) the first day on which a majority of the members of the Board of Directors of the Parent are not Continuing Directors.
     “Class” has the meaning set forth in Section 1.04.
     “Closing Date” means June 30, 2010.
     “Code” means the United States Internal Revenue Code of 1986 and any successor statute and all rules and regulations promulgated thereunder.
     “Co-Documentation Agents” means Natixis, The Bank of Nova Scotia and Capital One, N.A., in their capacities as co-documentation agents for the Facilities.
     “Collateral” means (a) all the “Collateral”, “Property”, and “Premises” and other similar terms as defined in, or used in, any Security Document and (b) all other property of any Loan Party subject to, or intended to be subject to, any Security Document as collateral covered thereby.
     “Collateral Agent” means Crédit Agricole CIB, in its capacity as collateral agent under the Loan Documents, and any successor collateral agent appointed pursuant to Section 9.06.
     “Collateral Agent Account” means an interest-bearing deposit account maintained with the Collateral Agent for the benefit of the Secured Parties and subject to an Acceptable Security Interest.
     “Commitment Increase” has the meaning set forth in Section 2.05(b).
     “Commitments” means the Revolving Commitments and/or the Term Commitments, as the context may require.
     “Compliance Certificate” means a Compliance Certificate signed by a Financial Officer of the Parent in substantially the form of the attached Exhibit B.
     “Confidential Information Memorandum” means the Confidential Information Memorandum dated April 2010 (together with the June 2010 Addendum thereto and all other amendments and supplements thereto) and furnished to the initial Lenders in connection with the syndication of the Facilities.
     “Consent Agreements” has the meaning set forth in Section 3.02(a)(xviii).

     “Consenting Holders” has the meaning set forth in Section 3.02(a)(xviii).
     “Consolidated Debt” means, as of any date of determination, all Debt of the Parent and its Subsidiaries as of such date, calculated on a consolidated basis in accordance with GAAP.
     “Consolidated EBITDA” means, for any period, without duplication, the sum of the following, in each case calculated for such period:
     (a) Consolidated Net Income, excluding the results of discontinued operations for such period (as determined in accordance with GAAP); plus
     (b) to the extent deducted in determining such Consolidated Net Income, (i) Consolidated Interest Expense, (ii) charges against income for foreign, federal, state, and local Taxes, (iii) depreciation and amortization expense, (iv) other non-cash charges or losses (other than non-cash charges related to the SEC/DOJ Investigation), (v) extraordinary or non-recurring expenses or losses, and (vi) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees and charges associated with letters of credit or Debt; minus
     (c) to the extent included in determining such Consolidated Net Income, extraordinary or non-recurring gains; minus (in the case of a gain) or plus (in the case of a loss)
     (d) to the extent included (or deducted) in determining such Consolidated Net Income, any gains or losses on sales of assets of the Parent or any of its Subsidiaries (other than in the ordinary course of business); minus
     (e) to the extent included in determining such Consolidated Net Income, the income of any Person (other than any Wholly-Owned Subsidiary of the Parent) in which the Parent or any Wholly-Owned Subsidiary owns any Equity Interests, except to the extent (i) such income is received by the Parent or such Wholly-Owned Subsidiary in a cash distribution during such period or (ii) the payment of cash dividends or similar cash distributions by such Person to the Parent or such Wholly-Owned Subsidiary on account of such ownership is not prohibited by any Governmental Authority or by the operation of the terms of the Organizational Documents of such Person or any agreement or other instrument binding on such Person; minus (in the case of a gain) or plus (in the case of a loss)
     (f) to the extent included (or deducted) in determining such Consolidated Net Income, non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Parent’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives; plus
     (g) to the extent deducted in determining such Consolidated Net Income, non-cash charges and losses incurred on or prior to December 31, 2009, associated with the penalties and disgorgements sought to be assessed pursuant to the SEC/DOJ Investigation; plus
     (h) to the extent deducted in determining such Consolidated Net Income, any loss or expense resulting from payments made to the holders of the 6.5% Convertible Senior Notes in connection with the Third Supplemental Indenture, to be dated as of July 1, 2010, to the 6.5% Indenture; minus
     (i) cash payments made during such period in respect of non-cash charges added back in determining Consolidated EBITDA for any previous period; plus
     (j) to the extent deducted in determining such Consolidated Net Income, fees and expenses in an aggregate amount not to exceed $20,000,000 relating to the InfrastruX Merger, the Refinancing Transactions and the transactions contemplated hereby; plus
     (k) to the extent deducted in determining such Consolidated Net Income, fees and expenses incurred on or prior to December 31, 2009, related to the reincorporation of the Parent in the State of Delaware and the related transactions; plus (in the case of a loss) or minus (in the case of a gain)
     (l) to the extent included (or deducted) in determining such Consolidated Net Income, gain or loss arising from early extinguishment of Debt or obligations under any Hedging Arrangement; plus
     (m) to the extent deducted in determining such Consolidated Net Income, charges and losses incurred during the fiscal year ended December 31, 2009, in connection with severance and operating lease abandonment, in an aggregate amount not to exceed $12,700,000; plus
     (n) to the extent deducted in determining Consolidated Net Income, management fees paid to Tenaska Capital Management, LLC by InfrastruX on or before the Effective Date in an aggregate amount not to exceed $2,600,000.
For purposes of calculating Consolidated EBITDA for any period, if during such period the Parent or any Subsidiary shall have consummated (i) the InfrastruX Merger or (ii) any Acquisition or any Asset Disposition the aggregate consideration paid or received in which by the Parent and its Subsidiaries exceeded $25,000,000, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c).
     “Consolidated Interest Expense” means, for any period, the interest expense of the Parent and its Subsidiaries (excluding, to the extent otherwise included therein, (a) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees and charges associated with letters of credit or Debt and (b) non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Parent’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives) calculated on a consolidated basis in accordance with GAAP for such period.
     “Consolidated Net Income” means, for any period, the net income of the Parent and its Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP.
     “Continue”, “Continuation”, and “Continued” each refers to a continuation of Eurocurrency Rate Loans for an additional Interest Period upon the expiration of the Interest Period then in effect for such Loans.

     “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Parent who (a) was a member of such Board of Directors on the Closing Date or (b) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
     “Convert”, “Conversion”, and “Converted” each refers to a conversion of Loans of one Type into Loans of another Type.
     “Convertible Senior Notes” means the 2.75% Convertible Senior Notes and/or the 6.5% Convertible Senior Notes, as the context may require.
     “Crédit Agricole CIB” means Crédit Agricole Corporate and Investment Bank.
     “Credit Extension” means each of the following: (a) a Borrowing and (b) an LC Credit Extension.
     “Debt” means, for any Person, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (b) obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days unless being contested by such Person in good faith by appropriate proceedings diligently conducted, (ii) deferred compensation payable to directors, officers or employees of the Parent or any of its Subsidiaries and (iii) any purchase price adjustment or earnout, except to the extent that the amount payable pursuant to such purchase price adjustment or earnout is determinable and is not paid when due (giving effect to any applicable grace period));
     (c) Capital Leases;
     (d) all noncontingent reimbursement obligations of such Person in respect of Financial Letters of Credit, bankers’ acceptances, bank guarantees, surety bonds or similar instruments which are issued upon the application of such Person or upon which such Person is an account party;
     (e) indebtedness secured by a Lien on property now or hereafter owned or acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements, but excluding (i) trade accounts payable in the ordinary course of business and not past due for more than ninety (90) days unless being contested by such Person in good faith by appropriate proceedings diligently conducted and (ii) customary reservations and restrictions of title under agreements with suppliers entered into in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse (provided that if such Person has not assumed or otherwise become liable in respect of such

Debt, such Debt shall be deemed to be in an amount equal to the lesser of the amount of such Debt and the fair market value of the property encumbered by such Lien); and
     (f) all Guarantees of such Person in respect of Debt of any other Person.
For all purposes hereof, the Debt of any Person shall include the Debt of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer to the extent such Person is liable therefor as a result thereof, unless such Debt is expressly made non-recourse to such Person. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Notwithstanding the foregoing, any obligations owed by the Parent or any Subsidiary to any payment processor solely on account of such processor having satisfied obligations of the Parent or any Subsidiary in respect of trade accounts payable in the ordinary course of business shall not constitute “Debt”.
     “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
     “Default” means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.
     “Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent or the Issuing Bank:
     (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit, within three (3) Business Days of the date required to be funded by it hereunder;
     (b) has notified the Borrower, the Administrative Agent, the Issuing Bank or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its respective funding obligations hereunder or under other agreements in which it commits to extend credit;
     (c) has failed, within three (3) Business Days after request by the Administrative Agent or the Issuing Bank, to confirm in a manner satisfactory to the Administrative Agent or the Issuing Bank, as applicable, that it will comply with its funding obligations; or
     (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

     “Documentary Letter of Credit” means a letter of credit qualifying as a “commercial letter of credit” under 12 CFR Part 3, Appendix A, Section 3(b)(3) or any successor U.S. Comptroller of the Currency regulation.
     “Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or, with respect to any such determinations expressly provided to be made by it, the Issuing Bank at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or, in the case of the determination of any Dollar Equivalent for purposes of Section 2.03(c)(i), the applicable Honor Date) for the purchase of Dollars with such Alternative Currency.
     “Dollars” and “$” means the lawful money of the United States of America.
     “Domestic Subsidiary” means any Subsidiary that is organized or incorporated under the laws of the United States, any State thereof or the District of Columbia.
     “Effective Date” means the date upon which all of the conditions set forth in Section 3.02 are satisfied or waived in accordance with Section 10.01, which date shall not be later than July 1, 2010.
     “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person).
     “Environmental Claim” means any allegation, notice of violation, action, lawsuit, claim, demand, judgment, order or proceeding by any Governmental Authority or any Person for liability or damage, including, without limitation, personal injury, property damage, contribution, indemnity, direct or consequential damages, damage to the environment, nuisance, pollution, or contamination, or for fines, penalties, fees, costs, expenses or restrictions arising under or otherwise related to an obligation under Environmental Law.
     “Environmental Law” means all former, current and future Federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, directives, orders (including consent orders), and agreements in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling or handling of, or the arrangement for such activities with respect to, Hazardous Materials.
     “Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     “Environmental Permit” means any permit, license, order, approval or other authorization under any Environmental Law.
     “Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity interests in any Person, or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire, such equity interests or such convertible or exchangeable obligations; provided that Equity Interests shall not include any Debt (including any Convertible Senior Notes) that is convertible or exchangeable into Equity Interests of any Person.
     “Equity Issuance” means any issuance of Equity Interests by the Parent after the Effective Date, other than Equity Interests issued (a) pursuant to stock option plans or other benefit plans or agreements for directors, officers or employees of the Parent and its Subsidiaries, (b) as consideration for any Investment or other Acquisition permitted under Section 6.05 (including any such issuance the proceeds of which are used to finance any earnout payment arising under such Investment or Acquisition) or (c) in connection with any redemption, purchase, retirement or defeasance of any Convertible Senior Notes or other Debt that is permitted under the terms of this Agreement.
     “Equity Issuance Proceeds” means, with respect to any Equity Issuance, all cash proceeds received by the Parent from such Equity Issuance, net of underwriting discounts and commissions and out-of-pocket costs, expenses and disbursements paid or incurred in connection therewith in favor of any Person that is not an Affiliate of the Parent or any other Loan Party.
     “ERISA” means the Employee Retirement Income Security Act of 1974 and any successor statute and all rules and regulations promulgated thereunder.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

     “Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states.
     “Eurocurrency Liabilities” has the meaning assigned to that term in Regulation D.
     “Eurocurrency Rate” means, with respect to a Eurocurrency Rate Loan for the relevant Interest Period, the applicable British Bankers’ Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) appearing on the Reuters “LIBOR01” screen (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period; provided that if such rate is not available to the Administrative Agent for any reason, then the applicable Eurocurrency Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Crédit Agricole CIB or one of its Affiliate banks offers to place deposits in Dollars for delivery on the first day of such Interest Period with first class banks in the London interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the amount of $5,000,000 and having a maturity equal to such Interest Period. For Term Loans only, the Eurocurrency Rate shall be the higher of (a) the rate determined as set forth above and (b) 2.0% per annum.
     “Eurocurrency Rate Loan” means a Loan that bears interest at a rate determined by reference to the Eurocurrency Rate.
     “Eurocurrency Rate Reserve Percentage” of any Lender for the Interest Period for any Eurocurrency Rate Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time-to-time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period. The Eurocurrency Rate Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
     “Event of Default” has the meaning set forth in Section 7.01.
     “Event of Loss” means (a) any loss, destruction or damage or (b) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation of, or requisition of the use of, any assets of the Parent or any of its Subsidiaries; provided that, with respect to any such Event of Loss, the book value of the assets subject thereto shall be $2,500,000 or more.
     “Excepted Liens” means:

     (a) Liens for Taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves in accordance with and to the extent required by GAAP shall have been set aside on its books;
     (b) Liens imposed by law, or arising by operation of law, including, without limitation, carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than thirty (30) days past due or which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves shall have been set aside on the books of the applicable Person;
     (c) Liens incurred and pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security or retirement benefits, or similar legislation, other than any Lien imposed by ERISA;
     (d) Liens incurred and pledges or deposits made in connection with the performance of bids and leases (other than Debt), statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
     (e) easements, rights-of-way, restrictions and other similar encumbrances, and other minor defects or irregularities in title evidenced by a survey, affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
     (f) Liens arising out of, or appeal bonds in respect of, judgments or awards that do not constitute an Event of Default under Section 7.01(f);
     (g) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Debt and are not subject to restrictions on access by the Parent or any of its Subsidiaries in excess of those required by applicable banking regulations;
     (h) Liens arising by virtue of Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases entered into by the Parent or any of its Subsidiaries in the ordinary course of business;
     (i) any interest of title of a lessor or sublessor under, and Liens arising from Uniform Commercial Code financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) relating to, leases and subleases not prohibited under this Agreement;
     (j) licenses, sublicenses, leases or subleases entered into in the ordinary course of business that do not interfere in any material respect with the business of the Parent and its Subsidiaries; and

     (k) Liens in favor of customs and revenue Governmental Authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business.
     “Excess Cash Flow” means, for any fiscal year of the Parent, (a) Consolidated EBITDA for such fiscal year (determined on the basis of Consolidated Net Income not adjusted to exclude the results of discontinued operations) minus (b) the sum of (i) Consolidated Interest Expense for such fiscal year actually paid in cash by the Parent and its Subsidiaries, (ii) the net amount, if any, by which the “Contract costs and recognized income not yet billed” (or a similar line item referred to in the consolidated financial statements of the Parent) increased during such fiscal year, (iii) the aggregate principal amount of Long-Term Debt and Capital Leases repaid or prepaid by the Parent and its Subsidiaries during such fiscal year, excluding (A) repayment or prepayment of the Revolving Advances and other revolving extensions of credit (except to the extent that any repayment or prepayment of such Debt is accompanied by a permanent reduction in related commitments), (B) repayment or prepayment of the Term Loans, other than scheduled principal payments pursuant to Section 2.07(b), and (C) repayments or prepayments of Long-Term Debt funded with the proceeds of other Long-Term Debt, (iv) all income Taxes actually paid in cash by the Parent and its Subsidiaries during such fiscal year, (v) the sum of (A) the Capital Expenditures actually made in cash by the Parent and its Subsidiaries during such fiscal year (except to the extent financed with the proceeds of Debt, Equity Issuances, casualty proceeds, or other proceeds that were not included in determining Consolidated EBITDA for such fiscal year) and (B) the aggregate amount of cash consideration paid by the Parent and its Subsidiaries during such fiscal year to make Investments and other Acquisitions permitted under Section 6.05 and (vi) to the extent not deducted in determining Consolidated EBITDA for such fiscal year, the aggregate amount actually paid in cash by the Parent and its Subsidiaries during such fiscal year in satisfaction of litigation and similar proceedings, earn-out obligations and other non-current liabilities (other than Debt).
     “Exchange Act” means the United States Securities and Exchange Act of 1934.
     “Excluded Property” means:
     (a) any Governmental Fueling Facility,
     (b) (i) any lease, license or other agreement to which a Loan Party is a party or any of its rights or interests thereunder to the extent and for so long as the grant of a Lien thereon by such Loan Party shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement, and (ii) any other property or interests or rights therein to the extent and for so long as the terms of such property, or any agreement to which any Loan Party is a party to or is otherwise subject to, prohibit or make void or unenforceable the grant of a Lien thereon by such Loan Party, in each case except to the extent any of the foregoing is rendered ineffective, or is otherwise unenforceable, pursuant to Section 9-406, 9-407, 9-408, or 9-409 of the UCC or any other applicable Legal Requirement;
     (c) any property to the extent and for so long as the grant of a Lien thereon by any Loan Party is prohibited or made void or unenforceable by any applicable Legal Requirement;
     (d) any leasehold interests or any other rights or interests to any leased real property;

     (e) any rights or interests in any owned real property, except any parcel of real property owned in fee by a Loan Party, and the improvements thereto, that (together with such improvements) has a book value or fair value of $1,000,000 or more;
     (f) any Equity Interests of any Person that is not a Subsidiary of the Parent to the extent prohibited by such Person’s Organization Documents;
     (g) any Voting Stock of any Subsidiary of the Parent that is not a Domestic Subsidiary, except to the extent such Voting Stock does not exceed 66% of all Voting Stock outstanding of such Subsidiary;
     (h) (i) any deposit account that is a payroll account or the funds in which are otherwise used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation and similar expenses and (ii) any deposit or securities account maintained at a financial institution or financial intermediary in which the aggregate balance of all deposit accounts maintained at such financial institution or financial intermediary does not exceed $1,000,000, provided that the balance in all the deposit and securities accounts that constitute Excluded Property under this clause (ii) does not exceed $5,000,000 in the aggregate;
     (i) any motor vehicles or other assets (other than aircraft) subject to certificates of title, except (A) the assets set forth on Schedule 1.01(d) and (B) any such motor vehicles or other assets in respect of which an Acceptable Security Interest is required to be granted pursuant to Section 5.09(c);
     (j) any other asset with respect to which the Administrative Agent and the Borrower agree that the cost of obtaining an Acceptable Security Interest therein is excessive in relation to the benefit afforded to the Secured Parties thereby;
     (k) any property located outside the United States, to the extent the creation of an Acceptable Security Interest therein may not be accomplished by filing of a financing statement in appropriate form in the applicable filing office under the applicable UCC; and
     (l) any commercial tort claim with a value of less than $1,000,000;
provided that, in any event, the proceeds received by any Loan Party from the sale, transfer or other disposition of any Excluded Property shall only constitute Excluded Property if such proceeds meet any of the requirements set forth in clauses (a) through (l) above.
     “Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16), any withholding tax that is imposed on amounts payable to such Foreign

Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 2.13(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 2.13(a) and (d) any U.S. Federal withholding Taxes imposed by FATCA.
     “Existing Credit Facility” means that certain Credit Agreement, dated as of November 20, 2007, by and among the Borrower, the Guarantors, the lenders party thereto and the Agents, as amended, supplemented or otherwise modified by that certain Supplement No. 1, dated as of November 20, 2007, the First Amendment, dated as of March 5, 2008, Supplement No. 2, dated as of March 31, 2008, Supplement No. 3, dated as of March 3, 2009, the Release dated as of March 3, 2009 and Supplement No. 4, dated as of July 17, 2009.
     “Existing InfrastruX Credit Facility” means that certain Credit Agreement, dated as of November 3, 2006, by and among InfrastruX, its Subsidiaries, the lenders party thereto, and Credit Suisse, Cayman Islands Branch, as an issuing bank, as the swing line lender and as the administrative agent thereto.
     “Existing Letters of Credit” means the letters of credit issued under the Existing Credit Facility and set forth on Schedule 1.01(a).
     “FATCA” means Sections 1471 through 1474 of the Code and any regulations or official interpretations thereof.
     “Facility” means the Term Loan Facility or the Revolving Credit Facility, as the context may require.
     “FCPA” means the United States Federal Corrupt Practices Act of 1977.
     “Federal Funds Effective Rate” means, for any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
     “Federal Reserve Board” means the Board of Governors of the Federal Reserve System or any of its successors.
     “Fee Letters” means (a) the fee letter agreement dated March 11, 2010, among the Borrower, the Parent, Crédit Agricole CIB, UBS Securities LLC and UBS Loan Finance LLC, and (b) the administrative agent fee letter agreement dated March 11, 2010, among the Borrower, the Parent and Crédit Agricole CIB.

     “Financial Letter of Credit” means a letter of credit qualifying as a “financial standby letter of credit” under 12 CFR Part 3, Appendix A, Section 4(a)(8)(i) or any successor U.S. Comptroller of the Currency regulation.
     “Financial Officer” for any Person means the Chief Financial Officer, Treasurer or other senior financial officer of such Person.
     “Foreign Government Scheme or Arrangement” has the meaning set forth in Section 4.16(d).
     “Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is resident for Tax purposes. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Foreign Plan” has the meaning set forth in Section 4.16(d).
     “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
     “Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the Issuing Bank, (a) such Defaulting Lender’s Applicable Percentage (determined, for the avoidance of doubt, without giving effect to any adjustment provided for in Section 2.17(a)(iv)) of the outstanding Letter of Credit Exposure less (b) any portion of the amount calculated under clause (a) above the risk participation with respect to which has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.
     “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
     “GAAP” means United States generally accepted accounting principles applied on a consistent basis.
     “Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
     “Governmental Fueling Facility” means any fuel storage and dispensing facility constructed, developed, owned or operated by the Parent or any of its Subsidiaries that is located on the real property owned by any Governmental Authority (including all equipment and related services, and all accessories, accessions, enhancements and augmentations thereto), together with any agreement between the Parent or any of its Subsidiaries and any Governmental Authority relating thereto, including any real property lease agreement, any service agreement and any operations and maintenance agreement, and all rights and interests of the Parent or any of its Subsidiaries under any of the foregoing and all proceeds thereof; provided that such agreements provide for the reimbursement, directly or indirectly, by the applicable Governmental Authority of expenditures in connection with the construction, development and/or operation and maintenance of such facility.
     “Granting Lender” has the meaning set forth in Section 10.06(g).
     “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Debt or other obligation of the payment or performance of such Debt or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the owner of such Debt or other obligation of the payment or performance thereof or to protect such owner against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
     “Guarantor Claims” has the meaning set forth in Section 8.09.
     “Guarantor Payment” has the meaning set forth in Section 8.17.
     “Guarantors” means (a) the Parent and each of the Subsidiaries listed on Schedule 1.01(b) and (b) any other Person that becomes a guarantor of all or a portion of the Obligations pursuant to Section 5.10.
     “Hazardous Material” means (a) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances and (b) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.
     “Hedging Arrangement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
     “Hedging Counterparty” means any Lender or any Affiliate thereof that is party to a Hedging Arrangement with the Parent or any of its Subsidiaries.
     “Honor Date” has the meaning set forth in Section 2.03(c).
     “Increasing Lender” has the meaning set forth in Section 2.05(b).
     “Indemnified Liabilities” has the meaning set forth in Section 10.05.
     “Indemnified Taxes” means any Taxes other than Excluded Taxes.
     “Indemnitee” has the meaning set forth in Section 10.05.
     “Information” has the meaning set forth in Section 10.07.
     “InfrastruX” means InfrastruX Group, LLC, a Delaware limited liability company.
     “InfrastruX Holdings” means InfrastruX Holdings, LLC, a Delaware limited liability company.
     “InfrastruX Material Adverse Effect” means any change or event that has a material adverse effect on the business, financial condition or results of operations of InfrastruX and the Company Subsidiaries (as defined in the InfrastruX Merger Agreement), taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination (or the effects or consequences thereof), to constitute, and that none of the following shall be taken into account in determining whether there has been or there is expected or likely to be, an InfrastruX Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to the negotiation (including activities relating to due diligence), announcement or pendency of the InfrastruX Merger Agreement or the consummation of the Mergers (as defined in the InfrastruX Merger Agreement) or the other transactions contemplated thereby, including the impact thereof on the relationships of InfrastruX or the Company Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom InfrastruX or any Company Subsidiary has any relationship, (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting any of the industries in which InfrastruX or any Company Subsidiary participates, or the U.S. economy or financial or capital markets, except to the extent that such conditions have a disproportionate impact on

InfrastruX and the Company Subsidiaries, taken as a whole, relative to other comparable businesses, (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of the InfrastruX Merger Agreement, or action taken, or failure to act, to which the Parent has consented, (d) any event, occurrence, circumstance or trend, or worsening thereof, including a diminution in value, related to InfrastruX, any Company Subsidiary, or any of their respective businesses, results of operations or financial condition set forth in the Company Disclosure Schedule (as defined in the Merger Agreement on the date hereof), (e) changes in Laws (as defined in the InfrastruX Merger Agreement) after March 11, 2010, (f) changes in GAAP after March 11, 2010, (g) acts of God, calamities, national or international political or social conditions, including the engagement by any country in hostilities (whether commenced before or after March 11, 2010, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of any military or terrorist attack, except to the extent that such conditions have a disproportionate impact on InfrastruX and the Company Subsidiaries, taken as a whole, relative to other comparable businesses, or (h) any failure, in and of itself, by InfrastruX to meet any internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after March 11, 2010 and prior to the Effective Date.
     “InfrastruX Merger” means the acquisition by the Borrower of all outstanding Equity Interests of InfrastruX, including the mergers contemplated by the InfrastruX Merger Agreement in connection therewith.
     “InfrastruX Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger, dated as of June ___, 2010, among the Parent, Co Merger Sub I, Inc., a newly formed Washington corporation and Wholly-Owned Subsidiary of the Parent, Ho Merger Sub II, LLC, a newly formed Delaware limited liability company and Wholly-Owned Subsidiary of the Parent, and InfrastruX, as such agreement is in effect on the date hereof.
     “InfrastruX Post-Merger Reorganization Transfer” means any sale, transfer or other disposition (including any of the foregoing in the form of an Asset Disposition or an Investment) by the Parent or any of its Subsidiaries to any Foreign Subsidiary of any Equity Interests in any Foreign Subsidiary that shall have become a Subsidiary of the Parent as a result of the InfrastruX Merger.
     “InfrastruX Merger Instruments” means, collectively, the InfrastruX Merger Agreement, the Stockholder Agreement, and all schedules, certificates and exhibits relating thereto and ancillary agreements executed and delivered by InfrastruX Holdings and other parties named in the InfrastruX Merger Agreement, the Borrower, the Parent or any Guarantor in connection with the InfrastruX Merger Agreement, the Stockholder Agreement and the InfrastruX Merger.
     “Initial Guarantors” means the Parent and each of the Subsidiaries listed on Schedule 1.01(b) that is a Subsidiary as of the Closing Date.
     “Initial Loan Parties” means the Borrower and the Initial Guarantors.
     “Intellectual Property Security Agreement” means the Intellectual Property Security Agreement in substantially the form of Exhibit C among one or more of the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.

     “InterCon Directional Drilling Transaction” means the Asset Disposition of the directional drilling operations and related assets of InterCon Construction, Inc.
     “Interest Coverage Ratio” means, as of the last day of any fiscal quarter, (a) in the case of the fiscal quarter ending June 30, 2010, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for such fiscal quarter, (b) in the case of the fiscal quarter ending September 30, 2010, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the two fiscal quarter period then ended, (c) in the case of the fiscal quarter ending December 31, 2010, the ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the three fiscal quarter period then ended and (d) in the case of any fiscal quarter ending after December 31, 2010, (i) Consolidated EBITDA to (ii) Consolidated Interest Expense, in each case for the four fiscal quarter period then ended.
     “Interest Period” means, for each Eurocurrency Rate Loan comprising part of a Borrowing, initially the period commencing on the date of such Eurocurrency Rate Loan or the date of the Conversion of any existing Base Rate Loan into such Eurocurrency Rate Loan and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02(b) and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02(b). The duration of each such Interest Period shall be (i) during the first two months after the Effective Date, one month, and (ii) one, two, three, six, nine or twelve months, in each case as the Borrower may select; provided, however, that:
     (a) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;
     (b) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month; and
     (c) the Borrower may not select any Interest Period for (i) any Revolving Advance which ends after the Revolving Maturity Date or (ii) any Term Loan which ends after the Term Maturity Date.
     “Interim Financial Statements” means (a) the unaudited consolidated balance sheet of the Parent and its Subsidiaries as of March 31, 2010, together with the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss) and cash flows of the Parent and its Subsidiaries, including the notes thereto, and (b) the unaudited consolidated balance sheet of InfrastruX and its Subsidiaries as of March 31, 2010, together with the related consolidated statements of operations, shareholder’s equity and comprehensive income (loss) and cash flows of InfrastruX and its Subsidiaries, including the notes thereto.

     “Interim Period” means the period from the Closing Date to and including the earlier of (a) September 30, 2010; provided that the Total Leverage Ratio as of such date shall be equal to or less than 3.00 to 1.00 and the Parent shall have delivered to the Administrative Agent the financial statements with respect to the fiscal quarter then ended pursuant to Section 5.06(b) and the related Compliance Certificate pursuant to Section 5.06(c), or (b) December 30, 2010.
     “Investment” of any Person means any investment of such Person so classified under GAAP, and whether or not so classified, any loan, advance (other than intercompany transactions, prepayments or deposits in each case made in the ordinary course of business) or extension of credit that constitutes Debt of the Person to whom it is extended or contribution of capital by such Person; and any stocks, bonds, mutual funds, partnership interests, notes (including structured notes), debentures or other securities owned by such Person; provided, that, to the extent otherwise included therein, the term “Investment” shall not include any purchase of inventory, supplies or equipment made by such Person on behalf of any customer of such Person in the ordinary course of business. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the values of such Investment.
     “IRS” means the United States Internal Revenue Service.
     “ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
     “Issuing Bank” means Crédit Agricole CIB and any Revolving Lender appointed as an “Issuing Bank” pursuant to Section 2.03(l).
     “LC Advance” means, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any LC Disbursement.
     “LC Availability Termination Date” means the earliest of (a) the 60th day prior to the Revolving Maturity Date, (b) the Acceleration Date, and (c) the date of termination of the Revolving Commitments in whole pursuant to Section 2.05(a).
     “LC Cash Collateral Account” means special interest bearing cash collateral accounts pledged by the Borrower to the Collateral Agent for the benefit of the Secured Parties containing cash deposited pursuant to Section 2.03(g), 2.05(a), or 7.07 or any other provision hereof, to be maintained by the Collateral Agent in accordance herewith and bear interest or be invested in the Collateral Agent’s reasonable discretion.
     “LC Credit Extension” means the issuance of any Letter of Credit, or extension of the expiry date thereof, or the increase of the amount thereof.
     “LC Disbursement” means a disbursement made by the Issuing Bank pursuant to a Letter of Credit.
     “Legal Requirements” means, collectively, all international, foreign, Federal, state and local laws, statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
     “Lenders” means the Persons listed on the signature pages of this Agreement and any other Person that has become a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.05(b) (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance or pursuant to Section 2.17).
     “Letter of Credit” means any Performance Letter of Credit, Financial Letter of Credit or Documentary Letter of Credit issued hereunder. Each Existing Letter of Credit, as of the Effective Date, shall be a Letter of Credit deemed to have been issued pursuant to this Agreement and shall constitute a portion of the Letter of Credit Exposure. Letters of Credit may be denominated in Dollars or in an Alternative Currency.
     “Letter of Credit Application” means an application and agreement for the issuance, amendment or extension of a Letter of Credit in the form from time to time in use by the Issuing Bank.
     “Letter of Credit Documents” means, with respect to any Letter of Credit, such Letter of Credit, the related Letter of Credit Request and Letter of Credit Application and any agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.
     “Letter of Credit Exposure” means, at any time, the sum of (a) the Dollar Equivalent of the aggregate undrawn maximum face amount of each Letter of Credit outstanding at such time and (b) the Dollar Equivalent of the aggregate unpaid amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower or refinanced with a Revolving Borrowing. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
     “Letter of Credit Obligations” means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.
     “Letter of Credit Request” means a request to issue, increase the stated amount of or extend the expiration of any Letter of Credit, substantially in the form of Exhibit D.
     “Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien (statutory or other), pledge, assignment, preference, deposit arrangement, encumbrance, charge, security interest, priority or other security or preferential arrangement of any kind or nature whatsoever, whether voluntary or involuntary in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     “Liquidity” means, as of any date of determination, (a) the amount that the Borrower is entitled to borrow as Revolving Advances hereunder (after giving effect to the Revolving Outstanding Amount) plus (b) the amount of unrestricted cash and Cash Equivalents of the Parent and its Subsidiaries.
     “Loan” means, as the context may require, a Revolving Advance or Term Loan.
     “Loan Documents” means this Agreement, any Notes, if any, issued pursuant to Section 2.04, the Letter of Credit Documents, the Security Documents, the Fee Letters, the Post-Closing Agreement, the Perfection Certificate, the Supplemental Perfection Certificates, and each other certificate, agreement, instrument or other document executed and delivered, in each case by or on behalf of any Loan Party pursuant to the foregoing; provided, however, that for purposes of Section 10.01, “Loan Documents” means this Agreement, the Security Documents and the Post-Closing Agreement.
     “Loan Party” means the Borrower or any Guarantor.
     “Long-Term Debt” means any Debt that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.
     “Majority Lenders” means, as of the date of determination, Lenders holding more than 50% of the sum of (a) the aggregate principal amount of the Loans and participations in the Letter of Credits at such time plus (b) the unused Commitments at such time; provided that, subject to Section 10.01, the Commitments, Loans and participations in the Letters of Credit of each Defaulting Lender shall be excluded for purposes of making a determination of Majority Lenders.
     “Majority Revolving Lenders” means, as of any date of determination, Revolving Lenders holding more than 50% of the sum of (a) the Revolving Outstanding Amount at such time and (b) the aggregate unused Revolving Commitments at such time; provided that the unused Revolving Commitment of, and the portion of the Revolving Outstanding Amount held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Majority Revolving Lenders.
     “Majority Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Loan Facility on such date.
     “Material Adverse Effect” means a material adverse effect on (a) the business, results of operations, properties or condition (financial or otherwise), of the Parent and its Subsidiaries (including, after the Effective Date, InfrastruX and its Subsidiaries) taken as a whole, (b) the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or (c) the validity or enforceability against any Loan Party of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders under the Loan Documents.
     “Material Contracts” means (a) the 2.75% Indenture, (b) 6.5% Indenture, (c) the InfrastruX Merger Agreement, and (d) the Oncor MSA.

     “Material Subsidiary” means any Subsidiary of the Parent that is a Domestic Subsidiary (a) the net book value of the assets of which is at least $5,000,000 or (b) the revenues (excluding any intercompany revenues) of which equal to $10,000,000 for the most recent period of four consecutive fiscal quarters of the Parent for which financial statements have been delivered pursuant to Section 5.06(a) or 5.06(b) (or, prior to the first delivery of any such financial statements, four consecutive fiscal quarters of the Parent most recently ended prior to the Effective Date); provided that if (i) the combined book value of the assets of the Domestic Subsidiaries that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceeds $25,000,000 or (ii) the combined revenues (excluding any intercompany revenues) of the Domestic Subsidiaries that would not constitute Material Subsidiaries pursuant to the foregoing provisions of this definition exceed $40,000,000 for any such most recent period of four consecutive fiscal quarters, then one or more of such excluded Subsidiaries shall be deemed to be Material Subsidiaries for purposes of Section 5.10 in descending order based on the book value of their assets until such excess shall have been eliminated.
     “Maximum Rate” means the maximum non-usurious interest rate under applicable Legal Requirements (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).
     “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a national credit rating organization.
     “Mortgaged Property” means each parcel of real property owned in fee by a Loan Party that is not an Excluded Property and with respect to which such Loan Party shall have executed and delivered to the Collateral Agent a Mortgage. The Mortgaged Properties as of the Effective Date are set forth on Schedule 1.01(c).
     “Mortgages” means a mortgage, deed of trust or other security document granting a Lien on any Mortgaged Property in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Collateral Agent.
     “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Parent or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
     “Musketeer Pledge Agreement” means the Deed of Pledge on Registered Shares dated as of the Effective Date, among the Parent, Musketeer Oil B.V. and the Collateral Agent.
     “Net Debt Proceeds” means cash proceeds received from the issuance of any Debt not permitted under Section 6.02, net of underwriting discounts and commissions and out-of-pocket costs and expenses and disbursements paid or incurred by the Parent or any of its Subsidiaries in connection therewith in favor of any Person not an Affiliate of the Parent or any other Loan Party.

     “Net Proceeds” means proceeds in cash, checks or other cash equivalent financial instruments (including Cash Equivalents) as and when received by the Person making an Asset Disposition and insurance proceeds or condemnation awards (and payments in lieu thereof) received on account of an Event of Loss, net of: (a) in the event of an Asset Disposition (i) the direct costs relating to such Asset Disposition, excluding amounts payable to any Loan Party or any Affiliate of a Loan Party, (ii) sale, use or other transaction Taxes incurred as a result thereof, and (iii) amounts required to be applied to repay principal, interest and prepayment premiums and penalties on Debt (other than the Loans) secured by a Lien on the property which is the subject of such Asset Disposition, (iv) any amounts required to be deposited into escrow in connection with the closing of such Asset Disposition (until any such amounts are released therefrom to the Parent or any of its Subsidiaries), (v) the amount of any reserve for adjustment in respect of the sale price of such asset or assets as determined in accordance with GAAP, (vi) appropriate amounts to be provided by the Parent or any of its Subsidiaries as a reserve against any liabilities associated with such Asset Disposition, as determined in accordance with GAAP, and (vii) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, so long as any such distribution or other payment is made on a pro rata basis to the interest of such minority interest holder in such Subsidiary or joint venture and (b) in the event of an Event of Loss, (i) all money actually applied or to be applied to repair or reconstruct the damaged property or property affected by the condemnation or taking, (ii) all of the costs and expenses incurred in connection with the collection of such proceeds, awards or other payments, and (iii) any amounts retained by or paid to Persons having superior rights to such proceeds, awards or other payments. To the extent any such proceeds received by any Foreign Subsidiary may not be distributed as a cash dividend or a similar cash distribution to a Loan Party without the Parent and its Subsidiaries incurring adverse tax consequences, as reasonably determined by the Parent, such proceeds shall be deemed, so long as no Event of Default shall have occurred and be continuing at the time of the receipt thereof, not to constitute “Net Proceeds” for purposes of this Agreement; provided that in the event an Event of Default shall have occurred and be continuing at any time after the receipt thereof, such proceeds, to the extent not theretofore expended by such Foreign Subsidiary in the conduct of its business or operations or for any other purpose permitted by this Agreement, shall be deemed to have been received by such Foreign Subsidiary at the time of the occurrence of such Event of Default.
     “Nigerian Litigation” means the dispute between Willbros Global Holdings, Inc. (“WGHI”) and West African Gas Pipeline Company Limited (“WAPCo”) concerning the enforceability, in whole or in part, of WGHI’s parent company guarantee with respect to the performance of work on the West Africa Gas Pipeline project in Nigeria, Ghana, Benin and Togo.
     “Note” means a promissory note made by the Borrower in favor of a Lender (a) in the case of the Revolving Credit Facility, substantially in the form of Exhibit E-1 and (b) in the case of the Term Loan Facility, substantially in the form of Exhibit E-2.
     “Notice of Borrowing” means a notice of borrowing, substantially in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

     “Notice of Conversion or Continuation” means a notice of conversion or continuation, substantially in the form of the attached Exhibit G, signed by a Responsible Officer of the Borrower.
     “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit or any Hedging Arrangement to which a Lender or its Affiliate is a party, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
     “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
     “Oncor MSA” means the Master Services Agreement dated as of June 12, 2008, between InfrastruX and Oncor Electric Delivery Company LLC, a Delaware limited liability company.
     “Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
     “Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
     “Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent or the Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.
     “Parent” means Willbros Group, Inc., a Delaware corporation.
     “Parent Company” means, with respect to a Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Lender.
     “Parent Material Adverse Effect” means any change or event that has a material adverse effect on the business, financial condition or results of operations of the Parent and the Parent Subsidiaries (as defined in the InfrastruX Merger Agreement), taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination (or the effects or consequences thereof), to constitute, and that none of the following shall be taken into account in determining whether there has been or there is expected or likely to be, a Parent Material Adverse Effect: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to the negotiation (including activities relating to due diligence), announcement or pendency of the InfrastruX Merger Agreement or the consummation of the Mergers (as defined in the InfrastruX Merger Agreement) or the other transactions contemplated thereby, including the impact thereof on the relationships of the Parent or the Parent Subsidiaries with customers, suppliers, distributors, consultants, employees or independent contractors or other third parties with whom the Parent or any Parent Subsidiary has any relationship, (b) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions generally affecting any of the industries in which the Parent or any Parent Subsidiary participates, or the U.S. economy or financial or capital markets, except to the extent that such conditions have a disproportionate impact on the Parent and the Parent Subsidiaries, taken as a whole, relative to other comparable businesses, (c) any adverse change, effect, event, occurrence, state of facts or development arising from or relating to compliance with the terms of the InfrastruX Merger Agreement, or action taken, or failure to act, to which InfrastruX has consented, (d) any event, occurrence, circumstance or trend, or worsening thereof, including a diminution in value, related to the Parent, any Parent Subsidiary, or any of their respective businesses, results of operations or financial condition set forth in the Parent Disclosure Schedule (as defined in the InfrastruX Merger Agreement), (e) changes in Laws (as defined in the InfrastruX Merger Agreement) after March 11, 2010, (f) changes in GAAP after March 11, 2010, (g) acts of God, calamities, national or international political or social conditions, including the engagement by any country in hostilities (whether commenced before or after March 11, 2010, and whether or not pursuant to the declaration of a national emergency or war), or the occurrence of any military or terrorist attack, except to the extent that such conditions have a disproportionate impact on the Parent and the Parent Subsidiaries, taken as a whole, relative to other comparable businesses, or (h) any failure, in and of itself, by the Parent to meet any published or internally prepared estimates of revenues, earnings or other economic performance for any period ending on or after March 11, 2010 and prior to the Effective Date.
     “Participant” has the meaning specified in Section 10.06(d).
     “Patriot Act” has the meaning set forth in Section 10.18.
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Parent or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.
     “Perfection Certificate” means the Perfection Certificate dated as of the Effective Date and delivered in connection with this Agreement.

     “Performance Letter of Credit” means a letter of credit qualifying as a “performance-based standby letter of credit” under 12 CFR Part 3, Appendix A, Section 3(b)(2)(i) or any successor U.S. Comptroller of the Currency regulation.
     “Permitted Consideration Payments” means, in connection with any Investment or Acquisition, payments on account of (a) cash in lieu of fractional shares of Equity Interests of the Parent, (b) working capital adjustments, (c) repayments of short-term working capital indebtedness (provided that, in the case of any such payments made during the Interim Period, the amount thereof shall not exceed $15,000,000 (or such other amount in excess thereof as may be consented to by the Administrative Agent in its sole discretion)) and (d) consideration that represents turn-over or pass-through of payments received from customers of any Person that is the subject to such Investment or Acquisition as a result of construction, development, operation or maintenance projects (provided that such projects were not entered into in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired).
     “Permitted Liens” has the meaning set forth in Section 6.01.
     “Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.
     “Plan” means any Pension Plan or Multiemployer Plan.
     “Platform” has the meaning specified in Section 5.06.
     “Pledge Agreement” means the Pledge Agreement in substantially the form of Exhibit H among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Post-Closing Agreement” means that certain Post-Closing Agreement dated as of the Effective Date, among the Parent, the Borrower and the Administrative Agent entered in connection with certain post-closing matters relating to this Agreement.
     “Potential Defaulting Lender” means, at any time, a Lender that has, or whose parent company has, a non-investment grade rating from Moody’s or S&P or another nationally recognized rating agency. Any determination that a Lender is a Potential Defaulting Lender will be made by the Administrative Agent in its sole discretion acting in good faith.
     “Prime Rate” means a fluctuating rate of interest per annum as shall be in effect from time-to-time equal to the prime rate of interest publicly announced by the Administrative Agent from time to time as its prime rate in effect at its principal office in New York City, whether or not the Borrower has notice thereof, when and as said prime rate changes.
     “Projections” means the Parent’s forecasted consolidated: (a) balance sheets; (b) profit and loss statements; (c) cash flow statements; and (d) capitalization statements, for fiscal years

2011, 2012, 2013 and 2014, and for each of the fiscal quarters of 2010, together with appropriate supporting details and a statement of underlying assumptions.
     “Project Specific Co-Development Arrangement” means any arrangement pursuant to which the Parent or any of its Subsidiaries enters into an alliance, co-development, co-operation, joint venture or any similar agreement with any other Person pursuant to which the parties thereto agree to co-operate or otherwise work jointly on providing engineering, procurement, construction, development and/or maintenance services with respect to a specific project for a specific customer.
     “Public Lender” has the meaning specified in Section 5.06.
     “Qualified Investment” means expenditures incurred to acquire or repair assets owned (or to be owned) by the Parent or any Subsidiary of the same type as those subject to such Reinvestment Event or equipment, real property, or other fixed or capital assets owned (or to be owned) by and useful in the business of the Parent and its Subsidiaries.
     “Refinancing Transactions” means the refinancing of all obligations under the Existing Credit Facility and the Existing InfrastruX Credit Facility.
     “Register” has the meaning specified in Section 10.06(c).
     “Regulations T, U, X and D” means Regulations T, U, X, and D of the Federal Reserve Board, as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof.
     “Reimbursement Obligations” means all of the obligations of the Borrower to reimburse the Issuing Bank for amounts paid by the Issuing Bank under Letters of Credit as established by the Letter of Credit Applications and Section 2.03, including the obligation to reimburse LC Disbursements.
     “Reinvestment Deferred Amount” means (a) with respect to an Event of Loss, the aggregate Net Proceeds received by the Parent or any of its Subsidiaries in connection with such Event of Loss that are duly specified in a Reinvestment Notice as not being required to be initially applied as set forth in Section 2.08(c)(v) as a result of the delivery of such Reinvestment Notice, and (b) with respect to an Asset Disposition, the aggregate Net Proceeds received by the Parent or any of its Subsidiaries in connection with such Asset Disposition that are duly specified in a Reinvestment Notice as not being required to be initially applied as set forth in Section 2.08(c)(v) as a result of the delivery of such Reinvestment Notice.
     “Reinvestment Event” means any Asset Disposition or Event of Loss in respect of which the Parent has delivered a Reinvestment Notice.
     “Reinvestment Notice” means a written notice executed by the Parent stating that no Default or Event of Default has occurred and is continuing and stating that the Parent and its Subsidiaries intend and expect to use all or a specified portion of the Net Proceeds of a Reinvestment Event specified in such notice to make a Qualified Investment.

     “Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less the portion, if any, thereof expended prior to the relevant Reinvestment Prepayment Date to make a Qualified Investment.
     “Reinvestment Prepayment Date” means, with respect to any Reinvestment Event, the earlier of (a) the date occurring 180 days after such Reinvestment Event and (b) the date on which the Parent shall have determined not to make a Qualified Investment in respect of such Reinvestment Event.
     “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
     “Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture.
     “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA.
     “Response” has the meaning set forth in Section 4.13(b).
     “Responsible Officer” means (a) with respect to any Person that is a corporation, such Person’s Chief Executive Officer, President, Chief Financial Officer, Treasurer or Vice President, (b) with respect to any Person that is a limited liability company, if such Person has officers, then such Person’s Chief Executive Officer, President, Chief Financial Officer, or Vice President, and if such Person is managed by members, then a Responsible Officer of such Person’s managing member, and if such Person is managed by managers, then a manager (if such manager is an individual) or a Responsible Officer of such manager (if such manager is an entity), and (c) with respect to any Person that is a general partnership, limited partnership or a limited liability partnership, a Responsible Officer of such Person’s general partner or partners.
     “Restricted Payment” means: (a) the declaration or making by the Parent or any Subsidiary of any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of such Person; and (b) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Parent or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Subsidiary.
     “Revaluation Date” means each of the following: (a) the Effective Date and (b) so long as any Letter of Credit is denominated in an Alternative Currency, (i) the last Business Day of each calendar month, (ii) the date of any LC Credit Extension, (iii) the date of any reduction of the Revolving Commitments, (iv) each date of any payment by the Issuing Bank under any Letter of Credit denominated in an Alternative Currency, and (v) such additional dates as the Administrative Agent or the Issuing Bank shall determine or the Majority Revolving Lenders shall require.
     “Revolving Advance” has the meaning specified in Section 2.01(a).

     “Revolving Availability Period” means the period from and including the Effective Date to the earliest of (a) the Revolving Maturity Date, (b) the Acceleration Date and (c) the date of termination of the Revolving Commitments in whole pursuant to Section 2.05(a).
     “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Advances of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by the Revolving Lenders pursuant to Section 2.01(a).
     “Revolving Commitment” means, as to each Lender, its obligation to (a) make Revolving Advances to the Borrower pursuant to Section 2.01(a) and (b) purchase participations in Letters of Credit pursuant to Section 2.03, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 as its Revolving Commitment or in the Assignment and Acceptance or any agreement referred to in Section 2.05(b)(ii), pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of Revolving Commitments as of the date hereof is $175,000,000.
     “Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time.
     “Revolving Credit Facility Arranger” means Crédit Agricole CIB.
     “Revolving Lender” means any Lender that has a Revolving Commitment or holds a Revolving Advance or participation in any Letter of Credit.
     “Revolving Maturity Date” means June 30, 2013.
     “Revolving Outstanding Amount” means, as of any date of determination, the sum of (a) the aggregate outstanding principal amount of all Revolving Advances plus (b) the Letter of Credit Exposure.
     “Revolving Sublimit” means (a) during the Interim Period, an aggregate amount not to exceed $31,500,000; provided that, notwithstanding anything to the contrary set forth herein, the proceeds of any Revolving Advances made during the Interim Period may only be used by the Parent and its Subsidiaries to satisfy their obligations under the 6.5% Convertible Senior Notes arising as a result of any holder thereof exercising its right to require the Parent to purchase such Notes, and (b) thereafter, in an aggregate amount not to exceed $150,000,000; provided that, notwithstanding anything to the contrary set forth herein, if the Interim Period terminates prior to December 30, 2010, $31,500,000 of the Revolving Sublimit shall be reserved, at any time following the date of such termination and on or prior to December 30, 2010, solely for the Revolving Advances the proceeds of which will be used by the Parent and its Subsidiaries to satisfy their obligations under the 6.5% Convertible Senior Notes arising as a result of any holder thereof exercising its right to require the Parent to purchase such Notes.
     “S&P” means Standard & Poor’s Rating Agency Group, a division of McGraw Hill Companies, Inc., or any successor thereto that is a national credit rating organization.

     “Sale and Leaseback Transaction” means a transaction or series of transactions pursuant to which the Parent or any Subsidiary shall sell or transfer to any Person (other than the Parent or a Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Parent or such Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property.
     “Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the Issuing Bank, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
     “SEC” means the Securities and Exchange Commission, and any successor entity.
     “SEC/DOJ Investigation” means the investigation and related charges brought by the SEC and the U.S. Department of Justice against the Parent and its Subsidiaries in connection with the alleged violations of the Foreign Corrupt Practices Act, the Securities Act and the Exchange Act, resulting primarily from operations in Bolivia, Ecuador and Nigeria.
     “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Bank, the Hedging Counterparties and the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.
     “Securities Act” means the United States Securities Act of 1933.
     “Security Agreement” means the Security Agreement in substantially the form of Exhibit I among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties.
     “Security Documents” means the Security Agreement, the Pledge Agreement, the Mortgages, the Account Control Agreements, and each other security, pledge or other collateral agreement executed by any Loan Party in favor of the Collateral Agent.
     “Solvent” means, as to any Person, on the date of any determinations, that on such date (a) the fair value of the property of such Person is greater than the total amount of debts and other liabilities (including contingent liabilities) of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities (including contingent liabilities) as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities (including contingent liabilities) as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent liabilities) beyond such Person ‘s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in, and is not about to engage in, business or a transaction for which such Person ‘s property would constitute unreasonably small capital.
     “SPC” has the meaning set forth in Section 10.06(g).
     “Specified Currency” has the meaning set forth in Section 10.16.

     “Specified Representations” means the representations and warranties relating to existence, power and authority, due authorization and approvals, execution and delivery, enforceability of the Loan Documents, no contravention, compliance with the Patriot Act and laws applicable to sanctioned persons, validity and perfection of Liens, solvency, margin stock regulations and the Investment Company Act of 1940.
     “Spot Rate” for a currency means the rate determined by the Administrative Agent or the Issuing Bank, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (New York time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the Issuing Bank may obtain such spot rate from another financial institution designated by the Administrative Agent or the Issuing Bank if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the Issuing Bank may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
     “Stockholder Agreement” means the Stockholder Agreement, dated as of March 11, 2010, by and among the Parent and InfrastruX Holdings.
     “Stockholders’ Equity” means, as of any date of determination, consolidated stockholders’ equity of the Parent and its Subsidiaries as of that date determined in accordance with GAAP.
     “Subsequent Guarantors” means each Person listed on Schedule 1.01(b) that is not an Initial Guarantor.
     “Subsidiary” of a Person means (a) any Person the accounts of which would be consolidated with those of the Parent in the Parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date and (b) any corporation, association, partnership or other business entity of which more than 50% of the outstanding Equity Interests having by the terms thereof ordinary voting power under ordinary circumstances to elect a majority of the board of directors or Persons performing similar functions (or, if there are no such directors or Persons, having general voting power) of such entity (irrespective of whether at the time Equity Interests of any other class or classes of such entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Parent.
     “Supplemental Perfection Certificate” means a Supplemental Perfection Certificate substantially in the form of Exhibit J signed by a Responsible Officer of the Parent.
     “Syndication Agent” means UBS Securities LLC in its capacity as syndication agent for the Facilities.
     “Synthetic Lease” means, as to any Person, any lease of property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee is deemed to own the property so leased for U.S. Federal income tax purposes, other than any such lease under which such Person is the lessor.
     “Tangible Net Worth” means, as of any date of determination, for the Parent and its Subsidiaries on a consolidated basis, (a) the Stockholders’ Equity as of such date minus (b) the goodwill of the Parent and its Subsidiaries as of such date.
     “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
     “Term Borrowing” means a borrowing consisting of Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period, made by the Term Lenders pursuant to Section 2.01(b).
     “Term Commitment” means, as to each Lender, its obligation to make a single Term Loan to the Borrower pursuant to Section 2.01(b) on the Effective Date, in an aggregate principal amount not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 as its “Term Commitment.” The aggregate amount of the Term Commitments as of the date hereof is $300,000,000.
     “Term Lender” means (a) at any time on or prior to the Effective Date, any Lender that has a Term Commitment at such time, and (b) at any time after the Effective Date, any Lender that holds a Term Loan at such time.
     “Term Loan” has the meaning specified in Section 2.01(b).
     “Term Loan Facility” means (a) at any time on or prior to the Effective Date, the aggregate amount of the Term Commitments at such time and (b) at any time after the Effective Date, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.
     “Term Loan Facility Arranger” means Crédit Agricole CIB and UBS Securities LLC.
     “Term Maturity Date” means June 30, 2014.
     “Term Outstanding Amount” means, as of the date of determination, the aggregate outstanding principal amount of all Term Loans.
     “Total Leverage Ratio” means, as of any date of determination, the ratio of (a) (i) Consolidated Debt as of such date plus (ii) to the extent not included in clause (i) above, all reimbursement obligations (contingent or otherwise) as of such date in respect of Financial Letters of Credit issued upon the application of the Parent or any of its Subsidiaries or upon which the Parent or any of its Subsidiaries is an account party, but only to the extent the aggregate amount of such reimbursement obligations is in excess of $15,000,000, to (b) Consolidated EBITDA for the four fiscal quarter period most recently ended on or prior to such date.

     “Transactions” means, collectively, (a) the consummation of the Infrastrux Merger, (b) the entering by the Loan Parties into Loan Documents to which they are to be a party, (c) the Refinancing Transactions, and (d) the payment of the fees and expenses incurred in connection with the consummation of the foregoing.
     “Type” has the meaning set forth in Section 1.04.
     “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York and any successor statute. To the extent perfection of the Collateral Agent’s security interest in any Collateral is governed by the laws of another jurisdiction, “UCC” means (as the context requires) the Uniform Commercial Code as in effect in the applicable jurisdiction.
     “Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “Unreimbursed Amount” has the meaning set forth in Section 2.03(c).
     “Voting Stock” means, with respect to any Person, Equity Interests of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions) of such Person.
     “Wholly-Owned Subsidiary” of any Person shall mean a Subsidiary of such Person of which Equity Interests representing 100% of the Equity Interests (other than directors’ qualifying shares and other nominal amounts of Equity Interests that are required to be held by other Persons under applicable Legal Requirements) are, at the time any determination is being made, owned, controlled or held by such Person or one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.
     “Withholding Agent” means any Loan Party or the Administrative Agent.
     Section 1.02 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”.
     Section 1.03 Accounting Terms; Pro Forma Calculations.
     (a) For purposes of this Agreement, all accounting terms not otherwise defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.
     (b) If at any time any Accounting Change (as defined below) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Parent or the Majority Lenders shall so request, the Administrative Agent, the Lenders and the Parent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such Accounting Change (subject to the approval of the Majority Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such Accounting Change and (ii) the Parent shall provide to the Administrative Agent and the Lenders a reconciliation between calculations of such ratio or requirement made before and after giving effect to such Accounting Change. “Accounting Changes” means: (A) changes in accounting principles required by GAAP and implemented by the Parent; and (B) changes in accounting principles recommended by the Parent’s accountants and implemented by the Parent.
     (c) All pro forma computations permitted to be made hereunder giving effect to any Acquisition, Asset Disposition or other transaction (i) shall be calculated after giving pro forma effect thereto (and, in the case of any pro forma computations made hereunder to determine whether such Acquisition, Asset Disposition or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or 5.06(b) (or, prior to the delivery of any such financial statements, ending with December 31, 2009 and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of and any related incurrence or reduction of Debt, all in accordance with Article 11 of Regulation S-X under the Securities Act and (ii) in the case of any Acquisition may reflect pro forma adjustments for cost savings and synergies (net of continuing associated expenses) to the extent such cost savings and synergies are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such Acquisition; provided that (A) in the case of any such pro forma computation made pursuant to the final paragraph of the definition of the term “Consolidated EBITDA”, the Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent setting forth, in reasonable detail, the pro forma computations made and, in the case of any such computation reflecting any such cost savings and synergies, certifying that such cost savings and synergies meet the requirements set forth in clause (ii) above, together with reasonably detailed evidence in support thereof, and (B) if any cost savings and synergies included in any pro forma calculations based on the expectation that such cost savings or synergies will be realized within 365 days following such Acquisition shall at any time cease to be reasonably expected to be so realized within such period, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings or synergies.
     Section 1.04 Classes and Types of Loans. Loans are distinguished by “Class” and “Type”. The “Class” of a Loan refers to the determination of whether such Loan is a Term Loan or a Revolving Advance, each of which constitutes a Class. The “Type” of a Loan refers to the determination whether such Loan is a Eurocurrency Rate Loan or a Base Rate Loan, each of which constitutes a Type.
     Section 1.05 Exchange Rates; Currency Equivalents.
     (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Letter of Credit Exposure and amount of the Revolving Outstanding Amount. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. The Administrative Agent shall notify the Borrower, the Issuing Bank and the Revolving Lenders of each calculation of the Dollar Equivalent amounts of the Letter of Credit Exposure made by it on a Revaluation Date.
     (b) For purposes of any determination under Section 6.01 or 6.02, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be converted into Dollars at currency exchange rates in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.02 being exceeded solely as a result of changes in currency exchange rates from those rates applicable at the time or times Debt or Liens were initially incurred in reliance on the exceptions under such Sections. For purposes of any determination under Section 6.04 or 6.05, the amount of each payment, disposition or other applicable transaction denominated in a currency other than Dollars shall be converted into Dollars at the currency exchange rate in effect on the date of the consummation thereof. Such currency exchange rates shall be the applicable rate set forth at approximately 11:00 a.m. (New York time) on such day on the applicable page of the Bloomberg Service (or any other comparable service) reporting the exchange rates for such currency, as determined in good faith by the Parent. For purposes of Sections 6.15, 6.16, 6.17, 6.19 and 6.20 and the related definitions, amounts in currencies other than Dollars shall be converted into Dollars at the currency exchange rates then most recently used in preparing the Parent’s consolidated financial statements.
     Section 1.06 Additional Alternative Currencies. The Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars; provided further that such request shall be subject to the approval of the Administrative Agent and the Issuing Bank. Any such request shall be made to the Administrative Agent not later than 11:00 a.m. (New York time), twenty (20) Business Days prior to the date of the desired LC Credit Extension (or such other time or date as may be agreed by the Administrative Agent and the Issuing Bank in their sole discretion). The Administrative Agent shall promptly notify the Issuing Bank thereof. The Issuing Bank shall notify the Administrative Agent, not later than 11:00 a.m. (New York time), ten (10) Business Days after receipt of such request whether it consents, in its sole discretion, to the issuance of Letters of Credit in such requested currency. Any failure by the Issuing Bank to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the Issuing Bank to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder. If the Administrative Agent shall fail to obtain consent to any request for an Additional Currency under this Section 1.06, the Administrative Agent shall promptly so notify the Borrower.
     Section 1.07 Miscellaneous. Any terms used in this Agreement that are defined in Article 9 of the UCC shall have the meanings assigned to those terms by the UCC as of the date of this Agreement. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement (including this Agreement), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
ARTICLE II
LOANS AND LETTERS OF CREDIT
     Section 2.01 Commitments.
     (a) Revolving Advances. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make advances (each such advance, a “Revolving Advance”) to the Borrower in Dollars from time to time, on any Business Day during the Revolving Availability Period, in an aggregate principal amount not to exceed, at any time, the lesser of (i) such Revolving Lender’s Revolving Commitment and (ii) such Revolving Lender’s Applicable Percentage of the Revolving Sublimit; provided, however, that after giving effect to any Revolving Borrowing, (A) the Revolving Outstanding Amount shall not exceed the aggregate Revolving Commitments, (B) the aggregate outstanding amount of the Revolving Advances of any Revolving Lender plus such Revolving Lender’s Applicable Percentage of the Letter of Credit Exposure shall not exceed such Lender’s Revolving Commitment and (C) the aggregate outstanding amount of the Revolving Advances shall not exceed the Revolving Sublimit. Within the limits of each Revolving Lender’s Revolving Commitment and the Revolving Sublimit, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(a), prepay under Section 2.08, and reborrow under this Section 2.01(a). Revolving Advances may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
     (b) Term Loans. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make loans (each such loan, a “Term Loan”) to the Borrower in Dollars on the Effective Date, in an aggregate principal amount not to exceed such Term Lender’s Term Commitment; provided, however, that after giving effect to any Term Loan, (i)

the Term Outstanding Amount shall not exceed the aggregate Term Commitments and (ii) the aggregate outstanding principal amount of the Term Loans of any Term Lender shall not exceed such Term Lender’s Term Commitment. Subject to the terms and conditions hereof, the Borrower may prepay the Term Loans but no amount paid or repaid with respect to the Term Loans may be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
     Section 2.02 Borrowings, Conversions and Continuations of Loans.
     (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing and given (i) by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) on the third (3rd) Business Day before the date of the proposed Borrowing (which shall be a Business Day) in the case of Eurocurrency Rate Loans, and (ii) by the Borrower to the Administrative Agent not later than 11:00 a.m. (New York time) on the date of the proposed Borrowing (which shall be a Business Day) in the case of Base Rate Loans. The Administrative Agent shall give each Applicable Lender prompt notice on the day of receipt of timely Notice of Borrowing of such proposed Borrowing by facsimile. Each Notice of Borrowing shall be by facsimile or telephone confirmed promptly in writing or by electronic communication (e-mail) receipt of which is confirmed by the Administrative Agent by facsimile or telephone, in any event, specifying the (A) requested date of such Borrowing (which shall be a Business Day), (B) requested Type and Class of Loans comprising such Borrowing, (C) aggregate principal amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurocurrency Rate Loans, the Interest Period for such Loans. In the case of a proposed Borrowing comprised of Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Applicable Lender of the applicable interest rate under Section 2.09, as applicable. Each Applicable Lender shall, before 2:00 p.m. (New York time) on the date of the proposed Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02 or such other location as the Administrative Agent may specify by notice to the Applicable Lenders, in Same Day Funds, such Lender’s Applicable Percentage of such Borrowing. Upon satisfaction of the applicable conditions set forth in Section 3.03 (and, if such Borrowing is the initial Credit Extension, Section 3.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
     (b) Conversions and Continuations. Each Revolving Advance and Term Loan initially shall be of the Type and, in the case of Eurocurrency Rate Loans, shall have an initial Interest Period as specified in the applicable Notice of Borrowing. Thereafter, the Borrower may elect to Convert or Continue Revolving Advances and Term Loans, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Loan. In order to elect to Convert or Continue Loans under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at its Applicable Lending Office no later than (i) 11:00 a.m. (New York time) on the date (which shall be a Business Day) of the requested Conversion in the case of a Conversion of a Eurocurrency Rate Loan to a Base Rate Loan or (ii) 11:00 a.m. (New York time) at least three (3) Business Days in advance of the date (which shall be a Business Day) of the requested Conversion or Continuation in the case of a Conversion into, or a Continuation of, a

Eurocurrency Rate Loan. Each such Notice of Conversion or Continuation shall be by facsimile or telephone confirmed promptly in writing or by electronic communication (e-mail) receipt of which is confirmed by the Administrative Agent by facsimile or telephone, in any event, specifying (A) the requested Conversion or Continuation date (which shall be a Business Day), (B) the principal amount, Class, and Type of the Loan to be Converted or Continued, (C) whether a Conversion or Continuation is requested, and if a Conversion, into what Type of Loan, and (D) in the case of a Conversion to, or a Continuation of, a Eurocurrency Rate Loan, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Applicable Lender with a copy thereof and, in the case of a Conversion to or a Continuation of a Eurocurrency Rate Loan, notify each Applicable Lender of the interest rate under Section 2.09. Any election to Convert or Continue any portion of any Loan that comprises part of any Borrowing shall be deemed to constitute an election so to Convert or Continue a corresponding portion of each other Loan that comprises part of such Borrowing and, for purposes other than the conditions set forth in Section 3.03, the portion of Loans comprising part of the same Borrowing that are so Converted or Continued shall constitute a new Borrowing.
     (c) Certain Limitations. Notwithstanding anything in paragraphs (a) and (b) above:
     (i) At the commencement of each Interest Period for any Borrowing comprised of Eurocurrency Rate Loans, such Borrowing shall be in an aggregate principal amount not less than $2,000,000 and in integral multiples of $500,000 in excess thereof; provided that a Borrowing comprised of Eurocurrency Rate Loans that results from a Continuation of an outstanding Borrowing comprised of Eurocurrency Rate Loans may be in an aggregate principal amount that is equal to the aggregate principal amount of such outstanding Borrowing. At the time that each Borrowing comprised of Base Rate Loans is made, such Borrowing shall be in an aggregate principal amount not less than $1,000,000 and in integral multiples of $500,000 in excess thereof; provided that any such Borrowing comprised of Revolving Advances may be in an aggregate amount that is equal to the entire unused amount of the aggregate Revolving Commitments.
     (ii) At no time shall there be more than ten (10) Interest Periods applicable to outstanding Eurocurrency Rate Loans hereunder.
     (iii) If an Event of Default under Section 7.01(e) has occurred and is continuing, or if any other Default or Event of Default has occurred and is continuing and the Administrative Agent, at the request of a Majority Lenders, has notified the Borrower of the election to give effect to this sentence on account of such other Default or Event of Default, then, in each such case, so long as such Event of Default or such Default or Event of Default is continuing, no outstanding Loans may be Converted to or Continued as Eurocurrency Rate Loans.
     (iv) If any Lender shall, at least one (1) Business Day prior to the requested date of any Borrowing comprised of Eurocurrency Rate Loans, notify the Administrative Agent and the Borrower that any Change in Law makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations under this Agreement to make Eurocurrency Rate Loans or to fund or maintain Eurocurrency Rate Loans, or any

Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or take deposits of, Dollars in the London interbank market, then (1) such Lender’s Applicable Percentage of the amount of such Borrowing shall be made as a Base Rate Loan of such Lender, (2) such Base Rate Loan shall be considered part of the same Borrowing and interest on such Base Rate Loan shall be due and payable at the same time that interest on the Eurocurrency Rate Loans comprising the remainder of such Borrowing shall be due and payable, and (3) any obligation of such Lender to make, Continue, or Convert to, Eurocurrency Rate Loans, including in connection with such requested Borrowing, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph, would not subject such Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender.
     (v) If the Administrative Agent is unable to determine the Eurocurrency Rate for Eurocurrency Rate Loans comprising any requested Borrowing, the right of the Borrower to select Eurocurrency Rate Loans for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Applicable Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Base Rate Loan.
     (vi) If the Majority Lenders shall, by 11:00 a.m. (New York time) at least one (1) Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Eurocurrency Rate for Eurocurrency Rate Loans comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurocurrency Rate Loans, as the case may be, for such Borrowing, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders and the right of the Borrower to select Eurocurrency Rate Loans for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Base Rate Loan.
     (vii) If the Borrower shall fail to select the duration or Continuation of any Interest Period for any Eurocurrency Rate Loan in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Applicable Lenders and such affected Loans will be made available to the Borrower on the date of such Borrowing as Base Rate Loans or, if such affected Loans are existing Loans, will be Converted into Base Rate Loans at the end of Interest Period then in effect.
     (viii) Revolving Advances may only be Converted or Continued as Revolving Advances, and Term Loans may only be Converted or Continued as Term Loans.
     (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Conversion or Continuation specifies is to be comprised of Eurocurrency Rate Loans, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost or expense (other than any anticipated lost profits) actually incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Conversion or Continuation for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any such loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date.
     (e) Lender Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Loan on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
     (f) Funding by Lenders; Administrative Agents’ Reliance. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s Applicable Percentage of such Borrowing, the Administrative Agent may assume that such Lender has made such Applicable Percentage available in accordance with and at the time required in Section 2.02(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its Applicable Percentage of such Borrowing available to the Administrative Agent, then such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to the requested Borrowing. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its Applicable Percentage of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (f) shall be conclusive, absent manifest error.
     Section 2.03 Letters of Credit.
     (a) Commitment. Subject to the terms and conditions set forth herein, (i) the Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.03, from time to time on any Business Day during the period from the Effective Date until the LC Availability Termination Date, to issue, increase, or extend the expiration date of Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Borrower or the Parent or any other Subsidiary (in which case the Borrower and the Parent or such other Subsidiary shall be co-applicants with respect to such Letter of Credit), in accordance with subsection (b) below, and (ii) the Revolving Lenders severally agree to participate in Letters of Credit and any LC Disbursements thereunder; provided that after giving effect to any LC Credit Extension with respect to any Letter of Credit, (A) the Revolving Outstanding Amount shall not exceed the aggregate Revolving Commitments, (B) the aggregate outstanding principal amount of the Revolving Advances of any Revolving Lender plus such Revolving Lender’s Applicable Percentage of the Letter of Credit Exposure shall not exceed such Revolving Lender’s Revolving Commitment and (C) the aggregate outstanding amount of the Revolving Advances shall not exceed the Revolving Sublimit. Each request by the Borrower for an LC Credit Extension shall be deemed to be a representation by the Borrower that the LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Immediately upon the issuance or increase of each Letter of Credit (including the deemed issuance of the Existing Letters of Credit), each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Letter of Credit (or such increase). No Letter of Credit will be issued, increased or extended unless:
     (i) such Letter of Credit has an expiration date not later than the earlier of (A) five (5) Business Days prior to the Revolving Maturity Date and (B) one (1) year from the issuance thereof (or, in the case of an extension, one (1) year from the extension thereof); provided that any such Letter of Credit with a one-year tenor may expressly provide that it is renewable at the option of the Issuing Bank for additional one-year periods (which shall in no event extend beyond the Revolving Maturity Date), so long as such Letter of Credit is subject to a right of the Issuing Bank to prevent any such renewal from occurring by giving notice to the beneficiary of such Letter of Credit at least thirty (30) days in advance of such renewal;
     (ii) such Letter of Credit is in form and substance acceptable to the Issuing Bank in its reasonable discretion; and
     (iii) the Borrower, and if such Letter of Credit is for the account of the Parent or any other Subsidiary, the Parent or such other Subsidiary, has delivered to the Issuing Bank a completed and executed Letter of Credit Application and a completed Letter of Credit Request.
     (b) Certain Limits on Issuing Bank’s Obligation. Notwithstanding anything to the contrary contained herein or in any Letter of Credit Application, the Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Legal Requirement applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which the Issuing Bank in good faith deems material to it;
     (ii) the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank applicable to letters of credit generally;
     (iii) except as otherwise agreed by the Administrative Agent and the Issuing Bank, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
     (iv) in the case of any requested Letter of Credit denominated in an Alternative Currency, the Issuing Bank does not, as of the requested issuance date of such Letter of Credit, issue letters of credit denominated in such currency;
     (v) any Revolving Lender is at such time a Defaulting Lender or Potential Defaulting Lender, unless the Issuing Bank has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Issuing Bank (in its sole discretion) with the Borrower or such Revolving Lender to eliminate the Issuing Bank’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to such Defaulting Lender or Potential Defaulting Lender; or
     (vi) the requested beneficiary of such Letter of Credit does not accept such Letter of Credit.
     (c) Drawings and Reimbursements; Funding of Participations.
     (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the Issuing Bank shall notify the Borrower and the Administrative Agent thereof. In the case of an LC Disbursement under any Letter of Credit denominated in an Alternative Currency, the Issuing Bank shall promptly determine the Dollar Equivalent thereof and notify the Borrower thereof, and the Borrower shall reimburse the Issuing Bank for such LC Disbursement in Dollars. If the Issuing Bank shall make an LC Disbursement (the date of any such disbursement, an “Honor Date”), the Borrower shall reimburse the Issuing Bank by paying to the Administrative Agent in Dollars the Dollar Equivalent of the amount of such LC Disbursement not later than (A) if the Borrower shall have received notice of such disbursement prior to 10:00 a.m. (New York time) on any Business Day, 3:00 p.m. (New York time) on such Business Day or (B) otherwise, 3:00 p.m. (New York time) on the Business Day immediately following the day that the Borrower receives such notice; provided that the Borrower may, without regard to the minimum and multiples specified in Section 2.02(c), but subject to the proviso set forth in Section 2.01(a) and the conditions set forth in Section 3.03, request that such payment be financed with a Revolving Borrowing and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Revolving Advances. If the Borrower fails to so reimburse the Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the unreimbursed LC Disbursement (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Lender’s Applicable Percentage thereof. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
     (ii) Each Revolving Lender shall upon any notice pursuant to Section 2.03(c)(i) make available to the Administrative Agent for the account of the Issuing Bank, in Dollars, at the Administrative Agent’s Applicable Lending Office, an amount in Same Day Funds equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. (New York time) on the Business Day specified in such notice by the Administrative Agent, whereupon such Lender shall be deemed to have made an LC Advance in satisfaction of its participation obligation under this Section 2.03. The Administrative Agent shall remit the funds so received to the Issuing Bank in Dollars.
     (iii) Interest accrued pursuant to Section 2.09(c) with respect to any LC Disbursement shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender of its LC Advance with respect to such LC Disbursement shall be for the account of such Revolving Lender to the extent of such LC Advance.
     (iv) Each Revolving Lender’s obligation to make LC Advances to reimburse the Issuing Bank for LC Disbursements, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Bank, the Parent, the Borrower, any other Subsidiary or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or an Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an LC Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank for any LC Disbursement, together with interest as provided herein.
     (v) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Issuing Bank at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Issuing Bank in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s LC Advance in respect of the relevant LC Disbursement. A certificate of the Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (v) shall be conclusive absent manifest error.
     (d) Repayment of Participations.
     (i) At any time after the Issuing Bank has made an LC Disbursement and has received from any Revolving Lender such Revolving Lender’s LC Advance in respect of such disbursement in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the Issuing Bank any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
     (ii) If any payment received by the Administrative Agent for the account of the Issuing Bank pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.11 (including pursuant to any settlement entered into by the Issuing Bank in its discretion), each Revolving Lender shall pay to the Administrative Agent for the account of the Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Revolving Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
     (e) Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for each LC Disbursement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
     (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
     (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit Document or any other Loan Document;
     (iii) the existence of any claim, counterclaim, setoff, defense or other right that the Parent, the Borrower, any other Subsidiary or any other Person may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the Transactions or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

     (iv) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
     (v) any payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the Issuing Bank under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
     (vi) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Parent, the Borrower, any other Subsidiary or any other Person, or in the relevant currency markets generally; or
     (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Parent, the Borrower, any other Subsidiary or any other Person.
The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the Issuing Bank. The Borrower shall be conclusively deemed to have waived any such claim against the Issuing Bank and its correspondents unless such notice is given as aforesaid. Without limiting the generality of the foregoing but subject to the proviso in subsection (f) below, it is expressly understood and agreed that the absolute and unconditional obligation of the Borrower hereunder to reimburse each LC Disbursement made by the Issuing Bank pursuant to a Letter of Credit will not be excused by the gross negligence or willful misconduct of the Issuing Bank.
     (f) Role of Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. None of the Issuing Bank, the Administrative Agent, any of their respective Related Parties or any correspondent, participant or assignee of the Issuing Bank shall be liable or responsible for:
     (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;
     (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;
     (iii) payment by the Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit; or

     (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including the Issuing Bank’s own negligence), provided, however, that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential (claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable Legal Requirements), damages suffered by the Borrower which the Borrower prove were caused by (A) the Issuing Bank’s willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit strictly comply with the terms of such Letter of Credit, (B) in the event the Issuing Bank did not follow its own standard operating procedures in all material respects or (C) the Issuing Bank has honored a Letter of Credit in violation of, to its knowledge, applicable Legal Requirements or court order. It is understood that the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit, (x) the Issuing Bank’s exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (y) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuing Bank. Each Revolving Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.
     (g) Cash Collateral.
     (i) Upon the request of the Administrative Agent, (A) if the Issuing Bank has made any LC Disbursement and such disbursement has not been reimbursed by or on behalf of the Borrower as required under Section 2.03(c)(i) or refinanced with a Revolving Borrowing or (B) if, as of the Revolving Maturity Date, any Letter of Credit Exposure for any reason remains outstanding, the Borrower shall, in each case, promptly Cash Collateralize the Letter of Credit Exposure in an amount equal to 105% of the Dollar Equivalent of the aggregate outstanding amount of the Letter of Credit Exposure. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations. Sections 2.08, 7.02 and 7.03 set forth certain additional requirements to deliver Cash Collateral hereunder.
     (ii) If at any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the Issuing Bank, the Borrower shall deliver to the

Collateral Agent Cash Collateral in an amount equal to the Fronting Exposure at the time (determined for the avoidance of doubt, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by any Defaulting Lender).
     (iii) If the Borrower is required to Cash Collateralize the Letter of Credit Exposure or Fronting Exposure pursuant to the terms hereof, then the Borrower and the Collateral Agent shall establish the LC Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Collateral Agent’s standard form assignment of deposit accounts and control agreements, that the Collateral Agent reasonably requests in connection therewith to establish the LC Cash Collateral Account and grant the Collateral Agent an Acceptable Security Interest in such account and the funds therein. The Borrower hereby pledges to the Collateral Agent and grants the Collateral Agent a security interest in the LC Cash Collateral Account, whenever established, all funds held in such LC Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.
     (iv) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by any Defaulting Lender ceasing to be a Defaulting Lender or ceasing to be a Revolving Lender) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default and may be otherwise applied in accordance with Section 7.06.
     (h) Applicability of ISP and UCP. Unless otherwise expressly agreed by the Issuing Bank and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each Financial Letter of Credit and each Performance Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each Documentary Letter of Credit.
     (i) Conflict with Letter of Credit Documents. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Document, the terms hereof shall control.
     (j) Letters of Credit Issued for Person other than the Borrower. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, the Parent or any Subsidiary, the Borrower shall be obligated to reimburse the Issuing Bank hereunder for any and all LC Disbursements under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of the Parent or any Subsidiary other than the Borrower inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of the Parent and such of its Subsidiaries.
     (k) Existing Letters of Credit. The Issuing Bank, the Revolving Lenders and the Borrower agree that effective as of the Effective Date, the Existing Letters of Credit shall be deemed to have been issued and maintained under, and to be governed by the terms and conditions of, this Agreement.

     (l) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be construed to refer to, or to include, such Revolving Lender in its capacity as the issuer of the relevant Letter of Credit or as an issuer of Letters of Credit hereunder, as the context requires.
     Section 2.04 Evidence of Indebtedness; Notes. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent shall also maintain accounts in which it will record (A) the amount of each Loan made hereunder, the Class and Type thereof and, in the case of Eurocurrency Rate Loans, the Interest Period with respect thereto, (B) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (C) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof. The entries maintained in the accounts maintained pursuant to sentences above shall be conclusive evidence of the existence and amounts of the Obligations therein recorded absent manifest error; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms. Any Lender may request that the Loans owing to such Lender be evidenced by a Note. In such event, the Borrower shall execute and deliver to such Lender a Note payable to the order of such Lender and its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 10.06) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 10.06, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced solely in the accounts of such Lender and the Administrative Agent.
     Section 2.05 Reductions and Increases of the Revolving Commitments.
     (a) Reduction of Revolving Commitments. The Borrower shall have the right, upon at least five (5) Business Days’ irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Revolving Commitments; provided that each partial reduction of Revolving Commitments shall be in the minimum aggregate amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof (or such lesser amount as may then be outstanding); provided further that any such notice of termination or reduction of the Revolving Commitments may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower

(by notice to the Administrative Agent at least one (1) day prior to the specified effective date) if such condition is not satisfied. To the extent that a Revolving Commitment reduction would result in the Revolving Outstanding Amount exceeding the aggregate Revolving Commitments, the Borrower shall reduce the Revolving Outstanding Amount such that after giving effect to such reduction such excess has been eliminated. Such reductions shall be made to the extent necessary by first prepaying the Revolving Advances outstanding at such time, and second depositing in the LC Cash Collateral Account an amount of cash equal to 105% of the remaining excess to be held by the Collateral Agent as Collateral and applied to satisfy drawings under Letters of Credit as they occur. Any reduction or termination of the Revolving Commitments pursuant to this Section 2.05 shall be permanent, with no obligation of the Revolving Lenders to reinstate such Revolving Commitments and the commitment fees provided for in Section 2.06(b) shall thereafter be computed on the basis of the Revolving Commitments as so reduced. The Administrative Agent shall give each Revolving Lender prompt notice of any commitment reduction or termination. If after giving effect to any reduction of Revolving Commitments under this Section 2.05(a), the Revolving Sublimit exceeds the aggregate Revolving Commitments as so reduced, the Revolving Sublimit shall be automatically reduced by the amount of such excess.
     (b) Increase in Revolving Commitments.
     (i) At any time after the Interim Period and prior to the 365th day preceding the Revolving Maturity Date, the Borrower may effectuate one or more increases (but no more than three (3) increases in total) in the aggregate Revolving Commitments (each such increase being a “Commitment Increase”), by designating either one or more of the existing Revolving Lenders (each of which, in its sole discretion, may determine whether and to what degree to participate in such Commitment Increase) or one or more other banks or other financial institutions (reasonably acceptable to the Administrative Agent and the Issuing Bank) that at the time agree, in the case of any such bank or financial institution that is an existing Revolving Lender to increase its Revolving Commitment as such Revolving Lender shall so select (an “Increasing Lender”) and, in the case of any other such bank or financial institution (an “Additional Lender”), to become a party to this Agreement; provided, however, that (A) each Commitment Increase shall be of at least $5,000,000, (B) the aggregate amount of all Commitment Increases shall not exceed $75,000,000 and (C) the aggregate Revolving Commitments, after giving effect to all Commitment Increases, shall not exceed $250,000,000. The sum of the increases in the Revolving Commitments of the Increasing Lenders plus the Revolving Commitments of the Additional Lenders upon giving effect to a Commitment Increase shall not, in the aggregate, exceed the amount of such Commitment Increase. The Borrower shall provide prompt notice of any proposed Commitment Increase pursuant to this Section 2.05(b) to the Administrative Agent. This Section 2.05(b) shall not be construed to create any obligation on any of the Administrative Agent or any of the Revolving Lenders to advance or to commit to advance any credit to the Borrower or to arrange for any other Person to advance or to commit to advance any credit to the Borrower.
     (ii) A Commitment Increase shall become effective upon (A) the receipt by Administrative Agent of (1) an agreement in form and substance reasonably satisfactory to the Administrative Agent signed by the Borrower, each Increasing Lender and each

Additional Lender, setting forth the Revolving Commitments of each such Lender to be effected pursuant to such Commitment Increase and setting forth the agreement of each Additional Lender to become a party to this Agreement as a Revolving Lender and to be bound by all the terms and provisions hereof binding upon each Revolving Lender, and (2) such evidence of appropriate authorization on the part of the Loan Parties with respect to such Commitment Increase as the Administrative Agent may reasonably request, (B) the funding by each Increasing Lender and Additional Lender of the Revolving Advances to be made by each such Lender to effect the prepayment requirement set forth in Section 2.08(c)(iii), and (C) receipt by the Administrative Agent of a certificate of a Responsible Officer of the Borrower stating that, as of the date of effectiveness of such Commitment Increase, both before and after giving effect to such Commitment Increase, (x) no Default or Event of Default has occurred and is continuing, (y) all representations and warranties made by the Loan Parties in this Agreement are true and correct in all material respects, except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date (provided, in each case, that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects as of such date or such earlier date, as the case may be) and (z) after giving pro forma effect to such Commitment Increase, the Total Leverage Ratio will be less than or equal to 2.75 to 1.00, together with the calculations demonstrating such pro forma compliance.
     (iii) Notwithstanding any provision contained herein to the contrary, from and after the date of any Commitment Increase, all calculations and payments of interest on the Revolving Advances shall take into account the actual Revolving Commitment of each Revolving Lender and the principal amount outstanding of each Revolving Advance made by such Revolving Lender during the relevant period of time.
     Section 2.06 Fees.
     (a) Agency Fees. The Borrower agrees to pay to the Administrative Agent the fees as separately agreed upon by the Borrower in the Fee Letters.
     (b) Commitment Fee. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Commitment Fee Rate times the actual daily amount by which the aggregate Revolving Commitments exceed the Revolving Outstanding Amount. The commitment fee shall accrue at all times during the Revolving Availability Period, including at any time during which one or more of the conditions in Article III is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Effective Date, and on the last day of the Revolving Availability Period.
     (c) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent, for the account of each Revolving Lender in accordance with its Applicable Percentage, in Dollars, (i) a per annum letter of credit fee for each Documentary Letter of Credit or Financial Letter of Credit equal to the Applicable Margin for Revolving Advances that are Eurocurrency Rate Loans and (ii) a per annum letter of credit fee for each Performance Letter of Credit equal to the

Applicable Margin for Performance Letters of Credit, in each case times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, that any letter of credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit shall be payable, to the maximum extent permitted by applicable law, to the other Revolving Lenders in accordance with the upward adjustments in their respective Applicable Percentage allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, being retained by the Borrower for its own account or, to the extent any Fronting Exposure shall then be outstanding, being payable to the Issuing Bank for its own account to the extent such fee relates to the amount of such Fronting Exposure. Each letter of credit fee shall be payable quarterly in arrears on or before the later of (A) the last Business Day of each March, June, September and December and (B) five (5) Business Days after receipt by the Borrower of an invoice therefor, commencing with the first such date to occur after the Effective Date, until the earlier of its expiration date or the Revolving Maturity Date.
     (d) Fronting Fee and Documentary and Processing Charges Payable to Issuing Bank. The Borrower shall pay directly to the Issuing Bank for its own account, in Dollars, a fronting fee with respect to each Letter of Credit, equal to 0.25% per annum times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. Each such fee shall be payable quarterly in arrears on or before the later of (i) the last Business Day of each March, June, September and December and (ii) five (5) Business Days after receipt by the Borrower of an invoice therefor, commencing with the first such date to occur after the Effective Date, until the earlier of its expiration date or the Revolving Maturity Date. In addition to the foregoing fees, the Borrower agrees to pay to the Issuing Bank all customary transaction costs and fees charged by the Issuing Bank in connection with the issuance, amendment, renewal, extension, advising, confirmation or transfer of a Letter of Credit for the Borrower’s account, such costs and fees to be due and payable on the date specified by the Issuing Bank in the invoice for such costs and fees.
     (e) Term Loan Original Issue Discount. Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Term Loan to be made on the Effective Date (i.e., the amount advanced to the Borrower on the Effective Date) shall be equal to 94% of the principal amount of such Term Loan (it being agreed, in each case, that the full principal amount of each such Term Loan shall be the “initial” principal amount of such Term Loan and deemed outstanding on the Effective Date and the Borrower shall be obligated to repay 100% of the principal amount of each such Term Loan as provided hereunder).
     (f) Generally. All such fees shall be paid on the dates due, in immediately available Dollars to the Administrative Agent for distribution, if and as appropriate, among the Revolving Lenders, except that the fees payable pursuant to Section 2.06(d) shall be paid directly to the Issuing Bank. Once paid, absent manifest error, none of these fees shall be refundable under any circumstances.
     Section 2.07 Repayment.
     (a) Revolving Advances and Reimbursement Obligations. The Borrower hereby unconditionally promises to repay the outstanding principal amount of the Revolving Advances and any outstanding Reimbursement Obligations on the Revolving Maturity Date.

     (b) Term Loans.
     (i) The Borrower hereby promises to repay Term Borrowings on (A) December 31, 2010, an aggregate principal amount (as such amount may be adjusted pursuant to Section 2.07(b)(ii)) equal to 0.25% of the aggregate principal amount of the Term Borrowings made on the Effective Date and (B) the last day of each March, June, September and December, beginning with March 31, 2011 and ending with the last such day to occur prior to the Term Maturity Date, in an aggregate principal amount for each such date (as such amount may be adjusted pursuant to Section 2.07(b)(ii)) equal to 1.25% of the aggregate principal amount of the Term Borrowings made on the Effective Date.
     (ii) Any prepayment of a Term Borrowing made pursuant to Section 2.08(b) shall be applied to reduce, first, the subsequent scheduled repayments of the Term Borrowings to be made pursuant to Section 2.07(b)(i) in the direct chronological order of such scheduled repayments, until the payment due on the next four (4) such scheduled repayments to be made pursuant to such Section after such prepayment shall have been discharged, and then to the remaining scheduled repayments of the Term Borrowings under Section 2.07(b)(i) ratably based on the amount of such scheduled repayments. Any prepayment of a Term Borrowing made pursuant to Section 2.08(c) shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings to be made pursuant to Section 2.07(b)(i) in the inverse chronological order of such scheduled repayments.
     (iii) To the extent not previously repaid or prepaid, the Borrower hereby promises to repay the aggregate principal amount of all Term Loans on the Term Maturity Date.
     Section 2.08 Prepayments.
     (a) Right to Prepay. Subject to the terms and conditions provided in this Agreement, including in this Section 2.08, the Borrower may prepay any principal amount of any Loan.
     (b) Optional.
     (i) The Borrower may elect to prepay, in whole or in part, any of the Revolving Borrowings owing by it to the Revolving Lenders, after giving prior written notice of such election by (i) 11:00 a.m. (New York time) at least three (3) Business Days before such prepayment date in the case of Revolving Borrowings which are comprised of Eurocurrency Rate Loans, and (ii) 11:00 a.m. (New York time) on the date of such prepayment (which shall be a Business Day), in the case of Revolving Borrowings which are comprised of Base Rate Loans, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each Applicable Lender, and the Borrower shall prepay the Loans comprising part of such Revolving Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice; provided, however, that each partial prepayment of any Revolving Borrowing shall be in an aggregate principal amount not less than $2,500,000 and in integral multiples of $500,000 in excess thereof. Notwithstanding the foregoing, any notice given under this Section 2.08(b)(i) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent at least one (1) day prior to the specified date of prepayment) if such condition is not satisfied and, if so revoked, no prepayment on account of such notice shall be required to be made by the Borrower hereunder.
     (ii) The Borrower may elect to prepay, in whole or in part, any of the Term Borrowings owing by it to the Term Lenders, after giving prior written notice of such election by (i) 11:00 a.m. (New York time) at least three (3) Business Days before such prepayment date in the case of Term Borrowings which are comprised of Eurocurrency Rate Loans, and (ii) 11:00 a.m. (New York time) on the date of such prepayment (which shall be a Business Day), in the case of Term Borrowings which are comprised of Base Rate Loans, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Administrative Agent shall give prompt notice thereof to each Applicable Lender, and the Borrower shall prepay the Loans comprising part of such Term Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice; provided, however, that each partial prepayment of any Term Borrowing shall be in an aggregate principal amount not less than $2,500,000 and in integral multiples of $500,000 in excess thereof. Notwithstanding the foregoing, any notice given under this Section 2.08(b)(ii) may state that such notice is conditioned upon the occurrence of one or more events specified therein, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent at least one (1) day prior to the specified date of prepayment) if such condition is not satisfied and, if so revoked, no prepayment on account of such notice shall be required to be made by the Borrower hereunder. Each such prepayment shall be accompanied by a prepayment premium equal to (1) prior to the first anniversary of the Closing Date, 2.00% of the principal amount of Term Loans then being prepaid and (2) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of Term Loans then being prepaid. No prepayment premium will apply to prepayments of Term Loans occurring on or after the second anniversary of the Closing Date.
     (c) Mandatory Prepayments of Loans.
     (i) Deficiency Based on Revolving Sublimit. On any date on which the sum of the aggregate Revolving Advances is greater than the Revolving Sublimit, the Borrower shall make a mandatory prepayment of the Revolving Advances.
     (ii) Reduction of Commitments. On the date of each reduction of the aggregate Revolving Commitments pursuant to Section 2.05(a), the Borrower shall make a prepayment in respect of the outstanding amount of the Revolving Advances, or if the Revolving Advances have been repaid in full, make deposits into the LC Cash Collateral Account to provide Cash Collateral for the Letter of Credit Exposure to the extent, if any, that the Revolving Outstanding Amount exceeds the aggregate Revolving Commitments, as so reduced.

     (iii) Commitment Increase. On the date of each Commitment Increase pursuant to Section 2.05(b), the Borrower shall make a prepayment in respect of the outstanding amount of the Revolving Advances to the extent necessary to keep the outstanding Revolving Advances ratable to reflect the revised Applicable Percentages arising from such Commitment Increase. Any prepayment made by Borrower in accordance with this clause (iii) may be made with the proceeds of Revolving Advances made by some or all the Revolving Lenders in connection the Commitment Increase occurring simultaneously with the prepayment.
     (iv) Currency Risks. On each Revaluation Date, the Administrative Agent shall determine the Dollar Equivalent of the Revolving Outstanding Amount. If, on any Revaluation Date, the Dollar Equivalent of the Revolving Outstanding Amount exceeds the aggregate Revolving Commitments then in effect, then the Administrative Agent shall give notice thereof to the Borrower and the Revolving Lenders. Within two (2) Business Days after the Borrower has received notice thereof, the Borrower shall make a prepayment in respect of the outstanding amount of the Revolving Advances, or if the Revolving Advances have been repaid in full, make deposits into the LC Cash Collateral Account to provide Cash Collateral for the Letter of Credit Exposure, such that after giving effect to such prepayment or provision, the Revolving Outstanding Amount does not exceed the aggregate Revolving Commitments then in effect.
     (v) Asset Dispositions; Event of Loss. If the Parent or any of its Subsidiaries shall at any time or from time to time make an Asset Disposition or suffer an Event of Loss, then (A) the Borrower shall promptly notify the Administrative Agent of such Asset Disposition or Event of Loss (including the amount of the estimated Net Proceeds to be received by the Parent and/or any of its Subsidiaries in respect thereof) and (B) promptly upon receipt by the Parent and/or any of its Subsidiaries of the Net Proceeds of such Asset Disposition or such Event of Loss (unless the Parent has delivered a Reinvestment Notice to the Administrative Agent), the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of such Net Proceeds; provided, however, that if, on the Reinvestment Prepayment Date in respect of any Reinvestment Event, the Reinvestment Prepayment Amount in respect of such Reinvestment Event shall exceed zero, the Borrower shall prepay the Loans in an aggregate principal amount equal to such Reinvestment Prepayment Amount. Any Net Proceeds with respect to which a Reinvestment Notice shall have been delivered as described above shall be required, prior to the earlier of (i) the application thereof to make any Qualified Investment and (ii) the application thereof to make a prepayment under this paragraph, to be deposited into a Collateral Agent Account or another deposit account that is subject to an Account Control Agreement. Each such prepayment of Term Loans pursuant to this Section 2.08(c)(v) shall be accompanied by a prepayment premium equal to (1) prior to the first anniversary of the Closing Date, 2.00% of the principal amount of Term Loans then being prepaid and (2) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of Term Loans then being prepaid. No prepayment premium will apply to prepayments of Term Loans occurring on or after the second anniversary of the Closing Date.

     (vi) Debt Issuance. Promptly upon the receipt by the Parent or any of its Subsidiaries of any Net Debt Proceeds, the Borrower shall prepay Loans in an aggregate principal amount equal to 100% of such Net Debt Proceeds. Each such prepayment of Term Loans pursuant to this Section 2.08(c)(vi) shall be accompanied by a prepayment premium equal to (1) prior to the first anniversary of the Closing Date, 2.00% of the principal amount of Term Loans then being prepaid and (2) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of Term Loans then being prepaid. No prepayment premium will apply to prepayments of Term Loans occurring on or after the second anniversary of the Closing Date.
     (vii) Equity Issuance. Promptly upon receipt by the Parent of any Equity Issuance Proceeds, the Borrower shall prepay Loans in an aggregate principal amount equal to (x) during the Interim Period, 75% of such Equity Issuance Proceeds and (y) otherwise, 50% of such Equity Issuance Proceeds; provided, however, that no prepayment or deposit shall be required to be made in respect of a receipt of any Equity Issuance Proceeds after the end of the Interim Period if the Total Leverage Ratio as of the end of the fiscal quarter most recently ended prior to such receipt is less than 2.75 to 1.00. Each such prepayment of Term Loans pursuant to this Section 2.08(c)(vii) shall be accompanied by a prepayment premium equal to (1) prior to the first anniversary of the Closing Date, 2.00% of the principal amount of Term Loans then being prepaid and (2) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, 1.00% of the principal amount of Term Loans then being prepaid. No prepayment premium will apply to prepayments of Term Loans occurring on or after the second anniversary of the Closing Date.
     (viii) Excess Cash Flow. Within five (5) Business Days after financial statements have been delivered pursuant to Section 5.06(a), the Borrower shall prepay the Term Loans in an aggregate principal amount equal to (x) 75% of Excess Cash Flow for the most recent fiscal year covered by such financial statements less (y) the aggregate principal amount of any voluntary prepayment of Term Borrowings made by the Borrower pursuant to Section 2.08(b) during such fiscal year, excluding any such voluntary prepayments to the extent financed with the incurrence of Long-Term Debt.
     (d) Accrued Interest; Ratable Payments; Effect of Notice. Each prepayment pursuant to this Section 2.08 shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.10 as a result of such prepayment being made on such date. Each payment of any Loan pursuant to this Section 2.08 or any other provision of this Agreement shall be made in a manner such that all Loans comprising part of the same Borrowing are paid in whole or ratably in part. Except as provided in Section 2.08(b), all notices given pursuant to this Section 2.08 shall be irrevocable and binding upon the Borrower.
     (e) Application of Payments. All prepayments of Loans made pursuant to Section 2.08(c), other than prepayments made pursuant to Sections 2.08(c)(i) – (iv) and (viii), shall be applied in the following order:

First, to the prepayment of the Term Loans, until all such Term Loans are repaid in full, in accordance with Section 2.07(b)(ii); provided, however, that a Term Lender may, pursuant to procedures to be established by the Administrative Agent, decline to have any such prepayment be applied to its Term Loans, in which case the amounts so declined shall be applied to the prepayment of the Revolving Advances as set forth below or, if the Revolving Advances have been repaid in full, shall be deposited as Cash Collateral for the Letter of Credit Exposure in accordance with the relevant provisions of Section 2.08(c); and
Second, to the prepayment of all Revolving Advances until all such Revolving Advances are repaid in full.
All prepayments of Loans required under Section 2.08(c)(i) –(iv) and (viii) shall be applied as set forth in such Sections.
     Section 2.09 Interest.
     (a) Loans. The Borrower shall pay interest on the unpaid principal amount of each Loan made by each Lender to it from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:
     (i) Base Rate Loans. If such Loan is a Base Rate Loan, a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin for Base Rate Loans, payable quarterly in arrears on the last Business Day of each calendar quarter and on the date such Base Rate Loan shall be paid in full.
     (ii) Eurocurrency Rate Loans. If such Loan is a Eurocurrency Rate Loan, a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin for Eurocurrency Rate Loans, payable in arrears on the last day of such Interest Period, and, in the case of Interest Periods of greater than three months, on each Business Day which occurs at three month intervals from the first day of such Interest Period.
     (b) Additional Interest on Eurocurrency Rate Loans. The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of any Eurocurrency Rate Loan of such Lender at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurocurrency Rate for the Interest Period for such Loan from (ii) the rate obtained by dividing such Eurocurrency Rate by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage of such Lender for such Eurocurrency Rate Loans for such Interest Period, payable on each date on which interest is payable on such Loan. Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive absent manifest error, and be accompanied by any evidence indicating the need for such additional interest as the Borrower may reasonably request).

     (c) LC Disbursements. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unreimbursed amount thereof shall bear interest, for each day from the date such LC Disbursement is made to the date that such LC Disbursement is reimbursed in full by or on behalf of the Borrower or refinanced with a Revolving Borrowing, at the rate per annum then applicable to Revolving Advances that are Base Rate Loans; provided that if the Borrower shall have failed to reimburse such LC Disbursement by the time it is required to do so pursuant to Section 2.03(c)(i), interest on such unreimbursed amount shall be subject to Section 2.09(e).
     (d) Usury Recapture. In the event the rate of interest chargeable under this Agreement at any time (calculated after giving affect to all items charged which constitute “interest” under applicable Legal Requirements, including fees and margin amounts, if applicable) is greater than the Maximum Rate, the unpaid principal amount of the Loans shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Loans equals the amount of interest which would have been paid or accrued on the Loans if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Loans, the total amount of interest paid or accrued under the terms of this Agreement and the Loans is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable Legal Requirements, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on its Loans if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on its Loans if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid under this Agreement on its Loans. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Loans, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower. In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Legal Requirements, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
     (e) Default Interest. Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee, reimbursement of an LC Disbursement or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan or any LC Disbursement, 2% per annum plus the rate otherwise applicable to such Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.09 or (ii) in the case of any other amount, 2% per annum plus the rate applicable to Revolving Advances that are Base Rate Loans as provided in Section 2.09(a)(i).

     (f) Retroactive Adjustments of Applicable Margin and Applicable Commitment Fee Rate. In the event that any financial statement or Compliance Certificate delivered pursuant to Section 5.06 is shown to be inaccurate (regardless of whether this Agreement or any of the Commitments or Loans are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin or Applicable Commitment Fee Rate for any period (an “Applicable Period”) than the Applicable Margin or Applicable Commitment Fee Rate, as the case may be, applied for such Applicable Period, then (i) the Borrower shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (ii) the Applicable Margin and the Applicable Commitment Fee Rate shall be determined as if the higher Applicable Margin or Applicable Commitment Fee Rate, as the case may be, that would have applied were applicable for such Applicable Period and (iii) the Borrower shall immediately, without further action by the Administrative Agent, any Lender or the Issuing Bank, pay to the Administrative Agent for the account of the Applicable Lenders or the Issuing Bank, as the case may be, an amount equal to the excess of the interest and fees that should have been paid for such Applicable Period over the amount of interest and fees actually paid for such Applicable Period. This Section 2.09(f) shall not limit the rights of the Administrative Agent, any Lender or the Issuing Bank with respect to Section 2.09(e) and Article VII. The Borrower’s obligations under this Section 2.09(f) shall survive the termination of the Commitments and the repayment of all Obligations hereunder.
     Section 2.10 Breakage Costs.
     (a) Funding Losses. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Eurocurrency Rate Loans, the Borrower hereby indemnifies, and agrees to indemnify, each Lender against any loss, out-of-pocket cost, or expense (other than any lost profit) incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any such loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Eurocurrency Rate Loan to be made by such Lender as part of such Borrowing when such Eurocurrency Rate Loan, as a result of such failure, is not made on such date.
     (b) Prepayment Losses. If (i) any payment of principal of any Eurocurrency Rate Loan is made other than on the last day of the Interest Period for such Loans as a result of any prepayment, payment pursuant to Section 2.08, the acceleration of the maturity of the Obligations, or for any other reason or (ii) the Borrower fails to make a principal or interest payment with respect to any Eurocurrency Rate Loan on the date such payment is due and payable, the Borrower shall, within three (3) Business Days of any written demand sent by the Administrative Agent on behalf of a Lender to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined by such Lender to be required to compensate such Lender for any additional losses, out-of-pocket costs, or expenses (other than any anticipated lost profits) which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any such loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loans.

     (c) Assignment Losses. If any assignment of a Eurocurrency Rate Loan is made other than on the last day of the Interest Period for such Loan as a result of a request by the Borrower pursuant to clause (e) of Section 2.16, the Borrower shall, within three (3) Business Days of any written demand sent by the Administrative Agent on behalf of the Lender that is the assignee thereof to the Borrower, pay to the Administrative Agent for the benefit of such Lender any amounts determined by such Lender to be required to compensate such Lender for any additional losses, out-of-pocket costs, or expenses (other than any anticipated lost profits) which it may reasonably incur as a result of such assignment, including, without limitation, any such loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Loan.
     (d) Certificate. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.10 shall be delivered to the Borrower and the Administrative Agent and shall be conclusive absent manifest error.
     Section 2.11 Increased Costs.
     (a) Increased Costs Generally. If any Change in Law shall:
     (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurocurrency Rate Reserve Percentage), or the Issuing Bank; or
     (ii) impose on any Lender, the Issuing Bank, or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender, the Issuing Bank, or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Rate Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Bank, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.
     (b) Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of

Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
     (c) Certificates for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or any of their respective holding companies, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
     (d) Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
     (e) Designation of Alternative Applicable Lending Office. Each Lender and the Issuing Bank agrees to use commercially reasonable efforts (consistent with its respective internal policies and subject to legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this Section 2.11, would not subject such Lender to any unreimbursed cost or expense and would not, in the reasonable judgment of such Lender or Issuing Bank, as applicable, be otherwise materially disadvantageous to such Lender or Issuing Bank.
     Section 2.12 Payments and Computations.
     (a) Payment Procedures. The Borrower shall make each payment under this Agreement prior to the time expressly required hereunder (or, if no such time is expressly required, not later than 12:00 noon (New York time)) on the day when due to the Administrative Agent at the Administrative Agent’s Applicable Lending Office in immediately available funds; provided that payments specified to be made directly to the Issuing Bank or any other Person, including payments pursuant to Sections 2.10, 2.11, 2.13 and 10.04, shall be made directly to the Persons entitled thereto. Each Loan shall be repaid and each payment of interest thereon shall be paid in Dollars. All payments shall be made without setoff, deduction, or counterclaim. The Administrative Agent will, promptly after receipt by it of any payment for the account of any other Person, and in any event prior to the close of business on the day any timely payment is made, cause to be distributed like funds to the appropriate recipient.

     (b) Computations. All computations of interest based on the Prime Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Federal Funds Effective Rate or the Eurocurrency Rate and of fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.
     (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.
     (d) Agent Reliance. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate. A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (d) shall be conclusive, absent manifest error
     Section 2.13 Taxes.
     (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if any Loan Party shall be required by any Legal Requirement to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, each Lender or the Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Legal Requirements.
     (b) Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Legal Requirements.
     (c) Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, on or with respect to any payment by or on account of any obligation of any Loan Party hereunder, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.
     (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
     (e) Status of Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender or the Issuing Bank if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or the Issuing Bank is subject to backup withholding or information reporting requirements.
     (f) Without limiting the generality of the foregoing, each Lender agrees to deliver to the Borrower and the Administrative Agent applicable forms, certificates or documents, including IRS Form W-9 (in the case of a Lender that is not a Foreign Lender), as may be required under the Code or other Legal Requirements as a condition to exemption from, or reduction of, United States withholding or backup withholding tax. Each Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
     (i) two duly completed copies of IRS Form W-8BEN or Internal Revenue Service Form W-8IMY (with applicable attachments) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,
     (ii) two duly completed copies of IRS Form W-8ECI,

     (iii) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (D) conducting a trade or business in the United States of America with which the relevant payments are effectively connected and (y) two duly completed copies of Internal Revenue Service Form W-8BEN or Internal Revenue Service Form W-8IMY (with applicable attachments),
     (iv) in the case of a Foreign Lender that is not the beneficial owner of payments made hereunder or under any other Loan Document (including a partnership of a participating Lender) (x) an IRS Form W-8IMY on behalf of itself and (y) the relevant form prescribed in this Section 2.13(f) that would be required of each such beneficial owner or partner of such partnership if such beneficial owner or partner were a Lender; or
     (v) any other form prescribed by Legal Requirements as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Legal Requirements to permit the Borrower to determine the withholding or deduction required to be made.
If a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent (A) a certification signed by an authorized officer thereof and (B) other documentation reasonably requested by the Withholding Agent sufficient for the Withholding Agent to comply with its obligations under FATCA and to determine whether such Lender has complied with such applicable reporting requirements.
     (g) Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuing Bank to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
     Section 2.14 Sharing of Payments, Etc. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations than the proportion received by any other Lenders, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that: (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.14 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Letters of Credit to any assignee or participant. Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Legal Requirements, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
     Section 2.15 Applicable Lending Offices. Each Lender may book its Loans at any Applicable Lending Office selected by such Lender and may change its Applicable Lending Office from time to time. All terms of this Agreement shall apply to any such Applicable Lending Office and the Loans shall be deemed held by each Lender for the benefit of such Applicable Lending Office. Each Lender may, by written notice to the Administrative Agent and the Borrower designate replacement or additional Applicable Lending Offices through which Loans will be made by it and for whose account repayments are to be made.
     Section 2.16 Replacement of Lenders. If (a) any Lender provides a notice under Section 2.02(c)(iv), (b) any Lender requests compensation under Section 2.11, (c) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.13, (d) any Lender becomes a Defaulting Lender or a Potential Defaulting Lender, or (e) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 10.01 requires the consent of all the Lenders (or all the affected Lenders or all the Lenders of the affected Class) and with respect to which the Majority Lenders (or, in circumstances where Section 10.01 does not require the consent of the Majority Lenders, a majority in interest of the Lenders of the affected Class) shall have granted their consent, then the Borrower may, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.06), all its interests, rights and obligations under this Agreement and the other Loan Documents (or, in the case of any such assignment and delegation resulting from such Lender becoming a Defaulting Lender or a Potential Defaulting Lender or

from a failure to provide a consent, all its interests, rights and obligations under this Agreement and the other Loan Documents as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be another Lender, if a Lender accepts such assignment and delegation); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, delayed or conditioned, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and LC Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder as a Lender (or as a Lender of a particular Class, as applicable), from the assignee or the Borrower, (iii) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.11 or payments required to be made pursuant to Section 2.13, such assignment will result in a reduction in such compensation or payments, and (iv) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent and, as a result of such assignment and delegation and any contemporaneous assignments and delegations and consents, the applicable amendment, waiver, discharge or termination can be effected, and (E) that no more than 25% of the aggregate Commitments can be assigned to such other Lenders or Eligible Assignees pursuant to this Section 2.16 at any one time. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply.
     Section 2.17 Defaulting Lenders.
     (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Revolving Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
     (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement or any other Loan Document shall be restricted as set forth in Section 10.01.
     (ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.07 or 2.08, or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 7.05), shall be applied at such time or times as may be determined by the Administrative Agent as follows:
     (A) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder;
     (B) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Issuing Bank hereunder;
     (C) third, if so determined by the Administrative Agent or requested by the Issuing Bank, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit;

     (D) fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;
     (E) fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement;
     (F) sixth, to the payment of any amounts owing to the Lenders or the Issuing Bank as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Bank against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement;
     (G) seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and
     (H) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Advances in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) in the case of such Loans, such Loans were made at a time when the conditions set forth in Section 3.03 were satisfied or waived, such payment shall be applied solely to pay the Loans and LC Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans or LC Advances of such Defaulting Lender.
     Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by such Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents to the foregoing.
     (iii) Certain Fees. Such Defaulting Lender shall not be entitled to receive any commitment fee pursuant to Section 2.06(b) or any letter of credit fee pursuant to Section 2.06(c) for any period during which such Lender is a Defaulting Lender (and, except as otherwise provided in Section 2.06(c), the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).
     (iv) Reallocation of Ratable Portions to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, solely for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving

Commitment of such Defaulting Lender; provided, that (A) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (B) the aggregate obligation of any non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit shall not exceed the positive difference, if any, of (1) the Revolving Commitments of such non-Defaulting Lender minus (2) the aggregate Revolving Advances of such non-Defaulting Lender.
     (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the Issuing Bank agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), such Lender will, to the extent applicable, purchase that portion of outstanding Revolving Advances of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Advances and participations in Letters of Credit to be held on a pro rata basis by the Revolving Lenders in accordance with their Applicable Percentages (without giving effect to clause (a)(iv) above), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
     (c) Replacement of Defaulting Lenders. If any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to be replaced in accordance with Section 2.16.
     (d) Termination of Defaulting Lender Revolving Commitment. The Borrower may terminate the unused amount of the Revolving Commitment of a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which will promptly notify the Revolving Lenders thereof), provided that such termination will not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Bank or any Lender may have against such Defaulting Lender.
ARTICLE III
CONDITIONS OF LENDING
     Section 3.01 Conditions Precedent to Effectiveness. This Agreement shall become effective upon the satisfaction of the following conditions precedent on the Closing Date:
     (a) Documentation. The Administrative Agent shall have received the following:
     (i) this Agreement, executed by the Borrower, the Initial Guarantors and each of the other parties hereto as of the Closing Date, and all attached Exhibits and Schedules;

     (ii) a certificate of the Secretary or Assistant Secretary of each Initial Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the Organization Documents of such Initial Loan Party, including all amendments thereto, as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, certified by the Secretary of State (or equivalent Governmental Authority) of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or Persons performing similar functions) of such Initial Loan Party authorizing the Transactions to be entered into by such Initial Loan Party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other equivalent Organization Documents of such Initial Loan Party have not been amended since the date of the last amendment thereto shown on the certified copy thereof furnished pursuant to clause (A) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document, Notices of Borrowing or any other document delivered in connection herewith on behalf of such Initial Loan Party;
     (iii) a certificate of another officer of each Initial Loan Party dated the Closing Date and certifying as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ii) above;
     (iv) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each Initial Loan Party in the jurisdiction of its incorporation or formation and, to the extent the failure to so qualify could reasonably be expected to have a Material Adverse Effect, any other jurisdiction where its ownership or lease of property or conduct of its business requires it to be qualified; and
     (v) a certificate from a Financial Officer of the Parent dated the Closing Date addressed to the Administrative Agent and each of the Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent, certifying that the Projections prepared by the Parent and provided to the Administrative Agent were prepared in good faith based on assumptions believed by the Parent to be reasonable at the time made (it being understood that actual results may vary materially from such Projections).
     (b) Financial Statements. The Administrative Agent shall have received true and correct copies of (i) the Audited Financial Statements, (ii) the Interim Financial Statements, (iii) the condensed combined balance sheet of the Parent and its Subsidiaries as of December 31, 2009 and the related condensed combined statement of operations of the Parent and its Subsidiaries for the twelve (12) months then ended and (iv) the Projections.
     (c) Patriot Act Disclosures. No later than five (5) Business Days prior to the Closing Date, the Administrative Agent, the Arrangers and each Lender shall have received all documentation and other information that the Administrative Agent, the Arrangers and each such Lender shall have requested in order to comply with its respective obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act, in each case to the extent such documentation and other information shall have been requested reasonably in advance of such date.

     Section 3.02 Conditions Precedent to Initial Borrowing. The obligations of each Lender to make its initial Loans and the Issuing Bank to issue any initial Letter of Credit, including the deemed issuance of the Existing Letters of Credit, shall be subject to the conditions precedent that:
     (a) Documentation. On or before the date on which the initial Borrowing is made or the initial Letter of Credit is issued (or deemed issued), the Administrative Agent shall have received the following:
     (i) a counterpart of this Agreement executed by each Subsequent Guarantor;
     (ii) any Note requested by a Lender pursuant to Section 2.04 payable to the order of such requesting Lender;
     (iii) the Security Agreement executed by each Loan Party, together with UCC-1 financing statements necessary to create an Acceptable Security Interest in the Collateral described therein;
     (iv) (A) the Pledge Agreement executed by each Loan Party, together with certificates, powers executed in blank (or in the name of the Collateral Agent) and UCC-1 financing statements necessary to create an Acceptable Security Interest in the Collateral described therein and (B) a Musketeer Pledge Agreement necessary to create an Acceptable Security Interest in the Collateral described therein;
     (v) a Mortgage with respect to each Mortgaged Property set forth on Schedule 1.01(c), in each case, executed by the applicable Loan Party, together with (A) any documents and instruments specified therein as necessary to create an Acceptable Security Interest in the Collateral described therein, (B) evidence reasonably satisfactory to the Administrative Agent that each such Mortgage is in form suitable for filing or recording in the applicable filing or recording offices and that all filing, documentary, stamp, intangible and recording taxes and fees arising in connection with any such filing have been paid, and (C) a certification from the American Flood Research, Inc., or any successor agency thereto, regarding each such Mortgaged Property and, if any such Mortgaged Property is located in a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), flood insurance in such total amount as required by Regulation H of the Federal Reserve Board;
     (vi) with respect to each bank account required to be identified in the Perfection Certificate pursuant to Section 4.18, an Account Control Agreement executed by the applicable Loan Party and the financial institution with which such account is established, provided that no Account Control Agreements shall be required with respect to any such account established with the institutions serving as the Collateral Agent;
     (vii) the Intellectual Property Security Agreement, executed by each Loan Party;
     (viii) the Post-Closing Agreement executed by the Parent and the Borrower;

     (ix) a certificate of the Secretary or Assistant Secretary of each Subsequent Guarantor dated such date and certifying (A) that attached thereto is a true and complete copy of the Organization Documents of such Subsequent Guarantor, including all amendments thereto, as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, certified by the Secretary of State (or equivalent Governmental Authority) of the state of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or Persons performing similar functions) of such Subsequent Guarantor authorizing the Transactions to be entered into by such Subsequent Guarantor and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation or other equivalent Organization Documents of such Subsequent Guarantor have not been amended since the date of the last amendment thereto shown on the certified copy thereof furnished pursuant to clause (A) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Subsequent Guarantor;
     (x) a certificate of another officer of each Subsequent Guarantor dated such date and certifying as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (ix) above;
     (xi) certificates from the appropriate Governmental Authority certifying as to the good standing, existence and authority of each Subsequent Guarantor in the jurisdiction of its incorporation or formation and, to the extent the failure to so qualify could reasonably be expected to have a Material Adverse Effect, any other jurisdiction where its ownership or lease of property or conduct of its business requires it to be qualified;
     (xii) a certificate dated as of such date from a Responsible Officer of the Parent stating that (A) all representations and warranties of the Loan Parties set forth in this Agreement and in the other Loan Documents are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects), and (B) no Default has occurred and is continuing at the time of or after giving effect to the initial Borrowing hereunder;
     (xiii) a favorable opinion reasonably acceptable to Administrative Agent, dated such date, of Cravath, Swaine & Moore LLP, counsel to the Loan Parties;
     (xiv) favorable opinions reasonably acceptable to Administrative Agent, in each case dated such date, from local counsel located in each of Panama, the Netherlands, Delaware, Louisiana, Texas, Oklahoma, Washington, New Mexico, Nevada, Wisconsin, and Pennsylvania;
     (xv) a certificate from a Financial Officer of the Parent dated such date and addressed to the Administrative Agent and each of the Lenders, which shall be in form and in substance reasonably satisfactory to the Arrangers, certifying that each of the Parent, the Borrower, and the Parent and its Subsidiaries, taken as a whole, in each case after giving effect to the initial Borrowing contemplated hereunder, the InfrastruX Merger, the Refinancing Transactions and the other transactions contemplated hereby, is or are Solvent;
     (xvi) a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Collateral Agent as an additional insured as required by Section 5.04;
     (xvii) a certificate from a Financial Officer of the Parent dated such date and addressed to the Administrative Agent and each of the Lenders, which shall be in form and in substance reasonably satisfactory to the Administrative Agent, certifying that immediately after giving pro forma effect to the initial Borrowings and the Transactions, (i) (A) the ratio of Consolidated Debt as of December 31, 2009 to (B) Consolidated EBITDA for the four fiscal quarter period then ended shall not exceed 4.5 to 1.0, (ii) the Consolidated EBITDA for the twelve (12) months ended December 31, 2009 shall be not be less than $120,000,000 and (iii) the Parent and its Subsidiaries shall have a minimum cash balance of at least $90,000,000;
     (xviii) a certificate of the Secretary or Assistant Secretary of the Parent dated such date and certifying that attached thereto is a true and complete copy of (A) the Consent Agreements (the “Consent Agreements”) with Highbridge International LLC, Whitebox Combined Partners, LP, Whitebox Convertible Arbitrage Partners, LP, IAM Mini-Fund 14 Limited, HFR Combined Master Trust and Wolverine Convertible Arbitrage Trading Limited (the “Consenting Holders”), (B) the Third Supplemental Indenture to the 6.5% Indenture and (C) the Amendment to Consent Agreement dated as of May 10, 2010 between the Parent and the Consenting Holders, in each case as in effect on such date, and that such agreements have not been modified, rescinded, revoked or amended and are in full force and effect; and
     (xix) a certificate of merger from the Secretary of State of Delaware in connection with the InfrastruX Merger.
     (b) UCC Searches. The Collateral Agent shall have received evidence reasonably satisfactory to the Collateral Agent that all Liens revealed by the Lien, tax and judgment searches conducted on the Loan Parties by the Collateral Agent are Permitted Liens or have been, or substantially contemporaneously with the initial funding of Loans on such date will be, released.
     (c) Payment of Fees. The Borrower shall have paid the fees required to be paid to the Agents, the Arrangers, and the Lenders on such date pursuant to the terms of the Fee Letters, costs and expenses which have been invoiced and are payable pursuant to Section 10.04 and all expenses required to be reimbursed under the terms of the Commitment Letter for which invoices have been presented to the Borrower prior to such date.
     (d) Termination of Existing Credit Facilities. The Administrative Agent shall have received reasonably sufficient evidence indicating that simultaneously with the making of the initial Loans hereunder (i) the obligations of the Loan Parties (including InfrastruX and its Subsidiaries) and their lenders under the Existing Credit Facility and the Existing InfrastruX

Credit Facility shall be terminated (including, without limitation, any obligations of the Parent, InfrastruX or any Subsidiary thereof in respect of guaranties and security agreements or Hedging Arrangements executed in connection with such Existing Credit Facility or Existing InfrastruX Credit Facility (but excluding any obligations which expressly survive the repayment of the amounts owing under the Existing Credit Facility or the Existing InfrastruX Credit Facility)), (ii) acceptable provisions have been made for the termination of the Liens existing in respect of the Existing Credit Facility and the Existing InfrastruX Credit Facility and (iii) any letters of credit issued pursuant to the Existing Credit Facility and the Existing InfrastruX Credit Facility shall have been either replaced or shall be supported by a Letter of Credit issued hereunder or shall be deemed to be a Letter of Credit issued hereunder.
     (e) No Default. No Default shall have occurred and be continuing or would result from such Loan or from the application of the proceeds therefrom.
     (f) Conditions to InfrastruX Merger. The Administrative Agent shall have received evidence reasonably satisfactory to it that the InfrastruX Merger shall be consummated on such date pursuant to and in accordance with the provisions of the InfrastruX Merger Agreement, without giving effect to any waiver or modification of any provision thereof that is materially adverse to the interest of the Lenders and that is not approved by the Arrangers (it being understood that any change to the purchase price or structure of the InfrastruX Merger shall be deemed to be materially adverse to the interests of the Lenders).
     (g) No Material Adverse Effect. Since December 31, 2009, there shall not have occurred and be continuing any changes or events that, individually or in the aggregate, constitute or have resulted in, or could reasonably be expected to constitute or result in, a Parent Material Adverse Effect, except to the extent any such change or event is disclosed in (i) public filings made by the Parent with the SEC since December 31, 2009 but prior to such date, and (ii) the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, including the audited financial statements set forth therein (in each case, including any such disclosure in respect of the nature, magnitude or consequences of such change or event, but excluding any disclosures set forth in the risk factor section or any other section to the extent they are cautionary, predictive or forward-looking in nature). Since March 11, 2010, there shall not have occurred and be continuing any changes or events that, individually or in the aggregate, constitute or have resulted in an InfrastruX Material Adverse Effect.
     (h) Copies of InfrastruX Merger Instruments. The Administrative Agent and Arrangers shall have received copies of all InfrastruX Merger Instruments, together with all amendments, supplements, waivers or other modifications thereto, in each case certified by a Responsible Officer of the Parent as true, correct and complete, and such amendments, supplements, waivers or other modifications thereto shall be in form and substance reasonably acceptable to the Administrative Agent and the Arrangers.
     Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) no representation or warranty is made, or shall be deemed to have been made, by the Loan Parties under this Agreement or any other Loan Document (other than any certificate referred to in Section 3.01) prior to the Effective Date, (ii) the only representations and warranties relating to InfrastruX and its Subsidiaries the accuracy of which shall be a condition to the obligation of any Lender to make its initial Loans and of the Issuing Bank to issue any initial Letter of Credit, including the deemed issuance of the Existing Letters of Credit, shall be (A) the representations and warranties made by InfrastruX in the InfrastruX Merger Agreement, but only to the extent that the Parent shall have the right to terminate its obligations under the InfrastruX Merger Agreement as a result of an inaccuracy of such representations and warranties, and (B) the Specified Representations and (iii) the execution and delivery of the agreements, certificates, instruments and other documents set forth in the Post-Closing Agreement, and the taking of any other action set forth in the Post-Closing Agreement, shall not be a condition precedent to the obligation of any Lender to make its initial Loans and of the Issuing Bank to issue any initial Letter of Credit, including the deemed issuance of the Existing Letters of Credit, but shall be required to be accomplished as set forth in the Post-Closing Agreement.
     Section 3.03 Conditions Precedent to each Subsequent Loan and Letter of Credit. The obligation of the Issuing Bank to make any LC Credit Extension after the Effective Date and the obligation of the Lenders to make Revolving Advances to the Borrower after the Effective Date shall be subject to the conditions precedent (and each Letter of Credit Request or Notice of Borrowing, as applicable, shall constitute a representation and warranty by the Borrower that such statements are true):
     (a) the representations and warranties of the Loan Parties contained in Article IV and in each other Loan Document are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the date of such LC Credit Extension or the making of such Revolving Advances, both before and after giving effect to such LC Credit Extension or the making of such Revolving Advances, except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date; and
     (b) no Default or Event of Default has occurred and is continuing or would result from such LC Credit Extension or the making of such Revolving Advances.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     Each Loan Party jointly and severally represents and warrants (provided that, on the Effective Date, only the Specified Representations shall be made as to InfrastruX and its Subsidiaries) as follows:
     Section 4.01 Existence. Each of the Parent and its Subsidiaries is duly organized, validly existing, and (to the extent the concept is applicable in such jurisdiction) in good standing under the laws of the jurisdiction of its incorporation or formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification and where a failure to be in good standing and so qualified could reasonably be expected to have a Material Adverse Effect.

     Section 4.02 Power and Authority. Each of the Loan Parties has the requisite organizational power and authority to (a) own its assets and carry on its business and (b) execute, deliver and perform the Loan Documents and the InfrastruX Merger Instruments to which it is a party and to consummate the Transactions. Each of the Loan Parties has all requisite material governmental licenses, authorizations, consents and approvals to own its assets and carry on its business.
     Section 4.03 No Contravention. The execution, delivery, and performance by each Loan Party of this Agreement, the other Loan Documents and the InfrastruX Merger Instruments to which it is a party and the consummation of the Transactions (a) have been duly authorized by all necessary organizational action on the part of such Loan Party, (b) do not and will not (i) contravene the terms of such Loan Party’s Organization Documents, (ii) violate any Legal Requirement, or (iii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Lien created under the Loan Documents) under, (A) the provisions of any indenture, instrument, agreement or Material Contract to which such Loan Party is a party or by which it or its property is bound (including any Convertible Senior Notes) or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, except, in the case of clauses (b)(ii) and (b)(iii) above (other than with respect to any Convertible Senior Notes), to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 4.04 Authorizations and Approvals. No authorization, approval, consent, exemption, or other action by, or notice to or filing with, any Governmental Authority is necessary or required on the part of any Loan Party in connection with the execution, delivery and performance by any Loan Party of this Agreement, the other Loan Documents and the InfrastruX Merger Instruments to which it is a party or the consummation of the transactions contemplated hereby or thereby, except (a) such as have been or, in the case of filings relating to the consummation of the InfrastruX Merger, substantially contemporaneously with the initial funding of Loans on the Effective Date will be, obtained or made and are (or will so be) in full force and effect, (b) filings necessary to perfect Liens created under the Loan Documents and (c) actions by, and notices to or filings with, Governmental Authorities (including, without limitation, the SEC) that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of the Loan Documents (including, without limitation, to release existing Liens on the Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created under the Loan Documents). The InfrastruX Merger has been consummated in accordance with the InfrastruX Merger Agreement and applicable Legal Requirements.
     Section 4.05 Enforceable Obligations. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar law affecting creditors’ rights generally or general principles of equity.

     Section 4.06 Financial Statements; No Material Adverse Effect.
     (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, (ii) fairly present, in all material respects, the financial condition of the Parent and its Subsidiaries or InfrastruX and its Subsidiaries, as the case may be, as of the dates of the balance sheets included therein and the results of operations of the Parent and its Subsidiaries or InfrastruX and its Subsidiaries, as the case may be, for the periods covered thereby in accordance with GAAP, and (iii) to the extent required by GAAP, disclose all material Debt and other liabilities (contingent or otherwise), including liabilities for Taxes, of the Parent and its Subsidiaries or InfrastruX and its Subsidiaries, as the case may be, as of the date thereof.
     (b) The Interim Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present, in all material respects, the financial condition of the Parent and its Subsidiaries or of InfrastruX and its Subsidiaries, as the case may be, as of the dates of the balance sheets included therein and the results of operations of the Parent and its Subsidiaries or InfrastruX and its Subsidiaries, as the case may be, for the periods covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
     (c) The condensed combined balance sheet of the Parent and its Subsidiaries as of December 31, 2009, and the related condensed combined statement of operations of the Parent and its Subsidiaries, delivered by the Parent pursuant to Section 3.01(b)(iii) (i) have been prepared by the Parent in good faith, based on the assumptions believed by the Parent to be reasonable at the time made and (ii) fairly present, in all material respects, the combined financial condition and results of operations of the Parent and its Subsidiaries as of such date and for such period. Neither the Parent nor any Subsidiary has, as of the Effective Date, any Debt or other liabilities that would be required to be reflected on a consolidated balance sheet of the Parent prepared in accordance with GAAP, except for any Debt or liabilities (A) reflected on the most recent consolidated balance sheet of the Parent or InfrastruX referred to in Section 4.06(a) or 4.06(b) above (other than any such Debt or liabilities discharged pursuant to the Refinancing Transactions, (B) incurred in connection with the Transactions, (C) incurred since December 31, 2009, in the ordinary course of business or (D) that individually or in the aggregate do not exceed $1,000,000.
     (d) Since December 31, 2009, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, except to the extent any such change or event is disclosed in public filings made by the Parent with the SEC since such date but prior to the Effective Date (in each case, including any such disclosure in respect of the nature, magnitude or consequences of such change or event, but excluding any disclosures set forth in the risk factor section or any other section of any such filing to the extent they are cautionary, predictive or forward-looking in nature); provided that the sole representation and warranty under this clause (d) made on the Effective Date with respect to the Parent and its Subsidiaries is that on the Effective Date the condition precedent set forth in Section 3.02(g) has been satisfied.

     Section 4.07 True and Complete Disclosure. Each Loan Party has disclosed to the Administrative Agent and the Lenders all material agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it (other than matters of general economics or industry nature or otherwise not specific to the Parent and its Subsidiaries), that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of (a) the Confidential Information Memorandum, (b) any written or formally presented information (other than the Projections and information of general economic or industry nature) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or (c) any report, financial statement or other written or formally presented information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender delivered pursuant to the Loan Documents, when taken as a whole and as modified or supplemented by other information so furnished, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that, with respect to projected financial information (including the Projections and any projections delivered pursuant to Section 5.06(d)), the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made (it being understood that actual results may vary materially from the projected financial information).
     Section 4.08 Litigation. Except as set forth on Schedule 4.08, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Responsible Officer of a Loan Party, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Parent or any of its Subsidiaries or against any of its or their properties or revenues that (a) pertain to this Agreement, any other Loan Document or any of the Transactions or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date hereof, there has been no adverse change in the status, or financial effect on the Parent and its Subsidiary, of the matters described in Schedule 4.08 that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.
     Section 4.09 Compliance with Laws.
     (a) None of the Parent, any of its Subsidiaries or any of their respective material properties is in violation of, nor will the continued operation of their material properties as currently conducted violate, any Legal Requirement (including any Environmental Law) or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, in either case which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (b) None of the Parent or any of its Subsidiaries is in violation of the FCPA, the Currency and Foreign Transactions Reporting Act of 1970 or any related or similar rules or regulations, issued, administered or enforced by any Governmental Authority that are applicable to it, and, to the knowledge of the Loan Parties, no director, officer or employee of the Parent or any of its Subsidiaries is subject to any United States sanctions administered by OFAC, in each case where such violation or sanctions could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 4.10 No Default. None of the Parent or any of its Subsidiaries has violated or defaulted under any agreement or instrument to which it is a party, where such violation or default has resulted in, or could, either individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect. No Default has occurred and is continuing.
     Section 4.11 Subsidiaries; Corporate Structure. Schedule 4.11 sets forth, as of the Effective Date and after giving effect to the InfrastruX Merger, a list of all Subsidiaries of the Parent and, as to each such Subsidiary, the jurisdiction of formation and the outstanding Equity Interests therein and the percentage of each class of such Equity Interests owned by the Parent and its Subsidiaries. The Equity Interests indicated as owned (or to be owned) by the Parent and its Subsidiaries on Schedule 4.11 are fully paid and non-assessable.
     Section 4.12 Condition of Properties.
     (a) Each of the Parent and its Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all real property material to the conduct of its business, except for such minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and Permitted Liens.
     (b) Each of the Parent and its Subsidiaries has complied with all obligations under all material leases with respect to real property to which it is a party, all such leases are in full force and effect and the Parent or such Subsidiary enjoys peaceful and undisturbed possession under all such leases, in each case except to the extent any of the foregoing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 4.13 Environmental Condition. Except as set forth on Schedule 4.13 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
     (a) The Parent and its Subsidiaries (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective properties and the conduct of their respective businesses as currently conducted; (ii) have been and are in compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received written notice alleging the Parent or any of its Subsidiaries are in violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or, to their knowledge, contingent Environmental Claim.
     (b) None of the present or, during the period of ownership and operation by the Parent or its Subsidiaries, previously owned or operated properties of the Parent or any of its present or former Subsidiaries, wherever located, (i) has been placed on or, to their knowledge, proposed to be placed on the National Priorities List, CERCLIS, or their state or local analogs, nor has the Parent or any of its Subsidiaries been otherwise notified in writing of the designation, listing or identification of any property of the Parent or any of its Subsidiaries as a potential site requiring removal, remediation, cleanup, closure, restoration, reclamation, or other response activity (“Response”) under any Environmental Laws (except as such activities may be required by permit conditions); (ii) is subject to a Lien, arising under or pursuant to any Environmental Laws, that attaches to any revenues of the Parent or its Subsidiaries or to any property currently owned or operated by the Parent or any of its Subsidiaries, wherever located; or (iii) has been the site of any Release (as defined under any Environmental Law) of Hazardous Material from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Parent or any of its Subsidiaries and that could, individually or in the aggregate, reasonably be expected to result in liabilities in the aggregate in excess of $3,000,000 and none of the Parent or any of its Subsidiaries has generated or transported or has caused to be generated or transported Hazardous Material to any third party site which could reasonably be expected to result in a requirement pursuant to applicable Environmental Law for Response by the Parent or any of its Subsidiaries that could, individually or in the aggregate, reasonably be expected to result in liabilities in the aggregate in excess of $3,000,000.
     Section 4.14 Insurance.
     (a) Schedule 4.14 sets forth a true and complete list of all insurance maintained by the Parent and its Subsidiaries as of the Effective Date. As of the Effective Date, such insurance is in full force and effect and all premiums have been duly paid.
     (b) The properties of the Parent and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Parent or any of its Subsidiaries, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Parent and its Subsidiaries operate.
     Section 4.15 Taxes. In accordance with the tax laws, regulations, official pronouncements and practices of each tax jurisdiction, the Parent and each of its Subsidiaries have filed or are in the process of filing all material Federal, state and other tax returns and reports required to be filed, and have paid or will pay, before the same shall become in default, all Federal, state and other Taxes, except those which are being contested or extended in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Parent or any Subsidiary thereof that could reasonably be expected to have a Material Adverse Effect.
     Section 4.16 ERISA Compliance.
     (a) The Parent and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and other Legal Requirements published thereunder.
     (b) Each Pension Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or may rely upon an opinion letter for a prototype plan letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Parent, nothing has occurred which would prevent, or cause the loss of, such qualification. The Parent and each ERISA Affiliate have made all required contributions to each Pension Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Pension Plan.
     (c) (i) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of the Parent or any of its ERISA Affiliates; (ii) no Pension Plan had any Unfunded Pension Liability as of the last annual valuation date applicable thereto; (iii) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Parent nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such material liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Parent nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.
     (d) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):
     (i) any employer contributions and, to the knowledge of each Loan Party, any employee contributions, in each case required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;
     (ii) the fair market value of the assets of each Foreign Plan required by law to be funded, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the Effective Date, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and
     (iii) each Foreign Plan required to be registered has been registered and, to the knowledge of the Loan Parties, has been maintained in good standing with applicable regulatory authorities.
     Section 4.17 Security Interests.
     (a) The Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable UCC, in each case prior and superior in right to any other Person, other than Permitted Liens.
     (b) The Intellectual Property Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Intellectual Property Security Agreement) and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC and the Intellectual Property Security Agreement is recorded with the United States Patent and Trademark Office or the United States Copyright Office, the Intellectual Property Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such portion of such Collateral in which a security interest may be perfected by the recordation of the Intellectual Property Security Agreement with such Offices, in each case prior and superior in right to any other Person, other than Permitted Liens (it being understood that subsequent recordings in the United States Patent and Trademark Office or the United States Copyright Office may be necessary to perfect a security interest in such Collateral acquired by the Loan Parties after the Effective Date).
     (c) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when such Collateral (to the extent such Collateral constitutes an instrument or certificated security under the applicable UCC) is delivered to the Collateral Agent and financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC, the Pledge Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other Person, other than the Permitted Liens.
     (d) Each Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien in the Mortgaged Property subject thereto and, when appropriate filings or registrations are made as specified in such Mortgage, such Mortgage shall constitute a fully perfected Lien on all right, title and interest of the mortgagor thereunder in such Mortgaged Property, prior and superior in right to any other Person, other than Permitted Liens.
     Section 4.18 Bank Accounts. The Perfection Certificate sets forth the account numbers and locations of all bank accounts of the Loan Parties as of the Effective Date (other than any such accounts that are Excluded Property).
     Section 4.19 Labor Relations. There (a) is no unfair labor practice complaint pending against the Parent or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Parent, threatened against any of them, before the National Labor Relations Board, (b) is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Parent or any of its Subsidiaries or, to the knowledge of any Responsible Officer of the Parent, threatened against any of them before the National Labor Relations Board, and (c) are no strikes, lockouts, slowdowns or stoppage against the Parent or any of its Subsidiaries pending or, to the knowledge of any Responsible Officer of the Parent, threatened, in each case where any of the foregoing could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The hours worked by and payments made to employees of the Parent and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, local or foreign law dealing with such matters, except where such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. All payments due from the Parent or any Subsidiary, or for which any claim may be made against the Parent or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent or such Subsidiary, except where the failure to do the same, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated hereby will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent or any of its Subsidiaries is a party.
     Section 4.20 Intellectual Property. The Parent and each of its Subsidiaries own or are licensed or otherwise have full legal right to use all of the patents, trademarks, service marks, trade names, copyrights, franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person with respect thereto, except where the absence of such rights could not reasonably be expected to have a Material Adverse Effect.
     Section 4.21 Solvency. Immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, each of the Parent, the Borrower and the Parent and its Subsidiaries, taken as a whole, is or are Solvent.
     Section 4.22 Margin Regulations. None of the Loan Parties is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Federal Reserve Board), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the provisions of the Regulations of the Federal Reserve Board, including Regulation T, U or X.
     Section 4.23 Investment Company Act. Neither the Parent nor any of its Subsidiaries is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     Section 4.24 Names and Locations. The Perfection Certificate sets forth, as of the Effective Date, (a) the exact legal name of each Loan Party as it appears in its articles or certificate of incorporation (or equivalent Organizational Document), the state of its incorporation or formation and the organizational identification number (or a specific designation that one does not exist) issued by its state of incorporation or formation, (b) each other legal name any Loan Party has had at any time during the five years preceding the Effective Date, together with the date of the relevant change and (c) the location of the chief executive office of each Loan Party.
     Section 4.25 Use of Proceeds. The proceeds of the Revolving Advances and Letters of Credit shall be used to provide working capital and for other general corporate purposes of the Parent and its Subsidiaries. The proceeds of the Term Loans shall be used to finance a portion of the purchase price for the InfrastruX Merger, to consummate the Refinancing Transactions and/or to pay a portion of the fees, commissions and expenses associated with the Transactions.

     Section 4.26 Foreign Assets Control Regulations, etc. No part of the proceeds of the Loans will be used, directly or indirectly, (a) for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA or (b) for the purpose of financing the activities of any Person subject to any United States sanctions administered by OFAC.
ARTICLE V
AFFIRMATIVE COVENANTS
     From and after the Effective Date, so long as the Loans or any amount under any Loan Document shall remain unpaid, any Lender shall have any Commitment, or there shall exist any Letter of Credit Exposure, each Loan Party shall, and shall cause each of its Subsidiaries to:
     Section 5.01 Preservation of Existence, Etc. Except as permitted by Section 6.03 or 6.04, (a) preserve, renew and maintain in full force and effect its legal existence and (to the extent the concept is applicable in such jurisdiction) good standing under the Legal Requirements of the jurisdiction of its formation, (b) take all reasonable action to obtain, preserve, renew, extend, maintain and keep in full force and effect all rights, privileges, permits, licenses, authorizations and franchises necessary or desirable in the normal conduct of its business, and (c) qualify and remain qualified as a foreign entity in each jurisdiction in which qualification is necessary in view of its business and operations or the ownership of its properties, except, in the case of clauses (b) and (c), where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.02 Compliance with Laws, Etc. Comply with all Legal Requirements (including, without limitation, all Environmental Laws and ERISA) applicable to it or to its business or property, except in such instances in which such Legal Requirement is being contested in good faith by appropriate proceedings diligently conducted and except where failure so to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.03 Maintenance of Property. Maintain and preserve all property material to the conduct of the business of the Parent and its Subsidiaries, taken as a whole, and keep such property in all material respects in good repair, working order and condition, ordinary wear and tear excepted.
     Section 5.04 Maintenance of Insurance.
     (a) Maintain with financially sound and reputable insurance companies not Affiliates of the Parent or any of its Subsidiaries insurance with respect to its properties (including Mortgaged Properties) and business in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses as the Parent and its Subsidiaries operate; provided that the Parent and its Subsidiaries may self-insure up to the same extent as such other companies.

     (b) (i) Cause all property insurance policies covering any Collateral maintained by any Loan Party to be endorsed or otherwise amended to include a customary lender’s loss payable endorsement in favor of the Collateral Agent or name the Collateral Agent as loss payee, in each case in form and substance reasonably satisfactory to the Collateral Agent, which endorsement shall provide that if the insurance carrier shall have received written notice from the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to a Loan Party under such policies directly to the Collateral Agent, (ii) cause each such policy to provide that it shall not be canceled, modified or not renewed upon less than thirty (30) days (or, in the case of any of the foregoing resulting from failure to pay premiums, upon less than ten (10) days) (or, in each case, such shorter number of days as may be agreed to by the Collateral Agent) prior written notice thereof by the insurer to the Collateral Agent, (iii) deliver to the Collateral Agent, upon the cancellation, modification or nonrenewal of any such policy of insurance, a certificate of coverage under any renewal or replacement policy, and (iv) cause all liability insurance policies maintained by any Loan Party to name the Collateral Agent as an additional insured.
     (c) If at any time the area in which any Mortgaged Property is located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such total amount as required by Regulation H of the Federal Reserve Board, as the same is from time-to-time in effect, and all official rulings and interpretations thereunder or thereof may from time to time require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.
     Section 5.05 Payment of Taxes. Pay and discharge as the same shall become due and payable all Taxes imposed upon it or upon its income or profits or in respect of its property, unless (a) the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the applicable Person or (b) the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     Section 5.06 Reporting Requirements. In the case of the Parent, deliver to the Administrative Agent and, in the case of clause (i) or (l) below, the applicable Lender:
     (a) Audited Annual Financials. Within ten (10) days after the date on which the Parent is required to file its Annual Report on Form 10-K for any fiscal year with the SEC (or if no such requirement is in effect for any reason, within ninety (90) days after the end of any fiscal year), copies of the audited consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal year, together with the related audited consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, and the notes thereto, setting forth in each case in comparative form the audited consolidated figures as of the end of and for the previous fiscal year, all prepared in accordance with GAAP and accompanied by a report and opinion of Grant Thornton LLP or another independent registered public accounting firm of recognized national standing or otherwise reasonably acceptable to Administrative Agent, which report and opinion shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit and shall state that such consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal year and their consolidated results of operations and cash flows for such fiscal year in conformity with GAAP (or words substantially similar to the foregoing) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;
     (b) Quarterly Financials. Within five (5) days after the date on which the Parent is required to file its Quarterly Report on Form 10-Q for any fiscal quarter with the SEC (or if no such requirement is in effect for any reason, within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year), a condensed consolidated balance sheet of the Parent and its Subsidiaries as at the end of such fiscal quarter, and the related condensed consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal quarter and for the portion of the Parent’s fiscal year then ended, and setting forth in comparative form the consolidated figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all certified by a Financial Officer of the Parent as fairly presenting, in all material respects, the consolidated financial position of the Parent and its Subsidiaries as at the end of such fiscal quarter and their consolidated results of operations and cash flows for such fiscal quarter in conformity with GAAP (or words substantially similar to the foregoing), subject only to normal year-end audit adjustments and the absence of footnotes;
     (c) Compliance Certificates. (i) Concurrently with the delivery of the financial statements referred to in Section 5.06(a), a certificate of the independent registered public accounting firm rendering the report thereon stating whether, in connection with their audit examination, any condition or event has come to their attention which would cause them to believe that any Default or Event of Default with respect to accounting matters existed on the date of such financial statements and, if such a condition or event has come to their attention, specifying in reasonable detail the nature and period, if known, of existence thereof (which certificate may be limited to the extent required by accounting rules and guidelines) and (ii) concurrently with the delivery of the financial statements referred to in Sections 5.06(a) and (b), a duly completed Compliance Certificate signed by a Financial Officer of the Parent, which shall, among other things, (A) state whether any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Parent most recently theretofore delivered under Section 5.06(a) or (b) (or, prior to the first such delivery, referred to in Section 4.06) and, if any such change has occurred, setting forth in reasonably detail such change and (B) in the case of any such Certificate delivered concurrently with the delivery of the financial statements referred to in Section 5.06(a), set forth a reasonably detailed calculation of Excess Cash Flow for the applicable fiscal year;
     (d) Projections. Within ninety (90) days after the end of each fiscal year of the Parent, commencing with the fiscal year ending December 31, 2010, a certified copy of the Parent’s forecasted consolidated (and, if reasonably requested by the Administrative Agent, consolidating by operating segment): (a) balance sheet; (b) profit and loss statement; (c) cash flow statement; and (d) capitalization statement, in each case as of the last day of or for each of the two fiscal years immediately following the end of such fiscal year, together with appropriate supporting details and a statement of underlying assumptions in a format consistent with the Projections and otherwise reasonably acceptable to the Administrative Agent;

     (e) Internal Controls. Promptly upon receipt thereof, copies of any audit or other reports delivered to the board of directors of the Parent (or the audit committee of such board) by an independent registered public accounting firm in connection with such firm’s audit of the consolidated financial statements of the Parent if such reports identify material weaknesses in internal controls over financial reporting of the Parent;
     (f) Supplemental Perfection Certificate and Other Collateral Matters. Concurrently with the delivery of the financial statements referred to in Section 5.06(a) and (b), a duly completed Supplemental Perfection Certificate signed by a Responsible Office of the Parent;
     (g) Securities Law Filings and other Public Information. Promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Parent, and copies of all annual, periodic and special reports and registration statements which the Parent files with the SEC under Section 13 or 15(d) of the Exchange Act or with any other securities Governmental Authority, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (h) Press Releases. To the extent not otherwise provided for herein, as soon as available, any press release or other public announcement or statement by the Loan Parties;
     (i) Patriot Act. Promptly, following a request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act;
     (j) InfrastruX Merger Agreement and Other Material Contracts. Promptly after receipt thereof by any Loan Party, copy of any notice (i) under the InfrastruX Merger Agreement with respect to any working capital adjustment or any indemnity claim thereunder and (ii) of any material claim, proposed amendment, waiver, modification or termination of or under any other Material Contract;
     (k) Monthly Backlog Reports. Within 20 Business Days after the end of each month, an internal backlog report consistent with the detail (but omitting any commentary) in the Borrower’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K and otherwise in form reasonably acceptable to the Administrative Agent; and
     (l) Other Information. Such other information respecting the business, properties or Collateral, or the condition or operations, financial or otherwise, of the Parent and its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may from time to time reasonably request.
     Documents required to be delivered pursuant this Section 5.06 may be delivered electronically and, in the case of Sections 5.06(a), (b), (g), (h), or (j) shall be deemed to have been delivered if such documents, or one or more annual, quarterly or other reports or filings containing such documents (including, in the case of certifications required pursuant to Section 5.06(b), the certifications accompanying any such quarterly report pursuant to Section 302 of the Sarbanes-Oxley Act of 2002), (i) shall have been posted or provided a link to on the Parent’s website on the Internet at the website address listed on Schedule 10.02, (ii) shall be available on the website of the SEC at http://www.sec.gov or (iii) shall have been posted on the Parent’s behalf on IntraLinks/IntraAgency or another website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall not have an obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Parent with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
     The Borrower hereby acknowledges that (a) the Agents will make available to the Lenders and the Issuing Bank materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to any Loan Party or its securities) (each, a “Public Lender”). If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that (x) prior to any public offering of securities by any Loan Party, is of a type that would be contained in a customary offering circular for an offering of debt securities made in reliance on Rule 144A under the Securities Act or (y) following any public offering of securities by a Loan Party, is either publicly available or not material information (though it may be sensitive and proprietary) with respect to such Loan Party or its securities for purposes of United States Federal and State securities laws. The Agents shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Loan Parties or any securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07).
     Section 5.07 Other Notices. In the case of the Parent, deliver to the Administrative Agent:
     (a) Defaults. Prompt written notice of the occurrence of any Default or Event of Default;
     (b) Litigation. Prompt written notice of the filing or commencement of, receipt of any written notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Parent or any of its Subsidiaries, or any material development in any such action, suit, proceeding, that, in either case, could reasonably be expected to result in a liability of the Parent or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;
     (c) ERISA Events. Prompt written notice of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;

     (d) Environmental Notices. Promptly upon receipt thereof, a copy of any form of written notice, summons, material correspondence or citation received from any Governmental Authority or any other Person, (i) concerning material violations or alleged violations of Environmental Laws, which seeks or threatens to impose liability on the Parent or its Subsidiaries therefor, (ii) alleging liability for any material action or omission on the part of the Borrower or any of its Subsidiaries in connection with any Release of Hazardous Material, (iii) providing any written notice of potential responsibility or liability under any Environmental Law, or (iv) concerning the filing of a Lien other than a Permitted Lien upon, against or in connection with the Parent or any of its Subsidiaries, or any of their leased or owned material property, wherever located, in each of cases (i) through (iv) that, individually or in the aggregate, could reasonably be expected to result in a liability of the Parent or any of its Subsidiaries in an aggregate amount exceeding $10,000,000;
     (e) Information Regarding Loan Parties. Written notice of any change since the Effective Date in the legal name, corporate structure, jurisdiction of organization or formation or organizational identification number of any Loan Party within thirty (30) days after the occurrence thereof;
     (f) Material Changes. Prompt written notice of any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
     (g) Mandatory Prepayment Events. Prompt written notice of the occurrence of (i) any Asset Disposition or Event of Loss with respect to which the Borrower is required to make a mandatory prepayment pursuant to Section 2.08(c)(v), (ii) any incurrence or issuance of any Debt with respect to which the Borrower is required to make a mandatory prepayment pursuant to Section 2.08(c)(vi), and (iii) any Equity Issuance by the Parent with respect to which the Borrower is required to make a mandatory prepayment pursuant to Section 2.08(c)(vii); and
     (h) SEC Correspondence. Within five (5) Business Days after receipt thereof, copy of any written notice or other written correspondence received by the Parent or any Subsidiary from the SEC informing the Parent or any Subsidiary that the SEC has issued a formal order of an investigation concerning the financial reporting of the Parent or any Subsidiary thereof.
Each notice pursuant to this Section shall be accompanied, where applicable, by a statement of a Responsible Officer of the Parent setting forth details of the occurrence referred to therein and stating what action the Parent has taken or proposes to take with respect thereto. Each notice pursuant to Section 5.07(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Documents required to be delivered pursuant to this Section 5.07 shall be posted by the Administrative Agent on IntraLinks/IntraAgency or another relevant website to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and the Administrative Agent shall promptly notify each Lender of such posting.
     Section 5.08 Books and Records; Inspection. (a) Keep proper records and books of account in which full, true and correct entries will be made in accordance with GAAP and all material Legal Requirements, reflecting all material financial transactions and matters involving the assets and business of the Parent and its Subsidiaries, (b) maintain such books, records and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Parent and its Subsidiaries, as the case may be, and (c) permit representatives and independent contractors of the Collateral Agent, the Administrative Agent and each Lender to (i) visit and inspect any of its properties, (ii) to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iii) to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the applicable Loan Party or Subsidiary; provided that the Loan Parties shall be responsible for such expenses not more than one (1) time per year unless an Event of Default has occurred and is continuing, in which case the Loan Parties shall be responsible for all such expenses.
     Section 5.09 Agreement to Grant Acceptable Security Interest.
     (a) Cause each Loan Party to grant to the Collateral Agent an Acceptable Security Interest in any property of such Person now owned or hereafter acquired, other than the Excluded Property.
     (b) Without limiting the generality of Section 5.09(a), upon the acquisition by any Loan Party after the Effective Date of (i) any fee interest in any real property or (ii) any other material property, in each case other than any Excluded Property and other than any such property in which the Collateral Agent shall already have an Acceptable Security Interest, the Parent shall, all at the expense of the Parent, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after such acquisition:
     (i) furnish to the Collateral Agent a reasonably detailed description of the property so acquired and
     (ii) cause the applicable Loan Party to execute and deliver to the Collateral Agent one or more Security Documents (including, in the case of any such fee interest in real property, a Mortgage), to file financing statements under the applicable UCC and to take all such further action as may reasonably be requested by the Collateral Agent in order to create an Acceptable Security Interest in such property.
     (c) Cause each Loan Party to provide to the Collateral Agent such information with respect to motor vehicles and other assets of the Loan Parties subject to certificates of title as the Collateral Agent may reasonably request from time to time and, in the event that the book value, determined as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.06(a) or 5.06(b), of any such motor vehicle or other asset is greater than $150,000, then the Loan Parties shall, at the request of the Collateral Agent, within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) thereof, grant to the Collateral Agent an Acceptable Security Interest in such motor vehicle or other asset;
     (d) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, the Collateral Agent may grant extensions of time for the creation of an Acceptable Security Interest in particular property (including extensions beyond the Effective Date for the creation of an Acceptable Security Interest in the property of the Loan Parties on such date)

where it determines that such creation cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or any other Loan Document.
     (e) Notwithstanding anything to the contrary set forth herein or in any other Loan Document, (i) no Loan Party shall be required to obtain any consents or approvals to the assignment to the Collateral Agent of any license, contract or other agreement under which such Loan Party has any rights, (ii) no Loan Party shall be required to obtain any landlord lien waiver or subordination agreement, any bailee waiver or any similar agreement and (iii) no Loan Party shall be required to perfect the Liens created under the Loan Documents by any means other than (A) filings pursuant to the UCC of the applicable jurisdiction, (B) filings with the United States Patent and Trademark Office and United States Copyright Office, provided that, with respect to licenses, such filings shall be limited to exclusive copyright licenses under which such Loan Party is a licensee, (C) in the case of Collateral that constitutes instruments, delivery thereof to the Collateral Agent in accordance with the terms of the Security Documents, (D) in the case of Collateral that constitutes deposit accounts or securities accounts, entry into Account Control Agreements as required hereunder, (E) in the case of fee interest in any real property, entry into Mortgages as required hereunder, (F) in the case of Collateral that constitutes aircraft or motor vehicles that are not Excluded Property, filings with the appropriate Governmental Authorities or placing the interest of the Collateral Agent as lienholder on the certificate of title, and (G) in the case of any other Collateral, such other perfection means as are expressly set forth herein or in any other Loan Document with respect to such Collateral.
     Section 5.10 Additional Guarantors.
     (a) Within thirty (30) days (or such longer period as may be agreed to by the Administrative Agent) after the Parent forms or acquires any Domestic Subsidiary (other than a CFC) that is a Material Subsidiary, or after any Domestic Subsidiary of the Parent (other than a CFC) becomes a Material Subsidiary, provide written notice to the Administrative Agent thereof and cause such Subsidiary to (i) become a Guarantor by executing and delivering to the Administrative Agent a counterpart of this Agreement or such other document as the Administrative Agent shall reasonably deem appropriate for such purpose, (ii) deliver to the Administrative Agent documents of the types referred to in Section 3.02(a)(ix), (x) and (xi) and a favorable opinion of counsel to such Subsidiary (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in clause (a) above), all in form and substance reasonably satisfactory to the Administrative Agent, (iii) execute and deliver to the Collateral Agent a supplement, in the form specified therein, to each of the Security Agreement and the Pledge Agreement and (iv) otherwise comply with its agreements set forth in Section 5.09.
     (b) Without limiting its obligations under Section 5.10(a), the Parent may cause any Domestic Subsidiary (whether or not such Subsidiary is a Material Subsidiary) to become a Loan Party for all purposes hereof by causing such Subsidiary to take the actions specified in clauses (i) through (iv) of Section 5.10(a).
     Section 5.11 Hedging Arrangements. In the case of the Borrower, within ninety (90) days after the Effective Date enter into, and thereafter for a period of not less than three (3) years maintain in effect, one or more Hedging Arrangements the effect of which shall be to fix or otherwise limit the interest cost to the Borrower with respect to at least 50% of the aggregate outstanding principal amount of the Term Loans.
     Section 5.12 Further Assurances in General. Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing or continuation statements or amendments thereto (or similar documents required by any laws of any applicable jurisdiction)), which may be required under any Legal Requirement or otherwise and the execution or taking of which the Administrative Agent or the Collateral Agent may reasonably request, all at the expense of the Parent. The Parent also agrees to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents, statements and schedules further identifying, updating and describing the Collateral and other information, reports and evidence concerning the Collateral.
     Section 5.13 Post-Closing Agreement. Perform and observe all the terms and provisions of the Post-Closing Agreement to be performed or observed by it in accordance with the terms of the Post-Closing Agreement.
ARTICLE VI
NEGATIVE COVENANTS
     From and after the Effective Date, so long as the Loans or any amounts under any Loan Document shall remain unpaid, any Lender shall have any Commitment, or there shall exist any Letter of Credit Exposure, no Loan Party shall, and shall cause each of its Subsidiaries not to:
     Section 6.01 Liens. Create, assume, incur or suffer to exist any Lien on or in respect of any of its property, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):
     (a) Liens created pursuant to any Loan Document;
     (b) Excepted Liens;
     (c) Liens existing on the Closing Date and described in Schedule 6.01; provided that such Liens shall secure only those obligations which they secure on the Closing Date and refinancings, extensions, renewals and replacements thereof not prohibited hereunder;
     (d) Liens securing Debt permitted under Section 6.02(f) and obligations relating thereto not constituting Debt; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Debt and the proceeds thereof, and (ii) the Debt secured thereby does not exceed the lesser of the cost or fair market value of the property being acquired or financed on the date of acquisition or financing;
     (e) Liens securing Debt permitted under Section 6.02(j) and obligations relating thereto not constituting Debt; provided that such Liens do not extend to any assets of the Parent or any of its Subsidiaries other than the Governmental Fueling Facilities;

     (f) Liens on fixed or capital assets acquired, constructed or improved by the Parent or any Subsidiary; provided that (i) such Liens secure only Debt permitted by Section 6.02(l) and obligations relating thereto not constituting Debt and (ii) such Liens shall not apply to any other asset of the Parent or any Subsidiary; provided further that in the event purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person;
     (g) Liens securing Debt permitted under Section 6.02(k) or other obligations relating to the payment of insurance premiums; provided that such Liens do not extend to any assets of the Parent or any of its Subsidiaries other than assets of the type customarily subject to such Liens (including rights under the applicable insurance policies);
     (h) any Lien existing on any asset prior to the acquisition thereof by the Parent or any Subsidiary or existing on any asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other asset of the Parent or any Subsidiary, and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and any refinancings, extensions, renewals and replacements thereof that are not prohibited hereunder;
     (i) in connection with the sale or transfer of all the Equity Interests in any Subsidiary (other than the Borrower) in a transaction permitted under Section 6.03 or 6.04, customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof;
     (j) in the case of any Subsidiary that is not a Wholly-Owned Subsidiary, any put and call arrangements related to its Equity Interests set forth in its Organizational Documents or any related joint venture or similar agreement;
     (k) Liens solely on any cash earnest money deposits made by the Parent or any Subsidiary in connection with any letter of intent or purchase agreement in respect of any transaction permitted under Section 6.05;
     (l) Liens securing obligations in respect of any performance bonds, surety bonds or similar instruments incurred in the ordinary course of business of the Parent and its Subsidiaries; provided that such Liens do not extend to assets of the Parent or any of its Subsidiaries other than assets of the type customarily subject to such Liens;
     (m) Liens securing Debt permitted by Section 6.02(g) and obligations relating thereto not constituting Debt; provided that such Liens do not extend to any assets of the Parent or any of its Subsidiaries other than the assets that relate to the applicable Sale and Leaseback Transaction; and
     (n) Liens not otherwise permitted hereunder; provided that the aggregate principal amount of the obligations secured by such Liens does not exceed $1,000,000 at any time outstanding.

     Section 6.02 Debts. Create, assume or suffer to exist, or in any manner become or be liable in respect of, any Debt, except:
     (a) Debt under the Loan Documents;
     (b) Debt existing on the Closing Date, or incurred under commitments existing on the Closing Date, and in each case described in Schedule 6.02, and any Debt refinancing, extending, renewing or replacing any such Debt to the extent (i) the principal amount of such refinancing, extending, renewing or replacing Debt does not exceed the principal amount of such Debt being refinanced, extended, renewed or replaced, (ii) neither the final scheduled maturity nor the weighted average life to maturity of such refinancing, extending, renewing or replacing Debt is shorter than the final scheduled maturity or the remaining weighted average life to maturity of such Debt being refinanced, extended, renewed or replaced and (iii) if such Debt being refinanced, extended, renewed or replaced is subordinated to the obligations of a Loan Party hereunder, such refinancing, extending, renewing or replacing Debt is subordinated to the obligations of such Loan Party hereunder on terms no less favorable to the Lenders in any material respect;
     (c) unsecured Debt of any Loan Party owing to any other Loan Party;
     (d) unsecured Debt of the Parent or any Subsidiary owing to the Parent or any other Subsidiary; provided that (i) any such Debt of any Loan Party owing to any Subsidiary that is not a Loan Party is subordinated to the obligations of such Loan Party hereunder on terms in form and substance reasonably acceptable to the Administrative Agent, (ii) any such Debt of any Subsidiary that is not a Loan Party owing to a Loan Party is permitted under Section 6.05 and (iii) if any such Debt of any Subsidiary that is not a Loan Party owing to a Loan Party is evidenced by a promissory note, such promissory note shall be pledged to the Collateral Agent for the benefit of the Secured Parties;
     (e) Guarantees of the Parent or any Subsidiary in respect of Debt of the Parent or any Wholly-Owned Subsidiary permitted hereunder;
     (f) Capital Leases incurred to make Capital Expenditures permitted pursuant to Section 6.15;
     (g) Capital Leases incurred in connection with any Sale and Leaseback Transaction permitted by Section 6.13(a)(ii);
     (h) the Convertible Senior Notes and any Debt refinancing, extending, renewing or replacing any Convertible Senior Notes to the extent (i) the principal amount of such Debt does not exceed the principal amount of the Convertible Senior Notes being refinanced, extended, renewed or replaced, (ii) such Debt is unsecured, and (iii) neither the final scheduled maturity nor the weighted average life to maturity of such Debt is shorter than the final scheduled maturity of the Convertible Senior Notes being refinanced, extended, renewed or replaced (it being understood and agreed that, for purposes of this clause (h), any such Debt shall, if otherwise meeting the requirements set forth above, be permitted to be created and be in existence, notwithstanding that the proceeds of such Debt shall not be applied to make such refinancing, extension, renewal or replacement of any Convertible Senior Notes immediately upon the creation thereof, if (A) the proceeds of such Debt are applied to make such refinancing, extension, renewal or replacement no later than 60 days following the date of the creation thereof and (B) at all times pending such application all the proceeds of such Debt are held in an account of the Borrower with the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement);
     (i) Debt in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that the aggregate principal amount of any such Debt that is secured may not exceed $1,000,000 at any time outstanding;
     (j) Debt incurred in connection with the construction or development of any Governmental Fueling Facility; provided, however, that (i) the aggregate outstanding principal amount of such Debt does not exceed $20,000,000 at any time during the construction phase of such Governmental Fueling Facility and (ii) upon completion of construction of, and commencement of revenues resulting from, a Governmental Fueling Facility, neither the Parent nor any of its Subsidiaries shall have any liability whatsoever, whether direct or indirect, contingent or otherwise, for such Debt, except to the extent such liability is limited to recourse to such Governmental Fueling Facility;
     (k) Debt consisting of the financing of insurance premiums; provided, that the final scheduled maturity of such Debt shall not exceed one (1) year after the date of incurrence thereof;
     (l) Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any fixed or capital assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets; provided that (i) the principal amount of such Debt does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (ii) the aggregate principal amount of Debt permitted under this clause (l) shall not exceed $10,000,000 at any time outstanding;
     (m) Debt of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary in a transaction permitted hereunder) after the date hereof, or Debt of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a transaction permitted under Section 6.05; provided that (i) such Debt exists at the time such Person becomes a Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Subsidiary (or such merger or consolidation) or such assets being acquired and (ii) the aggregate principal amount of Debt permitted by this clause (m) shall not exceed $10,000,000 at any time outstanding; and
     (n) Debt owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; provided that such Debt shall be repaid in full within five (5) Business Days of the incurrence thereof.
     Section 6.03 Merger or Consolidation. Merge consolidate with or into another Person, or dissolve or liquidate, except that, so long as no Default or Event of Default exists or would result therefrom:

     (a) (i) any Subsidiary (other than the Borrower) may merge with the Parent or the Borrower, provided that the Parent or the Borrower shall be the continuing or surviving Person, (ii) any Person (other than the Parent or the Borrower) may merge or consolidate with any Subsidiary (other than the Borrower), provided that the continuing or surviving Person is a Subsidiary and, if any party to such merger or consolidation is a Guarantor, is a Guarantor and (iii) any Subsidiary (other than the Borrower) may merge into or consolidate with any Person in a transaction permitted by Section 6.04 in which the continuing or surviving Person is not a Subsidiary;
     (b) the Parent and its Subsidiaries may consummate the InfrastruX Merger; and
     (c) the Parent may dissolve or liquidate any Subsidiary (other than a Material Subsidiary); provided that any Asset Disposition of the assets of such dissolved or liquidated Subsidiary is permitted by Section 6.04.
     Section 6.04 Asset Dispositions. Make any Asset Disposition, except:
     (a) Asset Dispositions of equipment or real property to the extent that (i) such Asset Disposition is in the ordinary course of business and (ii) (A) such property is exchanged for credit against the purchase price of similar replacement property or (B) the proceeds of such Asset Disposition are reasonably promptly applied to the purchase price of other equipment or real property;
     (b) Asset Dispositions by the Parent to any Subsidiary or by any Subsidiary to the Parent or to another Subsidiary; provided that, except in the case of any InfrastruX Post-Merger Reorganization Transfer, if the transferor in such Asset Disposition is a Loan Party, the transferee must be a Loan Party;
     (c) Asset Dispositions not otherwise permitted under this Section 6.04; provided that (i) at the time of each such Asset Disposition, no Default or Event of Default shall exist or would result from such Asset Disposition, (ii) in the case of any such Asset Disposition, the sum of the highest of (A) the book value, (B) the market value (if available to the Parent without undue burden or expense) and (C) the purchase price of all the property to be disposed of in such Asset Disposition, or disposed of in any other Asset Disposition made in reliance on this clause (c) in the same fiscal year as such Asset Disposition (in each case measured as of the date of the applicable Asset Disposition), shall not exceed 5% of the Tangible Net Worth as of the end of the fiscal quarter most recently ended prior to the date of such Asset Disposition and (iii) to the extent required pursuant to Section 2.08(c)(v), the Net Proceeds of such Asset Disposition are applied in accordance with such Section;
     (d) Investments permitted by Section 6.05 and Restricted Payments permitted by Section 6.06;
     (e) grants of licenses, sublicenses, leases and subleases in the ordinary course of business that do not interfere in any material respect with the business of the Parent or any Subsidiary;

     (f) sales or discounts of accounts receivable in connection with the compromise or collection thereof in the ordinary course of business;
     (g) [reserved];
     (h) the InterCon Directional Drilling Transaction; provided that (i) at least 75% of the consideration received therefor by the Parent and its Subsidiaries is in the form of cash or Cash Equivalents, and (ii) to the extent required pursuant to Section 2.08(c)(v), the Net Proceeds of such Asset Disposition are applied in accordance with such Section; and
     (i) Asset Dispositions by the Parent or any Subsidiary made, directly or indirectly through any Subsidiary, in connection with any Project Specific Co-Development Arrangement; provided that (i) any such Asset Disposition is made solely to obtain the project that is the subject of such Project Specific Co-Development Arrangement or for working capital purposes of such Project Specific Co-Development Arrangement or otherwise to provide equipment or other assets required for the performance of obligations in respect of such Project Specific Co-Development Arrangement and (ii) any such Asset Disposition is made solely during the effectiveness of such Project Specific Co-Development Arrangement (including any warranty period in respect thereof).
     Section 6.05 Investments and Acquisitions. Make any Investments or Acquisitions except:
     (a) Investments in the form of Cash Equivalents;
     (b) Investments of the Parent and its Subsidiaries in Subsidiaries in existence on the Closing Date and other Investments in existence on the Closing Date and set forth on Schedule 6.05;
     (c) advances to officers, directors and employees of the Parent and its Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;
     (d) Investments of a Loan Party in or to another Loan Party;
     (e) Investments by the Parent or any Subsidiary in or to the Parent or any other Subsidiary; provided that the aggregate principal amount of Investments (other than any InfrastruX Post-Merger Reorganization Transfer) made under this clause (e) by the Loan Parties in or to Subsidiaries that are not Loan Parties shall not exceed $35,000,000 at any time outstanding;
     (f) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

     (g) Guarantees permitted by Section 6.02 and Guarantees of the Parent or any Subsidiary in respect of obligations (other than obligations constituting Debt) of the Parent or any of its Subsidiaries;
     (h) Investments under Hedging Arrangements permitted under Section 6.11;
     (i) Acquisitions so long as:
     (i) both before and after giving effect to each such Acquisition, no Default or Event of Default exists or would result therefrom;
     (ii) as soon as available, but not less than five (5) Business Days prior to the consummation of each such Acquisition, the Parent has provided to the Administrative Agent copies of substantially definitive documentation with respect to such Acquisition;
     (iii) the cash consideration (other than Permitted Consideration Payments) paid in connection with all such Acquisitions does not exceed $25,000,000 in the aggregate since the Effective Date; provided that the requirement in this clause (iii) shall not apply with respect to any Acquisition if Liquidity immediately before and immediately after giving effect to any such Acquisition is greater than $150,000,000;
     (iv) each such Acquisition shall have been approved by the board of directors, or other equivalent governing body, of the Person acquired or the assets of which have been acquired pursuant thereto;
     (v) no Loan Party shall, as a result of or in connection with any such Acquisition, assume or incur any direct or contingent liabilities (whether relating to environmental, tax, litigation, or other matters) that could reasonably be expected, as of the date of such Acquisition, to result in the existence or occurrence of a Material Adverse Effect; and
     (vi) with respect to each Acquisition, the Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent to the effect that, after giving effect to such Acquisition, the Parent would be in compliance with Sections 6.16, 6.17 and 6.19 on a pro forma basis (attaching a reasonably detailed calculation in support thereof);
     (j) the InfrastruX Merger pursuant to the terms of the InfrastruX Merger Instruments;
     (k) Investments by the Parent or any Subsidiary that result solely from the receipt by the Parent or such Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Equity Interests, evidences of Debt or other securities;
     (l) Investments by the Parent or any Subsidiary made, directly or indirectly through any Subsidiary, in connection with any Project Specific Co-Development Arrangement; provided that (i) any such Investment is made solely to obtain the project that is the subject of such Project Specific Co-Development Arrangement or for working capital purposes of such Project Specific Co-Development Arrangement or otherwise to provide equipment or other assets required for the performance of obligations in respect of such Project Specific Co-Development Arrangement (and, in the case of any Investment in the form of a loan, such loan is not made as part of a revolving working capital credit facility) and (ii) any such Investment is made solely during the effectiveness of such Project Specific Co-Development Arrangement (including any warranty period in respect thereof); and
     (m) other Investments and other Acquisitions, provided that (i) the aggregate outstanding amount of Investments made in reliance on this clause (m), together with, without duplication, the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (m), in each case in any fiscal year shall not exceed $15,000,000 (excluding, for purposes of this clause (i), any such Investment or Acquisition if Liquidity is equal to or greater than $150,000,000 immediately before and immediately after giving effect to such Investment or Acquisition) and (ii) the aggregate amount of Investments made in reliance on this clause (m) outstanding at any time, together, without duplication, with the aggregate amount of consideration paid in connection with all other Acquisitions made in reliance on this clause (m), shall not exceed $100,000,000 at any time outstanding.
Notwithstanding the foregoing:
     (i) during the Interim Period, Acquisitions permitted under Section 6.05(i) or (m) may only be made if (A) the consideration therefor paid during the Interim Period consists only of Equity Interests of the Parent (it being agreed that any Permitted Consideration Payments shall not be deemed to be consideration), (B) the aggregate consideration for all such Acquisitions does not exceed the sum of (x) $100,000,000 plus (y) solely in the case of any such consideration in the form of an earnout or similar purchase price adjustment, $10,000,000, and (C) the Administrative Agent consents to each such Acquisition, such consent not to be unreasonably withheld, delayed or conditioned; and
     (ii) after the Interim Period, any Investment or Acquisition permitted under Section 6.05(i) or (m) (other than Investments by the Parent or any Subsidiary in or to the Parent or any other Subsidiary) may only be made if (A) Liquidity is equal to or greater than $50,000,000 immediately before and immediately after giving effect to such Investment or Acquisition and (B) other than in the case of any Investment or Acquisition the consideration for which consists only of Equity Interests of the Parent and the Permitted Consideration Payments, the Total Leverage Ratio, after giving pro forma effect to such Investment or Acquisition, is less than (1) the maximum Total Leverage Ratio then permitted by Section 6.17 minus (2) 0.50.
     Section 6.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
     (a) each Subsidiary of the Parent may declare and make Restricted Payments to the Parent, any of its Subsidiaries and, not in excess of its ratable share thereof, any other holder of any Equity Interests of such Subsidiary;

     (b) so long as no Default or Event of Default exists or would result therefrom, the Parent may declare and make dividend payments or other distributions payable to the holders of its Equity Interests solely in the common stock or other common Equity Interests of the Parent;
     (c) so long as no Default or Event of Default exists or would result therefrom, the Parent may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
     (d) (i) the Parent and its Subsidiaries may declare and make Restricted Payments, not exceeding $2,500,000 in the aggregate for any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Parent and its Subsidiaries; (ii) the Parent may repurchase Equity Interests upon the “cashless exercise” of stock options or warrants or upon the vesting of restricted stock units or performance units, if such Equity Interests represent the exercise price of such options or warrants or represent withholding taxes due upon such exercise or vesting, and (iii) the Parent may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Parent in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests in the Parent;
     (e) declare and make a distribution of preferred or common share purchase rights, and redeem or exchange outstanding preferred or common share purchase rights pursuant to any rights agreements approved by the board of directors of the Parent; provided that the consideration for any such redemption or exchange does not exceed in the aggregate $700,000;
     (f) the Parent may make Restricted Payments required to be made in respect of any preferred Equity Interests issued by the Parent in satisfaction of earnout obligations under the InfrastruX Merger Agreement; and
     (g) the Parent may declare and make dividend payments or other distributions payable to the holders of its Equity Interests that are directors, officers or employees of the Parent or its Subsidiaries solely in the common stock or other common Equity Interests of the Parent pursuant to and in accordance with stock option plans or other benefit plans or agreements for directors, officers or employees of the Parent and its Subsidiaries.
     Section 6.07 Change in Nature of Business. In the case of any Subsidiary of the Parent, engage in any line of business substantially different from those lines of business conducted by the Parent and its Subsidiaries on the Effective Date (after giving effect to the InfrastruX Merger) or any business substantially related or incidental thereto. In the case of the Parent, engage in any business or activity other than (a) the ownership of Equity Interests in the Borrower and its other Subsidiaries, cash and Cash Equivalents and intellectual property rights, (b) maintaining its corporate existence, (c) participating in tax, accounting, pension and other administrative activities as the parent of the consolidated group of companies, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) incurring Debt and Guarantees permitted to be incurred by it under Section 6.02 and other liabilities (including liabilities imposed by Legal Requirements) not prohibited to be incurred by it hereunder, (f) making Restricted Payments, Investments and Acquisitions to the

extent permitted by this Agreement, (g) providing indemnification to officers, directors and employees in the ordinary course of business, (h) performing such other obligations, and engaging in such other business or activity, as are required by Legal Requirements or as are reasonably related to the business and activities of its Subsidiaries and (i) activities incidental to the businesses or activities described in clauses (a) through (h) of this Section.
     Section 6.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Parent, whether or not in the ordinary course of business, including, without limitation, any payment by the Parent or any of its Wholly-Owned Subsidiaries of any management, consulting or similar fees to any such Affiliate, whether pursuant to a management agreement or otherwise, other than on terms substantially as favorable or more favorable to the Parent or such Subsidiary as would be obtainable by the Parent or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than transactions (a) between or among the Loan Parties, (b) between or among Subsidiaries that are not Loan Parties, (c) between or among the Parent and its Subsidiaries, provided that such transactions are intercompany transactions entered into in the ordinary course of business as part of tax, accounting, pension and other administrative activities, (d) otherwise permitted by this Agreement, (e) pursuant to arrangements existing on the date hereof and set forth on Schedule 6.08, (f) those certain leases and subleases with Affiliates of William J. Haugland for properties located in Hauppauge, Yaphank and Patchogue, New York, and Springfield, Massachusetts, each as in effect as of the Effective Date without giving effect to amendments or modifications thereto (excluding ministerial changes and renewals at market rates) except with the consent of the Administrative Agent or otherwise in accordance with the Loan Documents, and (g) agreements by Hawkeye, LLC for the provision of certain services to Hawkeye Energy Greenport, LLC, as in effect as of the Effective Date without giving effect to amendments or modifications thereto (excluding ministerial changes and renewals at market rates) except with the consent of the Administrative Agent or otherwise in accordance with the Loan Documents.
     Section 6.09 Agreements Restricting Liens and Distributions. Create or otherwise cause or suffer to exist any prohibition, encumbrance or restriction which prohibits or otherwise restricts the ability of (a) any Subsidiary to make Restricted Payments to any Loan Party, (b) any Domestic Subsidiary to Guarantee the Debt of any Loan Party or (c) the Parent or any other Loan Party to create, incur, assume or suffer to exist Liens on property of such Person (other than any Excluded Property) to secure the Obligations; provided, however, that (i) the foregoing shall not apply to (A) prohibitions, encumbrances or restrictions imposed by Legal Requirements or by any Loan Document, (B) prohibitions, encumbrances or restrictions imposed by the agreements or documents governing or evidencing the Convertible Senior Notes or any agreement or document governing or evidencing any other Debt permitted by Section 6.02(h), and (C) in the case of any Subsidiary that is not a Wholly-Owned Subsidiary of the Parent, prohibitions, encumbrances or restrictions imposed by its Organizational Documents or any related joint venture or similar agreement, provided that such prohibitions, encumbrances or restrictions apply only to such Subsidiary and to any Equity Interests in such Subsidiary, (ii) clauses (a) and (b) of the foregoing shall not apply to (A) customary prohibitions, encumbrances and restrictions contained in agreements relating to the disposition of a Subsidiary, or a business unit, division, product line or line of business, that are applicable solely pending such sale, provided that such prohibitions, encumbrances or restrictions apply only to the Subsidiary, or the business unit, division, product line or line of business, that is to be sold and such disposition is permitted by

Section 6.04, (B) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt or other obligations of any Subsidiary in existence at the time such Subsidiary became a Subsidiary and otherwise permitted by Section 6.02(m), provided that such restrictions and conditions apply only to such Subsidiary, or (C) prohibitions, encumbrances and restrictions imposed by agreements relating to Debt of Foreign Subsidiaries permitted under Section 6.02, provided that such restrictions and conditions apply only to Foreign Subsidiaries, and (iii) clause (c) of the foregoing shall not apply to (A) prohibitions, encumbrances or restrictions imposed by any agreement relating to secured Debt permitted by Section 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(l) or 6.01(m), provided that such prohibitions, encumbrances or restrictions apply only to the assets securing such Debt, or (B) customary provisions in licenses, leases and other agreements restricting the assignment thereof or encumbrance of any rights or interests thereunder.
     Section 6.10 Limitation on Accounting Changes or Changes in Fiscal Periods. Permit (a) any change in any of its accounting policies affecting the presentation of financial statements or reporting practices, except as required or permitted by GAAP, or (b) the fiscal year of the Parent or any of its Subsidiaries to end on a day other than December 31 or change the Parent’s method of determining fiscal quarters.
     Section 6.11 Limitation on Speculative Hedging. (a) Purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hedging Arrangement for speculative purposes or taking a “market view” or (b) be party to or otherwise enter into any Hedging Arrangement that is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Parent’s or its Subsidiaries’ operations.
     Section 6.12 Use of Proceeds. Use the proceeds of the Term Loans, Revolving Advances and Letters of Credit for purposes other than as specified in Section 4.25. Use any part of the proceeds of Loans or Letters of Credit for any purpose which violates, or is inconsistent with, Regulations T, U, or X.
     Section 6.13 Sale and Leaseback Transactions and Synthetic Leases. Enter into or suffer to exist (a) any Sale and Leaseback Transaction, other than (i) any Sale and Leaseback Transaction entered into by any Person prior to the time such Person becomes a Subsidiary, provided that such Sale and Leaseback Transaction was not entered in contemplation of or in connection with such Person becoming a Subsidiary, and (ii) any Sale and Leaseback Transaction to the extent the sale, transfer or other disposition of the property thereunder is permitted under Section 6.04, or (b) any Synthetic Lease.
     Section 6.14 Convertible Senior Notes.
     (a) Make any optional, mandatory or scheduled payments on account of principal or interest (whether such payment is in form of redemption, purchase, retirement, defeasance, set-off or otherwise) in respect of the Convertible Senior Notes or any other Debt permitted by Section 6.02(h), other than (i) scheduled or other mandatory principal payments (including repurchases upon exercise by any holder thereof of its right to require the Parent to repurchase any Senior Convertible Notes or any such other Debt), (ii) scheduled or other mandatory interest or premium payments, (iii) refinancings, extensions, renewals or replacements thereof to the extent permitted under Section 6.02, (iv) payments made solely with Equity Interests in the Parent and (v) cash payments made with respect to fractional shares or as a part of a separately negotiated inducement to the holders of Convertible Senior Notes in connection with any conversion thereof in accordance with the terms of the indenture related thereto.
     (b) Permit any supplement, amendment or other modification of any indenture, instrument or agreement pursuant to which any Convertible Senior Notes if such waiver, supplement, modification or amendment would (i) increase the maximum principal amount of such Convertible Senior Notes or the ordinary interest rate or the default interest rate on such Convertible Senior Notes, (ii) accelerate the dates upon which payments of principal or interest are due on any Convertible Senior Notes, (iii) change any event of default or add any covenant with respect to the Convertible Senior Notes, (iv) change the payment, redemption or prepayment provisions of the Convertible Senior Notes or (v) change or amend any other term in a manner that materially increases the obligations of the obligors thereunder or confers additional material rights on the holder of such Convertible Senior Notes and that, in each case, is materially adverse to the interests of the Lenders.
     Section 6.15 Maximum Capital Expenditures. (a) During the Interim Period, permit Capital Expenditures to exceed $60,000,000 in the aggregate, and (b) for any fiscal year thereafter, permit Capital Expenditures to be greater than the higher of (i) $70,000,000 in the aggregate or (ii) 25% of Consolidated EBITDA.
     Section 6.16 Minimum Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the last day of any fiscal quarter to be less than the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Minimum Interest Coverage Ratio
Fiscal quarters ending June 30, 2010, September 30, 2010 and December 31, 2010	2.00 to 1.00
Fiscal quarters ending March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011	3.00 to 1.00
Fiscal quarter ending March 31, 2012 and each fiscal quarter thereafter	3.50 to 1.00
     Section 6.17 Maximum Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2010, to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal Quarter	Maximum Total Leverage Ratio
Fiscal quarters ending December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011	3.00 to 1.00
Fiscal quarters ending December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012	2.75 to 1.00
Fiscal quarter ending December 31, 2012 and each fiscal quarter thereafter	2.50 to 1.00

     Section 6.18 [Reserved].
     Section 6.19 Minimum Tangible Net Worth. Permit the Tangible Net Worth as of the end of any fiscal quarter to be less than (a) $292,000,000, plus (b) an amount equal to 50% of the Consolidated Net Income for each fiscal quarter ending after December 31, 2009 (with no deduction for a net loss in any such fiscal quarter), plus (c) 75% of the Equity Issuance Proceeds from any Equity Issuance consummated after the Effective Date, plus (d) 75% of the increase in the Stockholders’ Equity resulting from the conversion after the Effective Date of any Convertible Senior Notes into common stock of the Parent.
     Section 6.20 Minimum EBITDA. Permit Consolidated EBITDA (a) for the fiscal quarters ending June 30, 2010 and September 30, 2010 to be less than $35,000,000 for each such quarter and (b) for the two (2) consecutive fiscal quarters ending September 30, 2010 to be less than $75,000,000.
     Section 6.21 Minimum Cash Balance. At any time during the Interim Period, permit the aggregate amount of cash and Cash Equivalents owned by the Parent and its Subsidiaries to be less than $60,000,000.
     Section 6.22 Amendment of Organizational Documents. Permit any supplement, amendment or other modification of any Organizational Document of the Borrower or any other Subsidiary in a manner that is materially adverse to the interests of the Lenders.
     Section 6.23 Amendment of the InfrastruX Merger Agreement. Permit any supplement, amendment or other modification of, or any waiver under, the InfrastruX Merger Agreement in a manner that is materially adverse to the interests of the Lenders.
     Section 6.24 Settlement of the Nigerian Litigation. Permit any payment to or settlement with WAPCo in respect of the Nigerian Litigation, unless (i) no Default or Event of Default has occurred and is continuing or would result from such payment or settlement and (ii) the Parent shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Parent certifying that, after giving pro forma effect to such payment or settlement, the Parent would be in compliance with Sections 6.16, 6.17, and 6.19 (attaching a reasonably detailed calculation in support thereof).

ARTICLE VII
EVENTS OF DEFAULT
     Section 7.01 Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under any Loan Document:
     (a) Payment. The Borrower shall fail to pay (i) any principal of any Loan or reimburse any LC Disbursement when the same becomes due and payable, including, without limitation, any mandatory prepayment required by Section 2.08, or (ii) any interest on the Loans, any fees, reimbursements, indemnifications, or other amounts payable under this Agreement or any other Loan Document within three (3) days after the same becomes due and payable;
     (b) Representation and Warranties. Any representation or warranty made or deemed to be made by the Borrower or any other Loan Party (or any of their respective officers) in this Agreement, in any other Loan Document, or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed to be made; provided that to the extent that any representation or warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty shall prove to be incorrect in any respect when made or deemed to be made;
     (c) Covenant Breaches. Any Loan Party shall (i) fail to perform or observe any covenant contained in Sections 5.01 (with respect to the existence of the Borrower or Parent), 5.04(a), 5.06(a) and (b), 5.07(a), (e), and (g), 5.09(b) and 5.10 and Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days;
     (d) Cross-Default. (i) the Parent or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any of its Debt when the same becomes due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), provided that the aggregate principal amount of all such Debt (other than any Debt created hereunder) is at least $15,000,000 (or the equivalent in any other currency), (ii) the Parent or any of its Subsidiaries shall fail to comply with any of its covenants or agreements under any agreement or instrument relating to any of its Debt and such failure enables or permits the holder or holders of such Debt, or any trustee or agent on its or their behalf, without the lapse of any further grace periods (any applicable grace periods having expired), to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that the aggregate principal amount of all such Debt (other than any Debt created hereunder) is at least $15,000,000 (or the equivalent in any other currency) and (iii) any Debt of the Parent or any of its Subsidiaries shall be declared to be due and payable prior to the stated maturity thereof, provided that (A) the aggregate principal amount of all such Debt (other than any Debt created hereunder) is at least $15,000,000 (or the equivalent in any other currency) and (B) this clause (iii) shall not apply to (x) secured Debt that becomes due as a result of the voluntary sale or transfer of the assets securing such Debt, or the occurrence of any other event or condition (other than an “event of default”, however denominated) that requires a prepayment, repurchase, redemption or defeasance of any Debt pursuant to the terms of the agreements and instruments relating to such Debt as in effect prior to the occurrence of such event or condition, or (y) any Debt becoming due as a result of a refinancing, extension, renewal or replacement thereof permitted under Section 6.02;
     (e) Insolvency. Any Loan Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally; commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness which it would not otherwise be able to pay as it falls due or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it as a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any Debtor Relief Law, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against such Person, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or such Person shall take any action to authorize any of the actions set forth above in this paragraph (e) or any analogous procedure or step is taken in any jurisdiction;
     (f) Judgments. Any judgment shall be rendered against any Loan Party or any of its Subsidiaries and (A) the amount thereof (to the extent not covered by third-party insurance under which claim has been made in writing and liability therefor has not been denied by the insurer) is in excess of $10,000,000 (or the equivalent in any other currency) and (B) either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment by reason of a pending appeal or otherwise, shall not be in effect;
     (g) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of a Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $10,000,000, or (ii) the Parent or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $10,000,000;
     (h) Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the obligations of the Loan Parties hereunder, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document after execution and delivery thereof; or any Loan Party denies that it has any or further liability or obligation under any Loan Document in violation of the terms thereof, or purports to revoke, terminate or rescind any Loan Document;
     (i) Security Documents. At any time after the Effective Date, the Collateral Agent shall fail to have an Acceptable Security Interest in any material Collateral except as a result of (i) a sale, transfer or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) the Collateral Agent’s failure to maintain possession of any stock certificate, promissory note or other instrument delivered to it under the Security Documents; or

     (j) Change in Control. A Change of Control shall occur.
     Section 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to Section 7.01(e)) shall have occurred and be continuing, then, and in any such event:
     (a) the Administrative Agent (i) shall at the request, or may, with the consent, of the Majority Revolving Lenders, by notice to the Borrower, declare the Commitments and the obligation of each Lender and the Issuing Bank to make extensions of credit hereunder, including making Loans and issuing Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may, with the consent, of the Majority Lenders, by notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;
     (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Majority Revolving Lenders, Cash Collateralize the Letters of Credit in accordance with Section 7.07; and
     (c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.
     Section 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to Section 7.01(e) shall occur:
     (a) (i) the Commitments and the obligation of each Lender and the Issuing Bank to make extensions of credit hereunder, including making Loans and issuing Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;
     (b) the Borrower shall Cash Collateralize the Letters of Credit in accordance with Section 7.07; and
     (c) the Administrative Agent shall at the request of, or may with the consent of, the Majority Lenders proceed to enforce its rights and remedies under the Security Documents, this Agreement, and any other Loan Document for the ratable benefit of the Lenders by appropriate proceedings.

     Section 7.04 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.
     Section 7.05 Right of Set-off. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Legal Requirements, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Bank or any such Affiliate to or for the credit or the account of any Loan Party against any and all of the obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Issuing Bank and then due and payable, irrespective of whether or not such Lender or the Issuing Bank shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Loan Party are owed to a branch or office of such Lender or the Issuing Bank different from the branch or office holding such deposit or obligated on such indebtedness. In the event that any Defaulting Lender shall exercise any right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the Issuing Bank and their respective Affiliates under this Section 7.05 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Issuing Bank or their respective Affiliates may have. Each Lender and the Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
     Section 7.06 Application of Proceeds. From and during the continuance of any Event of Default, any monies or property actually received by the Administrative Agent or the Collateral Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Document or any other agreement with any Loan Party which secures any of the Obligations, shall be applied in the following order:
     (a) First, to payment of the reasonable expenses, liabilities, losses, costs, duties, fees, charges or other moneys whatsoever (together with interest payable thereon) as may have been paid or incurred in, about or incidental to any sale or other realization of Collateral, including reasonable compensation to the Agents and their agents and counsel, and of any other unreimbursed reasonable expenses and indemnities, in each case for which the Administrative Agent, the Collateral Agent or any Secured Party is to be reimbursed pursuant to this Agreement or any other Loan Document and that are then due and payable;
     (b) Second, to the ratable payment of accrued but unpaid fees, commitment fees, and fronting fees owing to the Issuing Bank and the Lenders in respect of the Loans and Letters of Credit under this Agreement;

     (c) Third, to the ratable payment of accrued but unpaid interest on the Revolving Advances, the Term Loans and any unpaid Reimbursement Obligations and letter of credit fees then due and payable under this Agreement;
     (d) Fourth, to the ratable payment of all outstanding principal of the Revolving Advances, the Term Loans, Reimbursement Obligations and according to the unpaid termination amounts thereof, to the payment of all obligations of the Parent or its Subsidiaries owing to any Hedging Counterparty under any Hedging Arrangement, if any, then due and payable;
     (e) Fifth, to the ratable payment of all obligations to Cash Collateralize the Letter of Credit Exposure in accordance with Section 7.07;
     (f) Sixth, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the ratable payment of all other Obligations then due and payable which relate to Revolving Advances, Term Loans and Letters of Credit and which are owing to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders;
     (g) Seventh, to the ratable payment of any other outstanding Obligations then due and payable; and
     (h) Eighth, any excess after payment in full of all Obligations shall be paid to the Borrower or any other Loan Party as appropriate or to such other Person who may be lawfully entitled to receive such excess.
Notwithstanding the foregoing, Obligations arising under Hedging Arrangements with Hedge Counterparties shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Hedge Counterparty, as the case may be.
     Section 7.07 Letters of Credit. If any Event of Default shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Collateral Agent demanding the deposit of cash collateral pursuant to this Section 7.07, the Borrower agrees to deposit into the LC Cash Collateral Account, an amount in Dollars in cash equal to 105% of the Letter of Credit Exposure; provided that the obligation to deposit such amount will become effective immediately, and such deposit will become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default pursuant to Section 7.01(e). Each such deposit pursuant to this Section 7.07 shall be held by the Collateral Agent as collateral for the payment and performance of the obligations of the Borrower with respect to Letters of Credit under Section 2.03. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Bank for LC Disbursements made by it with respect to Letters of Credit for which the Issuing Bank has not been reimbursed pursuant to Section 2.03 and, to the extent not so applied, shall be held to satisfy drawings under Letters of Credit as they occur. If the Borrower is required to deposit an amount in the LC Cash Collateral Account as a result of the occurrence of an Event of Default (and the Acceleration Date shall not have occurred), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days of its request;

provided that all Events of Default have been cured or waived. If at any time either (x) the amount of cash held in the LC Cash Collateral Account exceeds 105% of the Letter of Credit Exposure or (y) any cash remains on deposit in the LC Cash Collateral Account after all Letters of Credit have either been fully drawn or expired, then such excess or remaining amount shall be (A) if the Acceleration Date shall have occurred or Event of Default shall be continuing, applied to the other Obligations, if any, in the order set forth in Section 7.06 above and (B) otherwise, returned to the Borrower.
ARTICLE VIII
THE GUARANTY
     Section 8.01 Liabilities Guaranteed. Each Guarantor hereby, joint and severally, irrevocably and unconditionally guarantees the prompt payment at maturity of the Obligations.
     Section 8.02 Nature of Guaranty. This guaranty is an absolute, irrevocable, completed and continuing guaranty of payment and not a guaranty of collection, and no notice of the Obligations or any extension of credit already or hereafter contracted by or extended to the Borrower need be given to any Guarantor. This guaranty may not be revoked by any Guarantor and shall continue to be effective with respect to the Obligations arising or created after any attempted revocation by such Guarantor and shall remain in full force and effect until the Obligations (other than contingent obligations) are paid in full and the Commitments are terminated, notwithstanding that from time to time prior thereto no Obligations may be outstanding. The Borrower and the Lenders may modify, alter, rearrange, extend for any period and/or renew from time to time, the Obligations, and the Lenders may waive any Default or Events of Default without notice to any Guarantor and in such event each Guarantor will remain fully bound hereunder on the Obligations. This guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Obligations is rescinded or must otherwise be returned by any of the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. This guaranty may be enforced by the Administrative Agent, the Lenders and any subsequent holder of any of the Obligations and shall not be discharged by the assignment or negotiation of all or part of the Obligations. Each Guarantor hereby expressly waives presentment, demand, notice of non-payment, protest and notice of protest and dishonor, notice of Default or Event of Default, and also notice of acceptance of this guaranty, acceptance on the part of the Lenders being conclusively presumed by the Lenders’ request for this guaranty and the Guarantors’ being party to this Agreement.
     Section 8.03 Agent’s Rights. Each Guarantor authorizes the Agents, without notice or demand and without affecting any Guarantor’s liability hereunder, to take and hold security for the payment of its obligations under this Article VIII and/or the Obligations, and exchange, enforce, waive and release any such security; and to apply such security and direct the order or manner of sale thereof as the Agents in their discretion may determine, and to obtain a guaranty of the Obligations from any one or more Persons and at any time or times to enforce, waive, rearrange, modify, limit or release any of such other Persons from their obligations under such guaranties.

     Section 8.04 Guarantor’s Waivers.
     (a) General. Each Guarantor waives any right to require any of the Lenders to (i) proceed against the Borrower or any other Person liable on the Obligations, (ii) enforce any of their rights against any other guarantor of the Obligations, (iii) proceed or enforce any of their rights against or exhaust any security given to secure the Obligations, (iv) have the Borrower joined with any Guarantor in any suit arising out of this Article VIII and/or the Obligations, or (v) pursue any other remedy in the Lenders’ powers whatsoever. It is agreed between the Guarantors and the Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for this Guaranty and such waivers, the Lenders would not extend or continue to extend credit under this Agreement. The Lenders shall not be required to mitigate damages or take any action to reduce, collect or enforce the Obligations. Each Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Borrower or any other guarantor of the Obligations, and shall remain liable hereon regardless of whether the Borrower or any other guarantor be found not liable thereon for any reason. Whether and when to exercise any of the remedies of the Lenders under any of the Loan Documents shall be in the sole and absolute discretion of the Administrative Agent, and no delay by the Administrative Agent in enforcing any remedy, including delay in conducting a foreclosure sale, shall be a defense to any Guarantor’s liability under this Article VIII.
     (b) In addition to the waivers contained in Section 8.04(a), the Guarantors waive, and agree that they shall not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, marshaling of assets or redemption laws, or exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by the Guarantors of their obligations under, or the enforcement by any Agent or the Lenders of, this guaranty. The Guarantors hereby waive diligence, presentment and demand (whether for nonpayment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in the Borrower’s financial condition or any other fact which might materially increase the risk to the Guarantors) with respect to any of the Obligations or all other demands whatsoever and waive the benefit of all provisions of law which are or might be in conflict with the terms of this Article VIII. The Guarantors, jointly and severally, represent, warrant and agree that, as of the date of this guaranty, their obligations under this guaranty are not subject to any offsets or defenses of any kind against any Agent, the Lenders, the Borrower or any other Person that executes a Loan Document. The Guarantors further jointly and severally agree that their obligations under this guaranty shall not be subject to any counterclaims, offsets or defenses of any kind which may arise in the future against any Agent, the Lenders, the Borrower or any other Person that executes a Loan Document.
     (c) Subrogation. Until the Obligations have been paid in full, each Guarantor waives all rights of subrogation or reimbursement against the Borrower, whether arising by contract or operation of law (including, without limitation, any such right arising under any federal, state or other applicable Debtor Relief Laws) and waives any right to enforce any remedy which the Lenders now have or may hereafter have against the Borrower, and waives any benefit or any right to participate in any security now or hereafter held by any Agent or any Lender.

     Section 8.05 Maturity of Obligations, Payment. Each Guarantor agrees that if the maturity of any of the Obligations is accelerated by bankruptcy or otherwise, such maturity shall also be deemed accelerated for the purpose of this Article VIII without demand or notice to any Guarantor. Each Guarantor will, forthwith upon notice from the Administrative Agent, jointly and severally pay to the Administrative Agent the amount due and unpaid by the Borrower and guaranteed hereby. The failure of the Administrative Agent to give this notice shall not in any way release any Guarantor hereunder.
     Section 8.06 Agent’s Expenses. If any Guarantor fails to pay the Obligations after notice from the Administrative Agent of the Borrower’s failure to pay any Obligations at maturity, and if the Administrative Agent obtains the services of an attorney for collection of amounts owing by any Guarantor hereunder, or obtaining advice of counsel in respect of any of their rights under this Article VIII, or if suit is filed to enforce this Article VIII, or if proceedings are had in any bankruptcy, probate, receivership or other judicial proceedings for the establishment or collection of any amount owing by any Guarantor hereunder, or if any amount owing by any Guarantor hereunder is collected through such proceedings, each Guarantor jointly and severally agrees to pay to the Administrative Agent the Administrative Agent’s reasonable attorneys’ fees.
     Section 8.07 Liability. It is expressly agreed that the liability of each Guarantor for the payment of the Obligations guaranteed hereby shall be primary and not secondary.
     Section 8.08 Events and Circumstances Not Reducing or Discharging any Guarantor’s Obligations. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that each Guarantor’s obligations under this Article VIII shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which each Guarantor might otherwise have as a result of or in connection with any of the following:
     (a) Modifications, etc. Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Obligations, or this Agreement or any instrument executed in connection therewith, or any contract or understanding between the Borrower and any of the Lenders, or any other Person, pertaining to the Obligations, or the waiver or consent by any Agent or the Lenders with respect to any of the provisions hereof or thereof, or any modification or termination of the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors against any Guarantor or the Borrower are subordinated to the claims of the Lenders or pursuant to which the Obligations are subordinated to claims of other creditors;
     (b) Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by any of the Lenders to the Borrower or any Guarantor or any Person liable on the Obligations;
     (c) Condition of the Borrower or any Guarantor. The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of the Borrower or any other Guarantor or any other Person at any time liable for the payment of all or part of the Obligations; or any dissolution of the Borrower or any other Guarantor, or any sale, lease or transfer of any or all of the assets of the Borrower or any other Guarantor, or any changes in the shareholders, partners, or members of the Borrower or any other Guarantor; or any reorganization of the Borrower or any other Guarantor;
     (d) Invalidity of Obligations. The invalidity, illegality or unenforceability of all or any part of the Obligations, or any document or agreement executed in connection with the Obligations, for any reason whatsoever, including without limitation the fact that the Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Obligations acted in excess of their authority, the Obligations violate applicable usury laws, the Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Obligations wholly or partially uncollectible from the Borrower, the creation, performance or repayment of the Obligations (or the execution, delivery and performance of any document or instrument representing part of the Obligations or executed in connection with the Obligations, or given to secure the repayment of the Obligations) is illegal, uncollectible, legally impossible or unenforceable, or this Agreement or other documents or instruments pertaining to the Obligations have been forged or otherwise are irregular or not genuine or authentic;
     (e) Release of Obligors. Any full or partial release of the liability of the Borrower on the Obligations or any part thereof, of any co-Guarantors, or any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, Guarantee or assure the payment of the Obligations or any part thereof, it being recognized, acknowledged and agreed by any Guarantor that such Guarantor may be required to pay the Obligations in full without assistance or support of any other Person, and no Guarantor has been induced to enter into this Article VIII on the basis of a contemplation, belief, understanding or agreement that other parties other than the Borrower will be liable to perform the Obligations, or the Lenders will look to other parties to perform the Obligations;
     (f) Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;
     (g) Release of Collateral etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;
     (h) Care and Diligence. The failure of the Lenders or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;
     (i) Status of Liens. The fact that any collateral, security, security interest or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by each Guarantor that no Guarantor is entering into this Article VIII in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations;

     (j) Payments Rescinded. Any payment by the Borrower to the Lenders is held to constitute a preference under any Debtor Relief Law, or for any reason the Lenders are required to refund such payment or pay such amount to the Borrower or someone else; or
     (k) Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to this Agreement, the Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that each Guarantor shall be obligated to joint and severally pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.
     Section 8.09 Subordination of All Guarantor Claims.
     (a) As used herein, the term “Guarantor Claims” shall mean all debts and liabilities of the Parent or any Subsidiary of the Parent to any Guarantor, whether such debts and liabilities now exist or are hereafter incurred or arise, or whether the obligation of the Parent or such Subsidiary thereon be direct, contingent, primary, secondary, several, joint and several, or otherwise, and irrespective of whether such debts or liabilities be evidenced by note, contract, open account, or otherwise, and irrespective of the person or persons in whose favor such debts or liabilities may, at their inception, have been, or may hereafter be created, or the manner in which they have been or may hereafter be acquired by any Guarantor. The Guarantor Claims shall include without limitation all rights and claims of any Guarantor against the Parent or any Subsidiary of the Parent arising as a result of subrogation or otherwise as a result of such Guarantor’s payment of all or a portion of the Obligations.
     (b) The Borrower and each Guarantor hereby (i) authorizes the Administrative Agent and the Lenders to demand specific performance of the terms of this Section 8.09, whether or not the Borrower or any Guarantor shall have complied with any of the provisions hereof applicable to it, at any time when it shall have failed to comply with any provisions of this Section 8.09 which are applicable to it and (ii) irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.
     (c) Upon any distribution of assets of any Loan Party in any dissolution, winding up, liquidation or reorganization (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
     (i) The Lenders shall first be entitled to receive payment in full in cash of the Obligations before any Guarantor is entitled to receive any payment on account of the Guarantor Claims.
     (ii) Any payment or distribution of assets of any Loan Party of any kind or character, whether in cash, property or securities, to which the Parent or any Guarantor would be entitled except for the provisions of this Section 8.09(c), shall be paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Lenders, to the extent necessary to make payment in full of all Obligations remaining unpaid after giving effect to any concurrent payment or distribution or provisions therefor to the Lenders.
     (d) No right of the Lenders or any other present or future holders of any Obligations to enforce the subordination provisions herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Loan Party or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Borrower or any Guarantor with the terms hereof, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.
     Section 8.10 Claims in Bankruptcy. In the event of receivership, bankruptcy, reorganization, arrangement, debtor’s relief, or other insolvency proceedings involving the Parent or any Subsidiary of the Parent, as debtor, the Lenders shall have the right to prove their claim in any proceeding, so as to establish their rights hereunder and receive directly from the receiver, trustee or other court custodian, dividends and payments which would otherwise be payable upon Guarantor Claims. Each Guarantor hereby assigns such dividends and payments to the Administrative Agent, for the benefit of the Lenders. Should the Administrative Agent or any Lender receive, for application upon the Obligations, any such dividend or payment which is otherwise payable to any Guarantor, and which, as between the Parent or any Subsidiary of the Parent and any Guarantor, shall constitute a credit upon the Guarantor Claims, then upon payment in full of the Obligations, such Guarantor shall become subrogated to the rights of the Lenders to the extent that such payments to the Lenders on the Guarantor Claims have contributed toward the liquidation of the Obligations, and such subrogation shall be with respect to that proportion of the Obligations which would have been unpaid if the Administrative Agent or a Lender had not received dividends or payments upon the Guarantor Claims.
     Section 8.11 Payments Held in Trust. In the event that notwithstanding Sections 8.09 and 8.10 above, any Guarantor should receive any funds, payments, claims or distributions which is prohibited by such Sections, such Guarantor agrees to hold in trust for the Lenders an amount equal to the amount of all funds, payments, claims or distributions so received, and agrees that it shall have absolutely no dominion over the amount of such funds, payments, claims or distributions except to pay them promptly to the Administrative Agent, and each Guarantor covenants promptly to pay the same to the Administrative Agent.
     Section 8.12 Benefit of Guaranty. The provisions of this Article VIII are for the benefit of the Lenders, their successors, and their permitted transferees, endorsees and assigns. In the event all or any part of the Obligations are transferred, endorsed or assigned by the Lenders, as the case may be, to any Person or Persons in accordance with the terms of this Agreement, any reference to the “Lenders” herein, as the case may be, shall be deemed to refer equally to such Person or Persons.
     Section 8.13 Reinstatement. This Article VIII shall remain in full force and effect and continue to be effective in the event any petition is filed by or against the Borrower or any other Loan Party for liquidation or reorganization, in the event that any of them becomes insolvent or makes an assignment for the benefit of creditors or in the event a receiver, trustee or similar Person is appointed for all or any significant part of any of their assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Legal Requirements, rescinded or reduced in amount, or must otherwise be restored or returned by the Lenders, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     Section 8.14 Liens Subordinate. Each Guarantor agrees that any Liens, security interests, judgment liens, charges or other encumbrances upon the Parent’s or any Subsidiary of the Parent’s assets securing payment of the Guarantor Claims shall be and remain inferior and subordinate to any Liens, security interests, judgment liens, charges or other encumbrances upon the Parent’s or any Subsidiary of the Parent’s assets securing payment of the Obligations, regardless of whether such encumbrances in favor of any Guarantor, the Administrative Agent or the Lenders presently exist or are hereafter created or attach.
     Section 8.15 Guarantor’s Enforcement Rights. Without the prior written consent of the Lenders, no Guarantor shall (a) exercise or enforce any creditor’s right it may have against the Parent or any Subsidiary of the Parent, or (b) foreclose, repossess, sequester or otherwise take steps or institute any action or proceeding (judicial or otherwise, including without limitation the commencement of or joinder in any liquidation, bankruptcy, rearrangement, debtor’s relief or insolvency proceeding) to enforce any Lien, mortgages, deeds of trust, security interest, collateral rights, judgments or other encumbrances on assets of the Parent or any Subsidiary of the Parent held by such Guarantor.
     Section 8.16 Limitation. It is the intention of the Guarantors and each Secured Party that the amount of the Obligations guaranteed by each Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and similar Legal Requirement applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Article VIII or in any other agreement or instrument executed in connection with the payment of any of the Obligations guaranteed hereby, the amount of the Obligations guaranteed by any Guarantor under this Article VIII shall be limited to an aggregate amount equal to the largest amount that would not render such Guarantor’s obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other Legal Requirement.
     Section 8.17 Contribution Rights.
     (a) To the extent that any payment is made under this guaranty (a “Guarantor Payment”), by a Guarantor, which Guarantor Payment, taking into account all other Guarantor Payments then previously or concurrently made by all other Guarantors, exceeds the amount which such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s Allocable Amount (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all of the Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following the date on which the Obligations shall be paid and satisfied in full and each Guarantor shall have performed all of its obligations hereunder, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.
     (b) As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the maximum amount of the claim which could then be recovered from such Guarantor under this guaranty without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the United States Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.
     (c) This Section 8.17 is intended only to define the relative rights of the Guarantors and nothing set forth in this Section 8.17 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.
     (d) The rights of the parties under this Section 8.17 shall be exercisable upon the date the Obligations shall be paid and satisfied in full and each Guarantor shall have performed all of its obligations hereunder.
     (e) The parties hereto acknowledge that the right of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.
     Section 8.18 Release of Guarantors. Upon the sale or disposition of any Guarantor pursuant to the terms of this Agreement to any Person other than the Borrower or any other Guarantor, the Administrative Agent shall, at the Borrower’ expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably require and take any other actions reasonably required to evidence or effect the release of such Guarantor from this Agreement and the other Loan Documents.
ARTICLE IX
THE AGENTS AND THE ISSUING BANK
     Section 9.01 Appointment and Authority. Each of the Lenders and the Issuing Bank hereby irrevocably appoints Crédit Agricole CIB to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Agents, the Lenders and the Issuing Bank, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Each of the Secured Parties hereby acknowledges and confirms their agreement that the Collateral Agent is subject to certain Security Documents as trustee for and on behalf of the Lenders or the terms of the declaration of trust and other terms and conditions set forth in the applicable Security Documents.
     Section 9.02 Rights as a Lender. The Person serving as an Agent or the Issuing Bank hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent or the Issuing Bank and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as an Agent or the Issuing Bank hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent or the Issuing Bank hereunder and without any duty to account therefor to the Lenders.
     Section 9.03 Exculpatory Provisions. None of the Agents or the Issuing Bank shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, none of the Agents or the Issuing Bank:
     (a) shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
     (b) shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent or Issuing Bank is required to exercise as directed in writing by the Majority Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that such Agent or Issuing Bank shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or Issuing Bank to liability or that is contrary to any Loan Document or Legal Requirement; and
     (c) shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as Agent, Issuing Bank or any of their respective Affiliates in any capacity.
None of the Agents or the Issuing Bank shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Majority Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent or Issuing Bank shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01) or (ii) in the absence of its own gross negligence or willful misconduct. None of the Agents or the Issuing Bank shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to such Agent or the Issuing Bank by the Borrower, a Guarantor, a Lender or the Issuing Bank.
None of the Agents or the Issuing Bank shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent or the Issuing Bank or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to such Agent or the Issuing Bank.
     Section 9.04 Reliance by the Agents and the Issuing Bank. Each of the Agents and the Issuing Bank shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Agents and the Issuing Bank also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. Either Agent or the Issuing Bank may consult with legal counsel (who may be counsel for a Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     Section 9.05 Delegation of Duties. Each of the Agents may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each of the Agents and any of their respective sub-agents may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of such Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as such Agent.
     Section 9.06 Resignation of an Agent or the Issuing Bank.
     (a) An Agent may resign at any time by giving prior written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or Collateral Agent or, if no successor Administrative Agent or Collateral Agent has been appointed, forty-five (45) days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Majority Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent or Collateral Agent. If no successor Administrative Agent or Collateral Agent shall have been so appointed by the Majority Lenders within thirty (30) days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Majority Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Majority Lenders until such successor Administrative Agent shall have been appointed as provided herein. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment or, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Security Documents, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents. Any such successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof having combined capital and retained earnings of at least $100,000,000 (or the equivalent in any other currency) unless such requirement is waived by the Majority Lenders. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Administrative Agent or Collateral Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Credit Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article IX shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as an Agent hereunder and under the other Loan Documents. The parties hereto acknowledge and agree that, for purposes of any Security Document expressed to be governed by the laws of the Netherlands, any resignation by the Collateral Agent shall not be effective until its rights under the Parallel Debt (as defined in Section 9.09 hereof) are assigned to the successor Collateral Agent.
     (b) Subject to the terms of this paragraph, Credit Agricole CIB may resign at any time from its capacity as the Issuing Bank hereunder. In connection with such resignation, Credit Agricole CIB shall give notice of its intent to resign to the Borrower. The requested resignation shall become effective on the date specified therefor in such notice (which shall be at least five (5) Business Days after the date of such notice); provided that no such resignation shall become effective until and unless (i) another Person shall have been designated as an Issuing Bank hereunder by the Borrower, and shall have accepted such designation and appointment, pursuant to Section 2.03(l) and (ii) if the acceptance of such designation and appointment shall have occurred more than 360 days prior to the date of such notice, the Borrower shall have provided its prior written consent to such resignation (such consent not to be unreasonably withheld or delayed). Upon the effectiveness of the resignation of Credit Agricole CIB from its capacity as the Issuing Bank, Credit Agricole CIB shall be discharged from its duties and obligations hereunder to issue any Letter of Credit, or to increase or extend the expiration of any Letter of Credit theretofore issued by it, but shall otherwise remain subject to its duties and obligations hereunder, and shall have all the rights of an Issuing Bank, with respect to any Letter of Credit theretofore issued by it. Notwithstanding the effectiveness of the resignation of Credit Agricole CIB from its capacity as the Issuing Bank hereunder, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Issuing Bank hereunder and under the other Loan Documents.
     Section 9.07 Non-Reliance on Administrative Agent and Other Lenders; Certain Acknowledgments.
     (a) Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. In this regard, each party hereto acknowledges that Bracewell & Giuliani LLP is acting in this transaction as special counsel to the Administrative Agent only. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
     (b) Each Lender shall be deemed (i) by delivering its signature page to this Agreement and making any Loan on the Effective Date to have consented to, approved or accepted each Loan Document and each other document or other matter referred to in Section 3.01 or 3.02 required to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the Arrangers or the Lenders and to have been satisfied with the satisfaction of all other conditions precedent required to be satisfied under Section 3.01 or 3.02 and (b) by making any Revolving Advance after the Effective Date to have been satisfied with the satisfaction of the conditions precedent required to be satisfied in connection therewith under Section 3.03.
     Section 9.08 Indemnification. The Lenders severally agree to indemnify upon demand the Administrative Agent, the Collateral Agent, the Issuing Bank and each Related Party of any of the foregoing (to the extent not reimbursed by the Loan Parties), according to their respective ratable shares, and hold harmless such Indemnitee from and against any and all Indemnified Liabilities in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Related Party; provided, however, that no Lender shall be liable for (a) the payment to any Indemnitee for any portion of such Indemnified Liabilities to the extent determined in a final, nonappealable judgment by a court of competent jurisdiction to have resulted from such Indemnitee’s own gross negligence or willful misconduct and (b) claims made or legal proceedings commenced against such Indemnitee by any security holder or creditor thereof arising out of and based on rights afforded any such security holder or creditor solely in its capacity as such; provided further, however, that no action taken in accordance with the directions of the Majority Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent, the Collateral Agent, and the Issuing Bank promptly upon demand for its ratable share of any out-of-pocket expenses (including all fees, expenses and disbursements of any law firm or other external counsel) incurred by the Administrative Agent, the Collateral Agent, or the Issuing Bank in connection with the preparation, execution, delivery, administration, modification, amendment, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Loan Document, to the extent that the Administrative Agent, the Collateral Agent, or the Issuing Bank is not reimbursed for such by the Loan Parties. The undertaking in this Section shall survive termination of the Commitments, the payment of all other Obligations and the resignation of the Administrative Agent or the Collateral Agent.

     Section 9.09 Collateral and Guaranty Matters.
     (a) Each Lender (as a Lender and in its capacity as a potential Hedge Counterparty) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) acknowledges and agrees that the Collateral Agent has entered into the Security Documents on behalf of itself and the Secured Parties, and the Secured Parties hereby agree to be bound by the terms of such Security Documents, acknowledge receipt of copies of such Security Documents and consent to the rights, powers, remedies, indemnities and exculpations given to the Collateral Agent thereunder; provided, that with respect to any Security Document expressed to be governed by the laws of the Netherlands the Collateral Agent enters into such Security Document in its own name and on behalf of itself and not as agent, but for the benefit of the Secured Parties as further expressed therein. All rights, powers and remedies available to the Collateral Agent and the Secured Parties with respect to the Collateral, or otherwise pursuant to the Security Documents, shall be subject to the provisions of such Security Documents. Without prejudice to the provisions of this Agreement and the other Loan Documents, the parties hereto acknowledge and agree with the creation of parallel debt obligations as will be described in any Security Document expressed to be governed by the laws of the Netherlands (the “Parallel Debt”), including that any payment irrevocably received by the Collateral Agent in respect of the Parallel Debt will be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Obligations, and any payment to the Secured Parties in satisfaction of the Obligations shall be deemed as satisfaction of the corresponding amount of the Parallel Debt.
     (b) Each Lender (as a Lender and in its capacity as a potential Hedge Counterparty) and each other Secured Party (by their acceptance of the benefits of any Lien encumbering Collateral) hereby authorizes the Collateral Agent, at its option and in its discretion, without the necessity of any notice to or further consent from the Secured Parties:
     (i) to release any Lien on any property granted to or held by the Collateral Agent under any Security Document (i) as provided in Section 10.15 or any Security Document or (ii) subject to Section 10.01, if approved, authorized or ratified in writing by the Majority Lenders;
     (ii) to take any actions with respect to any Collateral or Security Documents which may be necessary to perfect and maintain Acceptable Security Interests in and Liens upon the Collateral granted pursuant to the Security Documents;
     (iii) to take any action in exigent circumstances as may be reasonably necessary to preserve any rights or privileges of the Secured Parties under the Loan Documents or applicable Legal Requirements; and
     (iv) to subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.01(d) or 6.01(f).
     (c) Upon the request of the Collateral Agent at any time, the Secured Parties will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.09.

     (d) Each Loan Party hereby irrevocably appoints the Collateral Agent as such Loan Party’s attorney-in-fact, with full authority to, after the occurrence and during the continuance of an Event of Default, act for such Loan Party and in the name of such Loan Party to, in the Collateral Agent’s discretion upon the occurrence and during the continuance of an Event of Default, (i) file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Loan Party where permitted by law, (ii) to receive, endorse, and collect any drafts or other instruments, documents, and chattel paper which are part of the Collateral, (iii) to ask, demand, collect, sue for, recover, compromise, receive, and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, (iv) to file any claims or take any action or institute any proceedings which the Collateral Agent may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral and (v) if any Loan Party fails to perform any covenant contained in this Agreement or the other Security Documents relating to the Collateral after the expiration of any applicable grace periods, the Collateral Agent may itself perform, or cause performance of, such covenant, and such Loan Party shall pay for the expenses of the Collateral Agent incurred in connection therewith in accordance with Section 10.04. The power of attorney granted hereby is coupled with an interest and is irrevocable.
     (e) The powers conferred on the Collateral Agent under this Agreement and the other Security Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Beyond the safe custody thereof, the Collateral Agent and each Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property. None of the Administrative Agent, the Collateral Agent, any Lender or any other Secured Party shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee, broker or other agent or bailee selected by Borrower or selected by the Administrative Agent or the Collateral Agent in good faith.
     Section 9.10 No Other Duties, etc. Anything herein to the contrary notwithstanding, the Arrangers, the Syndication Agent, the Co-Documentation Agents and the Bookrunners listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent, a Lender or the Issuing Bank.
     Section 9.11 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.06 and 10.04) allowed in such judicial proceeding; and
     (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.
Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.06 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank or in any such proceeding.
ARTICLE X
MISCELLANEOUS
     Section 10.01 Amendments, Etc. Any amendment or waiver of any provision of this Agreement or any other Loan Document, and any consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective if the same shall be in writing and signed by the Majority Lenders and the Borrower (or by the Administrative Agent (with the prior written consent of the Majority Lenders) and the Borrower), provided that such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided further that (x) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing signed by the Administrative Agent and the Borrower to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment, and (y) no amendment, waiver or consent shall:
     (a) waive any condition set forth in Section 3.03 without the written consent of the Majority Revolving Lenders (it being understood and agreed that any amendment or waiver of, or any consent with respect to, any provision of this Agreement (other than any waiver expressly relating to Section 3.03) or any other Loan Document, including any amendment of any affirmative or negative covenant set forth herein or in any other Loan Document or any waiver of a Default or an Event of Default, shall not be deemed to be a waiver of any condition set forth in Section 3.03);
     (b) extend the scheduled date of termination of or increase the stated amount of any Commitment of any Lender (or reinstate any Commitment of any Lender terminated pursuant to the terms hereof) without the written consent of such Lender;
     (c) postpone any date fixed by this Agreement for any scheduled payment (but not any prepayment) of principal, interest or fees due to any Lender hereunder without the written consent of such Lender;
     (d) reduce the principal of, or the rate of interest specified herein on, any Loan or LC Disbursement or any interest or fees payable hereunder without the prior written consent of each Lender directly affected thereby (it being understood and agreed that any change in the definition of “Total Leverage Ratio”, or in the component definitions thereof, shall not constitute a reduction of rate of interest or any interest or fees payable hereunder); provided, however, that (i) only the consent of the Majority Revolving Lenders shall be required to waive any obligation of the Borrower to pay default interest pursuant to Section 2.09(e) with respect to the Revolving Credit Facility, including with respect to any amount payable thereunder or in connection therewith, and (ii) only the consent of the Majority Term Lenders shall be required to waive any obligation of the Borrower to pay default interest pursuant to Section 2.09(e) with respect to the Term Loan Facility, including with respect to any amount payable thereunder or in connection therewith;
     (e) change Section 2.14 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby or (ii) change the order of application, as among the Facilities, of any prepayment or other amount specified in Section 2.08(e) or 7.06 from the order set forth in such Section in a manner that materially and adversely affects the Lenders under any Facility without the prior written consent of (A) if such Facility is the Term Loan Facility, the Majority Term Lenders or (B) if such Facility is the Revolving Credit Facility, the Majority Revolving Lenders;
     (f) change any provision of this Section, or the percentage specified in definition of “Majority Lenders,” “Majority Revolving Lenders,” or “Majority Term Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender directly affected thereby;
     (g) amend the definition of “Revolving Sublimit” without the written consent of each Revolving Lender;
     (h) except as expressly permitted hereunder or under any Security Document, release all or any substantial portion of the value of the guaranties provided by the Guarantors hereunder or all or any substantial portion of the Collateral without the written consent of each Lender (it being understood and agreed that this clause (h) shall not be deemed to apply to any amendment, consent or waiver permitting any Asset Disposition or any additional Debt or other obligations to be guarantied by the Guarantors or secured by any Collateral); or

     (i) change Section 10.06 in a manner that imposes additional restrictions on the ability of any Lender under any Facility to assign any of its rights or obligations hereunder without the prior written consent of (i) if such Facility is the Term Loan Facility, the Majority Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Majority Revolving Lenders;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Agent in addition to the Lenders required above, affect the rights or duties of such Agent under this Agreement or any other Loan Document; and (iii) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by a SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder or under any other Loan Document (and any amendment, waiver or consent which by its terms requires the consent of all Lenders, all Lenders or a majority in interest of Lenders under any Facility or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lender); provided that any such amendment, waiver or consent referred to in clause (b), (c) or (d) above that, but for this sentence, would require the prior written consent of such Defaulting Lender, will continue to require the consent of such Defaulting Lender; and provided further that any such amendment, waiver or consent requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than any other Lender whose consent is so required shall require the consent of such Defaulting Lender.
     Section 10.02 Notices, Etc.
     (a) General. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (c) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, sent by facsimile or (subject to subsection (c) below) electronic mail address as follows:
     (i) if to the Borrower or any other Loan Party, any Agent or the Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
     (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Administrative Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given on the next business day for the recipient) and confirmed received. Notices delivered through electronic communications to the extent provided in paragraph (c) below, shall be effective as provided in said paragraph (c). In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.
     (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Legal Requirements, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Agents and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.
     (c) Limited Use of Electronic Mail. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent in its sole discretion, provided that the foregoing shall not apply to notices to any Lender or the Issuing Bank pursuant to Article II if such Lender or the Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     (d) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the Issuing Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender, the Issuing Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
     (e) Reliance by Agents, the Issuing Bank and Lenders. Each of the Agents, the Issuing Bank and the Lenders shall be entitled to rely and act upon any notices (including telephonic Borrowing Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agents, the Issuing Bank, each Lender and their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with any Agent or the Issuing Bank may be recorded by such Agent or Issuing Bank, and each of the parties hereto hereby consents to such recording.
     Section 10.03 No Waiver; Cumulative Remedies; Enforcement. No failure on the part of any Lender, any Agent or the Issuing Bank to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Sections 7.02, 7.03 and 7.04 for the benefit of all the Lenders and the Issuing Bank; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 7.05 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Majority Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Sections 7.02, 7.03 and 7.04 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Majority Lenders, enforce any rights and remedies available to it and as authorized by the Majority Lenders.

     Section 10.04 Costs and Expenses. The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by any Agent, the Arrangers, the Issuing Bank and their Affiliates (including the reasonable fees, charges and disbursements of outside counsel for the Administrative Agent and for one counsel to the Arrangers and, as required, local or regulatory counsel in any applicable jurisdiction), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by any Agent, any Arranger, any Lender or the Issuing Bank (including the fees, charges and disbursements of any outside counsel for any Agent, any Arranger, any Lender or the Issuing Bank), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The foregoing costs and expenses under this Section 10.04 shall include all due diligence, search, filing, recording, title insurance, printing, reproduction, document delivery, travel, CUSIP, electronic platform, communication costs and appraisal charges and fees and Taxes related thereto, and other out-of-pocket expenses reasonably incurred by any Agent or the Issuing Bank (including, in connection with any workout or restructuring, the cost of financial advisors and other outside experts retained by any Agent). All amounts due under this Section 10.04 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the termination of the Commitments and repayment of all Obligations.
     Section 10.05 Indemnification. The Loan Parties shall indemnify each Agent, each Lender, each Arranger and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments and suits, and all related costs, expenses, or disbursements (including all fees, expenses and disbursements of any law firm or other outside counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance, or administration of this Agreement, any Loan Document, any InfrastruX Merger Instrument, any Refinancing Transaction document, or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any action taken or omitted by any Agent or the Issuing Bank under this Agreement or any other Loan Document (including such Agent’s or the Issuing Bank’s own negligence), (d) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (e) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or any of its Affiliates, or any Related Party of any of the foregoing.
     To the fullest extent permitted by applicable Legal Requirements, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
     All amounts due under this Section 10.05 shall be payable within ten (10) Business Days after demand therefor. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     Section 10.06 Successors and Assigns.
     (a) Generally. The terms and provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder except as expressly permitted hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) or (h) of this Section or (iv) to an SPC in accordance with the provisions of paragraph (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

     (b) Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments (including, for purposes of this Section 10.06(b), participations in Letters of Credit) and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
     (i) Minimum Amounts.
     (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility or the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
     (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Acceptance, as of the Trade Date) shall not be less than (1) $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or (2) $1,000,000, in the case of any assignment in respect of the Term Loan Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
     (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis.
     (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:
     (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required (1) for assignments in respect of the Revolving Credit Facility if such assignment is to a Person that is not Lender under the Revolving Credit Facility, an Affiliate of such Lender or any Approved Fund with respect to such Lender, provided that no such consent shall be required if an Event of Default shall have occurred and is continuing, and (2) for assignments to (x) any competitor of the Borrower or (y) Tenaska Power Fund,

L.P., a Delaware limited partnership, or any of its Affiliates; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
     (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required (1) for assignments in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Lender under the Revolving Credit Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) for assignments of Term Commitments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and
     (C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
     (iv) Assignment and Acceptance. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment; and provided, further, that only one such fee shall be payable in the event of contemporaneous assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group). The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
     (v) No Assignment to Natural Persons. No such assignment shall be made to a natural person.
     (vi) Defaulting Lenders. No assignment shall be made to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons.
Upon such execution, delivery, acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Acceptance, (A) the Eligible Assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.11, 2.13, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
     (c) Register. The Administrative Agent shall maintain at its Applicable Lending Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and each of the Loan Parties, the Administrative Agent, the Issuing Bank, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (d) Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Borrower or any of the Borrower’s or a Defaulting Lender’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 2.13, 10.04 and 10.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 7.05 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.14 as though it were a Lender.
     (e) A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13(e) and Section 2.13(f) as though it were a Lender.
     (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
     (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan or Deposit that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan or Deposit, and (ii) if a SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan or Deposit, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan or Deposit by a SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan or Deposit were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
     (h) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.06, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
     Section 10.07 Confidentiality. Each of the Agents, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Legal Requirements or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of, pledgee under Section 10.06(f) or Participant in, or any prospective assignee of, pledgee under Section 10.06(f) or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from any Loan Party relating to any Loan Party or any of their respective businesses, other than any such information that is available to an Agent, the Issuing Bank or any Lender on a non-confidential basis prior to disclosure by any Loan Party, provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Section 10.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Upon execution and delivery by any Subsequent Guarantor of a counterpart hereto, such Subsequent Guarantor shall become party hereto and a Guarantor hereunder with the same force and effect as if originally a party hereto. The execution and delivery of a counterpart hereto by any Subsequent Guarantor shall not require the consent of any other party hereto, and the rights and obligations hereunder of the other parties hereto shall remain in full force and effect notwithstanding the addition of any Subsequent Guarantor as a party hereto.
     Section 10.09 Survival of Representations; Termination. (a) All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agents, the Issuing Bank and each Lender, regardless of any investigation made by any Agent, the Issuing Bank or any Lender or on their behalf and notwithstanding that any Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
     (b) This Agreement and each other Loan Document, and the covenants and agreements set forth herein and therein, and, in the case of any Security Document, all security interests and other Liens created thereunder, shall terminate upon the payment in full of all principal of and any accrued interest on any Loan and all fees and other amounts payable under this Agreement, the termination or expiration of all Letters of Credit (other than any Letter of Credit with respect to which the Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations in respect thereof (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with the Issuing Bank, or being supported by a letter of credit that names the Issuing Bank as the beneficiary thereunder, or otherwise)) and the termination or expiration of the Commitments; provided that the provisions of Sections 2.09(f), 2.10, 2.11, 2.13, 10.04, 10.05 and 9.03 and Article IX, and any other provision set forth herein or therein that by its terms survives the termination of this Agreement or such other Loan Document, shall survive and remain in full force and effect.
     Section 10.10 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.10, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent or the Issuing Bank, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

     Section 10.11 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, or the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the Collateral Agent, the Issuing Bank or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Issuing Bank severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Issuing Bank under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
     Section 10.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     Section 10.13 Submission to Jurisdiction.
     (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York sitting in New York City or of the United States for the Eastern District of such state, and by execution and delivery of this Agreement, the Borrower, each Agent, the Issuing Bank and each Lender consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts. The Borrower, each Agent, the Issuing Bank and each Lender irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Loan Document or other document related thereto. The Borrower, each Agent, the Issuing Bank and each Lender waives personal service of any summons, complaint or other process, which may be made by any other means permitted by the law of such state.
     (b) Each Loan Party (other than the Parent) hereby irrevocably appoints the Parent as its agent to receive on its behalf and on behalf of its property service of copies of any summons or complaint or any other process which may be served in any action. Such service may be made by mailing or delivering a copy of such process to such Loan Party in care of the Parent at the Parent’s address set forth in Section 10.02, and each such Loan Party hereby irrevocably authorizes and directs the Parent to accept such service on its behalf. As an alternative method of service, each Loan Party also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to it at the address specified for it in Section 10.02.
     (c) Nothing in this Section 10.13 shall affect the right of any Agent, the Issuing Bank or any other Lender to serve legal process in any other manner permitted by law or affect the right of any Agent, the Issuing Bank or any Lender to bring any action or proceeding against any Loan Party (as the Borrower or as a Guarantor) in the courts of any other jurisdiction.
     Section 10.14 Waiver of Jury. Each party to this Agreement hereby expressly and irrevocably waives any right to trial by jury of any claim, demand, action or cause of action arising under any Loan Document or in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to any Loan Document, or the transactions related thereto, in each case whether now existing or hereafter arising, and whether founded in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this Section with any court as written evidence of the consent of the signatories hereto to the waiver of their right to trial by jury.
     Section 10.15 Collateral Matters; Hedging Counterparties. (a) Notwithstanding anything to the contrary in any Loan Document, a Guarantor (other than the Parent) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Guarantor shall be automatically released, upon the consummation of any transaction permitted by this Agreement as a result of which such Guarantor ceases to be a Subsidiary; provided that, if so required by this Agreement, the Majority Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other disposition by any Loan Party (other than to any other Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 10.01, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section 10.15(a), the Collateral Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Collateral Agent.
     (b) No Hedging Counterparty shall have any voting rights under any Loan Document, or any right to direct any Agent to take or omit from taking any action, as a result of the existence of obligations owed to it under any Hedging Arrangements or such obligations being Guaranteed by the Loan Parties or secured by any Collateral.
     Section 10.16 Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Loan Party hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Loan Parties in respect of any sum due to any Secured Party hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such

Secured Party of any sum adjudged to be so due in such other currency such Secured Party may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Secured Party in the specified currency, each Loan Party agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Secured Party against such loss.
     Section 10.17 Entire Agreement. This Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.
     Section 10.18 Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.
[Remainder of this page intentionally left blank. Signature pages follow.]

     EXECUTED as of the date first above written.

BORROWER: WILLBROS UNITED STATES HOLDINGS, INC.
By:	/s/ Peter M. Brink
	Name:	Peter M. Brink
	Title:	VP, Corporate Development & Treasurer

Signature Page to Credit Agreement

GUARANTORS:

WILLBROS GROUP, INC.
WILLBROS GOVERNMENT HOLDINGS (U.S.), LLC
WILLBROS GOVERNMENT SERVICES (U.S.), LLC
WILLBROS CONSTRUCTION (U.S.), LLC
WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC.
WILLBROS ENERGY SERVICES COMPANY
WILLBROS ENGINEERS (U.S.), LLC
WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.
WILLBROS MIDSTREAM SERVICES (U.S.), LLC
WILLBROS PROJECT SERVICES (U.S.), LLC
WILLBROS REFINERY AND MAINTENANCE SERVICES (U.S.), LLC
INTEGRATED SERVICE COMPANY LLC
CONSTRUCTION & TURNAROUND SERVICES OF CALIFORNIA, INC.
CONSTRUCTION & TURNAROUND SERVICES, L.L.C.
INTEGRATED SERVICE COMPANY OF OKLAHOMA, INC.
WILLBROS PIPELINE SPECIALTY SERVICES, LLC
WINK ENGINEERING, LLC

By:	/s/ Peter M. Brink
	Name:	Peter M. Brink
	Title:	Vice President, Treasurer and Authorized Representative

Signature Page to Credit Agreement

GUARANTORS:

INFRASTRUX GROUP, LLC
B&H MAINTENANCE AND CONSTRUCTION, INC.
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
CHAPMAN HOLDING CO., INC.
CHAPMAN CONSTRUCTION CO., L.P.
GI ACQUISITION, INC.
GILL ELECTRIC MANAGEMENT, L.L.C.
GILL ELECTRIC SERVICE, LTD.
INFRASTRUX GROUP COMMON PAYMASTER, LLC
INFRASTRUX ENERGY GP, LLC
INFRASTRUX ENERGY LP, LLC
INFRASTRUX HAWKEYE HOLDINGS, LLC
BEMIS, LLC
HALPIN LINE CONSTRUCTION LLC
HAWKEYE, LLC
PREMIER UTILITY SERVICES, LLC
LINEAL HOLDINGS, INC.
INTERCON CONSTRUCTION, INC.
INTERCON CONSTRUCTION TRUCKING, INC.
INTERPOWER LINE SERVICES CORPORATION
LINEAL INDUSTRIES, INC.
SKIBECK PIPELINE COMPANY, INC.
SKIBECK PLC, INC.
TRAFFORD CORPORATION
TEXAS ELECTRIC UTILITY CONSTRUCTION MANAGEMENT, L.L.C.
TEXAS ELECTRIC UTILITY CONSTRUCTION, LTD.
FLOWERS HOLDING CO., INC.
FLOWERS LIMITED PARTNER, INC.
FLOWERS MANAGEMENT CO., INC.
FLOWERS CONSTRUCTION CO., L.P.
UTILX CORPORATION
UTILX OVERSEAS HOLDINGS, INC.

By:	/s/ Peter M. Brink
	Name:	Peter M. Brink
	Title:	Vice President and Authorized Representative

Signature Page to Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Administrative Agent, Collateral Agent, Issuing Bank, and a Lender

By:	/s/ David Gurghigian
	Name:	David Gurghigian
	Title:	Managing Director

By:	/s/ Michael Willis
	Name:	Michael Willis
	Title:	Managing Director

Signature Page to Credit Agreement

UBS LOAN FINANCE LLC, as a Lender
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director

By:	/s/ April Varner-Nanton
	Name:	April Varner-Nanton
	Title:	Director

UBS SECURITIES LLC, as the Syndication Agent,
By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Attorney in Fact

By:	/s/ April Varner-Nanton
	Name:	April Varner-Nanton
	Title:	Director

Signature Page to Credit Agreement

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Mikhail Faybusovich /s/ Vipul Dhadda
	Name:	Mikhail Faybusovich Vipul Dhadda
	Title:	Vice President Associate

Signature Page to Credit Agreement

NATIXIS, as a Co-Documentation Agent and a Lender
By:	/s/ Timothy L. Polvado
	Name:	Timothy L. Polvado
	Title:	Senior Managing Director

By:	/s/ Carlos Quinteros
	Name:	Carlos Quinteros
	Title:	Managing Director

Signature Page to Credit Agreement

THE BANK OF NOVA SCOTIA, as a Co-Documentation Agent and a Lender
By:	/s/ John Frazell
	Name:	John Frazell
	Title:	Director

Signature Page to Credit Agreement

CAPITAL ONE, N.A., as a Co-Documentation Agent and a Lender

By:	/s/ Don Backer
	Name:	Don Backer
	Title:	SVP

Signature Page to Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ C. Ross Bartley
	Name:	C. Ross Bartley
	Title:	Senior Vice President

Signature Page to Credit Agreement

EXHIBIT A
ASSIGNMENT AND ACCEPTANCE
Dated                                         ,                      (the “Effective Date”)
     Reference is made to the Credit Agreement dated as of June 30, 2010 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), Willbros Group, Inc., a Delaware corporation, and certain subsidiaries thereof, as guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents . Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Credit Agreement.
     Pursuant to the terms of the Credit Agreement,                                          (the “Assignor”) wishes to assign and delegate such percentage of its rights and obligations under the Credit Agreement as set forth herein to                                                              (the “Assignee”). Therefore, Assignor, Assignee, and the Administrative Agent agree as follows:
     1. The Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (i) and (ii) of Section 2 hereof, such percentage interest in and to all of the Assignor’s rights and obligations under the Credit Agreement as of the Effective Date, including, without limitation, such percentage interest in the [Assignor’s Revolving Commitment, Assignor’s Term Commitment, Revolving Advances owing to the Assignor, Term Loans owing to the Assignor and the Assignor’s Letter of Credit Exposure]1 to the extent related to the amount and percentage interest identified on Annex I attached hereto.
     2. The Assignor (i) represents and warrants that, prior to executing this Assignment and Acceptance, [its Revolving Commitment, its Term Commitment, the aggregate outstanding principal amount of the Revolving Advances owed to it, the aggregate outstanding principal amount of the Term Loans owed to it and its Applicable Percentage of the Letter of Credit Exposure]2 are as set forth on Annex I attached hereto; (ii) represents and warrants that it is the legal and beneficial owner of the interest being

[1]	Delete the facilities not applicable to the Assignment and Assumption in accordance with the Assignor’s interests being assigned.

[2]	Delete the facilities in which the Assignor does not hold an interest.
Exhibit A – Page 1

assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in, or in connection with, the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto[; and (v) attaches the Note[s] held by the Assignor and requests that the Administrative Agent exchange such Note[s] for [a] new Note[s] dated                     , ___ in the principal amount of $                     payable to the order of the Assignor.]3
     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in Section 5.06 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Lender; (v) specifies as its Applicable Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof; (vi) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement [and the Note[s]] or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty4, and (vii) represents that it is an Eligible Assignee.
     4. The effective date for this Assignment and Acceptance shall be the Effective Date set forth above and following the execution of this Assignment and Acceptance, the Administrative Agent will record it.

[3]	As contemplated in Section 2.04 of Credit Agreement, Notes to be provided only if requested by Assignee. If assigning more than one Note, fill in accordingly.

[4]	To be provided if the Assignee is organized under the laws of a jurisdiction outside the United States.
Exhibit A — Page 2

     5. Upon the Effective Date, (i) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
     6. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement [and the Note] in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, letter of credit fees and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement [and the Note] for periods prior to the Effective Date directly between themselves.
     7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.
[Signature Pages Follow]
Exhibit A — Page 3

     The parties hereto have caused this Assignment and Acceptance to be duly executed as of the Effective Date.

[ASSIGNOR]
By:
Name:
Title:

Address:

Attention:
Telecopy No: (XXX) XXX-XXXX

Exhibit A — Page 4

[ASSIGNEE]
By:
Name:
Title:

Applicable Lending Office

Address:

Attention:
Telecopy No: (XXX) XXX-XXXX

Exhibit A — Page 5

Acknowledged [and approved]5 as of the Effective Date:
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Administrative Agent [and Issuing Bank]6

By:
Name:
Title:

By:
Name:
Title:

[Approved as of the Effective Date:

WILLBROS UNITED STATES HOLDINGS, INC.

By:
Name:
	Title:	][7]

[5]	The consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) is required (1) for assignments in respect of the Revolving Credit Facility if such assignment is to a Person that is not a Lender under the Revolving Credit Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) for assignments of Term Commitments to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund.

[6]	The consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) is required for any assignment in respect of the Revolving Credit Facility.

[7]	The consent of the Borrower (such consent not to be unreasonably withheld or delayed) is required (1) for assignments in respect of the Revolving Credit Facility if such assignment is to a Person that is not Lender under the Revolving Credit Facility, an Affiliate of such Lender or any Approved Fund with respect to such Lender, provided that no such consent shall be required if an Event of Default shall have occurred and is continuing, and (2) for assignments to (x) any competitor of the Borrower or (y) Tenaska Power Fund, L.P., a Delaware limited partnership, or any of its Affiliates; provided that the Borrower shall be deemed to have consented to such assignment unless it shall have objected thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof.
Exhibit A — Page 6

     Annex I to Exhibit A

	Aggregate Amount of	Amount of	Amount of	Percentage Assigned
Assigned	Commitment/ Loans	Commitment/ Loans	Commitment/ Loans	of Commitment/
Interest[8]	for all Lenders	held by Assignor	Assigned	Loans

[8]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment and Assumption (e.g. “Revolving Commitment,” “Term Loans,” etc.)
Exhibit A — Page 7

EXHIBIT B
FORM OF COMPLIANCE CERTIFICATE
[For Fiscal Quarter Ended                                         (the “Reporting Period)]

[For Fiscal Year Ended                                          (the “Reporting Period)]
     This certificate, dated as of                     , ___, is prepared pursuant to Section 5.06(c)(ii) of the Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Willbros United States Holdings, Inc., a Delaware corporation (“Borrower”), Willbros Group, Inc., a Delaware corporation (the “Parent”), and certain subsidiaries thereof, as guarantors, the lenders from time to time party thereto, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, Collateral Agent and Issuing Bank, and UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents. Unless otherwise defined in this certificate, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement.
     The Parent hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) [no change] [a change] in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Parent most recently delivered under Section 5.06(a) or 5.06(b) [describe such change, if applicable] and (c) the following amounts and calculations are true and correct:
[Remainder of page intentionally left blank.]

1. Section 6.15 — Maximum Capital Expenditures.
     During the Interim Period:
Capital Expenditures1 do not exceed $60,000,000 in the aggregate for the period from the Closing Date to and including the last day of the Reporting Period.

Compliance	Yes	No

After the Interim Period:

(a)	Capital Expenditures made during the Fiscal Year ended on the last day of the Reporting Period		$

(b)	Consolidated EBITDA[2] for the Fiscal Year ended on the last day of the Reporting Period		$

(c)	25% of Consolidated EBITDA for the Fiscal Year ended on the last day of the Reporting Period		$
Capital Expenditures do not exceed the higher of (i) $70,000,000 in the aggregate for the Reporting Period or (ii) 25% of Consolidated EBITDA for the Reporting Period

Compliance	Yes	No

[1]	See Schedule 2 for detailed calculation of Capital Expenditures.

[2]	See Schedule 1 for detailed calculation of Consolidated EBITDA.

2. Section 6.16 — Minimum Interest Coverage Ratio

(a)	Consolidated EBITDA for the applicable number of fiscal quarters period ended on the last day of the Reporting Period[3]	$

(b)	Consolidated Interest Expense[4] for the applicable number of fiscal quarters period ended on the last day of the Reporting Period[5]	$
     Interest Coverage Ratio = (a) divided by (b)
     Minimum Interest Coverage Ratio permitted under Section 6.16 of Credit Agreement:

As of the last day of any fiscal quarter, not less than the ratio set forth below with respect to such fiscal quarter:

Fiscal quarters ending June 30, 2010, September 30, 2010 and December 31, 2010:	2.00 to 1.00

Fiscal quarters ending March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011:	3.00 to 1.00

Fiscal quarter ending March 31, 2012 and each fiscal quarter thereafter:	3.50 to 1.00

Compliance	Yes	No

[3]	In the case of the fiscal quarter ending June 30, 2010, for such fiscal quarter; in the case of the fiscal quarter ending September 30, 2010, the two fiscal quarter period then ended; in the case of the fiscal quarter ending December 31, 2010, the three fiscal quarter period then ended; and in the case of any fiscal quarter ending after December 31, 2010, the four fiscal quarter period then ended.

[4]	See Schedule 3 for detailed calculation of Consolidated Interest Expense.

[5]	In the case of the fiscal quarter ending June 30, 2010, for such fiscal quarter; in the case of the fiscal quarter ending September 30, 2010, the two fiscal quarter period then ended; in the case of the fiscal quarter ending December 31, 2010, the three fiscal quarter period then ended; and in the case of any fiscal quarter ending after December 31, 2010, the four fiscal quarter period then ended.

3.	Section 6.17 — Maximum Total Leverage Ratio.

(a)
(i) Consolidated Debt as of the last day of the Reporting Period plus (ii) to the extent not included in clause (i), all reimbursement obligations (contingent or otherwise) as of the last day of the Reporting Period in respect of Financial Letters of Credit issued upon the application of the Parent or any of its Subsidiaries or upon which the Parent or any of its Subsidiaries is an account party, but only to the extent the aggregate amount of such reimbursement obligations is in excess of $15,000,000
$

(b) Consolidated EBITDA for the four fiscal quarter period ended on or prior to the last day of the Reporting Period	$

Total Leverage Ratio = (a) divided by (b)

Maximum Total Leverage Ratio permitted under Section 6.17 of Credit Agreement:
As of the last day of any fiscal quarter, commencing with the fiscal quarter ending December 31, 2010, not to exceed the ratio set forth below with respect to such fiscal quarter:

Fiscal quarters ending December 31, 2010, March 31, 2011, June 30, 2011 and September 30, 2011	3.00 to 1.00

Fiscal quarters ending December 31, 2011, March 31, 2012, June 30, 2012 and September 30, 2012	2.75 to 1.00

Fiscal quarter ending December 31, 2012 and each fiscal quarter thereafter	2.50 to 1.00

Compliance	Yes	No

4. Section 6.19 — Minimum Tangible Net Worth

(a)	Stockholders’ Equity of the Parent and its Subsidiaries on a consolidated basis as of the last day of the Reporting Period	$

(b)	Goodwill of the Parent and its Subsidiaries on a consolidated basis as of the last day of the Reporting Period	$

Tangible Net Worth = (a) — (b)		$

(v)	$292,000,000	$

(w)	50% of Consolidated Net Income earned for each fiscal quarter ending after December 31, 2009 (with no deduction for a net loss in any such fiscal quarter)	$

(x)	75% of the Equity Issuance Proceeds from any Equity Issuance consummated after the Effective Date	$

(y)	75% of the increase in the Stockholders’ Equity resulting from the conversion after the Effective Date of any Convertible Senior Notes into common stock of the Parent	$

Minimum Tangible Net Worth permitted under Section 6.19 of the Credit Agreement = (v) + (w) + (x) + (y)		$

Compliance	Yes	No

5. Section 6.20 — Minimum EBITDA
     Consolidated EBITDA not less than:
          (a) $35,000,000, for the Reporting Period6 and
          (b) $75,000,000, for the two (2) consecutive fiscal quarters ending September 30, 2010.

Compliance	Yes	No

[6]	To be provided for the fiscal quarters ending June 30, 2010 and September 30, 2010.

6. Section 6.21 — Minimum Cash Balance.
During the Interim Period:
     At any time during the Reporting Period, the aggregate amount of cash and Cash Equivalents owned by the Parent and its Subsidiaries: not less than $60,000,000.

Compliance	Yes	No

[7. Excess Cash Flow for the Reporting Period: ___]7

[7]	To be included if delivering the financial statements referred to in Section 5.06(a) of the Credit Agreement. See Schedule 4 for a detailed calculation of Excess Cash Flow.

     IN WITNESS WHEREOF, I, solely in my capacity as                      of the Parent, have hereto signed my name to this Compliance Certificate as of                     , ___.

WILLBROS GROUP, INC.
By:
Name:
Title:

SCHEDULE 1
TO COMPLIANCE CERTIFICATE
Calculation of Consolidated EBITDA

			Quarter Ending	Quarter Ending	Quarter Ending	Quarter Ending
		COMPONENT OF CONSOLIDATED EBITDA	__/__/__	__/__/__	__/__/__	__/__/__	TOTAL
	a.	Consolidated Net Income, excluding the results from discontinued operations (as determined in accordance with GAAP)

Plus	b.	Consolidated Interest Expense[8]

Plus	c.	charges against income for foreign, federal, state, and local Taxes[9]

Plus	d.	depreciation and amortization expense[9]

Plus	e.	other non-cash charges or losses (other than non-cash charges related to the SEC/DOJ Investigation)[9]

Plus	f.	extraordinary or non-recurring expenses or losses[9]

Plus	g.	amortization, write-off or write-down of debt discount, capitalized interest, debt issuance costs and commissions, discounts and other fees and charges associated with letters of credit or Debt[9]

Minus	h.	extraordinary or non-recurring gains[9]

Minus gain Or Plus loss	i.	any gains or losses on sales of assets of the Parent or any of its Subsidiaries (other than in the ordinary course of business)[10]

[8]	To the extent deducted in determining Consolidated Net Income.

[9]	To the extent included in determining Consolidated Net Income.

[10]	To the extent included (or deducted) in determining Consolidated Net Income.
Schedule 2 to Compliance Certificate – Page 1

			Quarter Ending	Quarter Ending	Quarter Ending	Quarter Ending
		COMPONENT OF CONSOLIDATED EBITDA	__/__/__	__/__/__	__/__/__	__/__/__	TOTAL
Minus	j.	the income of any Person (other than any Wholly-Owned Subsidiary of the Parent) in which the Parent or any Wholly-Owned Subsidiary owns any Equity Interest, except to the extent (i) such income is received by the Parent or such Wholly-Owned Subsidiary in a cash distribution during such period or (ii) the payment of cash dividends or similar cash distributions by such Person to the Parent or such Wholly-Owned Subsidiary on account of such ownership is not prohibited by any Governmental Authority or by the operation of the terms of the Organizational Documents of such Person or any agreement or other instrument binding on such Person[10]

Minus gain or Plus loss	k.	non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Parent’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives[11]

Plus	l.	non-cash charges and losses incurred on or prior to December 31, 2009 associated with the penalties and disgorgements sought to be assessed pursuant to the SEC/DOJ Investigation[9]

Plus	m.	any loss or expense resulting from payments made to the holders of the 6.5% Convertible Senior Notes in connection with the Third Supplemental Indenture, to be dated as of July 1, 2010, to the 6.5% Indenture[9]

Minus	n.	cash payments made during such period in respect of non-cash charges added back in determining Consolidated EBITDA for any previous period
Schedule 2 to Compliance Certificate – Page 2

			Quarter Ending	Quarter Ending	Quarter Ending	Quarter Ending
		COMPONENT OF CONSOLIDATED EBITDA	__/__/__	__/__/__	__/__/__	__/__/__	TOTAL
Plus	o.	fees and expenses in an aggregate amount not to exceed $20,000,000 relating to the InfrastruX Merger, the Refinancing Transactions and the transactions contemplated by the Credit Agreement[9]

Plus	p.	fees and expenses incurred on or prior to December 31, 2009, related to the reincorporation of the Parent in the State of Delaware and the related transactions[9]

Minus gains or plus losses	q.	gain or loss arising from early extinguishment of Debt or obligations under any Hedging Arrangement[11]

Plus	r.	charges and losses incurred during the fiscal year ended December 31, 2009 in connection with severance and operating lease abandonment, in an aggregate amount not to exceed $12,700,000[9]

Plus	s.	management fees paid to Tenaska Capital Management, LLC by InfrastruX on or before the Effective Date in an aggregate amount not to exceed $2,600,000[9]

Provided that	t.	for purposes of calculating Consolidated EBITDA for any period, if during such period the Parent or any Subsidiary shall have consummated (i) the InfrastruX Merger or (ii) any Acquisition or any Asset Disposition the aggregate consideration paid or received in which by the Parent and its Subsidiaries exceeded $25,000,000, Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto in accordance with Section 1.03(c) of the Credit Agreement.

CONSOLIDATED EBITDA:
Schedule 2 to Compliance Certificate – Page 3

SCHEDULE 2
TO COMPLIANCE CERTIFICATE
Calculation of Capital Expenditures

			Quarter Ending	Quarter Ending	Quarter Ending	Quarter Ending
		COMPONENT OF CAPITAL EXPENDITURES	__/__/__	__/__/__	__/__/__	__/__/__	TOTAL
	a.	all expenditures of the Parent and its Subsidiaries in respect of the purchase or other acquisition, construction or improvement of any fixed or capital assets that are required to be capitalized under GAAP on a consolidated balance sheet of the Parent and its Subsidiaries as property, plant, equipment or other fixed assets

Excluding	b.	normal replacements and maintenance which are properly charged to current operations

Excluding	c.	expenditures made on account of any loss, destruction or damage of any fixed or capital assets, or any actual condemnation, seizure or taking, by exercise of eminent domain or otherwise, of any fixed or capital assets, or any confiscation or requisition of the use of any fixed or capital assets, to the extent such expenditures do not exceed the amount of the insurance proceeds, condemnation awards or damage recovery proceeds relating thereto

Excluding	d.	any Qualified Investment made pursuant to any Reinvestment Notice
Schedule 2 to Compliance Certificate – Page 4

			Quarter Ending	Quarter Ending	Quarter Ending	Quarter Ending
		COMPONENT OF CAPITAL EXPENDITURES	__/__/__	__/__/__	__/__/__	__/__/__	TOTAL
Excluding	e.	any such expenditures in the form of a substantially contemporaneous exchange of similar fixed or capital assets, except to the extent of cash or other consideration (other than the assets so exchanged), if any, paid or payable by the Parent and its Subsidiaries

Excluding	f.	any Investment or Acquisition

Excluding	g.	expenditures in connection with the construction, development and/or operation and maintenance of any Governmental Fueling Facility.

CAPITAL EXPENDITURES:
Schedule 2 to Compliance Certificate – Page 5

SCHEDULE 3
TO COMPLIANCE CERTIFICATE
Calculation of Consolidated Interest Expense

		Quarter	Quarter	Quarter	Quarter
	COMPONENT OF CONSOLIDATED	ending	ending	ending	ending
	INTEREST EXPENSE	__/__/__	__/__/__	__/__/___	__/__/___

a. The interest expense of the Parent and its Subsidiaries, calculated on a consolidated basis in accordance with GAAP for such period

Excluding
b.   amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees and charges associated with letters of credit or Debt[11]

Excluding
c.   non-cash gains (other than gains resulting from derivatives to the extent the amount of commodities hedged with such derivatives exceeds the Parent’s and its Subsidiaries’ commodities sold) and losses as a result of changes in the fair value of derivatives.[12]

CONSOLIDATED INTEREST EXPENSE

[11]	To the extent included in the interest expense of the Parent and its Subsidiaries

Schedule 3 to Compliance Certificate — Page 1

SCHEDULE 4
TO COMPLIANCE CERTIFICATE
Calculation of Excess Cash Flow

	COMPONENT OF EXCESS CASH FLOW	Fiscal Year Ending ___/___/___

a. Consolidated EBITDA for such fiscal year (determined on the basis of Consolidated Net Income not adjusted to exclude the results of discontinued operations)

minus	b. the sum of:

(i) Consolidated Interest Expense for such fiscal year actually paid in cash by the Parent and its Subsidiaries,

(ii) the net amount, if any, by which the “Contract costs and recognized income not yet billed” (or a similar line item referred to in the consolidated financial statements of the Parent) increased during such fiscal year,

(iii) the aggregate principal amount of Long-Term Debt and Capital Leases repaid or prepaid by the Parent and its Subsidiaries during such fiscal year, excluding

(A) repayment or prepayment of the Revolving Advances and other revolving extensions of credit (except to the extent that any repayment or prepayment of such Debt is accompanied by a permanent reduction in related commitments),

(B) repayment or prepayment of the Term Loans, other than scheduled principal payments pursuant to Section 2.07(b) of the Credit Agreement, and

(C) repayments or prepayments of Long-Term Debt funded with the proceeds of other Long-Term Debt,

(iv) all income Taxes actually paid in cash by the Parent and its Subsidiaries during such fiscal year,

(v) the sum of (A) the Capital Expenditures actually made in cash by the Parent and its Subsidiaries during such fiscal year (except to the extent financed with the proceeds of Debt, Equity Issuances, casualty proceeds, or other proceeds that were not included in determining Consolidated EBITDA for such fiscal year) and (B) the aggregate amount of cash consideration paid by the Parent and its Subsidiaries during such fiscal year to make Investments and other Acquisitions permitted under Section 6.05 of the Credit Agreement and

COMPONENT OF EXCESS CASH FLOW	Fiscal Year Ending ___/___/___

(vi) to the extent not deducted in determining Consolidated EBITDA for such fiscal year, the aggregate amount actually paid in cash by the Parent and its Subsidiaries during such fiscal year in satisfaction of litigation and similar proceedings, earn-out obligations and other non-current liabilities (other than Debt).

EXCESS CASH FLOW

EXHIBIT C
FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT
          This Intellectual Property Security Agreement dated as of July 1, 2010 (this “IP Security Agreement”), is by and among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), Willbros Group, Inc., a Delaware corporation (the “Parent”), certain Subsidiaries of the Parent party hereto (each such Subsidiary, together with the Parent and the Borrower, each a “Grantor” and, collectively, the “Grantors”), and Crédit Agricole Corporate and Investment Bank, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
          WHEREAS, the Borrower, the Parent and certain Subsidiaries thereof party thereto, the Lenders, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents have entered into that certain Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
          WHEREAS, each Guarantor has guaranteed the Obligations pursuant to Article VIII of the Credit Agreement;
          WHEREAS, in connection with the Credit Agreement, the Borrower, the Parent and certain Subsidiaries of the Parent party thereto have entered into that certain Security Agreement, dated as of July 1, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent for the benefit of the Secured Parties;
          WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Grantor of this IP Security Agreement, and the Grantors have agreed to enter into this IP Security Agreement; and
          WHEREAS, all capitalized terms used herein, including in the recitals hereto, but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Security Agreement, as applicable.
          NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          SECTION 1. Grant of Security. As collateral security for the prompt and complete payment when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, each Grantor hereby charges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s rights, title and interest in, to and under any and all of the following (other than to the extent any of the following constitutes Excluded Property), in each case wherever located and whether now owned or existing or hereafter arising or acquired:
          (a) (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States, (ii) all extensions or renewals thereof and (iii) the goodwill symbolized by any of the foregoing, including all Trademarks listed on Schedule I hereto under the heading “Trademarks”;
          (b) any written agreement granting any right to use any trademark or trademark registration of any third party (collectively, the “Trademark Licenses”), including all Trademark Licenses listed on Schedule I hereto under the heading “Trademark Licenses”;
          (c) (i) all letters patent of the United States and all applications for letters patent of the United States, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations or extensions of any of the foregoing, and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto, including all Patents listed on Schedule I hereto under the heading “Patents”;
          (d) any written agreement granting any right to make, use, sell and/or practice any invention or discovery that is the subject matter of a patent of any third party (collectively, the “Patent Licenses”), including all Patent Licenses listed on Schedule I hereto under the heading “Patent Licenses;
          (e) (i) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (ii) all extensions or renewals thereof and (iii) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (collectively, the “Copyrights”), including all Copyrights listed on Schedule I hereto under the heading “Copyrights”; and
          (f) to the extent not otherwise included, all Proceeds of any of the foregoing.
          SECTION 2. Recordation. Each Grantor authorizes the Collateral Agent to record this IP Security Agreement with the Register of Copyrights and the Commissioner of Patents and Trademarks.
          SECTION 3. Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this IP

Exhibit C — Page 2

Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this IP Security Agreement.
          SECTION 4. Governing Law. THIS IP SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          SECTION 5. Conflict Provision. This IP Security Agreement has been entered into in conjunction with the provisions of the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this IP Security Agreement are in conflict with the Security Agreement or the Credit Agreement, the provisions of the Security Agreement or the Credit Agreement shall govern.

Exhibit C — Page 3

          IN WITNESS WHEREOF, each of the undersigned has caused this IP Security Agreement to be duly executed and delivered as of the date first above written.

GRANTORS:

WILLBROS GROUP, INC.
WILLBROS UNITED STATES HOLDINGS, INC.
WILLBROS GOVERNMENT HOLDINGS (U.S.), LLC
WILLBROS GOVERNMENT SERVICES (U.S.), LLC
WILLBROS CONSTRUCTION (U.S.), LLC
WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC.
WILLBROS ENERGY SERVICES COMPANY
WILLBROS ENGINEERS (U.S.), LLC
WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.
WILLBROS MIDSTREAM SERVICES (U.S.), LLC
WILLBROS PROJECT SERVICES (U.S.), LLC
WILLBROS REFINERY AND MAINTENANCE SERVICES (U.S.), LLC
INTEGRATED SERVICE COMPANY LLC
CONSTRUCTION & TURNAROUND SERVICES OF CALIFORNIA, INC.
CONSTRUCTION & TURNAROUND SERVICES, L.L.C.
INTEGRATED SERVICE COMPANY OF OKLAHOMA, INC.
WILLBROS PIPELINE SPECIALTY SERVICES, LLC
WINK ENGINEERING, LLC
INFRASTRUX GROUP, LLC
B & H MAINTENANCE AND CONSTRUCTION, INC.
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
CHAPMAN HOLDING CO., INC.
CHAPMAN CONSTRUCTION CO., L.P.
GI ACQUISITION, INC.
GILL ELECTRIC MANAGEMENT, L.L.C.
GILL ELECTRIC SERVICE, LTD.
INFRASTRUX GROUP COMMON PAYMASTER LLC
INFRASTRUX ENERGY GP, LLC

Signature Page to Intellectual Property Security Agreement

INFRASTRUX ENERGY LP, LLC
INFRASTRUX HAWKEYE HOLDINGS, LLC
BEMIS, LLC
HALPIN LINE CONSTRUCTION, LLC
HAWKEYE, LLC
PREMIER UTILITY SERVICES, LLC
LINEAL HOLDINGS, INC.
INTERCON CONSTRUCTION, INC.
INTERCON CONSTRUCTION TRUCKING, INC.
INTERPOWER LINE SERVICES CORPORATION
LINEAL INDUSTRIES, INC.
SKIBECK PIPELINE COMPANY, INC.
SKIBECK PLC, INC.
TRAFFORD CORPORATION
TEXAS ELECTRIC UTILITY CONSTRUCTION MANAGEMENT, L.L.C.
TEXAS ELECTRIC UTILITY CONSTRUCTION, LTD.
FLOWERS HOLDING CO., INC.
FLOWERS LIMITED PARTNER, INC.
FLOWERS MANAGEMENT CO., INC.
FLOWERS CONSTRUCTION CO., L.P.
UTILX CORPORATION
UTILX OVERSEAS HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Intellectual Property Security Agreement

COLLATERAL AGENT: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Collateral Agent
By:
	Name:	David Gurghigian
	Title:	Managing Director

By:
	Name:	Michael Willis
	Title:	Managing Director

Signature Page to Intellectual Property Security Agreement

Schedule I
to the IP Security Agreement
TRADEMARKS
TRADEMARK LICENSES
PATENTS
PATENT LICENSES
COPYRIGHTS

Schedule I to Intellectual Property Security Agreement — Page 1

EXHIBIT D
FORM OF LETTER OF CREDIT REQUEST
                                        ,
Crédit Agricole Corporate and Investment Bank,
as Issuing Bank
1301 Avenue of the Americas
New York, New York 10019
Attention:
Ladies and Gentlemen:
The undersigned, Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), refers to the Credit Agreement dated as of June 30, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Letter of Credit Request unless otherwise defined in this Letter of Credit Request) among the Borrower, Willbros Group, Inc., a Delaware corporation, and certain subsidiaries thereof, as guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as Administrative Agent for the Lenders, Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents and hereby gives you irrevocable notice pursuant to Section 2.03 of the Credit Agreement that:
[The Borrower hereby requests that the Issuing Bank issue a Letter of Credit as follows:

Stated Amount:	$

Account Party:

Beneficiary Name:

And Address:

Beneficiary Primary Contact:

Phone Number:

Expiry Date:		]

[The Borrower hereby requests that the Issuing Bank increase the stated amount of an existing Letter of Credit as follows:

Existing Letter of Credit No.

Existing Stated Amount:	$

Account Party:

Exhibit D — Page 1

Beneficiary Name:

And Address:

Beneficiary Primary Contact:

Phone Number:

Expiry Date:

New Stated Amount:	$	]

[The Borrower hereby requests that the Issuing Bank extend the expiry date of an existing Letter of Credit as follows:

Existing Letter of Credit No.

Stated Amount:	$

Account Party:

Beneficiary Name:

And Address:

Beneficiary Primary Contact:

Phone Number:

Existing Expiry Date:

New Expiry Date:		]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the [issuance][extension][increase] of the Letter of Credit requested herein:
(i)	the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and in each other Loan Document are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the date of the [issuance][extension][increase] of the Letter of Credit requested herein, both before and after giving effect to such [issuance][extension][increase], except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date; and

(ii)	no Default or Event of Default has occurred and is continuing or would result from such [issuance][extension][increase].

Exhibit D — Page 2

Very truly yours, WILLBROS UNITED STATES HOLDINGS, INC.
By:
Name:
Title:

Exhibit D — Page 3

EXHIBIT E-1
FORM OF REVOLVING NOTE

$	___, 20___
     For value received, the undersigned WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                                                              (“Payee”) the principal amount of                                                              and No/100 Dollars ($                                        ) or, if less, the aggregate outstanding principal amount of the Revolving Advances (as defined in the Credit Agreement referred to below) made by the Payee to the Borrower, together with interest on the unpaid principal amount of the Revolving Advances from the date of such Revolving Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as defined below). The Borrower may make prepayments on this Note in accordance with the terms of the Credit Agreement.
     This Note is one of the notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of June 30, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Willbros Group, Inc., a Delaware corporation, and certain subsidiaries thereof, as guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Revolving Advances by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.
     Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.
     This Note is secured by the Security Documents and guaranteed pursuant to the terms of Article VIII of the Credit Agreement.

     Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

WILLBROS UNITED STATES HOLDINGS, INC.
By:
Authorized Representative

Signature Page to Note

EXHIBIT E-2
FORM OF TERM NOTE

$	___, 20___
     For value received, the undersigned WILLBROS UNITED STATES HOLDINGS, INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of                                                              (“Payee”) the principal amount of                                                              and No/100 Dollars ($                                        ) or, if less, the aggregate outstanding principal amount of the Term Loans (as defined in the Credit Agreement referred to below) made by the Payee to the Borrower, together with interest on the unpaid principal amount of such Term Loans on such date, until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement (as defined below). The Borrower may make prepayments on this Note in accordance with the terms of the Credit Agreement.
     This Note is one of the notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of June 30, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Willbros Group, Inc., a Delaware corporation, and certain subsidiaries thereof, as guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents. Capitalized terms used in this Note that are defined in the Credit Agreement and not otherwise defined in this Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Term Loans by the Payee to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned and (b) contains provisions for acceleration of the maturity of this Note upon the happening of certain events stated in the Credit Agreement and for prepayments of principal prior to the maturity of this Note upon the terms and conditions specified in the Credit Agreement.
     Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the location or address specified by the Administrative Agent to the Borrower in same day funds. The Payee shall record payments of principal made under this Note, but no failure of the Payee to make such recordings shall affect the Borrower’s repayment obligations under this Note.
     This Note is secured by the Security Documents and guaranteed pursuant to the terms of Article VIII of the Credit Agreement.

     Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Note shall operate as a waiver of such rights.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

WILLBROS UNITED STATES HOLDINGS, INC.
By:
Authorized Representative

Signature Page to Note

EXHIBIT F
NOTICE OF BORROWING
[Date]
Crédit Agricole Corporate and Investment Bank,
as Administrative Agent
1301 Avenue of the Americas
New York, New York 10019
Attention:
Ladies and Gentlemen:
The undersigned, Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), is party to the Credit Agreement dated as of June 30, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, Willbros Group, Inc., a Delaware corporation, and certain subsidiaries thereof, as guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents. The undersigned gives you irrevocable notice pursuant to Section 2.02(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Credit Agreement:
(a)	The Business Day of the Proposed Borrowing is , .

(b)	The Proposed Borrowing is a [Base Rate] [Eurocurrency Rate] [Revolving Advance] [Term Loan].

(c)	The aggregate amount of the Proposed Borrowing is $ .

(d)	[The Interest Period for each Eurocurrency Rate Loan made as part of the Proposed Borrowing is month[s].]
The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:
Exhibit F — Page 1

(i)	the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and in each other Loan Document are true and correct in all material respects (provided that to the extent any representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) on and as of the date of the Proposed Borrowing, both before and after giving effect to such Proposed Borrowing, except to the extent any such representation and warranty relates to an earlier date, in which case such representation and warranty is true and correct in all material respects (provided that to the extent any such representation and warranty is qualified as to “Material Adverse Effect” or otherwise as to “materiality”, such representation and warranty is true and correct in all respects) as of such earlier date; and

(ii)	no Default or Event of Default has occurred and is continuing, or would result from the Proposed Borrowing.

Very truly yours, WILLBROS UNITED STATES HOLDINGS, INC.
By:
Name:
Title:

Exhibit F — Page 2

EXHIBIT G
NOTICE OF CONVERSION OR CONTINUATION
[Date]
Crédit Agricole Corporate and Investment Bank,
as Administrative Agent
1301 Avenue of the Americas
New York, New York 10019
Attention:
Ladies and Gentlemen:
The undersigned, Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), is a party to the Credit Agreement dated as of June 30, 2010 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, Willbros Group, Inc., a Delaware corporation, and certain subsidiaries thereof, as guarantors, the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents. The undersigned hereby gives you irrevocable notice pursuant to Section 2.02(b) of the Credit Agreement that the undersigned hereby requests a [Conversion] [Continuation] of outstanding Loans, and in connection with that request sets forth below the information relating to such [Conversion] [Continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section 2.02(b) of the Credit Agreement:
     (a) The Business Day of the Proposed [Conversion] [Continuation] is                                         ,                     .
     (b) The aggregate principal amount of the existing Loan to be [Converted][Continued] is $                                         and is a [Base Rate][Eurocurrency Rate][Revolving Advance][LC Advance][Term Loan] (the “Existing Loan”).
     (c) The Proposed [Conversion] [Continuation] consists of [a Conversion of the Existing Loan to a [Base Rate][Eurocurrency Rate] [Revolving Advance][LC Advance][Term Loan]] [a Continuation of the Existing Loan].
Exhibit G — Page 1

     [(d) The Interest Period for the Proposed [Conversion] [Continuation] is [___ month[s].]1
[The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed [Conversion] [Continuation]:
(i)	no Default or Event of Default has occurred and is continuing; and

(iii)	after giving effect to such Proposed [Conversion] [Continuation], there will be no more than ten (10) Interest Periods applicable to outstanding Eurocurrency Rate Loans.][2]

Very truly yours, WILLBROS UNITED STATES HOLDING, INC.
By:
Name:
Title:

[1]	If the requested Continuation or Conversion is a Eurocurrency Rate Loan.

[2]	To be included if this is a Notice of a Conversion to, or a Continuation of, a Eurocurrency Rate Borrowing.
Exhibit G — Page 2

EXHIBIT H
FORM OF PLEDGE AGREEMENT
     This Pledge Agreement dated as of July 1, 2010 (this “Pledge Agreement”) is among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), Willbros Group, Inc., a Delaware corporation (the “Parent”), certain Subsidiaries of the Parent party hereto (each such Subsidiary, together with the Parent and the Borrower, a “Pledgor” and, collectively, the “Pledgors”), and Crédit Agricole Corporate and Investment Bank, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
INTRODUCTION
     WHEREAS, the Borrower, the Parent and certain Subsidiaries thereof party thereto (collectively, the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as Administrative Agent, Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents, have entered into that certain Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, each Guarantor has guaranteed the Obligations pursuant to Article VIII of the Credit Agreement; and
     WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Pledgor of this Pledge Agreement, and the Pledgors have agreed to enter into this Pledge Agreement.
     NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     Section 1. Definitions.
     (a) All capitalized terms used herein, including in the introduction hereto, but not otherwise defined herein that are defined in the Credit Agreement shall have the meaning assigned to such terms in the Credit Agreement. Any terms defined in Articles 8 or 9 of the Uniform Commercial Code, as the same may, from time to time, be in effect in the State of New York (“UCC”; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provision) and not otherwise defined herein shall have the meanings assigned to such terms in the UCC.

     (b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement. As used herein, the term “including” means “including, without limitation,”. Section and paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such section and paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.
     Section 2. Pledge.
     (a) Grant of Pledge. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, each Pledgor hereby charges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in the Pledged Collateral, as defined in Section 2(b) below.
     (b) Pledged Collateral. “Pledged Collateral” shall mean, with respect to any Pledgor, all of such Pledgor’s right, title, and interest in the following, whether now owned or hereafter acquired by such Pledgor:
     (i) (A) all of the membership interests listed on the attached Schedule I issued to such Pledgor and all additional membership interests of any issuer hereafter acquired by such Pledgor (collectively, the “Membership Interests”), (B) the certificates (if any) representing any such Membership Interests, (C) subject to Section 2(d), all of such Pledgor’s rights, privileges, authority, and powers as a member of the issuer of any such Membership Interests under the applicable limited liability company operating agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and (D) subject to Section 2(d), all rights to money or other property which such Pledgor now has or hereafter acquires in respect of any such Membership Interests, including, without limitation, (1) any Proceeds from a sale by or on behalf of such Pledgor of any such Membership Interests and (2) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of any such Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to any such Membership Interests or the ownership thereof (collectively, the “Membership Interests distributions”);
     (ii) (A) all of the general and limited partnership interests listed on the attached Schedule I issued to such Pledgor and all additional limited or general
Exhibit H — Page 2

partnership interests of any issuer hereafter acquired by such Pledgor (collectively, the “Partnership Interests”), (B) the certificates (if any) representing any such Partnership Interests, (C) subject to Section 2(d), all of such Pledgor’s rights, privileges, authority, and powers as a limited or general partner of the issuer of any such Partnership Interests under the applicable partnership agreement or limited partnership agreement or similar constitutive document of such issuer or under any applicable Legal Requirement, and (D) subject to Section 2(d), all rights to money or other property which such Pledgor now has or hereafter acquires in respect of any such Partnership Interests, including, without limitation, (1) any Proceeds from a sale by or on behalf of such Pledgor of any such Partnership Interests and (2) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of any such Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof (collectively, the “Partnership Interests distributions”);
     (iii) (A) all of the shares of capital stock listed on the attached Schedule I issued to such Pledgor and all additional shares of capital stock of any issuer hereafter issued to such Pledgor (collectively, the “Pledged Shares”), (B) the certificates (if any) representing any such Pledged Shares, (C) subject to Section 2(d), all of such Pledgor’s rights, privileges, authority, and powers as a shareholder of the issuer of any such Pledged Shares under the applicable articles of incorporation, certificate of incorporation, bylaws or similar constitutive document of such issuer or under any applicable Legal Requirements, and (D) subject to Section 2(d), all rights to money or other property which such Pledgor now has or hereafter acquires in respect of any such Pledged Shares, including, without limitation, (1) any Proceeds from a sale by or on behalf of such Pledgor of any such Pledged Shares and (2) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of any such Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to any such Pledged Shares or the ownership thereof (collectively, the “Pledged Shares distributions”);
     (iv) (A) all of the equity interests in joint venture companies listed on the attached Schedule I issued to such Pledgor and all additional equity interests in any joint venture company hereafter issued to such Pledgor (collectively, the “JV Interests”), (B) the certificates (if any) representing any such JV Interests, (C) subject to Section 2(d), all of such Pledgor’s rights, privileges, authority, and powers as an equity interest holder of such joint venture company under the applicable constitutive documents of such joint venture company or under any applicable Legal Requirement, and (D) subject to Section 2(d), all rights to money or other property which such Pledgor now has or hereafter acquires in respect of any such JV Interests, including, without limitation, (1) any Proceeds from a sale
Exhibit H — Page 3

by or on behalf of such Pledgor of any such JV Interests and (2) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of any such JV Interests, whether regular, special or made in connection with the partial or total liquidation of the joint venture company and whether attributable to profits, the return of any contribution or investments or otherwise attributable to any such JV Interests or the ownership thereof (collectively, the “JV Interests distributions);
     (v) (A) all of the equity interests (other than any Membership Interests, Partnership Interests, Pledged Shares or JV Interests) listed on the attached Schedule I issued to such Pledgor and all additional equity interests (other than any Membership Interests, Partnership Interests, Pledged Shares or JV Interests) of any issuer hereafter issued to such Pledgor (collectively, the “Other Equity Interests”), (B) the certificates (if any) representing any such Other Interests, (C) subject to Section 2(d), all of such Pledgor’s rights, privileges, authority, and powers as an equity interest holder of such issuer under the applicable constitutive documents of such issuer or under any applicable Legal Requirement, and (D) subject to Section 2(d), all rights to money or other property which such Pledgor now has or hereafter acquires in respect of any such Other Equity Interests, including, without limitation, (1) any Proceeds from a sale by or on behalf of such Pledgor of any such Other Equity Interests and (2) any distributions, dividends, cash, instruments and other property from time to time received or otherwise distributed in respect of any such Other Equity Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investments or otherwise attributable to the Other Equity Interests or the ownership thereof (collectively, the “Other Equity Interests distributions”);
     (vi) (A) all indebtedness now or hereafter owing by the Parent or any Subsidiary of the Parent to such Pledgor (collectively, the “Pledged Debt”), including, without limitation, all such indebtedness evidenced by the instruments listed on the attached Schedule I, (B) all instruments (if any) evidencing any such Pledged Debt, including promissory notes, and (C) subject to Section 2(d), all interest, cash, instruments and other property from time to time received or otherwise distributed in respect of any or all of the foregoing (collectively, the “Pledged Debt distributions” and, together with the Membership Interests distributions, the Partnership Interests distributions, the Pledged Shares distributions, the JV Interests distributions, and the Other Equity Interests distributions, the “distributions”); and
     (vii) all Proceeds from, additions and accessions to, and substitutions and replacements of, the Pledged Collateral described in clauses (i), (ii), (iii), (iv), (v) and (vi) of this Section 2(b).
Notwithstanding the foregoing, the term “Pledged Collateral” shall not include any Excluded Property.
Exhibit H — Page 4

     (c) Delivery of Pledged Collateral. All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Collateral Agent in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent; provided that, any such certificates or instruments representing the Other Equity Interests shall only be delivered upon the reasonable request of the Collateral Agent. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, upon prior written notice to the Parent, to transfer to or to register in the name of the Collateral Agent or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2(d). In addition, after the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange any certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations for any purpose consistent with this Pledge Agreement.
     (d) Rights Retained by Pledgor. Notwithstanding anything to the contrary in Section 2(a), so long as no Event of Default shall have occurred and be continuing or, if an Event of Default shall have occurred and be continuing, until such time thereafter as such voting and other consensual rights, privileges, authority and powers have been terminated pursuant to Section 5:
     (i) each Pledgor shall be entitled to exercise any and all voting and other consensual rights, privileges, authority and powers pertaining to the Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that such Pledgor shall not exercise or shall refrain from exercising any such right if such action would have a materially adverse effect on the value of the Pledged Collateral;
     (ii) except as otherwise provided in the Credit Agreement, each Pledgor shall be entitled to receive and retain any dividends and other distributions from time to time received or otherwise distributed in respect of the Pledged Collateral and the Proceeds of any Pledged Collateral; and
     (iii) the Collateral Agent shall promptly execute and deliver to each Pledgor all proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor (A) to exercise the voting and other consensual rights, privileges, authority and powers which such Pledgor is entitled to exercise pursuant to clause (i) of this Section 2(d) and (B) to receive the dividends and other distributions from time to time received or otherwise distributed in respect of the Pledged Collateral and the Proceeds of any Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to clause (ii) of this Section 2(d).

Exhibit H — Page 5

     Section 3. Pledgor’s Representations and Warranties. Each Pledgor represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:
     (a) The Pledged Collateral of such Pledgor listed on the attached Schedule I has been duly authorized and validly issued by the issuer thereof and, in the case of Membership Interests, Partnership Interests, Pledged Shares, JV Interests and Other Equity Interests, is fully paid and nonassessable.
     (b) Subject to any sales, transfers or other dispositions made in compliance with the Credit Agreement, such Pledgor is the legal and beneficial owner of the Pledged Collateral listed on Schedule I opposite its name, free and clear of any Liens, except for the Permitted Liens.
     (c) No authorization, approval, consent, exemption, or other action by, or notice to or filing with, (i) any Governmental Authority is necessary or required on the part of such Pledgor (A) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement, (B) for the execution, delivery or performance of this Pledge Agreement by such Pledgor or (ii) any Person is necessary or required on the part of such Pledgor, for the exercise by the Collateral Agent or any Secured Party of the voting or other rights provided in this Pledge Agreement or the remedies in respect of the Pledged Collateral (other than the Other Equity Interests) pursuant to this Pledge Agreement, except (x) such as have been obtained or made and are in full force and effect, (y) filings necessary to perfect Liens created under this Pledge Agreement and (z) actions by, and notices to or filings with, Governmental Authorities that may be required in the ordinary course of business from time to time or that may be required to comply with the express requirements of this Pledge Agreement (including, without limitation, to release existing Liens on the Pledged Collateral or to comply with requirements to perfect, and/or maintain the perfection of, Liens created for the benefit of the Secured Parties).
     (d) Such Pledgor has the requisite organizational power and authority to pledge, charge and deliver the Pledged Collateral to the Collateral Agent as set forth herein.
     (e) The Membership Interests listed on Schedule I opposite the name of such Pledgor constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule I) of the issued and outstanding membership interests of each respective issuer thereof and all Membership Interests in which such Pledgor has any ownership interest. The Partnership Interests listed on the attached Schedule I opposite the name of such Pledgor constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule I) of the issued and outstanding partnership interests of the respective issuer thereof and all Partnership Interests in which such Pledgor has any ownership interest. The Pledged Shares listed on the attached Schedule I opposite the name of such Pledgor constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule I) of the issued and outstanding shares of capital stock of the respective issuer thereof and all Pledged Shares in which such Pledgor has any ownership interest. The JV Interests listed on Schedule I opposite the name of such Pledgor constitute, as of the date hereof, all of the JV Interests in which such Pledgor has any
Exhibit H — Page 6

ownership interest. The Other Equity Interests listed on the attached Schedule I opposite the name of such Pledgor constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule I) of the issued and outstanding Other Equity Interests of the respective issuer thereof and all Other Interests in which such Pledgor has any ownership interest.
     (f) The name of each Pledgor set forth on the signature pages to this Pledge Agreement is the exact legal name of such Pledgor as of the date hereof.
     Section 4. Pledgors’ Covenants. Each Pledgor covenants and agrees with the Collateral Agent that:
     (a) Protect Collateral. Such Pledgor will warrant and defend the rights and title herein granted unto the Collateral Agent in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands (other than Permitted Liens) of all Persons whomsoever.
     (b) Transfer and Other Liens. Such Pledgor will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except in compliance with the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens. Such Pledgor further agrees that it will (a) cause each issuer of the Pledged Collateral not to issue any capital stock, partnership or membership interests or other equity securities in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor or as otherwise permitted by the Credit Agreement, and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional shares of capital stock or other equity securities of an issuer of the Pledged Collateral.
     (c) Amendment of Organizational Documents. Such Pledgor will not permit any supplement, amendment or other modification of such Pledgor’s Organizational Document in a manner that is materially adverse to the interests of the Secured Parties.
     (d) Further Assurances. Such Pledgor shall, at its sole cost and expense, promptly upon request, execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Collateral Agent may reasonably request, in each case, in order to perfect, maintain and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.
     Section 5. Remedies upon Default. If any Event of Default shall have occurred and be continuing:
     (a) UCC Remedies. To the extent permitted by the applicable Legal Requirements, the Collateral Agent may (and at the request of the Majority Lenders shall) exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the
Exhibit H — Page 7

affected Pledged Collateral). This Pledge Agreement shall not be construed to authorize the Collateral Agent to take any action prohibited by the UCC or to constitute a waiver by any Pledgor of any right that the UCC does not permit such Pledgor to waive.
     (b) Dividends and Other Rights.
     (i) All rights of any Pledgor to exercise the voting and other consensual rights, privileges, authority and powers which it would otherwise be entitled to exercise pursuant to Section 2(d)(i) may be exercised by the Collateral Agent if the Collateral Agent so elects and gives prior written notice of such election to such Pledgor. After all Events of Default have been cured or waived and the Parent has delivered to the Collateral Agent a certificate of a Responsible Officer of the Parent to that effect, all rights, privileges, authority and powers vested in the Collateral Agent pursuant to this paragraph shall cease, and the Pledgors shall have the exclusive right to exercise the voting and other consensual rights, privileges, authority and powers that they would otherwise be entitled to exercise pursuant to Section 2(d)(i).
     (ii) All rights of any Pledgor to receive the dividends and other distributions from time to time received or otherwise distributed in respect of the Pledged Collateral and the proceeds from any Pledged Collateral that it would otherwise be authorized to receive and retain pursuant to Section 2(d)(ii) shall cease at such time as the Collateral Agent shall have given prior written notice thereof to such Pledgor. All dividends and other distributions in respect of the Pledged Collateral and the proceeds from any Pledged Collateral that are thereafter received by such Pledgor shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor, and, upon demand by the Collateral Agent, shall be promptly paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement). After all Events of Default have been cured or waived and the Parent has delivered to the Collateral Agent a certificate of a Responsible Officer of the Parent to that effect, the Collateral Agent shall promptly repay to each Pledgor all dividends and other distributions and all the Proceeds that such Pledgor would otherwise be permitted to retain pursuant to the terms of Section 2(d)(ii) and that have not been applied by the Collateral Agent in accordance with the provisions of Section 7.06 of the Credit Agreement.
     (iii) Following the effectiveness of any notice by the Collateral Agent to any Pledgor referred to in clause (i) or (ii) of this Section 5(b), such Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies and other instruments as the Collateral Agent may reasonably request for the purpose of enabling the Collateral Agent (A) to exercise the voting and other rights, privileges, authority, and powers which the Collateral Agent is entitled to exercise pursuant to clause (i) of this Section 5(b) and (B) to receive the dividends and other distributions and Proceeds from any Pledged Collateral that the Collateral Agent is entitled to receive and retain pursuant to clause (ii) of this Section 5(b).
Exhibit H — Page 8

     (c) Sale of Pledged Collateral. The Collateral Agent may sell all or part of the Pledged Collateral at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable in accordance with applicable Legal Requirements. The Collateral Agent shall give the applicable Pledgor ten (10) days advance written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of the Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale, and in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral or a portion thereof, will first be offered for sale at such board or exchange. The Collateral Agent shall not be obligated to make any sale of any Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor shall cooperate fully with the Collateral Agent in all respects in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with federal and state securities laws and take such actions as may be necessary to permit the Collateral Agent to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.
     (d) Exempt Sale. If, in the opinion of the Collateral Agent, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Collateral Agent in its discretion (i) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to the imposition of restrictive legends on any certificates representing the security or (ii) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act and no sale so made in good faith by the Collateral Agent shall be deemed to be not “commercially reasonable” solely because so made. Each Pledgor shall cooperate fully with the Collateral Agent in all reasonable respects in selling or realizing upon all or any part of the Pledged Collateral.
     (e) Application of Proceeds of Pledged Collateral. The Proceeds of any sale, or other realization upon all or any part of the Pledged Collateral pledged by each Pledgor shall be applied by the Collateral Agent as set forth in Section 7.06 of the Credit Agreement.
     (f) Cumulative Remedies. Each right, power and remedy herein specifically granted to the Collateral Agent or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time to time as often and in such order as may be deemed expedient by the Collateral Agent in its sole discretion. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, and no course of dealing with respect to, any such
Exhibit H — Page 9

right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.
     Section 6. Collateral Agent as Attorney-in-Fact for Pledgors.
     (a) Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority, after the occurrence and during the continuance of an Event of Default to act, in the Collateral Agent’s discretion and subject to such Pledgor’s rights specified herein, for such Pledgor and in the name of such Pledgor for the purpose of taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing the Proceeds of the sale of the Pledged Collateral, or any distribution in respect of the Pledged Collateral and to give full discharge for the same. EACH PLEDGOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS PARAGRAPH IS IRREVOCABLE AND COUPLED WITH AN INTEREST.
     (b) Collateral Agent May Perform. The Collateral Agent may from time to time, at its option and expense, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Collateral Agent to such Pledgor) and the Collateral Agent may from time to time take any other action which the Collateral Agent reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein. The Collateral Agent shall be obligated to provide notice to such Pledgor of any action taken hereunder by facsimile or by registered mail.
     (c) Collateral Agent Has No Duty. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys or other property actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.
     (d) Reasonable Care. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of

Exhibit H — Page 10

such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.
     Section 7. Miscellaneous.
     (a) Expenses. The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
     (b) Amendments, Etc. Neither this Pledge Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent of the Lenders required in accordance with Section 10.01 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any Lender or any other Secured Party, consent to a departure by any Pledgor from any covenant of such Pledgor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Excluded Property” in the Credit Agreement or Section 5.09 of the Credit Agreement. Any such waiver or consent, whether by the Collateral Agent or the Collateral Agent and the Lenders shall be effective only in the specific instance and for the specific purpose for which given.
     (c) Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in Section 10.02 of the Credit Agreement.
     (d) Continuing Security Interest; Transfer of Interest; Termination and Release.
     (i) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Collateral Agent, (A) shall remain in full force and effect until the Obligations (other than contingent obligations) have been paid in full, all Letters of Credit have terminated or expired (other than any Letter of Credit (any such Letter of Credit, a “Released Letter of Credit”) with respect to which the Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations in respect thereof (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with the Issuing Bank, or being supported by a letter of credit that names the Issuing Bank as the beneficiary thereunder, or otherwise)) and the Commitments have terminated or expired, (B) shall be binding upon the Pledgors, the Collateral Agent, the Secured Parties and their successors and assigns and (C) shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of and be binding upon, the Collateral Agent, the Secured Parties and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing, when any Secured Party assigns or otherwise transfers any interest
Exhibit H — Page 11

held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Pledge Agreement.
     (ii) Upon the payment in full of the Obligations (other than contingent obligations), termination or expiration of all Letters of Credit (other than any Released Letter of Credit) and the termination or expiration of the Commitments, all the security interest granted hereby and other Liens created hereunder (including all powers-of-attorney created hereunder) shall terminate and all rights to the Pledged Collateral shall revert to the Pledgors to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. The security interests granted hereby and other Liens created hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 10.15 of the Credit Agreement. Upon any such termination or release, the Collateral Agent will, at the Borrower’s expense, deliver all Pledged Collateral to the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request and take any other actions reasonably requested to evidence or effect such termination or release.
     (e) Waivers. Each Pledgor hereby waives:
     (i) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Obligations and this Pledge Agreement;
     (ii) any requirement that the Collateral Agent or any Secured Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor or any other Person or any collateral; and
     (iii) any duty on the part of the Collateral Agent to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of such Pledgor and its respective assets now known or hereafter known by such Person.
     (f) Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.
     (g) Choice of Law. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.
     (h) Counterparts. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall
Exhibit H — Page 12

constitute one and the same agreement. Delivery of an executed signature page to this Pledge Agreement by facsimile transmission or other electronic shall be effective as delivery of a manually signed counterpart of this Pledge Agreement.
     (i) Reinstatement. If, at any time after the termination of Commitments and the payment in full of all Obligations (other than contingent obligations) and the expiration or termination of all Letters of Credit (other than any Released Letter of Credit), any payments on the Obligations previously made by any Pledgor or any other Person must be disgorged by the Collateral Agent for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of such Pledgor or such Person, this Pledge Agreement and the Collateral Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and such Pledgor shall sign and deliver to the Collateral Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Collateral Agent’s security interest.
     (j) Additional Pledgors. Pursuant to the Credit Agreement, additional Subsidiaries of the Borrower may or may be required to become Pledgors hereunder after the date hereof. Upon execution and delivery by the Collateral Agent and such Subsidiary of a Supplement in the form of Exhibit I hereto, any such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Pledge Agreement.
[Signature Page Follows]
Exhibit H — Page 13

IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PLEDGORS:
WILLBROS GROUP, INC.
WILLBROS UNITED STATES HOLDINGS, INC.
WILLBROS GOVERNMENT HOLDINGS (U.S.), LLC
WILLBROS GOVERNMENT SERVICES (U.S.), LLC
WILLBROS CONSTRUCTION (U.S.), LLC
WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC.
WILLBROS ENERGY SERVICES COMPANY
WILLBROS ENGINEERS (U.S.), LLC
WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.
WILLBROS MIDSTREAM SERVICES (U.S.), LLC
WILLBROS PROJECT SERVICES (U.S.), LLC
WILLBROS REFINERY AND MAINTENANCE SERVICES (U.S.), LLC
INTEGRATED SERVICE COMPANY LLC
CONSTRUCTION & TURNAROUND SERVICES OF CALIFORNIA, INC.
CONSTRUCTION & TURNAROUND SERVICES, L.L.C.
INTEGRATED SERVICE COMPANY OF OKLAHOMA, INC.
WILLBROS PIPELINE SPECIALTY SERVICES, LLC
WINK ENGINEERING, LLC

By:
Name:
Title:

Signature Page to Pledge Agreement

MUSKETEER OIL B.V.
By:	Intertrust (Netherlands) B.V.
	Name:	Director A
For which:
Title:

By:	Intertrust (Netherlands) B.V.
	Name:	Director A
For which:
Title:

By:	Lori Pinder
Title: Director B

Signature Page to Pledge Agreement

INFRASTRUX GROUP, LLC
B & H MAINTENANCE AND CONSTRUCTION, INC.
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
CHAPMAN HOLDING CO., INC.
CHAPMAN CONSTRUCTION CO., L.P.
GI ACQUISITION, INC.
GILL ELECTRIC MANAGEMENT, L.L.C.
GILL ELECTRIC SERVICE, LTD.
INFRASTRUX GROUP COMMON PAYMASTER L.L.C.
INFRASTRUX ENERGY GP, LLC
INFRASTRUX ENERGY LP, LLC
INFRASTRUX HAWKEYE HOLDINGS, LLC
BEMIS, LLC
HALPIN LINE CONSTRUCTION, LLC
HAWKEYE, LLC
PREMIER UTILITY SERVICES, LLC
LINEAL HOLDINGS, INC.
INTERCON CONSTRUCTION, INC.
INTERCON CONSTRUCTION TRUCKING, INC.
INTERPOWER LINE SERVICES CORPORATION
LINEAL INDUSTRIES, INC.
SKIBECK PIPELINE COMPANY, INC.
SKIBECK PLC, INC.
TRAFFORD CORPORATION
TEXAS ELECTRIC UTILITY CONSTRUCTION MANAGEMENT, L.L.C.
TEXAS ELECTRIC UTILITY CONSTRUCTION, LTD.
FLOWERS HOLDING CO., INC.
FLOWERS LIMITED PARTNER, INC.
FLOWERS MANAGEMENT CO., INC.
FLOWERS CONSTRUCTION CO., L.P.
UTILX CORPORATION
UTILX OVERSEAS HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Pledge Agreement

ACKNOWLEDGED BY: WILLBROS GLOBAL HOLDINGS, INC.
By:
Name:
Title:

W INTERNATIONAL LIMITED
By:
Name:
Title:

Signature Page to Pledge Agreement

COLLATERAL AGENT: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Collateral Agent
By:
	Name:	David Gurghigian
	Title:	Managing Director

By:
	Name:	Michael Willis
	Title:	Managing Director

Signature Page to Pledge Agreement

Schedule I to the
Pledge Agreement
PLEDGED COLLATERAL
I. Membership Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

II. Partnership Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

III. Pledged Shares

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

IV. JV Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

Schedule I to Pledge Agreement — Page 1

Schedule I to the
Pledge Agreement
V. Other Equity Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

VI. Pledged Debt

Pledgor	Debtor	Original Principal Amount of Indebtedness	Outstanding Principal Amount of Indebtedness	Date of Instrument	Stated Maturity Date of Instrument

Schedule I to Pledge Agreement — Page 2

Exhibit I to the
Pledge Agreement
     SUPPLEMENT NO. ___dated as of [      ] (this “Supplement”), to the Pledge Agreement dated as of July [       ], 2010 (the “Pledge Agreement”), among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), Willbros Group, Inc., a Delaware corporation (the “Parent”), certain Subsidiaries of the Parent party thereto (each such Subsidiary, together with the Parent and the Borrower, a “Pledgor” and, collectively, the “Pledgors”) and Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), as the Collateral Agent.
     A. Reference is made to the Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Parent, certain subsidiaries of the Parent, the lenders from time to time party thereto Crédit Agricole, as Administrative Agent, Collateral Agent and Issuing Bank, and UBS Securities, LLC, as Syndication Agent.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Pledge Agreement.
     C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue the Letters of Credit. Section 7(j) of the Pledge Agreement provides that additional Subsidiaries of the Parent may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Parent (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for the Loans previously made and the Letters of Credit previously issued.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
     SECTION 1. In accordance with Section 7(j) of the Pledge Agreement, the New Subsidiary by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, hereby pledges and charges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, as security for the payment of the Obligations a continuing lien and security interest in the New Subsidiary’s right, title and interest to the Pledged Collateral. Each reference to a

Exhibit I to the
Pledge Agreement
Pledgor in the Pledge Agreement shall be deemed to include the New Subsidiary. The Pledge Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that (a) it has the requisite organizational power and authority to pledge, charge and deliver the Pledged Collateral to the Collateral Agent as set forth herein; (b) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of such New Subsidiary, its jurisdiction of formation and the location of its chief executive office, and (c)(i) the Membership Interests listed on Schedule II opposite the name of such New Subsidiary constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule II) of the issued and outstanding membership interests of each respective issuer thereof and all Membership Interests in which such New Subsidiary has any ownership interest, (ii the Partnership Interests listed on the attached Schedule II opposite the name of such New Subsidiary constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule II) of the issued and outstanding partnership interests of the respective issuer thereof and all Partnership Interests in which such New Subsidiary has any ownership interest, (iii) the Pledged Shares listed on the attached Schedule II opposite the name of such New Subsidiary constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule II) of the issued and outstanding shares of capital stock of the respective issuer thereof and all Pledged Shares in which such New Subsidiary has any ownership interest, (iv) the JV Interests listed on Schedule II opposite the name of such New Subsidiary constitute, as of the date hereof, all of the JV Interests in which such New Subsidiary has any ownership interest, and (v) the Other Equity Interests listed on the attached Schedule II opposite the name of such New Subsidiary constitute, as of the date hereof, 100% (or such other percentage as is specified on Schedule II) of the issued and outstanding Other Equity Interests of the respective issuer thereof and all Other Interests in which such New Subsidiary has any ownership interest.
     SECTION 3. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without

Exhibit I to the
Pledge Agreement
invalidating the remainder of such provision or the remaining provisions of this Supplement.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 7(c) of the Pledge Agreement.

     IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

PLEDGOR: [NAME OF NEW SUBSIDIARY]
By:
Authorized Representative

COLLATERAL AGENT: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Schedule I
to Supplement No. __ to the
Pledge Agreement
NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule I
to Supplement No. __ to the
Pledge Agreement
PLEDGED COLLATERAL
I. Membership Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

II. Partnership Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

III. Pledged Shares

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

IV. JV Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

Schedule I
to Supplement No. __ to the
Pledge Agreement
V. Other Equity Interests

Pledgor	Issuer	Certificate Number (if certificated)	Number of Equity Interests	Percentage of Ownership

VI. Pledged Debt

EXHIBIT I
FORM OF SECURITY AGREEMENT
     This Security Agreement, dated as of July 1, 2010 (this “Security Agreement”), is by and among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), Willbros Group, Inc., a Delaware corporation (the “Parent”), certain Subsidiaries of the Parent party hereto (each such Subsidiary, together with the Parent and the Borrower, each a “Grantor” and, collectively, the “Grantors”), and Crédit Agricole Corporate and Investment Bank, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
W I T N E S S E T H:
     WHEREAS, the Borrower, the Parent and certain Subsidiaries thereof party thereto (the “Guarantors”), the lenders from time to time party thereto (the “Lenders”), Crédit Agricole Corporate and Investment Bank, as Administrative Agent, Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents, have entered into that certain Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, each Guarantor has guaranteed the Obligations pursuant to Article VIII of the Credit Agreement; and
     WHEREAS, the Lenders have conditioned their obligations under the Credit Agreement upon the execution and delivery by each Grantor of this Security Agreement, and the Grantors have agreed to enter into this Security Agreement.
     NOW, THEREFORE, in order to comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
     Section 1. Definitions.
          (a) All capitalized terms used herein, including in the introduction hereto, but not otherwise defined herein that are defined in the Credit Agreement shall have the meaning assigned to such terms in the Credit Agreement. Any terms defined in Articles 8 or 9 of the UCC and not otherwise defined herein shall have the meanings assigned to such terms in the UCC. As used herein, the following terms shall have the following meanings:
          “Accounts” means each “account,” as such term is defined in Section 9-102(a)(2) of the UCC, now owned or hereafter acquired by any Grantor; all accounts receivable (including credit card receivables), book debts, and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter acquired by to any Grantor (including, without limitation, under any trade names, styles or divisions thereof) whether or not arising out of goods sold or leased or services rendered by any Grantor; all of each Grantor’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services; all of each Grantor’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); all moneys due or to become due to any Grantor under all contracts for the sale of goods or the performance of services or both by any Grantor (whether or not yet earned by performance on the part of any Grantor or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts; and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.
          “Aircraft” shall mean the aircraft and related engines listed on Schedule 1(a).
          “Certificated Equipment” means any aircraft (including the Aircraft), vessels, motor vehicles or other assets subject to certificates of title.
          “Collateral” has the meaning assigned to such term in Section 2 of this Security Agreement.
          “Contracts” means all contracts, undertakings, or other agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Grantor may now or hereafter have any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.
          “Copyrights” means all of the following now owned or hereafter acquired by any Grantor: (i) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, (ii) all extensions or renewals thereof and (iii) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office.
          “Custodial Agreement” means the Custodial Agreement among the Loan Parties, the Custodians named therein and the Administrative Agent, as the same may be amended, restated, supplemented and otherwise modified from time to time.
          “Custodian” means any individual that is party to the Custodial Agreement and that has been designated by the Borrower, on behalf of the Grantors and approved by the Administrative Agent in its sole discretion.
          “Custodian Termination” has the meaning assigned to such term in Section 6(c)(iii) of this Security Agreement.
          “License” means any Patent License, Trademark License or other license as to which the Collateral Agent has been granted a security interest hereunder.
          “Patent License” means all of the following now owned or hereafter acquired by any Grantor: to the extent assignable by any Grantor, any written agreement granting any right

Exhibit I — Page 2

to make, use, sell and/or practice any invention or discovery that is the subject matter of a patent of any third party.
          “Patents” means all of the following now owned or hereafter acquired by any Grantor: (i) all letters patent of the United States and all applications for letters patent of the United States, (ii) all reissues, continuations, continuations-in-part, divisions, reexaminations or extensions of any of the foregoing, and (iii) all inventions disclosed in and claimed in the Patents and any and all trade secrets and know-how related thereto.
          “Proceeds” means “proceeds”, as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority), (iii) any claim of any Grantor against third parties (A) for past, present or future infringement of any Patent or Patent License or (B) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License, (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral, and (v) the following types of property acquired with cash proceeds: Accounts, Chattel Paper, Contracts, Deposit Accounts, Documents, General Intangibles, Equipment and Inventory.
          “Released Letter of Credit” has the meaning assigned to such term in Section 15 of this Security Agreement.
          “Security Agreement” means this Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
          “Subagent” has the meaning assigned to such term in Section 22 of this Security Agreement.
          “Trademark License” means all of the following now owned or hereafter acquired by any Grantor: any written agreement granting any right to use any trademark or trademark registration of any third party.
          “Trademark” or “Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by any Grantor: (i) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of any State of the United States, (ii) all extensions or renewals thereof and (iii) the goodwill symbolized by any of the foregoing.

Exhibit I — Page 3

          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          (b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of, and Schedules and Exhibits to, this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term “including” means “including, without limitation,”. Section and paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such section and paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.
     Section 2. Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Obligations, each Grantor hereby charges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s rights, title and interest in, to and under any and all of the following, in each case wherever located and whether now owned or existing or hereafter arising or acquired (all of which being hereinafter collectively called the “Collateral”):
          (a) all Accounts;
          (b) all Deposit Accounts;
          (c) all Chattel Paper;
          (d) all Commercial Tort Claims, including those listed on Schedule 2(d);
          (e) all Contracts;
          (f) all Documents;
          (g) all Equipment, including Certificated Equipment;
          (h) all Goods;
          (i) all General Intangibles;

Exhibit I — Page 4

          (j) all Instruments;
          (k) all Inventory;
          (l) all Investment Property;
          (m) all Letter-of-Credit Rights;
          (n) all money;
          (o) all Supporting Obligations;
          (p) all other goods and personal property of such Grantor, whether tangible or intangible; and
          (q) to the extent not otherwise included, all Proceeds of, all accessions to, substitutions and replacements for, rents, profits and products of, and books and records relating to, any Collateral described in clauses (a) through (p) of this Section 2.
Notwithstanding the foregoing, the term “Collateral” shall not include any Excluded Property.
     Section 3. Financing Statements; Limitations on the Secured Parties’ Obligations; Direct Collection.
          (a) Financing Statements. The Collateral Agent is authorized to file UCC-1 financing statements and all other necessary documentation (including amendments or assignments of existing UCC-1 financing statements) to perfect the security interests granted to the Collateral Agent, for the benefit of the Secured Parties, hereunder by each Grantor. Each Grantor agrees that such financing statements may describe the Collateral in the same manner as described in this Security Agreement or as “all assets” or “all personal property” of such Grantor or contain such other descriptions of the Collateral as the Collateral Agent, in its sole judgment, deems necessary or advisable. Each Grantor hereby authorizes the Collateral Agent to file any financing or continuation statement relating to the Collateral without the signature of such Grantor to the extent permitted by applicable Legal Requirements. Each Grantor hereby ratifies each such financing statement and any and all financing statements filed prior to the date hereof by the Collateral Agent.
          (b) Grantors Remain Liable. It is expressly agreed by each Grantor that, anything herein to the contrary notwithstanding, the Collateral Agent and the Secured Parties shall not have any obligations or liabilities under any Contract or License by reason of or arising out of this Security Agreement or the granting to the Collateral Agent of a security interest therein or the receipt by the Collateral Agent of any payment relating to any Contract or License pursuant hereto, nor shall the Collateral Agent or any Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of any Grantor under or pursuant to any Contract or License, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Contract or License, or to present or file any claim, or to take any action to

Exhibit I — Page 5

collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
          (c) Direct Collection. The Collateral Agent may, at any time after the occurrence and during the continuance of any Event of Default, upon reasonable advance notice to any Grantor, open such Grantor’s mail and collect any and all amounts due from Account Debtors to such Grantor and, if such Grantor shall fail to act in accordance with the following sentence, notify Account Debtors of such Grantor, parties to the Contracts with such Grantor, obligors of Instruments of such Grantor and obligors in respect of Chattel Paper of such Grantor that the Accounts and the right, title and interest of such Grantor in and under such Contracts, such Instruments and such Chattel Paper have been assigned to the Collateral Agent and that payments shall be made directly to the Collateral Agent or to a lockbox designated by the Collateral Agent. Upon the request of the Collateral Agent made at any time after the occurrence and during the continuance of, any Event of Default, each Grantor will so notify such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper; provided that no such notification shall be required to be made if such Event of Default shall have been cured or waived. The Collateral Agent also may, at any time after the occurrence and during the continuance of any Event of Default, upon reasonable advance notice to any Grantor, in its own name or in the name of such Grantor, communicate with such Account Debtors, parties to such Contracts, obligors of such Instruments and obligors in respect of such Chattel Paper to verify with such Persons to the Collateral Agent’s sole satisfaction the existence, amount and terms of any such Accounts, Contracts, Instruments or Chattel Paper.
     Section 4. Grantor’s Representations and Warranties. Each Grantor jointly and severally represents and warrants to the Collateral Agent for the benefit of the Secured Parties that:
          (a) Sole Owner; No Other Liens. Such Grantor is the legal and beneficial owner or lessee or authorized licensee of, and has good and valid rights in the rights, title and interest in, to and under, the Collateral in which it has purported to grant a security interest hereunder, except for such minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such Collateral for its intended purpose, and such rights are free and clear of any Liens, other than Permitted Liens.
          (b) Organizational Power and Authority. Such Grantor has the requisite organizational power and authority to (i) own the Collateral of such Grantor, (ii) charge and grant a security interest in the Collateral of such Grantor to the Collateral Agent as set forth herein and (iii) execute, deliver and perform this Security Agreement. Such Grantor has all requisite material governmental licenses, authorizations, consents and approvals to own the Collateral of such Grantor.
          (c) No Other Security Agreement. No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral is on file or of record in any public office, except such as may have been filed by a Grantor in favor of, or assigned to the Collateral Agent pursuant to, this Security Agreement and except such as may have been filed to evidence Permitted Liens.

Exhibit I — Page 6

          (d) Security Interests. This Security Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral and, when financing statements in appropriate form are filed in the applicable filing offices under the applicable UCC, this Security Agreement shall create a fully perfected Lien on, and security interest in, all right, title and interest of the Grantors in such portion of such Collateral in which a security interest may be perfected by the filing of a financing statement under the applicable UCC, in each case prior and superior in right to any other Person, other than Permitted Liens.
          (e) Patents. Except as could not, individually or in the aggregate, be reasonably expected to cause a Material Adverse Effect, (i) the Patents (if any) and, to such Grantor’s knowledge, any patents in which such Grantor has been granted rights pursuant to the Patent Licenses, are subsisting and have not been adjudged invalid or unenforceable; (ii) each of the Patents and, to such Grantor’s knowledge, any patent in which such Grantor has been granted rights pursuant to Patent Licenses, are valid and enforceable; and (iii) to such Grantor’s knowledge, no claim has been made that the use of any of the Patents or any patent in which such Grantor has been granted rights pursuant to the Patent Licenses does or may violate the rights of any third person.
          (f) Trademarks. Except as could not, individually or in the aggregate, be reasonably expected to cause a Material Adverse Effect (i) the Trademarks (if any) and, to such Grantor’s knowledge, any trademarks in which such Grantor has been granted rights pursuant to Trademark Licenses, are subsisting and have not been adjudged invalid or unenforceable; (ii) each of the Trademarks and, to such Grantor’s knowledge, any trademark in which such Grantor has been granted rights pursuant to Trademark Licenses, is valid and enforceable; and (iii) to such Grantor’s knowledge, no claim has been made that the use of any of the Trademarks or any trademark in which such Grantor has been granted rights pursuant to the Trademark Licenses does or may violate the rights of any third person.
          (g) Copyrights. Except as could not, individually or in the aggregate, be reasonably expected to cause a Material Adverse Effect (i) the Copyrights (if any) and, to such Grantor’s knowledge, any copyrights in which such Grantor has been granted rights pursuant to Copyright Licenses, are subsisting and have not been adjudged invalid or unenforceable; (ii) each of the Copyrights and, to such Grantor’s knowledge, any copyrights in which such Grantor has been granted rights pursuant to Copyright Licenses, is valid and enforceable and any exclusive Copyright Licenses in respect of registered Copyrights have been properly recorded in the U.S. Copyright Office; and (iii) to such Grantor’s knowledge, no claim has been made that the use of any of the Copyright or any copyrights in which such Grantor has been granted rights pursuant to the Copyright Licenses does or may violate the rights of any third person. Every registration and application of Copyrights owned by such Grantor is in full force and effect subject to the natural expiration of rights under any such Copyrights.
     Section 5. Covenants. So long as the Loans or any amount under any Loan Document shall remain unpaid, any Lender shall have any Commitment, or there shall exist any Letter of Credit Exposure, each Grantor covenants and agrees with the Collateral Agent that:

Exhibit I — Page 7

          (a) Covenants Relating to Accounts, Etc. Such Grantor will not, without the Collateral Agent’s prior written consent, after the occurrence and during the continuance of any Event of Default, grant any extension of the time of payment of any Collateral constituting Account, Chattel Paper or Instrument, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon, in each case other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business of such Grantor.
          (b) Covenants Relating to Inventory and Equipment. Such Grantor shall maintain and preserve all property material to the conduct of the business of the Grantors, taken as a whole, and keep such property in all material respects in good repair, working order and condition, ordinary wear and tear excepted.
          (c) Covenants Regarding Certificated Equipment.
               (i) Such Grantor shall cause all Certificated Equipment of such Grantor to be properly titled in the name of such Grantor and, to the extent required by Section 5.09(c) of the Credit Agreement, to have the Collateral Agent’s Lien granted hereunder on such Certificated Equipment properly noted on the certificate of title with respect thereof and, except where an applicable jurisdiction has adopted an electronic certificate of title system and will not issue physical certificates of title, shall promptly deliver to the Secured Party after such notation is completed the certificate of title with respect thereto.
               (ii) Such Grantor shall (A) cause all aircraft of such Grantor to be properly titled in the name of such Grantor, (B) cause this Security Agreement and other documentation to be filed with the applicable office of the U.S. Department of Transportation, Federal Aviation Administration, or other Governmental Authority as deemed appropriate by the Collateral Agent, and (C) comply with any provision of any statute, rule, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to the attachment, perfection or priority of, or the ability of the Collateral Agent to enforce, the Lien on such Collateral.
          (d) Covenants Regarding Patent and Trademark Collateral.
               (i) Except as could not, individually or in the aggregate, be reasonably expected to cause a Material Adverse Effect, (a) such Grantor shall take all reasonable actions necessary to insure that the Patents remain valid and enforceable; (b) upon registration of its Trademarks, such Grantor will use for the duration of this Security Agreement, proper statutory notice in connection with its use of such Trademarks; and (iii) such Grantor will use, for the duration of this Security Agreement, consistent standards of quality in its manufacture of products sold under its Trademarks and any trademarks in which such Grantor has been granted rights pursuant to the Trademark Licenses.
               (ii) Such Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Patent or any registration relating to any Trademark, in each case which is material to the conduct of such Grantor’s business, may become

Exhibit I — Page 8

abandoned, cancelled or declared invalid, or if any such Trademark or the invention disclosed in any such Patent is dedicated to the public domain, or of any materially adverse determination or development in any proceeding in the United States Patent and Trademark Office or in any court regarding Grantor’s ownership of any Patent or Trademark which is material to the conduct of such Grantor’s business, its right to register the same, or to keep and maintain the same.
               (iii) If such Grantor, either itself or through any agent, employee, licensee or designee, applies for a Patent or files an application for the registration of any Trademark with the United States Patent and Trademark Office or otherwise obtains rights in any Patent or Trademark, such Grantor will inform the Collateral Agent thereof as required pursuant to the Credit Agreement, and, upon request of the Collateral Agent, will execute and deliver any and all agreements, instruments, documents, and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent or Trademark and the General Intangibles, including, without limitation, in the case of Trademarks, the goodwill of such Grantor, relating thereto or represented thereby; provided that such Grantor shall have no such duty where such Grantor’s Patent or Trademark rights in its application would be jeopardized by such action, including, but not limited to, the assignment of an “intent-to-use” Trademark application filed under 15 U.S.C. § 1051(b).
               (iv) Such Grantor, consistent with the reasonable conduct and protection of its business, will take all commercially reasonable actions to prosecute vigorously each application before the United States Patent and Trademark Office and to attempt to obtain the broadest Patent or registration of a Trademark therefrom and to maintain each Patent and Trademark registration, including, without limitation, with respect to Patents, payments of required maintenance fees, and, with respect to Trademarks, filing of applications for renewal, affidavits of use and affidavits of incontestability, in each case except where failure to do so could not reasonably be expected to have a Material Adverse Effect. In the event that such Grantor fails to take any of such actions, the Collateral Agent may do so in such Grantor’s name or in the Collateral Agent’s name and all reasonable expenses incurred by the Collateral Agent in connection therewith shall be paid by such Grantor in accordance with Section 9 hereof.
               (v) In the event that any of the Patents or Trademarks of such Grantor is infringed, misappropriated or diluted by a third party and such infringement, misappropriation or dilution has had or could reasonably be expected to have a Material Adverse Effect, such Grantor shall notify the Collateral Agent promptly after it learns thereof and shall promptly take appropriate action to protect such Patent or Trademark. In the event that such Grantor fails to take any such actions, the Collateral Agent may do so in such Grantor’s name or the Collateral Agent’s name and all reasonable expenses incurred by the Collateral Agent in connection therewith shall be paid by Grantor in accordance with Section 9.
          (e) Electronic Chattel Paper. To the extent that such Grantor obtains or maintains any Electronic Chattel Paper, Grantor shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise

Exhibit I — Page 9

provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies the Collateral Agent as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Collateral Agent or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of the Collateral Agent, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.
          (f) Letter of Credit Rights. To the extent not prohibited, such Grantor will use commercially reasonable efforts to cause all Letter of Credit Rights constituting Collateral to be assigned by it to the Collateral Agent so that the Collateral Agent has control over such Letter of Credit Rights in the manner specified in Section 9-107 of the UCC.
          (g) Investment Property. Such Grantor will cause the Collateral Agent to have control over all of its Investment Property (other than any Excluded Property) in the manner specified in Section 9-106 of the UCC, to the extent such control is required to be provided under Section 2(c) of the Pledge Agreement or, in the case of any such Investment Property on deposit in, or credited to, any Security Account, pursuant to Section 5.09 of the Credit Agreement.
          (h) Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim which constitutes Collateral, then such Grantor shall promptly sign and deliver documentation acceptable to the Collateral Agent granting a security interest to the Collateral Agent in and to such Commercial Tort Claim under the terms and provisions of this Security Agreement.
          (i) Further Assurances. At any time and from time to time, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver any and all such further instruments, documents and agreements and take all such further actions as the Collateral Agent may reasonably deem desirable to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including the filing of any financing or continuation statements under the UCC with respect to the liens and security interests granted hereby, filing of documentation with applicable Governmental Authorities and transferring Collateral to the Collateral Agent’s possession.
          (j) Pledge of Instruments. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Instruments, which, individually, or on the aggregate, are equal to or greater than $500,000, then such Instruments shall be promptly delivered to the Collateral Agent, and, if requested by the Collateral Agent, shall be duly endorsed in a manner satisfactory to the Collateral Agent.
          (k) Limitation on Liens on Collateral. Such Grantor will not create, permit or suffer to exist any Lien on the Collateral, except Permitted Liens, and will defend the right, title and interest of the Collateral Agent in and to the Collateral against all Liens, other than Permitted Liens.

Exhibit I — Page 10

          (l) Maintenance of Insurance. Such Grantor will maintain or cause to be maintained insurance policies in accordance with the requirements of Section 5.04 of the Credit Agreement.
          (m) Limitations on Disposition. Such Grantor will not sell, lease, transfer or otherwise dispose of any of the Collateral, except in compliance with the Credit Agreement.
          (n) Right of Inspection. The Collateral Agent shall at all times have the rights of inspection set forth in Section 5.08 of the Credit Agreement.
          (o) Information Regarding Grantors. Such Grantor shall furnish to the Collateral Agent written notice of any change in the legal name, corporate structure, jurisdiction of organization or formation or organizational identification number of such Grantor within thirty (30) days after the occurrence thereof.
     Section 6. Reporting and Record Keeping. So long as the Loans or any amount under any Loan Document shall remain unpaid, any Lender shall have any Commitment, or there shall exist any Letter of Credit Exposure, each Grantor covenants and agrees with the Collateral Agent that it will (a) keep proper records and books in which full, true and correct entries will be made in accordance with GAAP and all material Legal Requirements, reflecting all material financial transactions and matters involving the Collateral; (b) maintain such books and records in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Grantor; and (c) permit representatives and independent contractors of the Collateral Agent (i) to visit and inspect such Grantor’s properties, (ii) to examine such Grantor’s corporate, financial and operating records, and make copies thereof or abstracts therefrom and (iii) to discuss such Grantor’s affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of such Grantor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to such Grantor; provided that such Grantor shall be responsible for such expenses not more than one (1) time per year unless an Event of Default has occurred and is continuing, in which case such Grantor shall be responsible for all such expenses. All Chattel Paper will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Crédit Agricole Corporate and Investment Bank, as Collateral Agent.”
     Section 7. Further Identification of Collateral. Each Grantor covenants and agrees with the Collateral Agent that, if so reasonably requested by the Collateral Agent, such Grantor shall furnish to the Collateral Agent, as often as the Collateral Agent reasonably requests, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail.
     Section 8. The Collateral Agent’s Appointment as Attorney-in-Fact. (a) Each Grantor hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Collateral Agent’s reasonable discretion, if

Exhibit I — Page 11

an Event of Default shall have occurred and is continuing, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following at any time an Event of Default shall have occurred and is continuing:
               (i) to ask, demand, collect, receive and give acquittances and receipts for any and all moneys due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of moneys due under any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Collateral whenever payable;
               (ii) to pay or discharge taxes, liens, security interests or other Liens levied or placed on or threatened against the Collateral (other than Permitted Liens), to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof;
               (iii) to receive and open all mail addressed to such Grantor and to notify postal authorities to change the address for the delivery of mail to such Grantor to that of the Collateral Agent; and
               (iv) (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due, and to become due thereunder, directly to the Collateral Agent or as the Collateral Agent shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due, and to become due at any time, in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other Documents constituting or relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Collateral Agent may deem appropriate; (G) to license or, to the extent permitted by an applicable license, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its reasonable discretion determine; and (H) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the

Exhibit I — Page 12

absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent reasonably deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s Lien therein, in order to effect the intent of this Security Agreement, all as fully and effectively as such Grantor might do.
          (b) The Collateral Agent agrees that, except upon the occurrence and during the continuation of an Event of Default, it will not exercise the power of attorney or any rights granted to the Collateral Agent pursuant to this Section 9. Each Grantor hereby ratifies, to the extent permitted by law, all that said attorneys shall lawfully do or cause to be done by virtue hereof. THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION 9 IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE.
          (c) The powers conferred on the Collateral Agent hereunder are solely to protect the Collateral Agent’s interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Collateral Agent shall be accountable only for amounts and property that it actually receives as a result of the exercise of such powers, and neither it nor any of its affiliates, officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act, except for its own gross negligence or willful misconduct.
          (d) Each Grantor also authorizes the Collateral Agent, from time to time upon the occurrence and during the continuation of any Event of Default, (i) to communicate in its own name with any party to any Contract with regard to the assignment of the right, title and interest of such Grantor in and under such Contract constituting Collateral hereunder and other matters relating thereto and (ii) to execute, in connection with the sale provided for in Section 11 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.
     Section 9. Performance by the Collateral Agent of Grantor’s Obligations. If any Grantor fails to perform or comply with any of its agreements contained herein and the Collateral Agent, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Collateral Agent incurred in connection with such performance or compliance, together with interest thereon at the rate then in effect in respect of Base Rate Loans, shall be payable by each Grantor to the Collateral Agent on demand and shall constitute Obligations.
     Section 10. Remedies and Rights Upon Default. (a) If an Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in addition to all other rights and remedies granted to it in this Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, each Grantor expressly agrees that in any such event the Collateral Agent, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon such Grantor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give an

Exhibit I — Page 13

option or options to purchase, or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of the Collateral Agent’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Collateral Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption each Grantor hereby releases. Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Collateral Agent shall have no obligation to clean-up or prepare the Collateral for sale. The Collateral Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, as provided in Section 7.06 of the Credit Agreement. Each Grantor shall remain liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by the Collateral Agent of any other amount required by any provision of law, including Sections 9-610 and 9-615 of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against the Collateral Agent arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of the Collateral Agent. Each Grantor agrees that the Collateral Agent need not give more than ten (10) days notice (which notification shall be deemed given when mailed or delivered on an overnight basis, postage prepaid, addressed to such Grantor at its address for notices referred to in Section 15 hereof) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and any such sale may, without further notice, be made at the time and place to which it was adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets.
          (b) The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
          (c) Each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral, except for any notices which are expressly required to be given under the Credit Agreement or hereunder.
          (d) The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

Exhibit I — Page 14

          (e) The Collateral Agent and its agents may enter upon and occupy any real property owned or leased by any Grantor in order to exercise any of the Collateral Agent’s rights and remedies under this Agreement, without any obligation to such Grantor in respect of such entry or occupation.
          (f) The Collateral Agent may comply with any applicable Legal Requirement in connection with a disposition of the Collateral or any part thereof and such compliance will not be considered adversely to affect any sale of the Collateral or any part thereof.
          (g) The Collateral Agent shall have no duty to marshal any of the Collateral.
          (h) If the Collateral Agent sells any of the Collateral on credit, the Grantor will be credited only with cash payments actually made by the purchaser and received by the Collateral Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Grantor shall be credited with the proceeds of sale.
          (i) Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of Collateral are insufficient to pay in full the Obligations.
          (j) The Collateral Agent shall not give any control instructions under any control agreement with respect to any Deposit Account or Securities Account constituting Collateral unless an Event of Default has occurred and is continuing or, after giving effect to any instruction, could reasonably be expected to occur.
     Section 11. Grant of License to Use Patent and Trademark Collateral. For the purpose of enabling the Collateral Agent to exercise its rights and remedies under Section 11 hereof at such time as the Collateral Agent, without regard to this Section 12, shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any Patent or Trademark, now owned or hereafter acquired by such Grantor.
     Section 12. Limitation on the Collateral Agent’s Duty in Respect of Collateral. The Collateral Agent shall not have any duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of it or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except that the Collateral Agent shall use reasonable care with respect to the Collateral in its possession or under its control. The Collateral Agent shall account to each Grantor for any moneys and other property received by it in respect of any foreclosure on or disposition of the Collateral.
     Section 13. Reliance by the Collateral Agent.
          (a) The Collateral Agent may rely, in determining the collateral value to the Collateral Agent of the Accounts of a Grantor from time to time, on all statements or representations made by such Grantor on or with respect to the Accounts in any certificate, schedule or report and, unless otherwise indicated in writing by such Grantor, may assume that: (A) they are genuine, are in all respects what they purport to be; are not evidenced by a judgment

Exhibit I — Page 15

and if Chattel Paper or Instruments are only evidenced by one, if any, executed original instrument, agreement, contract, or document, which, if requested by the Collateral Agent, and without violating the rights of the holders of any Permitted Liens senior to the Collateral Agent’s security interest hereunder, has been delivered to the Collateral Agent; (B) they represent undisputed, bona fide transactions completed in accordance with the terms and provisions contained in any documents related thereto; (C) except as set forth in Subsection (D) below, the amounts of the face value shown on any certificate or report provided to the Collateral Agent, and/or any invoices and statements delivered to the Collateral Agent with respect to any Account are actually and absolutely owing to such Grantor and are not known by such Grantor to be contingent for any reason; (D) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and such Grantor has not made any agreement with any Account Debtor thereunder for any deduction therefrom, except for returns, discounts, rebates or allowances permitted by such Grantor in the ordinary course of its business; (E) there are no facts, events, or occurrences which in any way impair the validity or enforceability thereof or reduce the amount payable thereunder from the amount of the invoice face value shown on any such certificate or report and on all contracts, invoices and statements delivered to the Collateral Agent with respect thereto; (F) to the best of such Grantor’s knowledge, all Account Debtors thereunder (x) had the capacity to contract at the time any contract or other document giving rise to the Account was executed and (y) are solvent; (G) the goods giving rise thereto were not, at the time of the sale thereof, subject to any lien, claim, encumbrance or security interest, except Permitted Liens; and (H) each invoice or other evidence of payment obligation furnished to Account Debtors with respect to outstanding Accounts is issued in such Grantor’s corporate name; provided, however, that such Grantor may use other trade styles different from their corporate names from time to time for invoicing purposes so long as (i) such Grantor shall notify the Collateral Agent in writing thereof prior to the use of such trade styles; (ii) the Accounts so created and the payments received with respect thereto shall be and remain Grantor’s property; (iii) no other Person (other than holders of Permitted Liens) shall have any interest in such Accounts; and (iv) the trade styles so used are names either owned by such Grantor or for the use of which such Grantor shall have obtained prior approval.
          (b) The Collateral Agent may rely, in determining the collateral value to the Collateral Agent of the Inventory of a Grantor from time to time, on all statements or representations made by such Grantor on or with respect to Inventory in any certificate, schedule or report and, unless otherwise indicated in writing by such Grantor, may assume that: (i) all Inventory is either (A) located at places of business or Collateral locations of such Grantor as set forth in the Perfection Certificate or (B) is Inventory in transit from one such place of business or Collateral location to another; (ii) no Inventory is subject to any lien or security interest whatsoever, except for those granted to the Collateral Agent hereunder and Permitted Liens; (iii) no Inventory or Equipment is being held, stored or otherwise maintained at locations which are not owned by a Grantor except in conformity with Section 6(b)(i) hereof.
     Section 14. Continuing Security Interest; Transfer of Interest; Termination and Release.
          (a) This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Collateral Agent, (i) shall remain in full force and effect until the Obligations (other than contingent obligations) have been paid in full, all

Exhibit I — Page 16

Letters of Credit have terminated or expired (other than any Letter of Credit (any such Letter of Credit, a “Released Letter of Credit”) with respect to which the Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations in respect thereof (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with the Issuing Bank, or being supported by a letter of credit that names the Issuing Bank as the beneficiary thereunder, or otherwise)) and the Commitments have terminated or expired, (ii) shall be binding upon the Grantors, the Collateral Agent, the Secured Parties and their successors and assigns and (iii) shall inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of and be binding upon, the Collateral Agent, the Secured Parties and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing, when any Secured Party assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document to any other Person pursuant to the terms of the Credit Agreement or other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Secured Party under this Security Agreement.
          (b) Upon the payment in full of the Obligations (other than contingent obligations), termination or expiration of all Letters of Credit (other than any Released Letter of Credit) and the termination or expiration of the Commitments, the security interest granted hereby and other Liens created hereunder (including all powers-of-attorney created hereunder) shall terminate and all rights to the Collateral shall revert to the Grantors to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. The security interests granted hereby and other Liens created hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 10.15 of the Credit Agreement. Upon any such termination or release, the Collateral Agent will, at the Borrower’s expense, deliver all Collateral to the Borrower, execute and deliver to the Borrower such documents as the Borrower shall reasonably request and take any other actions reasonably requested to evidence or effect such termination or release.
     Section 15. Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in Section 10.02 of the Credit Agreement.
     Section 16. Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.
     Section 17. No Waiver; Cumulative Remedies. The Collateral Agent shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Collateral Agent, and then only to the extent therein set forth. A waiver by the Collateral Agent of any right or remedy hereunder on any one occasion shall not, unless and except to the extent (if any) otherwise expressly provided therein, be construed as a bar to any right or remedy which the Collateral Agent would otherwise have had on any future occasion. No failure to exercise nor any delay in

Exhibit I — Page 17

exercising on the part of the Collateral Agent, any right, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or future exercise thereof or the exercise of any other right, power or privilege. The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law.
     Section 18. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     Section 19. Use and Protection of Patent and Trademark Collateral. Notwithstanding anything to the contrary contained herein, unless an Event of Default has occurred and is continuing, the Collateral Agent shall from time to time execute and deliver, upon the written request of any Grantor, any and all instruments, certificates or other documents, in the form so requested, necessary or appropriate in the judgment of Grantor to permit Grantor to continue to exploit, license, use, enjoy and protect the Patents and Trademarks.
     Section 20. Further Indemnification. EACH GRANTOR AGREES TO PAY, AND TO SAVE THE COLLATERAL AGENT HARMLESS FROM, ANY AND ALL LIABILITIES WITH RESPECT TO, OR RESULTING FROM ANY DELAY IN PAYING, ANY AND ALL EXCISE, SALES OR OTHER SIMILAR TAXES WHICH MAY BE PAYABLE OR DETERMINED TO BE PAYABLE WITH RESPECT TO ANY OF THE COLLATERAL OR IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS SECURITY AGREEMENT.
     Section 21. Subagents. Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a “Subagent”) for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (a) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the benefit of the Collateral Agent and the Secured Parties, as security for the Obligations, (b) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (c) the term “Collateral Agent,” when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extend expressly authorized in writing by the Collateral Agent.
     Section 22. Amendments, Etc. Neither this Security Agreement nor any provision hereof may be waived, amended or otherwise modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent of the Lenders required in accordance with Section 10.01 of the Credit Agreement; provided that the Collateral Agent may, without the consent of any Lender or any other Secured Party, consent

Exhibit I — Page 18

to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Collateral Agent set forth in the definition of the term “Excluded Property” in the Credit Agreement or Section 5.09 of the Credit Agreement. Any such waiver or consent, whether by the Collateral Agent or the Collateral Agent and the Lenders, shall be effective only in the specific instance and for the specific purpose for which given.
     Section 23. Integration. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT OF THE GRANTORS AND THE COLLATERAL AGENT WITH RESPECT TO THE SUBJECT MATTER HEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
     Section 24. Reinstatement. If, at any time after the termination of Commitments and the payment in full of all Obligations (other than contingent obligations) and the expiration or termination of all Letters of Credit (other than any Released Letter of Credit), any payments on the Obligations previously made by any Grantor or any other Person must be disgorged by the Collateral Agent for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of such Grantor or such Person, this Security Agreement and the Collateral Agent’s security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and such Grantor shall sign and deliver to the Collateral Agent all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Collateral Agent’s security interest.
     Section 25. Additional Grantors. Pursuant to the Credit Agreement, additional Subsidiaries may or may be required to become Grantors hereunder after the date hereof. Upon execution and delivery by the Collateral Agent and a Subsidiary of a Supplement in the form of Exhibit I hereto, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Security Agreement.
[Signature Pages Follow]

Exhibit I — Page 19

     IN WITNESS WHEREOF, each Grantor has caused this Security Agreement to be executed and delivered by its duly authorized officers on the date first set forth above.

GRANTORS:

WILLBROS GROUP, INC.
WILLBROS UNITED STATES HOLDINGS, INC.
WILLBROS GOVERNMENT HOLDINGS (U.S.), LLC
WILLBROS GOVERNMENT SERVICES (U.S.), LLC
WILLBROS CONSTRUCTION (U.S.), LLC
WILLBROS CONSTRUCTION CALIFORNIA (U.S.), INC.
WILLBROS ENERGY SERVICES COMPANY
WILLBROS ENGINEERS (U.S.), LLC
WILLBROS ENGINEERING CALIFORNIA (U.S.), INC.
WILLBROS MIDSTREAM SERVICES (U.S.), LLC
WILLBROS PROJECT SERVICES (U.S.), LLC
WILLBROS REFINERY AND MAINTENANCE SERVICES (U.S.), LLC
INTEGRATED SERVICE COMPANY LLC
CONSTRUCTION & TURNAROUND SERVICES OF CALIFORNIA, INC.
CONSTRUCTION & TURNAROUND SERVICES, L.L.C.
INTEGRATED SERVICE COMPANY OF OKLAHOMA, INC.
WILLBROS PIPELINE SPECIALTY SERVICES, LLC
WINK ENGINEERING, LLC
INFRASTRUX GROUP, LLC
B & H MAINTENANCE AND CONSTRUCTION, INC.
CHAPMAN CONSTRUCTION MANAGEMENT CO., INC.
CHAPMAN HOLDING CO., INC.
CHAPMAN CONSTRUCTION CO., L.P.
GI ACQUISITION, INC.
GILL ELECTRIC MANAGEMENT, L.L.C.
GILL ELECTRIC SERVICE, LTD.
INFRASTRUX GROUP COMMON PAYMASTER, LLC
INFRASTRUX ENERGY GP, LLC

Signature Page to Security Agreement

INFRASTRUX ENERGY LP, LLC
INFRASTRUX HAWKEYE HOLDINGS, LLC
BEMIS, LLC
HALPIN LINE CONSTRUCTION LLC
HAWKEYE, LLC
PREMIER UTILITY SERVICES, LLC
LINEAL HOLDINGS, INC.
INTERCON CONSTRUCTION, INC.
INTERCON CONSTRUCTION TRUCKING, INC.
INTERPOWER LINE SERVICES CORPORATION
LINEAL INDUSTRIES, INC.
SKIBECK PIPELINE COMPANY, INC.
SKIBECK PLC, INC.
TRAFFORD CORPORATION
TEXAS ELECTRIC UTILITY CONSTRUCTION MANAGEMENT, L.L.C.
TEXAS ELECTRIC UTILITY CONSTRUCTION, LTD.
FLOWERS HOLDING CO., INC.
FLOWERS LIMITED PARTNER, INC.
FLOWERS MANAGEMENT CO., INC.
FLOWERS CONSTRUCTION CO., L.P.
UTILX CORPORATION
UTILX OVERSEAS HOLDINGS, INC.

By:
Name:
Title:

Signature Page to Security Agreement

COLLATERAL AGENT: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Collateral Agent
By:
	Name:	David Gurghigian
	Title:	Managing Director

By:
	Name:	Michael Willis
	Title:	Managing Director

Signature Page to Security Agreement

Schedule 1(a)
to the Security Agreement
AIRCRAFT

Aircraft:	Learjet 60
Manufacturer:	Bombardier Aerospace
Registration No.:	N808WG
Serial No.:	60-112
Owner:	Willbros United States Holdings, Inc.
Year of Manufacture:	1997

Engines:	Two turbofan jet engines
Manufacturer:	Pratt & Whitney
Model:	PW305A
Serial No (right engine):	PCE-CA0060
Serial No. (left engine):	PCE-CA0059
Owner:	Willbros United States Holdings, Inc.

Schedule 2(d)
to the Security Agreement
COMMERCIAL TORT CLAIMS
None.

Exhibit I to
the Security Agreement
     SUPPLEMENT NO. ___ dated as of [ ] (this “Supplement”), to the Security Agreement dated as of July 1, 2010 (the “Security Agreement”), among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), Willbros Group, Inc., a Delaware corporation (the “Parent”), each other subsidiary of the Parent party thereto and Crédit Agricole Corporate and Investment Bank (“Crédit Agricole”), as the Collateral Agent.
     A. Reference is made to the Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Parent, certain subsidiaries of the Parent, the lenders from time to time party thereto, Crédit Agricole, as Administrative Agent, Collateral Agent and Issuing Bank and UBS Securities LLC, as Syndication Agent.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.
     C. The Grantors have entered into the Security Agreement in order to induce the Lenders to make the Loans and the Issuing Bank to issue the Letters of Credit. Section 26 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Parent (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for the Loans previously made and the Letters of Credit previously issued.
          Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
     SECTION 1. In accordance with Section 26 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations, hereby charges and grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a continuing security interest in all of the New Subsidiary’s right, title and interest in, to and under the Collateral. Each reference to a Grantor in the Collateral Agreement shall be deemed to include the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.
     SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent for the benefit of the Secured Parties that (a) this Supplement has been duly authorized, executed and delivered by the New Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)), (b) upon the filing of an appropriate financing statements in the jurisdictions listed on Schedule I hereto, the Security Agreement shall be effective to create a valid and continuing lien on and perfected security interest in the Collateral of the New Subsidiary with respect to which a security interest may be perfected by filing of a financing statement pursuant to the UCC in favor of the Collateral Agent, (c) the New Subsidiary’s jurisdiction of organization or incorporation as of the date hereof is set forth on Schedule I hereto, and (d) a true and correct updated Supplemental Perfection Certificate has been delivered to the Collateral Agent with respect to such New Subsidiary.
     SECTION 3. This Supplement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.
     SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. Wherever possible each provision of this Supplement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Supplement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Supplement.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 16 of the Security Agreement.

          IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

GRANTOR: [NAME OF NEW SUBSIDIARY]
By:
Authorized Representative

Signature Page to the Supplement to the Security Agreement

COLLATERAL AGENT: CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Collateral Agent
By:
Name:
Title:

By:
Name:
Title:

Signature Page to the Supplement to the Security Agreement

Schedule I to
Security Agreement
Supplement
NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Organization	Location of Collateral

EXHIBIT J
FORM OF SUPPLEMENTAL PERFECTION CERTIFICATE
[ , ]
          Reference is made to (a) the Credit Agreement dated as of June 30, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Willbros United States Holdings, Inc., a Delaware corporation (the “Borrower”), Willbros Group, Inc., a Delaware corporation (the “Parent”), certain Subsidiaries of the Parent party thereto (each such Subsidiary, together with the Parent and the Borrower, individually, a “Grantor” and, collectively, the “Grantors”), the Lenders from time to time party thereto, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, Collateral Agent and Issuing Bank, UBS Securities LLC, as Syndication Agent, and Natixis, The Bank of Nova Scotia and Capital One, N.A., as Co-Documentation Agents, and (b) the Perfection Certificate delivered on the Effective Date, as supplemented by the Supplemental Perfection Certificates heretofore attached and delivered pursuant to Section 5.06(f) of the Credit Agreement (collectively, the “Prior Perfection Certificate”). Capitalized terms used herein that are not otherwise defined herein or in the Credit Agreement shall have the meanings set forth in the Uniform Commercial Code in effect in the State of New York.
          The undersigned Responsible Officer of the Parent hereby certifies on behalf of the Parent and not in an individual capacity, as of the date hereof, as follows:
     1. Names.
          (a) Except as listed on Schedule 1(a) attached hereto and made a part hereof, Schedule 1(a) of the Prior Perfection Certificate sets forth the exact legal name of each Grantor as it appears in its articles or certificate of incorporation (or equivalent charter document), the state of its incorporation or formation and the organizational identification number (or a specific designation that one does not exist) issued by its state of incorporation or formation.
          (b) Set forth on Schedule 1(b) attached hereto, and made a part hereof, is each other legal name any Grantor acquired since the date of the Prior Perfection Certificate last delivered (any such Grantor, a “New Grantor”) has had at any time during the past five years, together with the date of the relevant change.
          (c) Except as set forth on Schedule 1(c) attached hereto, and made a part hereof, (i) no New Grantor has changed its identity or corporate, limited liability company or partnership structure in any way within the past five years and (ii) no Grantor (other than the New Grantors) has changed its identity or corporate, LLC or partnership structure in any way since the Prior Perfection Certificate last delivered. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in the applicable schedules information required by Section 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation to the extent such information is available to the Grantors.
          (d) Except as provided on Schedule 1(d) attached hereto and made a part hereof, Schedule 1(d) of the Prior Perfection Certificate sets forth the organizational chart of the Grantors and their subsidiaries.
     2. Current Locations.
          (a) Except as listed on Schedule 2(a) attached hereto and made a part hereof, Schedule 2(a) of the Prior Perfection Certificate sets forth the location of the chief executive office of each Grantor, including for each such office the mailing address (along with the state and county).
     3. Real Property. Except as listed on Schedule 3 attached hereto and made a part hereof, Schedule 3 of the Prior Perfection Certificate sets forth the list of all real property owned in fee by any Grantor that (together with any improvements to such real property) has a fair value (to the extent an appraisal exists, as such value is set forth in such appraisal) or book value of $1,000,000 or more, including the address of such real property, the county where such real property is located, and the fair value or book value (as applicable) of such real property.
     4. Certificated Property. Set forth in Schedule 4 attached hereto and made a part hereof, is a list of each motor vehicle and other asset subject to certificates of title and owned by any Grantor, that as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.06(a) or 5.06(b) of the Credit Agreement, had a book value of greater than $150,000.
     5. Instruments and Tangible Chattel Paper. Except as listed on Schedule 5 attached hereto and made a part hereof, Schedule 5 of the Prior Perfection Certificate sets forth a true and correct list of all promissory notes, instruments (other than checks to be deposited in the ordinary course of business), tangible chattel paper, electronic chattel paper and other evidence of indebtedness for borrowed money held by any Grantor as of the date hereof, including all intercompany notes between or among any two or more Grantors or their affiliates.
     6. Intellectual Property.
          (a) Except as listed on Schedule 6(a) attached hereto and made a part hereof, Schedule 6(a) of the Prior Perfection Certificate sets forth the list of (i) all patents granted to any Grantor by the United States Patent and Trademark Office and (ii) all patent applications filed by any Grantor with the United States Patent and Trademark Office.

2

          (b) Except as listed on Schedule 6(b) attached hereto and made a part hereof, Schedule 6(b) of the Prior Perfection Certificate sets forth the list of (i) all trademarks granted to each Grantor by the United States Patent and Trademark Office and (ii) all trademark applications filed by any Grantor with the United States Patent and Trademark Office.
          (c) Except as listed on Schedule 6(c) attached hereto and made a part hereof, Schedule 6(c) of the Prior Perfection Certificate sets forth the list of (i) all copyrights granted to any Grantor by the United States Copyright Office and (ii) all copyright applications filed by any Grantor with the United States Copyright Office.
     7. Equity Interests. Except as listed on Schedule 7 attached hereto and made a part hereof, Schedule 7 of the Prior Perfection Certificate sets forth the list of each entity in which any Grantor holds an ownership interest, other than any such ownership interests that constitute Excluded Property, and the percentage (and, if applicable, number and class of shares or units) of the ownership interests of such entity held by such Grantor and whether such ownership interests are evidenced by certificate.
     8. Commercial Tort Claims. Except as listed on Schedule 8 attached hereto and made a part hereof, Schedule 8 of the Prior Perfection Certificate is a true and correct list of all Commercial Tort Claims of $1,000,000 or more held by any Grantor, including a brief description thereof.
     9. Deposit Accounts, Securities Accounts and Commodities Accounts. Except as listed on Schedule 9 attached hereto and made a part hereof, Schedule 9 of the Prior Perfection Certificate is a true and correct list of all Deposit Accounts, Securities Accounts and Commodities Accounts (other than, in each case, any such account that constitutes Excluded Property) maintained by any Grantor, including the name of each institution where each such account is held, the nature of each such account, the value of each such account on or about the date hereof and the name of each entity that holds each account.
     10. Letter-of-Credit Rights. Except as listed on Schedule 10 attached hereto and made a part hereof, Schedule 10 of the Prior Perfection Certificate is a true and correct list of all Letters of Credit issued in favor of each Grantor, as beneficiary thereunder, including the name of issuer, the letter of credit number and face amount.
     11. Reliance. The undersigned acknowledge that the Administrative Agent and the Lenders are entitled to rely and have, in fact, relied on the information contained herein, and any successor or assign of the Administrative Agent or the Lenders is entitled to rely on the information contained herein.

3

     IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed as of the date first written above.

WILLBROS UNITED STATES HOLDINGS, INC.

Name:
Title:

4

Schedule 1(a)
Name and Jurisdiction

Organizational
Legal Name of Grantor	State of Incorporation or Formation	Identification Number (if any)

Schedule 1(b)
Other Names

Grantor	Other Name / Previous Name	Date of Name Change

Schedule 1(c)
Change of Identity or Structure

Grantor	Former Identity or Structure	Date of Change

Schedule 1(d)
Organizational Chart

Schedule 2(a)
Chief Executive Office

Grantor	Mailing Address of Chief Executive Office	County	State

Schedule 3
Real Property

Grantor	Address	State	County	Fair Market or Book Value

Schedule 5
Instruments and Tangible Chattel Paper

Schedule 6(a)
Patents and Patent Applications

Registered Owner	Type	Registration Number	Filing Date/Expiration Date

Schedule 6(b)
Trademarks and Trademark Applications

Registered Owner	Mark	Registration Number	Filing Date/Expiration Date

Schedule 6(c)
Copyrights and Copyright Applications

Registered Owner	Title	Registration Number	Filing Date/Expiration Date

Schedule 7
Equity Interests

		Certificate Number	Number of Equity	Percentage of
Grantor	Issuer	(if certificated)	Interests	Ownership

Schedule 8
Commercial Tort Claims

Grantor/Plaintiff	Defendant	Description

Schedule 9
Accounts
I.	Deposit Accounts

Grantor	Institution	Nature of Account	Value of Account as of [	]

II.	Securities Accounts

Grantor	Institution	Nature of Account	Value of Account as of [	]

III.	Commodities Accounts

Grantor	Institution	Nature of Account	Value of Account as of [	]

Schedule 10
Letters of Credit

Grantor	Issuer	Letter of Credit Number	Face Amount

SCHEDULE 1.01(a)
Existing Letters of Credit

CURRENCY
LC NUMBER	BENEFICIARY NAME	COMPANY	CODE
606936023	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA AND AMERICAN HOME ASSURANCE COMPANY AND AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY AND THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA AND COMMERCE AND INDUSTRY INSURANCE COMPANY AND AIU INSURANCE COMPANY AND BIRMINGHAM FIRE INSURANCE COMPANY OF PENNSYLVANIA AND ILLINOIS NATIONAL INSURANCE COMPANY AND AMERICAN INTERNATIONAL SOUTH INSURANCE COMPANY AND NATIONAL UNION FIRE INSURANCE COMPANY OF LOUISIANA AND AMERICAN INTERNATIONAL PACIFIC INSURANCE COMPANY AND GRANITE STATE INSURANCE COMPANY AND NEW HAMPSHIRE INSURANCE COMPANY AND LEXINGTON INSURANCE COMPANY AND LANDMARK INSURANCE COMPANY AND STARR EXCESS LIABILITY INSURANCE COMPANY LIMITED AND AIG EUROPE, SA AND AMERICAN INTERNATIONAL REINSURANCE COMPANY LTD. AND AMERICAN INTERNATIONAL UNDERWRITERS OVERSEAS, LTD.	Willbros United States Holdings, Inc.	USD

817637018	ACE AMERICAN INSURANCE COMPANY	Willbros United States Holdings, Inc. on behalf of Integrated Services Company, LLC	USD

827337035	ZURICH AMERICAN INSURANCE COMPANY	Willbros United States Holdings, Inc. on behalf of Integrated Services Company, LLC	USD

917537036	NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA., AND AMERICAN HOME ASSURANCE COMPANY,	Willbros Group, Inc.	USD

CURRENCY
LC NUMBER	BENEFICIARY NAME	COMPANY	CODE
AND THE INSURANCE COMPANY OF THE STATE OF PENNSYLVANIA, AND COMMERCE AND INDUSTRY INSURANCE COMPANY, AND AIG CASUALTY COMPANY F/K/A BIRMINGHAM FIRE INSURANCE COMPANY, AND ILLINOIS NATIONAL INSURANCE CO., AND GRANITE STATE INSURANCE COMPANY, AND AIU INSURANCE COMPANY; AND AMERICAN INTERNATIONAL SOUTH INSURANCE COMPANY, AND AMERICAN INTERNATIONAL PACIFIC INSURANCE COMPANY, AND NATIONAL UNION FIRE INSURANCE CO. OF LOUISIANA, AND NEW HAMPSHIRE INSURANCE COMPANY

929637009	ARAB BANKING CORPORATION	Willbros United States Holdings, Inc. on behalf of Willbros Group Inc.	USD

930037020	FAYETTEVILLE EXPRESS PIPELINE LLC	Willbros Construction (U.S.) LLC	USD

SCHEDULE 1.01(b)
Effective Date Subsidiary Guarantors
Willbros Government Holdings (U.S.), LLC
Willbros Government Services (U.S.), LLC
Willbros Construction (U.S.), LLC
Willbros Construction California (U.S.), Inc.
Willbros Energy Services Company
Willbros Engineers (U.S.), LLC
Willbros Engineering California (U.S.), Inc.
Willbros Midstream Services (U.S.), LLC
Willbros Project Services (U.S.), LLC
Wink Engineering, LLC
Willbros Refinery and Maintenance Services (U.S.), LLC
Integrated Service Company LLC
Construction & Turnaround Services of California, Inc.
Construction & Turnaround Services, L.L.C.
Integrated Service Company of Oklahoma, Inc.
Willbros Pipeline Specialty Services, LLC
InfrastruX Group, LLC
B & H Maintenance and Construction, Inc.
Chapman Construction Management Co., Inc.
Chapman Holding Co., Inc.
Chapman Construction Co., L.P.
GI Acquisition, Inc.
Gill Electric Management, L.L.C.
Gill Electric Service, Ltd.
InfrastruX Group Common Paymaster, LLC
InfrastruX Energy GP, LLC
InfrastruX Energy LP, LLC
InfrastruX Hawkeye Holdings, LLC
Bemis, LLC
Halpin Line Construction LLC
Hawkeye, LLC
Premier Utility Services, LLC
Lineal Holdings, Inc.
InterCon Construction, Inc.
InterCon Construction Trucking, Inc.
InterPower Line Services Corporation
Lineal Industries, Inc.
Skibeck Pipeline Company, Inc.
Skibeck PLC, Inc.
Trafford Corporation
Texas Electric Utility Construction Management, L.L.C.
Texas Electric Utility Construction, Ltd.

Flowers Holding Co., Inc.
Flowers Limited Partner, Inc.
Flowers Management Co., Inc.
Flowers Construction Co., L.P.
UTILX Corporation
UtilX Overseas Holdings, Inc.

SCHEDULE 1.01(c)
Effective Date Mortgaged Properties

LOAN PARTY	DESCRIPTION
Willbros Construction (U.S.), LLC	7123 E. Mt. Houston Road, Houston, Texas 77050
Willbros United States Holdings, Inc.	7103 E. Mt. Houston Road, Houston, Texas 77050
Willbros United States Holdings, Inc.	2087 E. 71st Street, Tulsa, Oklahoma 74136

Integrated Services, LLC	4300 East 36th Street North (along with two (2) unplotted parcels adjacent thereto), 4304 East 36th Street North, 3500 North Toledo Avenue, 2940 North Toledo Avenue, 3340 North Toledo Avenue, 3345 North Toledo Avenue, Tulsa, Oklahoma 74115

Chapman Construction Co., L.P.	10011 W. University Drive, McKinney, Texas 75070

SCHEDULE 1.01(d)
Effective Date Certificated Property

State	VIN
AZ	1FTSX21R68EC23719
AZ	1FTRX12555FA04292
AZ	2C3JA43R35H568334
CO	JTEBU14R28K026719
FL	1FDAF56F32EC28703
FL	1FDWE45P78DB03960
FL	1FMEU31EX8UA14865
FL	1FTSX21R18EB48265
FL	1FTSX21R38EA11912
FL	1FTSX21R38ED74761
FL	1FTSX21R78EB38971
FL	1FTSX21R78EB79214
FL	1HTSCAANXYH694017
FL	1HTSEAAR51H374509
FL	1FDAF57S4XEC67769
FL	1HTSCAAR71H363601
FL	1FDSX20P76ED48334
FL	1FTSX20P97EB03329
FL	1FTSX21P17EB03338
GA	1FDXF46F32ED12783
GA	1FTSX21R18EC47619
GA	1FDWE35P76DB05750
GA	1FDWE35P77DA31067
GA	1FDWE35P97DA31068
IN	1FDSE35L27DA51674
IN	1FDSE35L47DA27425
IN	1FDSX21RX8ED63560
IN	1FTSX21R28ED63556
IN	1FTSX21R48ED63557
IN	1FTSX21R68ED63558
IN	1FTSX21R78EC36978
IN	1FTSX21R88ED63559
IN	1FTSX21R98EA48625
IN	1HTMMAAN36H187379
IN	1FTNX21L84ED72569
IN	1FDAF56P93EC43359
IN	1FDAF57P73EC43360
IN	1FMEU73846UB63087
IN	1FTPW14V47FA21532
MA	1GDE4C1286F401616
MA	3GNFK12009G195430
MA	3GNFK12348G251622
MA	5S3ET13H982803341

State	VIN
MA	JL6CCD1S88K006017
MA	1FV2JJBB3WH888039
MA	1HTSDAAN5SH205897
MA	1HTSDN2R4RH541026
MA	1HTSDN2R7PH541020
MA	1GBT7H4J1MJ111901
MA	1FDZW90LXMVA12505
MA	1GDKP32K9R3502484
MA	1GDKP32K5R3502305
MA	1GDKP32K9R3502470
MA	1FUYDZYB0NH574049
MD	1FDAF56P04ED22324
MD	1FDAF56P44ED30149
MD	1FDAF56P45EC89622
MD	1FDXF46F31ED16010
MD	1FDXF46F5YED72377
MD	1FDXF46P33ED29058
MD	1FDXF46P53ED29059
MD	1FDXF46P85EA69839
MD	1FDAF56P86EA34134
MD	1FDAF56P26EA42715
MD	1FDAF56P16EA34136
ME	1FDAW57R18EE39545
ME	1FDAW57R48EE39541
ME	1FDAW57R68EE39542
ME	1FDAW57R88EE39543
ME	1FDAW57RX8EE39544
ME	1FDXW47R18EE17324
ME	1FDXW47R38EE17325
ME	1FDXW47R58EE17326
ME	1FDXW47R88EE17322
ME	1FDXW47RX8EE17323
ME	1FTSX21R58ED40823
ME	1FVHBXAK63HL12081
ME	1GBM7H1J5TJ107194
ME	1GTHK29U77E129347
ME	1HTSDAAR31H321424
ME	1M2AG11C06M042289
ME	1NKDLA0X1VJ753399
ME	1FDAW57P16EA31896
MI	1FDSE35P68DA62889
MI	1FTSS34P98DA66689
MI	1FTSX21R88EB76077
NM	1FDAF57R08EB85939
NM	1FDAF57R98EB85941
NM	1FDAX57RX8EB05320
NM	1FDSW35R08ED57768
NM	1FDSW35R08ED57771

State	VIN
NM	1FDSW35R18ED57763
NM	1FDSW35R28ED57769
NM	1FDSW35R28ED57772
NM	1FDSW35R38ED57764
NM	1FDSW35R58ED57765
NM	1FDSW35R98ED57767
NM	1FDSW35R98ED57770
NM	1FDSX35R78ED57766
NM	1FDZW86F2WVA05823
NM	1FTSW31R88EC06865
NM	1FTSX21R08ED63782
NM	1FTSX21R28ED63783
NM	1FTSX21R38EA49480
NM	1FTSX21R48EB03482
NM	1FTSX21R48ED63784
NM	1FTSX21R68ED14246
NM	1FTSX21R68ED63785
NM	1FTSX21R78EA49482
NM	1FTSX21R98ED63781
NM	1FTWW31P07EA10403
NM	1FTWW31R08EC53180
NM	1FTWW31R18EE58409
NM	1FTWW31R28EC53181
NM	1FTWW31R28EE58404
NM	1FTWW31R28EE60489
NM	1FTWW31R38EE51090
NM	1FTWW31R48EC53179
NM	1FTWW31R48EC53182
NM	1FTWW31R48ED25773
NM	1FTWW31R58EE51088
NM	1FTWW31R68EC53183
NM	1FTWW31R68ED48102
NM	1FTWW31R88ED77343
NM	1FUWZKYB8JH406539
NM	1GNFK130X7R130306
NM	1GTHK23667F526861
NM	1HTMMAAL79H098630
NM	1M2AX07C78M003199
NM	1MZAG11C57M061258
NM	1MZAG11C87M061254
NM	1MZAG11CX7M061255
NM	1XKDD40X38R215359
NM	1XKDP4EX19J260008
NM	1XKDP4TX58R215365
NM	1XKDPBTX48J223671
NM	1XKDPBTXX7J212219
NM	3WKDDB0X47F181986
NM	3WKDDB0X67F181987

State	VIN
NM	1GNEK13Z53R103230
NM	1FMFU16L63LB16016
NM	1FTSW31P84EA96294
NM	1GCGK23U64F146876
NM	1FTNW21F32EB77215
NM	1FTSW31P64ED03667
NM	1FTSW31PX4EC62900
NM	1FTSW31P74EA88879
NM	1FTSW31P64EB48604
NM	1FTSW31P44ED17602
NM	1FTSW31P44EC62018
NM	1FTNW21F62EA19905
NM	1FTSW31P74ED40470
NM	1FTSW31P24ED17520
NM	1GNEK13Z34R208110
NM	1FTWW31P65EA06434
NM	1FTPW14584KD29354
NM	1M2AA13Y2MW011542
NM	1HTSCAAL41H385471
NM	1HTHCAHR3RH617459
NM	1FDAX57P95EB87230
NM	2HTTGG3T9LC034154
NM	1FTWW31P15EC24619
NM	1FTWW31P35EC30938
NM	1FTWW31P25EC47973
NM	1FTWW31P15EC49472
NM	1FTWW31P55EC81907
NM	1FTWW31P45EC79212
NM	2GCEK13T451374893
NM	1HTMMAAL16H263714
NM	1FTSX21P06ED35654
NM	1FTWW31PX6ED43187
NM	1FTWW31P16ED43188
NM	1M1AA18Y12W144576
NM	1FTSX21PX7EA21267
NM	1FTWW31P66ED43185
NM	1HTMMAAN36H242316
NM	1FTPW14V66KD42042
NM	1FDAF57P86EC76047
NM	1FDAF57P07EA13357
NM	1FDAX57P67EA17460
NM	1FDAF57P47EA89907
NM	1FTWW31P77EB17643
NM	1FTSX21P27EA88493
NM	1FDAF57P47EB34697
NM	1FTRX14W67KC58903
NM	1FDAW57R18EA36035
NM	1FTWW31R68EA96299

State	VIN
NM	1FTWW31R48EA04607
NM	1FTSF21R78EA24892
NM	1FTSX21R28EA09956
NM	1FTSX21R18EA03887
NM	1FTSX21R28EA75990
NM	1FTSX21R48EA51027
NM	1FTSX21RX8EA51081
NM	1FTSW31R38EA97098
NM	1FTSW31RX8EA30630
NM	1FDAX57R78EA36036
NM	1FDAF57R78EB85940
NM	1FTSX21R88EA88016
NM	1FTWW31R58EA89733
NM	1FTWW31R38EB88972
NM	1FTSX21R28EB61414
NM	1FTPW14546FA49460
NM	1FTWW31P36ED43189
NM	1FTWW31P86ED43186
NM	1FTWW31PX6ED43190
NY	10T2D3EB5J1034547
NY	1FDAF57F82EC71528
NY	1FDAF57F92ED68723
NY	1FDAF57P96EA23478
NY	1FDAF57R08EB85505
NY	1FDWE35F31HA53221
NY	1FDXF80C9WVA29252
NY	1FDXW47F6YEE18376
NY	1FMCU92Z17KA04330
NY	1FMEU72E66UA34145
NY	1FMEU73816UA11297
NY	1FMEU73896UA39560
NY	1FMEU73E58UA90076
NY	1FMEU73E66UA44270
NY	1FMEU73E86UA10508
NY	1FMEU75898UB10272
NY	1FMSU43P45ED46460
NY	1FTPW145X6FB19737
NY	1FTPX14507NA55955
NY	1FTRX14W16NB11644
NY	1FTRX14W26NB16335
NY	1FTRX14W56NB07211
NY	1FTSE34L68DA23920
NY	1FTSE34L88DA71368
NY	1FTSE34P48DA96979
NY	1FTSS34P28DA81776
NY	1FTSW21P25ED34569
NY	1FTSX21516EA08808
NY	1FTSX21526EB58801

State	VIN
NY	1FTSX21P37EB14034
NY	1FTSX21P47EA31180
NY	1FTSX21P57EA06000
NY	1FTSX21P76EA45329
NY	1FTSX21R18EA25226
NY	1FTSX21R58EA80939
NY	1FTSX31P56EC01664
NY	1FTWX31P36ED65688
NY	1FTWX31P47EB39905
NY	1FTWX31P56ED23877
NY	1FTWX31P97EA11904
NY	1GBJP32K3L3317083
NY	1GBP7H1J9MJ111621
NY	1GCCS146258258881
NY	1GCCS146558259460
NY	1GCHG35R811150294
NY	1GDKC34F3YF413213
NY	1GDKC34F3YF430433
NY	1GDKC34F3YF496383
NY	1GDKC34F6YF412752
NY	1HTMMAAM16H179885
NY	1HTMMAAM45H122496
NY	1HTMMAAM56H179890
NY	1HTMMAAMX5H106304
NY	1HTMMAAN05H677292
NY	1HTMMAAN13H572077
NY	1HTMMAAN14H661018
NY	1HTMMAAN33H602535
NY	1HTMMAAN34H602536
NY	1HTMMAAN35H677206
NY	1HTMMAAN35H677240
NY	1HTMMAAN35H677285
NY	1HTMMAAN43H555841
NY	1HTMMAAN46H188783
NY	1HTMMAAN52H547164
NY	1HTMMAAN65H677264
NY	1HTMMAAN72H547165
NY	1HTMMAAN85H102891
NY	1HTMMAAN85H677346
NY	1HTMMAAN92H547166
NY	1HTMMAAN95H121708
NY	1HTMMAANX3H573096
NY	1HTMMAANX5H677204
NY	1HTMMAANX5H677283
NY	1HTSCABM41H354731
NY	1HTSCABRX1H380472
NY	1HTSCPEL5PH546836
NY	1HTSCPELXPH546833

State	VIN
NY	1HTSEAAR51H321387
NY	1HTWBAAN55J030426
NY	1HTWGAAT44J023644
NY	1J8GA69168L591402
NY	2FZACGCS15AU64348
NY	2T2HK31U79C117850
NY	3FRML55Z07V648956
NY	3FRML55Z27V648960
NY	3FRML55Z37V649213
NY	3FRML55ZX7V649208
NY	3GNEK12T94G277512
NY	3GNFK12348G214876
NY	3GNFK16Z45G225046
NY	J8DE4B142X7901975
NY	JHMFA36267S002625
NY	JHMFA36297S001484
NY	JTHBJ46G572098229
NY	1FTPX14536FB13422
NY	1HTSCAAN71H301497
NY	1HTSCAAN91H301498
NY	2NKMLZ9X15M103353
NY	JTHBJ46G272104455
OK	1FDAF56F02EA81899
OK	1FDAF56F12EC28702
OK	1FDAF56S73EC57989
OK	1FDAF57PX3ED74007
OK	1FMEU51E88UA37606
PA	112SE25177L072011
PA	1FDAF56P56EA18487
PA	1FDAF56P56EA41641
PA	1FDAF56P75EA02094
PA	1FDAF56P75EC11108
PA	1FDAF56P86EA12330
PA	1FDAF56P97EA66124
PA	1FDAF56PX7EA87578
PA	1FDAW56P13EB99602
PA	1FDSE35P77DA30970
PA	1FDSE35P97DA30971
PA	1FDSF34R08EB33384
PA	1FDXF46P14ED37869
PA	1FDXF46P14ED37872
PA	1FDXF46P34ED37873
PA	1FDXF46P54ED37874
PA	1FDXF46P84ED37870
PA	1FDXF46PX4ED37871
PA	1FDYU90X8VVA22651
PA	1FDYW96TXWVA39421
PA	1FDZU90T7VVA26434

State	VIN
PA	1FDZW96T3VVA45600
PA	1FMEU51K07UA24644
PA	1FTNX21L74EA76328
PA	1FTNX21L74EA76331
PA	1FTRX14W36NA88352
PA	1FTSX21R28EB94073
PA	1FTSX21R38EA83712
PA	1FTSX21R58EB91703
PA	1FUJALBD61PG20391
PA	1GBHK34D06E269613
PA	1GBHK34DX6E269716
PA	1GBJC34K18E114679
PA	1GBJC34K18E117355
PA	1GCHG35U361229061
PA	1GCHG35U461230882
PA	1GCHG35U561230244
PA	1GCHG35U661228583
PA	1GDJ6C1306F411347
PA	1GDJ6C1346F410654
PA	1GDJ7H1C4YJ514426
PA	1GDJ7H1C5YJ512071
PA	1GDJC34K48E109094
PA	1GDJC34K88E133690
PA	1GDJC34K98E135240
PA	1GDKC34F4YF415035
PA	1GKDT13S782103576
PA	1GKDT13S782241974
PA	1GNFK13017J362890
PA	1GTHC24U76E228317
PA	1GTHK24K17E549370
PA	1GTHK24K47E589359
PA	1GTHK24KX7E542630
PA	1GTHK29K17E549328
PA	1GTHK29K37E544485
PA	1HTGLATT0YH325247
PA	1HTGLATT4YH253758
PA	1HTGLATT7XH203192
PA	1HTGLATT9XH200133
PA	1HTGLATT9YH259989
PA	1HTGLATTXXH203185
PA	1HTSCABMXYH258189
PA	1HTSLABM1YH280033
PA	1HTSLABM8YH280031
PA	1HTTGAET8XJ003379
PA	1HTTGAXT7YJ065855
PA	1M1AN07Y79N004239
PA	1M2AG11C56M029103
PA	1M2AT04C77M006487

State	VIN
PA	1M2AT04C87M006885
PA	1M2P267C23M066988
PA	1M2P267C23M066991
PA	2FZHAWAK42AJ43188
PA	2FZNNWYB3YAB78149
PA	2FZNNWYBXXAB42859
PA	2HSFRAHR1WC066798
PA	2M2P264C6MC009764
PA	3FDNF65H8YMA72994
PA	3FRNF65N07V512048
PA	3FRNF65N07V512051
PA	3FRNF65N27V512049
PA	3FRNF65N97V431081
PA	3FRNF65N97V512047
PA	3FRNF65N97V512050
PA	3FRNF65R37V508479
PA	3FRNF65R86V385017
PA	3FRNF65R87V483854
PA	3FRNF65RX7V483855
PA	4KNFT24313L162022
PA	4KNFT24333L162023
PA	4VHSCCCFXVR517569
PA	KMFPB69B2YC009670
PA	KMFPB69B5YC009727
PA	KMFPB69BXYC009691
PA	1FDYW86E5WVA08735
PA	1GTHK24K47E547564
PA	1GBJK34687E564298
PA	1GDE4C1908F404283
PA	1FDAF56P56EA34141
PA	1FDXF46P36EA20307
PA	1FDAF56P66EA42717
PA	1FDAF56P86EA42718
PA	1FDXF46PX6EA20305
PA	1FDAF56P36EA34140
PA	1FDAF56P46EA42716
PA	1FDXF46P16EA20306
TX	1FDAF56P34EC07474
TX	1FDAF56R99EA21267
TX	1FDAF57R88EA26473
TX	1FDPF80C2WVA29514
TX	1FDWW36R49EA19727
TX	1FDWW37R08EA79517
TX	1FDWW37R08ED51516
TX	1FDWW37R18EA79512
TX	1FDWW37R19EA02284
TX	1FDWW37R28ED51517
TX	1FDWW37R28ED51520

State	VIN
TX	1FDWW37R38EA79513
TX	1FDWW37R39EA02285
TX	1FDWW37R48ED51518
TX	1FDWW37R58EA79514
TX	1FDWW37R59EA02286
TX	1FDWW37R68ED51519
TX	1FDWW37R98EA79516
TX	1FDWW37R98ED51515
TX	1FDWW37RX9EA02283
TX	1FDWW3HR1AEA08945
TX	1FDWW3HR3AEA08946
TX	1FDWW3HR4AEA08941
TX	1FDWW3HR6AEA08942
TX	1FDWW3HR8AEA08943
TX	1FDWW3HRXAEA08944
TX	1FDWX37P45EC88220
TX	1FDWX37P65EC88221
TX	1FDWX37R09EA14195
TX	1FDWX37R29EA14196
TX	1FDWX37R39EA14191
TX	1FDWX37R59EA14192
TX	1FDWX37R79EA14193
TX	1FDWX37R99EA14194
TX	1FTPW14V29FA01380
TX	1FTPW14V38FA93758
TX	1FTPW14V79FA05442
TX	1FTPW14V79FA39252
TX	1FTPW14VX8KC53304
TX	1FTPX14V19FA12982
TX	1FTPX14V19FA12996
TX	1FTPX14V19FA13002
TX	1FTPX14V29FA17172
TX	1FTSX21P36ED47846
TX	1FTSX21P45EC91656
TX	1FTSX21PX6ED47844
TX	1FTSX21R08ED45184
TX	1FTSX21R09EA02280
TX	1FTSX21R09EA79148
TX	1FTSX21R19EA88022
TX	1FTSX21R28ED45185
TX	1FTSX21R29EA02281
TX	1FTSX21R48EB94074
TX	1FTSX21R48EC37859
TX	1FTSX21R48ED45186
TX	1FTSX21R49EA02279
TX	1FTSX21R49EA02282
TX	1FTSX21R68ED45187
TX	1FTSX21R78EC37869

State	VIN
TX	1FTSX21R78ED45182
TX	1FTSX21R89EA62971
TX	1FTSX21R98ED45183
TX	1FTSX21RX9EA62972
TX	1FTSX21RX9EA72188
TX	1FTSX21Y08ED99432
TX	1FTWW31R28EA16979
TX	1FTWW31R48EE32113
TX	1FTWW31R49EA02275
TX	1FTWW31R89EA02277
TX	1FVHBXAK32HJ69461
TX	1GBJC39608E134031
TX	1GCHK23608F169601
TX	1GCHK29608E179154
TX	1GCHK29618E112983
TX	1GCHK29658E175911
TX	1GCHK43609F108987
TX	1GCHK43639F109146
TX	1GNFC13J08R187735
TX	1GNFC16J68R178033
TX	1HTMKAZL99H128849
TX	1HTMMAAL98H681165
TX	1HTMMAAN19H117724
TX	1HTMMAAN85H162380
TX	1HTMMAAN89H117736
TX	1HTSCAAN41H321335
TX	1HTSCAAN9YH306940
TX	1HTSCAANX1H374248
TX	1HTWGAAT79J098717
TX	1HTWHAARX7J521837
TX	1HTWJAZR69J127814
TX	1M1AX09Y3AM008256
TX	1M1AX09Y5AM008257
TX	1M1AX09Y7AM008258
TX	1M1AX09YXAM008254
TX	1M2AN09Y58N002044
TX	1M2B224C2SM003220
TX	1M2E178C31M003264
TX	1M2E178C41M003273
TX	1M2E178C61M003078
TX	1M2E178C61M003095
TX	1M2N178Y1BA070069
TX	2FMDK52C59BA03225
TX	2FZHAWBS08AY43863
TX	2FZHAWDA17AX08717
TX	2FZHAWDA27AY23357
TX	2FZHAWDA46AW73301
TX	2FZHAWDA86AV19657

State	VIN
TX	2FZHAWDA87AX08715
TX	2FZHAWDA97AX18590
TX	2FZHAWDJ17AY83663
TX	2FZHAWDJX7AY83662
TX	2M2N274Y6JC006299
TX	2NPNLZ0X93M587474
TX	3FRWW65X36V298001
TX	3FRWX65X08V062423
TX	3FRWX65X98V062422
TX	3FRXF75T47V514754
TX	5HZBF19228LK82199
TX	5HZBF19258LK82195
TX	5HZBF19278LK82196
TX	JTMZF33V29D000523
TX	R685ST81237
TX	1FTSX21P86ED47843
TX	1GCHK23D07F104664
TX	1M2AJ07Y17N007710
TX	1HTSDAANXSH599882
TX	1HTSDAANXSH599879
TX	1FDXF80C6WVA20332
TX	3FDXF75H51MA56823
TX	3FDXF75H71MA56824
TX	3FDXF75H21MA68136
TX	3FDXF75H41MA68137
TX	3FDXF75H61MA68138
TX	3FDXF75H41MA58725
TX	3FDXF75HX1MA58728
TX	3FDXF75HX1MA58731
TX	3FDXF75H31MA44458
TX	3FDXF75H41MA67750
TX	3FDXF75H12MA01013
TX	3FDXF75HX2MA01012
TX	3FDXF75H62MA01010
TX	3FDXF75H22MA12375
TX	3FDXF75H02MA12374
TX	3FDXF75H92MA13345
TX	3FDXF75H42MA12376
TX	3FDXF75H62MA12377
TX	3FDXF75H82MA12378
TX	3FDXF75BX2MA30473
TX	3FDXF75B12MA30474
TX	3FDXF75B42MA30470
TX	3FDXF75B82MA30472
TX	3FDXF75B32MA30475
TX	3FDXF75B62MA30471
TX	3FDXF75B52MA31188
TX	3FDXF75B32MA31187

State	VIN
TX	3FDXF75B12MA31186
TX	3FDXF75B72MA31189
TX	3FDXF75B32MA31190
TX	3FDXF75B52MA31191
TX	3FDXF75B72MA31192
TX	3FDXF75B92MA31193
TX	3FDXF75B02MA31194
TX	3FDXF75B63MB00424
TX	3FDXF75B83MB00425
TX	3FDXF75BX3MB00426
TX	3FDXF75B43MB00423
TX	3FDXF75B52MA31210
TX	1GBM7H1C9XJ107707
TX	1FVXJJCB9VH805944
TX	1FVXJJCB6TL659626
TX	1GBM7H1C1YJ500165
TX	1GDM7H1C6YJ508513
TX	1GDM7H1C4YJ525794
TX	3FDXF75Y2YMA72942
TX	3FDXF75Y3YMA72948
TX	3FDXF75Y1YMA72947
TX	1GDM7H1C1YJ525221
TX	3FDXF75Y5YMA72949
TX	3FDXF75Y5YMA72952
TX	3FDXF75Y3YMA72951
TX	1GDM7H1C1YJ525350
TX	1GDM7H1C5YJ525254
TX	1GDM7H1C2YJ525261
TX	1FDWX36F01EB78574
TX	3B7KC23Z22M223629
TX	1XP5PBEX01D555705
TX	1M1AA18Y31W144254
TX	1M1AA18Y61W144250
TX	05C18069M72510565
TX	05C47969M72510781
TX	1M2AA14Y4XW106185
TX	3FDPF755X2MA28698
TX	1M2P267Y1VM029199
TX	RD68686750
TX	2080
TX	5E2238
TX	1FDZU82E3SVA24121
TX	1M2P267C32M060549
TX	1FDZU82E5VVA17241
TX	1M2AA18Y9WW092759
TX	2FZXBJCB8YAH01726
TX	1M2P267C23M065985
TX	1M2AA13YXYW124368

State	VIN
TX	C12411427
TX	1M1AA18YX3W155240
TX	1M1AA18Y13W155241
TX	10982891
TX	1FDZU82E7VVA26877
TX	1GDL7H1C1XJ515234
TX	2FZHAJAAXYAF52933
TX	2FZHAJAA8YAF52932
TX	1FV6HLBA5XHA61860
TX	1GDM7H1C7XJ516778
TX	1FDXF80C1WVA28385
TX	2FZXBJCB41AF52947
TX	1FDXF80C4WVA34584
TX	1FDXF80C4WVA34813
TX	1FDXF80C2WVA34163
TX	1FDXF80C6WVA36482
TX	1FDXF80C8WVA34166
TX	3FEXF8012XMA18647
TX	1FDAF56F9XEA49217
TX	3FEXF8014XMA13529
TX	3FEXF8012XMA24643
TX	3FDXF75H9YMA13385
TX	2FZNAJCB1YAG70507
TX	3FDXF75H5YMA05493
TX	3FDXF75H7YMA09089
TX	2FZHAFAA7YAG54526
TX	3FDXF75H6YMA09407
TX	1FDWF36F1YEB38999
TX	3FDXF75H3YMA07369
TX	3FDXF75H5YMA36419
TX	3FDXF75H1YMA36420
TX	3FDXF75Y31MA24307
TX	3FDXF75N11MA54041
TX	2FZAAKAK52AJ71608
TX	2FZAAKBV91AH60106
TX	2FZHRJAA11AB73317
TX	3FDPF75201MA37253
TX	3FDXF75Y4YMA72943
TX	3FDXF75H13MB00108
TX	3FDXF75B93MB03267
TX	1FDNF80C9SVA52578
TX	1FDXF80C1TVA02901
TX	1FDXF80E3VVA33393
TX	1FDPF80C3VVA26040
TX	1FDKF37F1VEA59146
TX	1FDPF80C4VVA40609
TX	1FDPF80C8VVA45117
TX	1GDP7D1G7HV530506

State	VIN
TX	1FDXF80C3VVA42593
TX	1FDXF80C5WVA19804
TX	1FDXF80C7WVA19805
TX	1FDXF80C9WVA32989
TX	1FDXF80C7WVA15107
TX	1FDXF80C5WVA38773
TX	1FDNF80C0WVA33326
TX	1FDXF80C3WVA36486
TX	3FRXF75814V591220
TX	3FRXF75834V591221
TX	3FRXF75854V591222
TX	2FZHAWAK51AJ95153
TX	2FZHAWAK93AK35172
TX	2NPNLZ0X33M587468
TX	2FZHAWAK51AH56311
TX	3FDXF75H53MB02847
TX	1GNEK13Z03R310656
TX	1HTWGADR94J088442
TX	1GDM7H1C2YJ512610
TX	1FDYU82A0LVA38312
TX	1HTSHAAR4SH626761
TX	1HTSHAAR6RH583471
TX	1M1AA13Y9YW124933
TX	1FVXJJBBXWH898878
TX	1M2AA18Y6WW082528
TX	1FTNX21S74EB45512
TX	1FTNX21P94EB45510
TX	1FTPW14524KB44880
TX	1FTPW14544KB44881
TX	1FTNX21S94EB45513
TX	2NPNLZ0X63M587481
TX	2NPNLZ0X53M587469
TX	2NPNLZ0X13M587470
TX	2NPNLZ0X53M587472
TX	1FDWW37P44EB68662
TX	1FDWW37P04EB72661
TX	1FMPU17L74LA19914
TX	1FTSW31P24EB97203
TX	1FTNX21P04EC51733
TX	1GCHK23194F166632
TX	1GCHK23214F193199
TX	1M1AA18Y24N157104
TX	1M2P267YXWM036704
TX	1M2P264Y5WM024691
TX	1FTNX21P94EC51732
TX	1FTSW31P24EC51731
TX	1FDWF36P34EC51713
TX	1FDWF36P14EC51712

State	VIN
TX	1FDWX37P84EC51735
TX	1FDWX37P64EC51734
TX	3FRXF75884V616775
TX	1FTSW31P34EC95737
TX	1M2AA06Y6LW005893
TX	1HTSDAAN0XH671809
TX	1HTSDAAN7XH671810
TX	3FRXF75864V616774
TX	3FRXF76S34V697808
TX	3FRXF76S54V697809
TX	3FRXF76S14V697810
TX	3FRXF76S34V697811
TX	3FRXF76S54V697812
TX	2FZHBJBA5YAB86083
TX	2M2P264Y6NC010331
TX	3FRXF75S35V112874
TX	1GDM7H1C41J509472
TX	1M2P267Y41M055662
TX	1HTSHAAR9YH273782
TX	1M2P267Y4YM052948
TX	1GCHK23U54F186063
TX	1FTWW31P25EA06429
TX	1FTSW31P34ED86040
TX	1FTPW14574KD84989
TX	1GNEC16ZX5J104304
TX	1GDM7H1CX1J508083
TX	2M2N274Y0JC006332
TX	1FDZS86E1WVA20137
TX	2NPNLZ0X24M819639
TX	2FZXBJBB9YAF48534
TX	1M2P267Y51M056190
TX	1FDWW37P03EC57904
TX	2FZHCHDC65AN96677
TX	1FDAW56P13EC13465
TX	RS686LST55964
TX	1M1AA12Y2VW071764
TX	1FDWW37F02EC19658
TX	1FTSW31F11EC30078
TX	C34510040
TX	1M2P267Y5YM049282
TX	K81824
TX	1HTMMAAN95H677551
TX	3GNEC13T93G271817
TX	1M2B209C91M027798
TX	1FTSX20P46EB49200
TX	1FTSX20P56EB49190
TX	1FTSX20P06EB49176
TX	1FTSX20P46EB49147

State	VIN
TX	1FTSX20P46EB49133
TX	1GDJC34D46E169245
TX	1GDJC34DX6E169332
TX	1GDJC34DX6E171985
TX	1M2AJ06Y86N004819
TX	1GTHK23D56F188866
TX	1GBE4E1276F409145
TX	1GNEK13T35R194819
TX	1FDWW37F22EC19659
TX	1FDWW37F92EC19660
TX	1FDWW37F02EC19661
TX	1FTNX21F12EC50322
TX	1FTNX21F32EC50323
TX	1FTPX17L02NB19012
TX	1GCHK23236F100248
TX	1GDJC39DX6E257774
TX	1GDJC39D56E258931
TX	1GDJC39D56E258962
TX	1GDJC39D96E256194
TX	1GDJC39DX6E256561
TX	1GDJC39D26E258059
TX	1GDJC39D36E257860
TX	1GDJC39D56E256435
TX	1GDJC39D86E257823
TX	1GDJC39D26E258160
TX	1GDJC39D86E259698
TX	1GDJC39D26E259759
TX	1GDJC39D86E263475
TX	1HTWHAAR67J397341
TX	1M2AD64Y57M002501
TX	1M2AJ07Y57N007709
TX	1FDZU82E1VVA26874
TX	1GAHG35U061180572
TX	1FTSX20P56EC83181
TX	1GDJC34D46E240475
TX	1GDJC34DX6E239752
TX	1GDJC34D96E241413
TX	1GDJC34D36E239575
TX	1GDJC34D26E244895
TX	1FDWW37P17EA57829
TX	1FDWW37PX7EA57828
TX	1FDWW37P87EA57830
TX	1FDWW37PX7EA57831
TX	3FRXF75F76V322480
TX	1FTPW14V67KB31134
TX	2FZHAWDA45AV19654
TX	1FDWW37P77EB16320
TX	1FDWW37P27EB16323

State	VIN
TX	1FDWW37P67EB16325
TX	1FDWW37P07EB16322
TX	1FDWW37P97EB16321
TX	1FDWW37P47EB16324
TX	3FRXF75R85V186336
TX	3FRXF75R55V139572
TX	1GDM7H1C8YJ511168
TX	1HTMSAZRX6H292997
TX	1FTSX21Y97EB48231
TX	1FTSX21P17EB48229
TX	1FTSX21P87EB48230
TX	1FTWW31P97EB48232
TX	1FTWW31P07EB48233
TX	2GCEK13M071562581
TX	2GCEK13Z071117835
TX	1GCHK29D87E101475
TX	1GCHK29D27E103979
TX	1GBJC39D67E167323
TX	1GBJC39D97E168661
TX	1GNFK13087R336935
TX	2GCEK13Z071154917
TX	1GCHK29D47E126650
TX	1GCHK23D27F112877
TX	1GCHK23D07F138152
TX	1GCHK23D67F121405
TX	1GCHK23D37F124441
TX	1GCHK23D57F170238
TX	1GCHK23D77F162951
TX	1GCHK23D57F129964
TX	1FDWW37PX7EB49635
TX	1FDWW37P67EB08208
TX	1FDXF46P85EA08605
TX	2FZHATDC76AW73289
TX	1M2AG11Y63M006453
TX	1FBSS31L24HA91054
TX	1FDWX37R19EA14190
TX	1FTSX21R79EA88025
VA	1FMFK18577LA19885
VT	1FDSX21R08EC87461
VT	1FDWF37RX8EC31934
VT	1GBHK24U74E143448
VT	1GCGK13U62F199357
VT	1GCHC29162E156065
VT	1GCHK23U41F180699
VT	1GCHK29193E111562
VT	1GCHK29295E131113
VT	1GCHK29U23E322385
VT	1GKFK63888J167452

State	VIN
VT	1GTHK23D47F124786
VT	1GTHK29698E171702
VT	1HTSHADT01H347782
VT	1HTTGAST4WJ000515
VT	1HTWBAAN05J032097
VT	1NPTL40X99D787070
VT	1XPHD40X58D751948
VT	1XPXD40X78N760897
VT	2FWJBTAV11AB41565
VT	2FZHAZCG03AK91981
VT	2XP5DB0X75M842975
VT	3FRXF75P54V682286
VT	5KKHAECV74PN14069
WA	1FDSE35P66DA94528
WI	1FDAW57P05EC20229
WI	1FDAW57R18ED13590
WI	1FDXX46R98EC09996
WI	1FDXX47R68EC07413
WI	1FTPW14V98FA61252
WI	1FTWF31R29EB14623
WI	1GBHK24608E122724
WI	1GBHK24608E139300
WI	1GBHK24608E165167
WI	1GBHK24648E194087
WI	1GBHK24678E101630
WI	1GBHK24678E194049
WI	1GBHK24688E191046
WI	1GBHK246X8E113951
WI	1GBJC34285E192159
WI	1GCHK24618E213156
WI	1GCHK29618E131629
WI	1GCHK29648E179593
WI	1GCHK29678E151464
WI	1GCHK29678E172511
WI	1GCHK296X8E197662
WI	1GCHK34668E216365
WI	1GDHK24668E171823
WI	1GDHK246X8E170433
WI	1GDHK246X8E201809
WI	1HTGLAHT41H365586
WI	1NKWXBEX65J098233
WI	1NPFLU0X3YN538415
WI	1XPADB0X03D588317
WI	2GCEK133281108129
WI	2GCEK133681116430
WI	2GCEK13M681118610
WI	2GCEK290791103254
WI	2GCEK29J591110373

State	VIN
WI	JTEES43A182086572
WI	WAUMV44EX7N022579
WI	1HTTGADT7WJ001140
WI	1HTSCABN4XH652942
WI	1HTSHADR0XH629692
WI	1HTXHAXT4YJ073121
WI	2HSCNAST8YC030029
WI	2HSCNAST9YC091731
WI	1M2AD62Y51M010690
WI	1M2AD62Y71M010691
WI	1HTSCABN2XH225758
WI	1M2AD62C3VW004966
WI	1FDZV96M1WVA05612
WI	1NPFLU0X4YN538388
WI	1NPFLU0X5YN538397
WI	1XPADB0X01N569127
WI	1GDL7H1E31J513526
WI	1GDL7H1E81J513697
WI	1FDZS96P5WVA09486
WI	1XPADB0X42D582647
WI	1GDL7H1E92J501740
WI	1GDL7H1E42J501886
WI	1GDL7H1E32J503371
WI	1GDL7H1E22J503393
WI	1GDL7H1E82J510994
WI	1GDL7H1E72J511165
WI	1GDL7H1E12J511338
WI	1GDL7H1E52J511035
WI	1GDL7H1EX2J511404
WI	1GDL7H1E72J511490
WI	1GDL7H1E12J511579
WI	1GDL7J1E93F505590
WI	1GDL7H1E42J511785
WI	1FVNFXYB3YPF02028
WI	1NPALU0X22N574551
WI	1GDL7C1EX4F505241
WI	1FDXF46P24EC14422
WI	1FDXF46P04EC14421
WI	1FDSF34FX2EC57854
WI	1FDWF37F23EA19317
WI	1FDWF37F12ED40327
WI	1FDWF37F52ED68843
WI	1FTSF31F83EA34271
WI	1FTSX31F22EC57787
WI	3FDXF75R72MA01767
WI	1GCHK29U54E249725
WI	3FEXF8013XMA19628
WI	1GDM7H1E62J517138

State	VIN
WI	1HSHBADN9XH606540
WI	1HTHBADN8YH308459
WI	1HTHBADN6YH308458
WI	1HTHBADN4YH308457
WI	1HTHBADN2YH308456
WI	1HTHBADN0YH308455
WI	3GBKC34F42M112806
WI	3GBKC34F62M113925
WI	3GBKC34F62M114198
WI	3GBKC34F62M112791
WI	3GBKC34F62M113407
WI	3GBKC34F92M112767
WI	3GBKC34F72M113299
WI	3GBKC34F82M112968
WI	1FV6HJAA5YHF49696
WI	1GBM8J1C73F504317
WI	1XP5DB9XXWD461647
WI	1GDL7C1E04F517737
WI	1FDXF47PX4EC56853
WI	1FDXF47P04EC48518
WI	1FV6HFBA01HH08903
WI	3FDXF75R72MA01770
WI	3FDXF75R92MA01768
WI	3GBKC34F72M113318
WI	3GBKC34F82M113957
WI	1GCHC24204E291965
WI	3GBKC34F82M113411
WI	1GDL7H1E71J500441
WI	1FDAW57F5YEE52224
WI	1FDAF57P14EC14423
WI	1GDL7C1E85F508625
WI	2GCEK13T551107374
WI	2GCEK13T851104954
WI	1GCHC24225E270052
WI	1GCHC24215E263495
WI	1GCHC24295E262787
WI	1GCHC24225E264963
WI	1GCHC24295E264412
WI	1GCHC24255E266285
WI	1GCHC24265E264013
WI	1GCHC24265E263847
WI	1GCHC24285E263946
WI	1GDM7C1EX5F527536
WI	1GDM7C1E25F527353
WI	1GDM7C1E15F527473
WI	1GDM7C1E75F527980
WI	1GDM7C1E95F527835
WI	1GDM7C1E75F527770

State	VIN
WI	1FDXF46P55EC21141
WI	1FDAF57P25EC38344
WI	1GDHK24U24E255470
WI	1FTWX31P75EC28476
WI	3GNEK12Z26G133100
WI	1GBM8C1366F404290
WI	2GCEK13Z871176521
WI	1FTWF31R09EA48962
WI	1FDWX37R39EB13867
WI	1FTWF31R59EA75378
WI	1GNFK23079R244725
ME	1HTSHAAR51H363954
NY	1FDAF56P66EB46933
NY	1GBJG31U251178789
NY	1GKEK13T15J161202
NY	1FMEU75E66UB23029
NY	1FDWF37P66EB33124
NY	1FDWF37P36EB83186
NY	1FDWF37P26EB24792
PA	1FDXF46P85EB32924
PA	1FDAF56P56EA34138
PA	1FDAF56P06EA42714
TX	1M2AN09Y19N004553
TX	1M2AN09YX9N004552
TX	1M1AZ09Y3AM009326
TX	1M1AX09Y1AM009325
TX	1M1AX09Y7AM009328
TX	1M1AX09Y5AM009327
VA	2GTEK13T761239229
WI	2FZHAZCV29AZ72330
WI	1FDAW57F21EA04366
WI	2FZHAZCV85AU92187
WI	1FTSX21R19EB02159
NY	1FDAF57Y46EC01726
FL	1GNDT13S952323560
FL	1GNFK13077J153069
MA	1GTGK29R9XF087636
MA	1FDXF80C0SVA28548
MA	1FDYF80C3TVA26511
MA	1GDK7H1C81J509837
MA	1GBK7H1C5XJ108554
MA	1FDAF57F82EB50501
MA	1HTSCAAN9YH694056
MA	1GDM7H1J2VJ520197
MA	1HTSDNXR4MH374877
MA	DM685X39720
MA	1GDP7D1G0JV510619
MA	1HTSDNXRXMH374866

State	VIN
MA	1HTSDNXR3MH374871
MA	1HTSEPCR8RH541019
MA	1HTSDN2R6RH541027
MA	1GNDT13W212110883
MA	1FMZU34X4XZB80217
MA	1FMDU34E4VUB49469
MA	1FTZR15E71TB11085
MA	1GTGK24K2SE535143
MA	1FTZR15X9WPA32521
MA	1GTGK29R9XF087636
MA	1GCGC24U81Z122911
MA	1GTEK14W5VZ544131
MA	1GTEK14W6VZ543862
MA	4V1ABBJE0KN609441
MA	1GBT7H4J2MJ107128
MA	1GCHC33K9RJ386837
MA	1GBGC34K3NE201814
MA	1GBP7H1J0SJ104893
MA	1GDKC34J6VJ517255
MA	1FUP2XYB3JH333795
MD	1FDXF46P54ED37874
MD	3FDXF46F6XMA38559
NM	1FDAF57R08EB85939
NM	1FTSW31P34EC71647
NY	1D7HG38N53S158381
NY	1FDAF56F7XEE37272
NY	1FDLF47F2VEB92797
NY	1FDWF37P26EB24792
NY	1FDWF37P36EB83186
NY	1FDWF37P66EB33124
NY	1FDWW37P46ED52762
NY	1FDWW37P56ED92428
NY	1FDWX37P06ED28455
NY	1FDWX37P06ED28472
NY	1FDWX37P66EA90515
NY	1FMEU72E66UA44111
NY	1FMYU93146KD19202
NY	1FTSE34L31HA95317
NY	1FTSE34L9YHA48965
NY	1FTSW21PX5EA27344
NY	1FTZF17251NA01216
NY	1FTZF17271NA01377
NY	1FTZF17281NA05129
NY	1FTZR44U94PB16733
NY	1FV6HFAAXTL700855
NY	1GBJC34K5ME106076
NY	1GBKP32J4P3318048
NY	1GBKP32J5P3317846

State	VIN
NY	1GBKP32K8L3318539
NY	1GCHK23688F108982
NY	1GCHK29275E253050
NY	1GDKC34F3YF496383
NY	1GDT7H4J3SJ515318
NY	1GKDT13W712155444
NY	1GKDT13W8Y2113665
NY	1GNDT13S152376060
NY	1GNDT13S352373127
NY	1GNDU23E2YD263465
NY	1GNFK16328J102165
NY	1GTCS1445YK125604
NY	1GTCS1447Y8167589
NY	1GTCS1447YK113406
NY	1GTCS1449Y8158053
NY	1GTCS1449YK160386
NY	1GTEK19T5XE503359
NY	1GTEK19T5YE383693
NY	1GTEK19T7YE166548
NY	1GTGC24U5XE533814
NY	1GTGC29U6XE549190
NY	1GTGC29U8YE237602
NY	1GTGC29U9YE236149
NY	1GTGK29UXYE280292
NY	1GTHG35R0X1156566
NY	1GTHG35R8X1161191
NY	1GTHG35R8Y1114728
NY	1GTHG39R2Y1140865
NY	1GTHK29U95E187229
NY	1HTSDN2R2NH448922
NY	1HTSEAAR7YH301751
NY	1HTSEPCR7PH470201
NY	1XKDDB0X1YJ852639
NY	1XKDDB0X6YJ850739
NY	2CNDL73F456134487
NY	2GCEK19J781105362
NY	2T1KR32E15C438547
NY	3FEXF8012XMA19569
NY	3GNEK13T33G250593
NY	3GNFK12317G304615
PA	2C3HD36M92H117243
PA	4V2SCBBE3SR515249
TX	1GCHK23638F171729
TX	1M2B224C3SM003212
TX	3FDWW652XYMA42136
TX	3FDXF75H82MA01008
TX	1B7MC336X1J606248
TX	1FDWF36F1XED54219

State	VIN
TX	3FEXF8010XMA03550
TX	1FDXK74C3PVA12206
TX	1FDPK74C5RVA05695
TX	1FDXK74C0RVA06785
TX	1FDPK74C0RVA18340
TX	1FDPF80C4TVA15853
TX	1FDXF80C6TVA23369
TX	1FDXF80C2WVA34812
TX	1GBS7D4Y7CV100314
TX	1GNEC13Z33R216509
TX	2FZ6VJAB51AG80149
TX	1FMZU63K74ZA53142
TX	1FTPW12594KC75758
TX	1FTPW12594KD10086
TX	1FDAF56P34EC07474
TX	1FBNE31LX4HA47646
TX	1FBNE31L86HB31483
TX	1GBJC39D47E169538
TX	1GCHK23D57F158218
VA	1GBKC34F1XF027915
VT	1GDM7H1JXNJ519394
VT	1GKEK63U14J137132
VT	1XKWDR0X1TJ724797
WI	1GCHK29658E179134
WI	JTEES42A982068404
WI	1HSHGAER7SH660849
WI	1M2AA05Y8LW005198
WI	2GCEK13T851239738
WI	2GCEK13T351139708
WI	1GNFK130X7R114901
OK	1FTSX21R48EB94074
NY	1GBHK24U77E110910
NY	1GCHK23216F133152
NY	1GCHK23286F125050
NY	1GCHK232X6F106659
NY	1GCHK23D36F219452
NY	2GCEK19C581141780
GA	1FTSX21R48EB94074
GA	1FDSE35P66DA94528
NY	1FTSX21P86EC89197
NY	1GTHK29U77E129347
WI	1NKWX8EX65J098233
NY	1FDXF47Y16EA34178
NY	1FVHBXAK63HL12081
NY	1HTSDAAR31H321424
NY	C12411623
MI	1FDSE35P68DA62889
MI	1FTSS34P98DA66689

State	VIN
NY	1FVHBXAK21HG77468
FL	1FTSX21R88EB76077
NY	1FDAW57P16EA31896
NY	1FDWW37P66ED52763
NY	1FDWX37P06EA86265
NY	1FDWX37P36ED92098
NY	1FDWX37P46EA48005
NY	1FDWX37P46EA90514
NY	1FDWX37P96EA86264
NY	1FDXW47R18EE17324
NY	1FDXW47R38EE17325
NY	1FDXW47R58EE17326
NY	1FDXW47R88EE17322
NY	1FDXW47RX8EE17323
NY	1GBM7H1J5TJ107194
NY	1FDWX37P76EB35526
NY	3GNFK16Z45G225046
NY	1FMCU92Z96KD18256
NY	1FMCU93186KC13622
NY	1FMYU92Z06KC14812
NY	1FMYU92Z06KC73102
NY	1FMYU92Z06KC95178
NY	1FMYU92Z16KB34970
NY	1FMYU93176KD25964
NY	1FMYU93196KD25951
NY	1FMYU93Z76KD10483
NY	1J8HR58235C574201
NY	2CNDL23F656199618
NY	1FMCU92Z56KC25671
NY	1FMEU73E76UA39501
NY	1FDAF56P66EB46933
NY	1FMCU92Z97KA12210
NY	1FMCU931X7KA12211
NY	1FMEU73836UA39585
NY	1GKDT13S052155028
NY	1GKDT13S352151653
NY	1GKDT13SX52349730
NY	1GTHK29U25E202377
NY	1GTHK29U35E343829
NY	2C3KA53G16H198270
NY	3GNEK12T34G224742

SCHEDULE 2.01
Commitments
Revolving Commitments

		Applicable
Lender	Revolving Commitment	Percentage
Crédit Agricole Corporate and Investment Bank	$37,500,000.00	21.43%
UBS Loan Finance LLC	$30,000,000.00	17.14%
Bank of Nova Scotia	$25,000,000.00	14.29%
Capital One N.A.	$25,000,000.00	14.29%
Natixis	$25,000,000.00	14.29%
Credit Suisse AG, Cayman Islands Branch	$22,500,000.00	12.86%
Amegy Bank National Association	$10,000,000.00	5.71%

Total:	$175,000,000.00	100%
Term Commitments

		Applicable
Lender	Revolving Commitment	Percentage
Crédit Agricole Corporate and Investment Bank	$240,000,000.00	80.00%
UBS Loan Finance LLC	$60,000,000.00	20.00%

Total:	$300,000,000.00	100%

SCHEDULE 4.08
Litigation

	Legal Matter	Company
1	Dispute with West African Gas Pipeline Company Limited (“WAPCo”) that may result in litigation between WAPCo and Willbros Global Holdings, Inc., a Panamanian entity (“WGHI”), under English law in the London High Court to determine the enforceability, in whole or in part, of WGHI’s parent company guarantee with respect to the performance of work related to a pipeline project in Nigeria and Ghana.. Please refer to the WGI’s 2009 Annual Report on Form 10-K and Quarterly Report of Form 10-Q for more information.	Willbros Global Holdings, Inc. (“WGHI”)

2	Arbitration involving breach of contract and termination for cause claims by TransCanada Pipelines, Ltd. in respect of a facility construction contract. Please refer to the WGI’s 2009 Annual Report on Form 10-K and Quarterly Report of Form 10-Q for more information.	Willbros Construction (U.S.), LLC (“Willbros Construction”)

3	Deferred Prosecution Agreement with United States Department of Justice in respect of its investigation into WGI and WII for violations by former employees of the Foreign Corrupt Practices Act of 1977. Please refer to the WGI’s 2009 Annual Report on Form 10-K and Quarterly Report of Form 10-Q for more information.	WGI and Willbros International, Inc.(“WII”)

4	Settlement with the Securities and Exchange Commission resolving the SEC’s investigation of FCPA and Securities Act of 1933 and the Securities Exchange Act of 1934 violations. Please refer to the WGI’s 2009 Annual Report on Form 10-K and Quarterly Report of Form 10-Q for more information.	WGI and WII

5	Labor claims from Union CLAC Against EnCana and Third Party Claim from EnCana against Willbros Canada	Willbros Canada

6	Sterling Construction vs. Willbros Engineers, Inc. et al., U.S.D.C. Colorado, No. 09-cv-02224-MSK-MJW	Willbros Engineers, Inc. (“WEI”)

7	Louisiana Crawfish Producers Association — West, et al. vs. Amerada Hess Corporation, et al., District Court, St Martin Parish, Louisiana	Willbros Construction

8	Panhandle Eastern Pipe Line Company LP vs. Acuren Inspection Inc. et al., District Court, Harris County, Texas	WEI

	Legal Matter	Company
9	Maria Garza et al vs. Willbros Group, Inc., Willbros Engineers (U.S.), LLC and Willbros Construction (U.S.), LLC., Harris county District Court	Willbros Construction

10	Margaret Daniels, administratrix of the succession of Darius Clark, deceased; Bridgett Polly a/n/f of Mon’Darius Polly, Ladaria Polly, De’ Asia Polly and Imari Clark v. Willbros USA Inc.; Trunkline Gas Company LLC; Willbros Construction (US) LLC	Willbros Construction/WUSH

11	Alvaro Garza vs. MG Dyess, Willbros USA et al.; Salinas vs. MG Dyess, Willbros USA et al., Rosbel Garza vs. MG Dyess, Willbros USA et al.; Suits pending in Starr County, Texas	Willbros Construction/WUSH

SCHEDULE 4.11
Subsidiaries

	Jurisdiction of
	Incorporation or
Entity Name	Organization	% Equity Interest
0795781 B.C. Ltd	Canada (British Columbia)	100
Construction & Turnaround Services, L.L.C.	Oklahoma, USA	100
Construction & Turnaround Services of California, Inc.	Oklahoma, USA	100
Contratistas Transandinos, S.A.	Colombia	100
Integrated Service Company LLC	Oklahoma, USA	100
Integrated Service Company of Oklahoma, Inc.	Oklahoma, USA	100
Musketeer Oil B.V.	Netherlands	100
P/L Equipment LP	Canada (Alberta)	100
PT Willbros Indonesia	Indonesia	100
W International Limited	Cayman Islands	100
Willbros Africa Limited	Cayman Islands	100
Willbros Canada Holdings ULC	Canada (British Columbia)	100
Willbros (Canada) GP I Limited	Canada (British Columbia)	100
Willbros (Canada) GP III Limited	Canada (British Columbia)	100
Willbros Chile, S.A.	Chile	100
Willbros Construction Services (Canada) L.P.	Canada (Alberta)	100
Willbros Constructors (Cayman) Limited	Cayman Islands	100
Willbros Construction California (U.S.), Inc.	Delaware, USA	100
Willbros Construction (U.S.), LLC	Delaware, USA	100
Willbros Constructors, Inc.	Panama	100
Willbros Contracting Limited	Cyprus	100
Willbros Energy Services Company	Delaware, USA	100
Willbros Engineering & Construction Limited	Canada	100
Willbros Engineers (UAE) Limited	Cayman Islands	100
Willbros Engineers (U.S.), LLC	Delaware, USA	100
Willbros Engineering California (U.S.), Inc.	Delaware, USA	100
Willbros (Overseas) Limited	Cayman Islands	100
Willbros Far East, Inc.	Vanuatu	100
Willbros Far East (PNG) Ltd.	Papua New Guinea	100
Willbros Financial Services Limited	Cayman Islands	100
Willbros Global Holdings, Inc.	Panama	100
Willbros Global Infrastructure Limited	Cayman Islands	100
Willbros Government Holdings (U.S.), LLC	Delaware, USA	100
Willbros Government Services (U.S.), LLC	Delaware, USA	100

	Jurisdiction of
	Incorporation or
Entity Name	Organization	% Equity Interest
Willbros Industrial de Mexico, S. de R.L. de C.V.	Mexico	100
Willbros International Dutch Antilles N.V.	Netherlands Antilles	100
Willbros International Dutch B.V.	The Netherlands	100
Willbros International Dutch II B.V.	The Netherlands	100
Willbros International Equipment (Mauritius) Limited	Mauritius	100
Willbros International Finance & Equipment Limited	Cayman Islands	100
Willbros International Holdings (Nigeria) Limited	Cayman Islands	100
Willbros International, Inc.	Panama	100
Willbros International Papua New Guinea Limited	Papua New Guinea	100
Willbros International Pty Limited	Australia	100
Willbros International Services (Nigeria) Limited	Cayman Islands	100
Willbros Middle East, Inc.	Panama	100
Willbros Middle East Limited	Cayman Islands	100
Willbros Midstream Services (U.S.), LLC	Delaware, USA	100
Willbros Midwest Pipeline Construction (Canada) L.P.	Canada (Alberta)	100
The Oman Construction Company, LLC (Oman)	Oman	49
Willbros (Overseas) Limited	United Kingdom	100
Willbros Pipeline Specialty Services, LLC	Delaware, USA	100
Willbros Project Services (U.S.), LLC	Delaware, USA	100
Willbros Refinery and Maintenance Services (U.S.), LLC	Delaware, USA	100
Willbros Suramerica, S.A.	Panama	100
Willbros Transandina S.A.	Bolivia	100
Willbros (U.K.) Limited	United Kingdom	100
Willbros United States Holdings, Inc.	Delaware, USA	100
Wink Engineering, LLC	Louisiana, USA	100
InfrastruX Group, LLC	Delaware, USA	100
B & H Maintenance and Construction, Inc.	New Mexico, USA	100
Chapman Construction Management Co., Inc.	Texas, USA	100
Chapman Holding Co., Inc.	Nevada, USA	100
Chapman Construction Co., L.P.	Texas, USA	100
GI Acquisition, Inc.	Delaware, USA	100
Gill Electric Management, L.L.C.	Delaware, USA	100
Gill Electric Service, Ltd.	Texas, USA	100
InfrastruX Group Common Paymaster, LLC	Delaware, USA	100
InfrastruX Energy GP, LLC	Delaware, USA	100
InfrastruX Energy LP, LLC	Delaware, USA	100
InfrastruX Hawkeye Holdings, LLC	Delaware, USA	100
Bemis, LLC	Vermont, USA	100
Halpin Line Construction LLC	New York, USA	100
Hawkeye, LLC	New York, USA	100
Premier Utility Services, LLC	New York, USA	100
Lineal Holdings, Inc.	Delaware, USA	100

	Jurisdiction of
	Incorporation or
Entity Name	Organization	% Equity Interest
InterCon Construction, Inc.	Wisconsin, USA	100
InterCon Construction Trucking, Inc.	Wisconsin, USA	100
InterPower Line Services Corporation	Delaware, USA	100
Lineal Industries, Inc.	Pennsylvania, USA	100
Skibeck Pipeline Company, Inc.	New York, USA	100
Skibeck PLC, Inc.	New York, USA	100
Trafford Corporation	Pennsylvania, USA	100
Texas Electric Utility Construction Management, L.L.C.	Texas, USA	100
Texas Electric Utility Construction, Ltd.	Texas, USA	100
Flowers Holding Co., Inc.	Texas, USA	100
Flowers Limited Partner, Inc.	Nevada, USA	100
Flowers Management Co., Inc.	Texas, USA	100
Flowers Construction Co., L.P.	Texas, USA	100
UTILX Corporation	Delaware, USA	100
UtilX Overseas Holdings, Inc.	Delaware, USA	100
UTILX Limited	United Kingdom	100
UTILX India Private Ltd.	India	100
InterCon HDD Construction, Inc.	Canada	100
UtilX Limited Branch (Germany)	Germany	100

SCHEDULE 4.13
Environmental Matters
Please refer to Items 6 and 7 described on Schedule 4.08.

SCHEDULE 4.14
Insurance

Willbros Group, Inc.
Schedule of Insurance Policies
Policy Listing (as of March 2010)
Master Policies

							Estimated
		Policy	Insurance	Description of			Annual Premium (incl. taxes
Coverage		Term	Company	Coverage	Limits	Retention	and surcharges)
General Liability — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	Nat’l Union Fire Ins Co of PA	Covers liability for accidents emanating from operations	$1,000,000 per occ./$10,000,000 general agg./$2,000,000 products agg.	Nil	950,320
General Liability — Domestic FEP	Willbros United States Holdings, Inc.	March 1, 2010-October 31, 2010	Iron Shore Specialty Insurance Company	Covers liability for accidents emanating from operations	$10,000,000 per occurance and in the aggregate	$25,000 each occurrence	409,149
Commercial Automobile — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	New Hampshire Ins Co	Covers liability for accidents involving vehicles and trailers	$1,000,000 per occ.	Liab Nil/PD $1,000<$50,000, $2,500>$50,000	561,028
Work. Comp. Other — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	New Hampshire Ins Co	Covers work related injuries and illnesses	Statutory/$1,000,000 EL	$150,000 each loss	3,196,772
Work. Comp. (NY) — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	Commerce and Industry Ins Co	Covers work related injuries and illnesses	Statutory/$1,000,000 EL	Nil	3,650
Work. Comp. (CA) — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	Nat’l Union Fire Ins Co of PA	Covers work related injuries and illnesses	Statutory/$1,000,000 EL	$150,000 each loss	278,837
Work. Comp. (WI) — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	New Hampshire Ins Co	Covers work related injuries and illnesses	Statutory/$1,000,000 EL	Nil	5,617
Work. Comp. (FL) — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	Illinois National Insurance Co	Covers work related injuries and illnesses	Statutory/$1,000,000 EL	$150,000 each loss	2,394
Work. Comp. (TX) — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	Illinois National Insurance Co	Covers work related injuries and illnesses	Statutory/$1,000,000 EL	$150,000 each loss	550,211
Property Package — Domestic	Willbros United States Holdings, Inc.	March 1, 2010-2011	RLI Insurance Company	Covers Willbros buildings, contents, EDP, equipment	$20,000,000 per occurrence Buildings, Property, EDP/$20,000,000 per occurrence equip.	Buildings $5,000 except $100,000 named storms, flood and quake. Equipment $10,000 except $1,000 employee tools and $50,000 named storms	513,084
Employment Prac. Liab.	Willbros United States Holdings, Inc.	March 1, 2010-2011	ACE American Insurance Company	Covers liability arising out of wrongful employment practices	$5,000,000 per claim and in the agg	$100,000 each loss	46,646
Non Owned Aircraft Liability	Willbros United States Holdings, Inc.	March 1, 2010-2011	Illinois National Insurance Co	Covers hired and chartered aircraft	$10,000,000 per occurance and in the aggregate	Nil	7,225
1997 Learjet 60, N808WG	Willbros United States Holdings, Inc.	December 15, 2009-2010	United States Aircraft Insurance Group	Covers owned aircraft	$100,000,000 Liability incl. Mexico/$7,000,000 Physical Damage	Nil	24,200
Pollution Liability	Willbros Group, Inc.	March 1, 2010-2011	American Int’l Specialty Lns	Broad-form contractors pollution coverage	$5,000,000 per claim and in the agg	$50,000 per claim	303,672
Professional Liability	Willbros Group, Inc.	March 1, 2010-2011	ACE American Insurance Company	Errors and Omissions coverage	$10,000,000 per claim and in the agg	$1,000,000 per claim	695,000
General Liability — Foreign	Willbros Group, Inc. and Willbros International, Inc.	March 1, 2010-2011	Insurance Co of the State of PA	Covers liability for accidents emanating overseas from operations	$1,000,000 per occ./$2,000,000 agg.	Nil	213,500
Commercial Automobile — Foreign	Willbros Group, Inc. and Willbros International, Inc.	March 1, 2010-2011	Insurance Co of the State of PA	Covers liability for accidents involving overseas vehicles and trailers	$1,000,000 per occ.	Nil	30,000
Work. Comp. — Foreign	Willbros Group, Inc. and Willbros International, Inc.	March 1, 2010-2011	Insurance Co of the State of PA	Covers work related injuries and illnesses for overseas employees	Voluntary Statutory Benefits/$1,000,000 EL/$250,000 Excess Repatriation Expense	Nil	323,400
Marine Pkg.	Willbros Group, Inc.	March 1, 2010-2011	Lloyd’s of London	Covers Hull and P&I for owned or chartered vessels, Foreign Equipment, and Cargo	$1,000,000 Marine P&I, Declared Hulls, $25,000,000 equipment, $10,000,000 cargo	$25,000 P&I and Cargo, $37,500 equipment, Nil Hulls	431,254
Political Risk	Willbros Group, Inc.	March 1, 2009-2012	Lloyd’s of London	Covers specific countries for loss from acts of foreign governments and war	$35,000,000 any one location and in all. Country declared Limit.	20% coinsurance after $250,000 each loss	205,371
Umbrella Liability (#1)	Willbros Group, Inc.	March 1, 2010-2011	Iron Shore Specialty Insurance Company/Starr Surplus Lines Insurance Company	Coverage excess of primary liability policies	$20,000,000 per claim and in the agg, 50/50% quota share	Nil/$10,000 per claim SIR	1,300,884
Umbrella Liability (#2)	Willbros Group, Inc.	March 1, 2010-2011	AWAC Allied World Assurance Company/Starr Indemnity & Liability Company	Coverage excess of primary liability policies	$30,000,000 per claim and in the agg., 5/25 quota share	Nil	547,280
Umbrella Liability (#3)	Willbros Group, Inc.	March 1, 2010-2011	ACE American Insurance Company	Coverage excess of primary liability policies	$25,000,000 per claim and in agg	Nil	375,998
Umbrella Liability (#4)	Willbros Group, Inc.	March 1, 2010-2011	Westchester Surplus Lines Insurance Company	Coverage excess of primary liability policies	$25,000,000 per claim and in agg	Nil	236,677
Umbrella Liability (#5)	Willbros Group, Inc.	March 1, 2010-2011	AXIS, Endurance, Liberty Mutual, XL Insurance Company	Coverage excess of primary liability policies	$100,000,000 per claim and in agg., 25% quota share each	Nil	577,005
Special Crime	Willbros Group, Inc.	September 1, 2007-2010	National Union Fire Ins Co	Covers special crime	$20,000,000 each loss	Nil	41,868
Directors & Officers (#1)	Willbros Group, Inc.	November 12, 2009-2010	Illinois National Insurance Co	Covers Directors & Officers and Willbros for liabilities arising out of D&O decisions and actions	$10,000,000 per claim and in the agg	Nil Individual/$500,000 all other	209,600
Directors & Officers (#2)	Willbros Group, Inc.	November 12, 2009-2010	Federal Insurance Company	Covers D&O and entity liability on an excess basis	$10,000,000 per claim and in the agg	Nil	157,200
Directors & Officers (#3)	Willbros Group, Inc.	November 12, 2009-2010	St. Paul Mercury Ins Co	Covers D&O and entity liability on an excess basis	$5,000,000 per claim and in the agg	Nil	63,240
Directors & Officers (#4)	Willbros Group, Inc.	November 12, 2009-2010	Allied World Assurance Co	Covers D&O and entity liability on an excess basis	$5,000,000 per claim and in the agg	Nil	50,220
Directors & Officers (#5)	Willbros Group, Inc.	November 12, 2009-2010	U.S. Specialty Ins Co	Covers D&O and entity liability on an excess basis	$5,000,000 per claim and in the agg	Nil	41,850
Directors & Officers (#6)	Willbros Group, Inc.	November 12, 2009-2010	Monitor Liability Managers, Insurance	Covers D&O and entity liability on an excess basis	$5,000,000 per claim and in the agg	Nil	38,130
Directors & Officers (#7)	Willbros Group, Inc.	November 12, 2009-2010	RSUI Indemnity Company	Covers D&O and entity liability on an excess basis	$5,000,000 per claim and in the agg	Nil	37,200
Directors & Officers (#8)	Willbros Group, Inc.	November 12, 2009-2010	North River Ins Co	Covers D&O and entity liability on an excess basis	$5,000,000 per claim and in the agg	Nil	32,550
Directors & Officers Side A (#1)	Willbros Group, Inc.	November 12, 2009-2010	ACE American Insurance Co	Covers individual D&O’s	$5,000,000 per claim and in the agg	Nil	37,500
Directors & Officers Side A (#2)	Willbros Group, Inc.	November 12, 2009-2010	Beazley Insurance Co Inc	Covers individual D&O’s on excess basis	$5,000,000 per claim and in the agg	Nil	32,550
Fiduciary (#1)	Willbros Group, Inc.	November 12, 2009-2010	Illinois National Insurance Co	Covers alleged wrongful acts of fiduciaries	$5,000,000 per claim and in the agg	$500,000 per claim	25,000
Fiduciary (#2)	Willbros Group, Inc.	November 12, 2009-2010	Federal Insurance Company	Covers alleged wrongful acts of fiduciaries	$5,000,000 per claim and in the agg	Nil	17,500
Fiduciary (#3)	Willbros Group, Inc.	November 12, 2009-2010	ACE American Insurance Co	Covers alleged wrongful acts of fiduciaries	$5,000,000 per claim and in the agg	Nil	15,000
Crime	Willbros Group, Inc.	November 12, 2009-2010	National Union Fire Ins Co of PA	Covers employee dishonesty, theft, forgery, etc.	$15,000,000 per claim and in the agg	$250,000 per claim	84,943
InServ Policies

							Estimated
		Policy	Insurance	Description of			Annual Premium (incl. taxes
Coverage		Term	Company	Coverage	Limits	Retention	and surcharges)
Builders Risk (Tank Division)	Integrated Service Company LLC	January 1, 2009-2012	Hiscox, Inc.	Covers client’s for damage to their property while in course of construction	$10,000,000 each loss (subject to replacement cost and sublimits)	$25,000 each loss except Windstorm/Earthquake	70,969
Medical Professional Liability	Integrated Service Company LLC	January 1, 2010-2011	Evanston Insurance Company	Medical malpractice by paramedics/EMT’s	$1,000,000 per occurrence/$3,000,000 in the aggregate	$2,500 each loss	4,823
Storage Tank Liability (Tank Guard)	Willbros Government Services (U.S.), LLC	October 15-2009-2010	Commerce and Industry Ins Co	Covers specialty liability coverage	$1,000,000 per occurrence/$2,000,000 in the aggregate	$25,000 per claim	3,391
Canada (in US$)

							Estimated
			Insurance	Description of			Annual Premium (incl. taxes
Coverage			Company	Coverage			and surcharges)
Commercial Property Package	Willbros Canada Holdings ULC, Willbros (Canada) GP I Limited, 0795781 B.C. Ltd., Willbros (Canada) GP III Limited, Willbros Construction Services (Canada) L.P., Willbros Midwest Pipeline Construction (Canada) L.P., P/L Equipment LP	November 1, 2009-2010	AVIVA	Covers buildings and contents with sublimits for various related coverages, contractor’s equipment	Prop. CAD18.2m, Equip CAD56.0m, Misc. Tools CAD0.4m	CAD2,500 (flood 25k, earthquake 3% or 50k, equip 2% or 2.5k	240,756
Business Automobile	Willbros (Canada) GP I Limited, Willbros (Canada) GP III Limited	November 1, 2009-2010	AVIVA	Covers liability for accidents involving vehicles and trailers	CAD1,000,000 per occ.	CAD5,000 collision, CAD500 comprehensive for light	209,357
Commercial General Liability, CDN2m	Willbros Canada Holdings ULC, Willbros (Canada) GP I Limited, 0795781 B.C. Ltd., Willbros (Canada) GP III Limited, Willbros Construction Services (Canada) L.P., Willbros Midwest Pipeline Construction (Canada) L.P., P/L Equipment LP	November 1, 2009-2010	Lombard	Covers liability for accidents emanating from company premises and operations, covers non-owned rental vehicles	CAD2,000,000 per occurrence and in the aggregate	CAD10,000	198,941
Umbrella Excess Liability, CDN3m	Willbros Canada Holdings ULC, Willbros (Canada) GP I Limited, 0795781 B.C. Ltd., Willbros (Canada) GP III Limited, Willbros Construction Services (Canada) L.P., Willbros Midwest Pipeline Construction (Canada) L.P., P/L Equipment LP	November 1, 2009-2010	Lombard	Covers Canadian primary liability policies	CAD3,000,000 per occurrence and in the aggregate	Nil/CAD10,000 SIR	65,133
Note: There are also local placements in Libya, and Oman to meet admitted requirements.

SCHEDULE 6.01
Existing Liens

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Chapman Construction Co., L.P.	Hibernia National	TX	UCC/ Fed	06-0007176592	3/03/06	Equipment
Bank

Chapman Construction Co., L.P.	Holt Cat	TX	UCC/ Fed	06-0011959778	4/10/06	Equipment

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	07-0028879223	8/23/07	Equipment

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	07-0032498750	9/21/07	Equipment

Chapman Construction Co., L.P.	Altec Capital	TX	UCC/ Fed	08-0028877525	8/28/08	Equipment
Services, LLC

Chapman Construction Co., L.P.	Altec Capital	TX	UCC/ Fed	08-0028878102	8/28/08	Equipment
Services, LLC

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	08-0029813596	9/08/08	Equipment

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	08-0034215477	10/20/08	Equipment

Chapman Construction Co., L.P.	TFS Capital	TX	UCC/ Fed	09-0007568318	3/18/09	Equipment
Solutions

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0008472171	3/26/09	Equipment

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0010783321	4/16/09	Equipment

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0011898581	4/27/09	Equipment

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0016133750	7/08/09	Equipment

Chapman Construction Co., L.P.	TFS Capital Funding	TX	UCC/ Fed	09-0017267022	7/18/09	Equipment

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Chapman Construction Co., L.P.	Holt Cat	TX	UCC/ Fed	09-0021087390	7/27/09	Equipment

Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0021407063	7/29/09	Equipment

Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0025146289	9/08/09	Equipment

Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0027451836	9/30/09	Equipment

Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0027452079	9/30/09	Equipment

Chapman Construction Co., L.P.	General Electric Capital Corporation	TX	UCC/ Fed	09-0028565419	10/13/09	Equipment

Chapman Construction Co., L.P.	Caterpillar Financial Services Corporation	TX	UCC/ Fed	09-0029036291	10/19/09	Equipment

Flowers Construction Co., Inc. [sic]	RDO Equipment Co.	TX	UCC/ Fed	06-0035279951	10/25/06	Equipment

InterCon Construction, Inc.	Vermeer-Wisconsin, Inc.; GE Commercial Distribution Finance Corporation	WI	UCC/ Fed	070009169025/ 070009276630 (collateral assignment)	6/26/07 / 6/28/07	Inventory

InterCon Construction, Inc.	Key Equipment Finance, Inc.	WI	UCC/ Fed	070016268932	11/27/07	Equipment

Bemis, LLC	Commerce Commercial Leasing, LLC	VT	UCC	06-199637	6/15/06	Equipment

Bemis, LLC	Commerce Commercial Leasing, LLC	VT	UCC	06-200994	7/27/06	Equipment

Bemis, LLC	Key Equipment Finance Inc.	VT	UCC	07-206283	2/27/07	Equipment

Bemis, LLC	Commerce Commercial	VT	UCC	07-208706	5/17/07	Equipment
Leasing, LLC

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Skibeck Pipeline Company, Inc.	Blanchard Machinery	NY	UCC/ Fed	200606065549081	6/06/06	Equipment
	Company

Skibeck Pipeline Company, Inc.	Blanchard Machinery	NY	UCC/ Fed	200606065549132	6/06/06	Equipment
	Company

Skibeck Pipeline Company, Inc.	Blanchard Machinery	NY	UCC/ Fed	200606065549170	6/06/06	Equipment
	Company

Skibeck Pipeline Company, Inc.	Blanchard Machinery	NY	UCC/ Fed	200606065549221	6/06/06	Equipment
	Company

Skibeck Pipeline Company, Inc.	Blanchard Machinery	NY	UCC/ Fed	200606065549269	6/06/06	Equipment
	Company

Skibeck Pipeline Company, Inc.	Blanchard Machinery	NY	UCC/ Fed	200606065549283	6/06/06	Equipment
	Company

Skibeck Pipeline Company, Inc.	Blanchard Machinery	NY	UCC/ Fed	200607195716112	7/19/06	Equipment
	Company

Skibeck Pipeline Company, Inc.	Cleveland Brothers	NY	UCC/ Fed	200808058316380	8/05/08	Equipment
	Equipment Co., Inc.

Halpin Line Construction LLC	Associates First	NY	UCC/ Fed	200307181347179;	7/18/03;	Equipment
	Capital Corp			200802135153677	2/13/08
				(continuation)

Halpin Line Construction LLC	Associates First	NY	UCC/ Fed	200307181348119;	7/18/03;	Equipment
	Capital Corp			200801225057911	1/22/08
				(continuation)

Halpin Line Construction LLC	General Electric	NY	UCC/ Fed	200412306085533;	12/30/04;	Equipment
	Capital Corporation			200909245862249	9/24/09
				(continuation)

Halpin Line Construction LLC	Financial Federal	NY	UCC/ Fed	200512191334814	12/19/05	Equipment
	Credit Inc.

Halpin Line Construction LLC	General Electric	NY	UCC/ Fed	200601060016948;	1/06/06;	Equipment
	Capital Corporation			200601170049281 (Filing Officer Statement)	1/17/06

Halpin Line Construction LLC	Financial Federal	NY	UCC/ Fed	200604280364606	4/28/06	Equipment
	Credit Inc.

Hawkeye, LLC	General Electric Capital Corporation	NY	UCC/ Fed	20050225164011; 200910295973300	2/25/05; 10/29/09	Equipment
				(continuation)

Hawkeye, LLC	General Electric	NY	UCC/ Fed	200504015279400	4/01/05	Equipment
	Capital Corporation

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Hawkeye, LLC	CIT Bank	NY	UCC/ Fed	200505245461433	5/24/05	Computer Equipment

Hawkeye, LLC	Associates First	NY	UCC/ Fed	200505255461891	5/25/05	Equipment
	Capital Corp

Hawkeye, LLC	Associates First	NY	UCC/ Fed	200505260645088	5/26/05	Equipment
	Capital Corp

Hawkeye, LLC	CIT Bank	NY	UCC/ Fed	200505275474094	5/27/05	Equipment

Hawkeye, LLC	General Electric	NY	UCC/ Fed	200506220719938	6/22/05	Office Equipment
	Capital Corporation

Hawkeye, LLC	Dell Financial Services, L.P.	NY	UCC/ Fed	200508035691014	8/03/05	Computer Equipment

Hawkeye, LLC	CNH capital America	NY	UCC/ Fed	200509215831872; 200602065121986; 200603015201736; 200604105339106	9/21/05; 2/06/06; 3/01/06; 4/10/06	Equipment (added equipment)
				(amendment)

Hawkeye, LLC	Dell Financial	NY	UCC/ Fed	200510075886705	10/07/05	Computer Equipment
	Services, L.P.

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200510271152568	10/27/05	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200512061292944	12/06/05	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200512061293011	12/06/05	Equipment
	Leasing, LLC

Hawkeye, LLC	Dell Financial	NY	UCC/ Fed	200512096077672	12/09/05	Computer Equipment
	Services, L.P.

Hawkeye, LLC	Altec Capital	NY	UCC/ Fed	200512136082925	12/13/05	Equipment
	Services, LLC

Hawkeye, L.L.C. [sic]	Altec Capital	NY	UCC/ Fed	200512136082963	12/13/05	Equipment
	Services, LLC

Hawkeye, L.L.C. [sic]	Altec Capital	NY	UCC/ Fed	200512136082987	12/13/05	Equipment
	Services, LLC

Hawkeye, L.L.C. [sic]	Altec Capital	NY	UCC/ Fed	200512136083016	12/13/05	Equipment
	Services, LLC

Hawkeye, L.L.C. [sic]	Altec Capital	NY	UCC/ Fed	200512136086884	12/13/05	Equipment
	Services, LLC

Hawkeye, LLC	Financial Federal	NY	UCC/ Fed	200512191334888	12/19/05	Equipment
	Credit Inc.

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200601060017623	1/06/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200601060017635	1/06/06	Equipment
	Leasing, LLC

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Hawkeye, LLC	Dell Financial	NY	UCC/ Fed	200601065019913	1/06/06	Computer
[sic]	Services, L.P.					Equipment

Hawkeye, LLC	General Electric	NY	UCC/ Fed	200601090027377	1/09/06	Equipment
	Capital Corporation

Hawkeye, LLC	Dell Financial	NY	UCC/ Fed	200601305101200	1/30/06	Computer
[sic]	Services, L.P.					Equipment

Hawkeye, LLC	General Electric	NY	UCC/ Fed	200602060123288	2/06/06	Equipment
	Capital Corporation

Hawkeye, LLC	Dell Financial	NY	UCC/ Fed	200602065123649	2/06/06	Computer
[sic]	Services, L.P.					Equipment

Hawkeye, LLC	Dell Financial	NY	UCC/ Fed	200602065123699	2/06/06	Computer
[sic]	Services, L.P.					Equipment

Hawkeye, LLC	Dell Financial	NY	UCC/ Fed	200602235181154	2/23/06	Computer
	Services, L.P.					Equipment

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200603020196312	3/02/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200603020196350	3/02/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200604190336280	4/19/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200604190336355	4/19/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200604190336519	4/19/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200606200511760;	6/20/06; 3/30/07	Equipment
	Leasing, LLC			200703305350392		(added
				(amendment)		equipment)

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200606200511784	6/20/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200607255736458	7/25/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200607275743229	7/27/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200607275743243	7/27/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Bank of America	NY	UCC/ Fed	200608245836878	8/24/06	Equipment
	Leasing & Capital,
	LLC

Hawkeye, LLC	Bank of America	NY	UCC/ Fed	200610035964882	10/03/06	Equipment
	Leasing & Capital,
	LLC

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Hawkeye, LLC	Bank of America	NY	UCC/ Fed	200610035965492	10/03/06	Equipment
	Leasing & Capital,
	LLC

Hawkeye, LLC	Bank of America	NY	UCC/ Fed	200610035966393	10/03/06	Equipment
	Leasing & Capital,
	LLC

Hawkeye, LLC	Bank of America	NY	UCC/ Fed	200610035966533	10/03/06	Equipment
	Leasing & Capital,
	LLC

Hawkeye, LLC	Bank of America	NY	UCC/ Fed	200610050804162	10/05/06	Equipment
	Leasing & Capital,
	LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200610186016710	10/18/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200610246032856	10/24/06	Equipment
	Leasing, LLC

Hawkeye, LLC	Commerce Commercial Leasing, LLC	NY	UCC/ Fed	200703265322724; 201003185243598	3/26/07; 3/18/10	Equipment (added equipment)
				(amendment)

Hawkeye, LLC	Commerce Commercial Leasing, LLC	NY	UCC/ Fed	200705175498124; 200707275727710; 200710296050642 (amendment)	5/17/07; 7/27/07; 10/29/07	Equipment (added equipment)

Hawkeye, LLC	Commerce Commercial	NY	UCC/ Fed	200705175498364;	5/17/07;	Equipment (added
	Leasing, LLC			200707275727568 (amendment)	7/27/07	equipment)

Hawkeye, L.L.C. [sic]	Altec Capital	NY	UCC/ Fed	200705255524798	5/25/07	Equipment
	Services, LLC

Hawkeye, LLC	Altec Capital	NY	UCC/ Fed	200706080465464	6/08/07	Equipment
	Services, LLC

Hawkeye, LLC	Bank of America	NY	UCC/ Fed	200706285634105	6/28/07	Equipment
	Leasing & Capital,
	LLC

Hawkeye, LLC	Altec Capital	NY	UCC/ Fed	200805055492294	5/05/08	Equipment
	Services, LLC

Hawkeye, LLC	Altec Capital	NY	UCC/ Fed	200807225826964	7/22/08	Equipment
	Services, LLC

Hawkeye, LLC	Altec Capital	NY	UCC/ Fed	200807225827031	7/22/08	Equipment
	Services, LLC

Hawkeye, LLC	People’s Capital	NY	UCC/ Fed	200901160032456;	1/16/09;	Equipment (added
	and Leasing Corp.			200902260115342 (amendment)	2/26/09	equipment)

Hawkeye, LLC	Carter Machinery	NY	UCC/ Fed	200908100462550	8/10/09	Equipment
	Co., Inc.

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Hawkeye, LLC	Carter Machinery	NY	UCC/ Fed	200909290559912	9/29/09	Equipment
	Co., Inc.

Hawkeye, LLC	Carter Machinery	NY	UCC/ Fed	201003100125749	3/10/10	Equipment
	Co., Inc.

Trafford Corporation	Citicapital	PA	UCC	2007032101907	3/21/07	Equipment
	Commercial
	Corporation

Trafford Corporation	Citicapital	PA	UCC	2007032101969	3/21/07	Equipment
	Commercial
	Corporation

Trafford Corporation	Citicapital	PA	UCC	2007071106358	7/11/07	Equipment
	Commercial
	Corporation

Trafford Corporation	Citicapital	PA	UCC	2007071106663	7/11/07	Equipment
	Commercial
	Corporation

Trafford Corporation	Citicapital	PA	UCC	2007072302850	7/23/07	Equipment
	Commercial
	Corporation

Trafford Corporation	Citicapital	PA	UCC	2008013100915	1/21/08	Equipment
	Commercial
	Corporation

Trafford Corporation	Citicapital	PA	UCC	2008012100939	1/21/08	Equipment
	Commercial
	Corporation

Trafford Corporation	Citicapital Commercial Corporation	PA	UCC	2008012100953; 2008082500830	1/21/08; 8/25/08	Equipment (restated collateral description)

Lineal Industries, Inc.	Citicapital	PA	UCC	2007032407020	3/22/07	Equipment
	Commercial
	Corporation

Lineal Industries, Inc.	CNH Capital America	PA	UCC	2007041900356	4/19/07	Equipment
	LLC

Lineal Industries, Inc.	John Deere	PA	UCC	2007050403149	5/03/07	Equipment
	Construction &
	Forestry Company

Lineal Industries, Inc.	Caterpillar	PA	UCC	2007052905260	5/29/07	Equipment
	Financial Services
	Corporation

Lineal Industries, Inc.	Cleveland Brothers	PA	UCC	2008080507666	8/05/08	Equipment
	Equipment Co., Inc.

Lineal Industries, Inc.	Doyle Equipment	PA	UCC	2008102104671	10/21/08	Equipment
	Company

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Wink Companies, LLC	Hibernia National	LA	UCC/ Fixture/Fed	36-813064; 36-845943 (name	4/13/05;	Equipment
	Bank			change, Wink, Incorporated	4/11/06
to Wink Companies, LLC)

Wink Companies, LLC	Hibernia National	LA	UCC/ Fixture/Fed	36-820476; 36-845944 (name	5/31/05;	Equipment
	Bank			change, Wink, Incorporated	4/11/06
to Wink Companies, LLC)

Wink Companies, LLC	Hibernia National	LA	UCC/ Fixture/Fed	36-823963; 36-845945 (name	6/20/05;	Equipment
	Bank			change, Wink, Incorporated	4/11/06
to Wink Companies, LLC)

Wink Companies, LLC	Hibernia National	LA	UCC/ Fixture/Fed	36-824068; 36-845946;	6/20/05;	Equipment
	Bank			36-999895 (name change,	4/11/06;
				Wink, Incorporated to Wink	2/12/10
Companies, LLC;
continuation)

Wink Companies, LLC	Hibernia National	LA	UCC/ Fixture/Fed	36-828975; 36-845947 (name	7/25/05;	Equipment
	Bank			change, Wink, Incorporated	4/11/06
to Wink Companies, LLC)
Wink Incorporated	Hewlett Packard	LA	UCC/ Fixture/Fed	01-051947	11/02/05	Equipment
Financial Services
Company

Wink Incorporated	Ervin Leasing Co.	LA	UCC/ Fixture/Fed	17-1289563	11/14/05	Equipment

Wink Companies, LLC	Capital One, NA	LA	UCC/ Fixture/Fed	09-1052388; 09-1058388;	12/22/05;	Equipment
				09-1058389 (Secured party	5/08/06;
				changed from Hibernia, NA;	5/08/06
name change, Wink,
Incorporated to Wink
Companies, LLC)

Wink Companies, LLC	Capital One, NA	LA	UCC/ Fixture/Fed	09-1052720;	12/30/05;	Equipment
				09-1058386; 09-1058387 (Secured party	5/08/06; 5/08/06
changed from Hibernia, NA;
name change, Wink,
Incorporated to Wink
Companies, LLC)

Wink Companies, LLC	Hewlett Packard	LA	UCC/ Fixture/Fed	17-1301641	8/09/06	Equipment
Financial Services
Company
Wink Companies, LLC	Capital One, NA	LA	UCC/ Fixture/Fed	17-1305979	11/29/06	Equipment

Wink Companies, LLC	Hibernia National	LA	UCC/Fixture/Federal	26-291287	4/12/06	Equipment
	Bank		Lien

Wink Companies, LLC	Hibernia National	LA	UCC/Fixture/Federal	26-291288	4/12/06	Equipment
	Bank		Lien

Wink Companies, LLC	Hibernia National	LA	UCC/Fixture/Federal	26-291430	4/24/06	Equipment
	Bank		Lien

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-291760	5/16/06	Equipment
	National		Lien
Association

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Wink, Incorporated	Hibernia National	LA	UCC/Fixture/Federal	26-291761	5/16/06	Equipment
	Bank		Lien

Wink, Incorporated	Hibernia National	LA	UCC/Fixture/Federal	26-292002	6/02/06	Equipment
	Bank		Lien

Wink, Incorporated	Hibernia National	LA	UCC/Fixture/Federal	26-292004	6/02/06	Equipment
	Bank		Lien

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-293542	9/21/06	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-296153	4/18/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-296154	4/18/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-296809	5/29/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-296810	5/29/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-296811	5/29/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-296812	5/29/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-296813	5/29/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-298351	9/17/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-299077	11/07/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-299078	11/07/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-299081	11/08/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-299523	12/17/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-299524	12/17/07	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-300937	4/02/08	Equipment
	National		Lien
Association

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-301083	4/14/08	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-301514	5/09/08	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-303747	9/18/08	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-305413	1/14/09	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-306332	3/10/09	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-306404	3/16/09	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-306591	3/31/09	Equipment
	National		Lien
Association

Wink Companies, LLC	Capital One,	LA	UCC/Fixture/Federal	26-306806	4/09/09	Equipment
	National		Lien
Association

Willbros Construction (U.S.), LLC	Caterpillar	DE	UCC/ Fed	63798212;	10/31/06;	Equipment
	Financial Services Corporation			80378693 (Amendment: name change	1/31/08
from Willbros RPI, Inc.)

Willbros Construction (U.S.), LLC	First National Capital Corporation	DE	UCC/ Fed	72548088; 72562345;	7/50/07; 7/06/07;	Equipment
				73093605; 73146692;	8/14/07; 8/17/07;
				73379921; 73803466;	9/05/07; 10/09/07;
				80750255 (Amendments:	2/29/08
added Equipment, Name
changed from Willbros RPI, Inc.)

Willbros Construction (U.S.), LLC	Merrill Lynch Capital	DE	UCC/ Fed	72922821; 80442085	10/20/07; 1/11/08	Equipment
(Amendment: name change
from Willbros RPI, Inc.)

Willbros Construction (U.S.), LLC	Caterpillar	DE	UCC/ Fed	74876230; 80376531	12/27/07; 1/31/08	Equipment
	Financial Services			(Amendment: name change
	Corporation			from Willbros RPI, Inc.)

Willbros Construction (U.S.), LLC	Caterpillar	DE	UCC/ Fed	74876503; 80376358	12/27/07; 1/31/08	Equipment
	Financial Services			(Amendment: name change
	Corporation			from Willbros RPI, Inc.)

Willbros Construction (U.S.), LLC	Caterpillar	DE	UCC/ Fed	74876602; 80376150	12/27/07; 1/31/08	Equipment
	Financial Services			(Amendment: name change
	Corporation			from Willbros RPI, Inc.)

Willbros Construction (U.S.), LLC	Caterpillar Financial Services	DE	UCC/ Fed	74876685; 80376093	12/27/07; 1/31/08	Equipment
	Corporation			(Amendment: name change
from Willbros RPI, Inc.)

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80369353; 80375590	1/30/08; 1/31/08	Equipment
LLC	Financial Services			(Amendment: name change
	Corporation			from Willbros RPI, Inc.)

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80552172	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80552412	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80552453	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80552529	2/14/08	Equipment
LLC.	Financial Services
	Corporation
Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80552552	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80553295	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80554707	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80554848	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80554897	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80555233	2/14/08	Equipment
LLC.	Financial Services
	Corporation
Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80555498	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80555696	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80555753	2/14/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80639938	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80639946	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80639961	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80640001	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80640035	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80640043	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80640050	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Caterpillar	DE	UCC/ Fed	80640076	2/21/08	Equipment
LLC.	Financial Services
	Corporation

Willbros Construction (U.S.),	Deere Credit, Inc.	DE	UCC/ Fed	81199585	4/07/08	Equipment
LLC

Willbros Construction (U.S.),	Deere Credit, Inc.	DE	UCC/ Fed	81199635	4/07/08	Equipment
LLC

Willbros Construction (U.S.),	Deere Credit, Inc.	DE	UCC/ Fed	81199684	4/07/08	Equipment
LLC

Willbros Construction (U.S.),	Deere Credit, Inc.	DE	UCC/ Fed	81199734	4/07/08	Equipment
LLC

Willbros Construction (U.S.),	Deere Credit, Inc.	DE	UCC/ Fed	81199809	4/07/08	Equipment
LLC

Willbros Construction (U.S.),	Deere Credit, Inc.	DE	UCC/ Fed	81199833	4/07/08	Equipment
LLC

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
WILL BROS CONSTRUCTION US LLC	U.S. Bancorp	DE	UCC/ Fed	90678505	3/03/08	Informational Purpose – serial
numbers

B & H Maintenance and	Deere Credit, Inc.	NM	UCC/Financing	20060005852K	3/27/06	Equipment
Construction, Inc.			Statement

B & H Maintenance and	Deere Credit, Inc.	NM	UCC/Financing	20060005854A	3/27/06	Equipment
Construction, Inc.			Statement

B & H Maintenance and	Deere Credit, Inc.	NM	UCC/Financing	20060005857E	3/27/06	Equipment
Construction, Inc.			Statement

B & H Maintenance and	Deere Credit, Inc	NM	UCC/Financing	20060005968H	3/28/06	Equipment
Construction, Inc			Statement

B & H Maintenance & Construction, Inc.	Excel Machinery LTD	New Mexico	UCC/Financing Statement	20060020270M	10/18/06	Equipment

B & H Maintenance	CitiCapital	NM	UCC/Financing	20060021003F	10/31/06	Equipment
Construction, Inc.	Commercial		Statement
Corporation

B & H Maintenance	CitiCapital	NM	UCC/Financing	20060021401H	11/03/06	Equipment
Construction, Inc.	Commercial Leasing		Statement
Corporation

B & H Maintenance Const	Wagner Equipment Co.	New Mexico	UCC/Financing Statement	20080011450B	6/18/08	Equipment

B & H Maintenance &	Lone Star Machinery	U.S.A.	UCC/Financing	20080013600A	7/15/08	Equipment
Construction	Co., Inc.		Statement

B & H Maintenance &	Tom Growney	NM	UCC/Financing	20080018002B	9/19/08	Equipment
Construction	Equipment, Inc.		Statement

B & H Maintenance & Construction	Wagner Equipment Co.	New Mexico	UCC/Financing Statement	20080022521C	12/04/08	Equipment

B & H Maintenance and	CNH Capital America	NM	UCC/Financing	20090004561J	3/21/09	Equipment
Construction, Inc.	LLC		Statement

B & H Maintenance and	CNH Capital America	NM	UCC/Financing	20090004562K	3/21/09	Equipment
Construction, Inc.	LLC		Statement

UTILIX Corporation	Altex Capital	DE	UCC/Federal	1153486 1; 6339030 9	10/29/01; 9/29/06	Equipment
	Services, LLC		Lien/Financing	(continuation)
Statement

Utilix Corporation	CitiCapital	Delaware	UCC/Federal	2017420 5; 6215204 9	12/21/01;	Equipment
	Commercial Leasing		Lien/Financing	(continuation)
	Corporation		Statement

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Utilix Corporation	Gelco Corporation	DE	UCC/Federal	2222742 3; 3329239 1	8/29/02;	Equipment
	dba GE Fleet		Lien/Financing	(assignment from	12/15/03;
	Services		Statement	CitiCapital Commercial	6/01/07
Leasing Corporation): 2007
2057940 (continuation)

Texas Electric Utility	Bankers Trust Co.	TX	UCC/Federal	98-160141;	8/06/98;	Equipment
Construction, Inc. [sic]	as Custodian of		Lien/Financing	03-00356446 (continuation);	7/25/03;
	Trustee		Statement	08-00161046 (continuation)	5/09/08

Texas Electric Utility	Wells Fargo	TX	UCC/Federal	05-0013399929	4/29/05	Equipment
Construction, LTD.	Equipment Finance,		Lien/Financing
	Inc.		Statement

Texas Electric Utility	Greater Bay Bank	TX	UCC/Federal	07-0001484680	1/12/07	Equipment
Construction LTD	N.A.		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011098612	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011099299	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011128222	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011128333	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011128555	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011128666	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011128777	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Komatsu Financial	TX	UCC/Federal	07-0011128999	4/03/07	Equipment
Construction, LTD.	Limited Partnership		Lien/Financing
Statement

Texas Electric Utility	Continental	TX	UCC/Federal	07-0016146580	5/11/07	Equipment
Construction, LTD	Equipment Company		Lien/Financing
	L.P.		Statement

Texas Electric Utility	National City	TX	UCC/Federal	08-0022450859	7/02/08	Equipment
Construction, Ltd.	Commercial Capital		Lien/Financing
	Company, LLC		Statement

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Texas Electric Utility	National City	TX	UCC/Federal	08-0022450960	7/02/08	Equipment
Construction, Ltd.	Commercial Capital		Lien/Financing
	Company, LLC		Statement

Texas Electric Utility	People’s Capital	TX	UCC/Federal	08-0023081274	7/09/08	Equipment
Construction, Ltd.	and Leasing Corp.		Lien/Financing
Statement

Texas Electric Utility	General Electric	TX	UCC/Federal	08-0025228986	7/29/08	Equipment
Construction, Ltd.	Capital Corporation		Lien/Financing
Statement

Texas Electric Utility	General Electric	TX	UCC/Federal	08-0026716727	8/11/08	Equipment
Construction, Ltd.	Capital Corporation		Lien/Financing
Statement

Texas Electric Utility	General Electric	TX	UCC/Federal	08-0027537628	8/18/08	Equipment
Construction, Ltd.	Capital Corporation		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028241005; 09-00287895	8/22/08; 10/14/09	Equipment
	Services, LLC		Lien/Financing	(amendment – restated
			Statement	collateral description);
as additional Debtor-
Texas Electric Utility
Construction, Ltd.

Texas Electric Utility				As additional Debtor to
Construction, Ltd.				InfrastruX Group, LLC
(08-0028241005)

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028241227; 08-00296654	8/22/08; 9/05/08	Equipment
	Services, LLC		Lien/Financing	(amendment – restated
			Statement	collateral description);
as additional Debtor-
Texas Electric Utility
Construction, Ltd.

Texas Electric Utility				As additional Debtor to
Construction, Ltd.				InfrastruX Group, LLC
(08-0028241227)

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028241338 (as	8/22/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor - Texas
			Statement	Electric Utility
Construction, Ltd.)

Texas Electric Utility				As additional Debtor to
Construction, Ltd.				InfrastruX Group, LLC
(08-0028241338)

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028241661 (as	8/22/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor - Texas
			Statement	Electric Utility
Construction, Ltd.)

Texas Electric Utility				As additional Debtor to
Construction, Ltd.				InfrastruX Group, LLC
(08-0028241661)

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028241883 (as	8/22/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, Ltd.)

Texas Electric Utility				As additional Debtor to
Construction, Ltd.				InfrastruX Group, LLC
(08-0028241883).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028277943 (as	08/25/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, Ltd.)

Texas Electric Utility				As additional Debtor to
Construction, Ltd.				InfrastruX Group, LLC
(08-0028277943).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028299452 (as	08/25/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.).

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(08-0028299452).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	08-0028299674; 09-00074865	08/25/08; 3/17/09;	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	named changed from	3/19/09
			Statement	InfrastruX Group, LLC);
09-00077719 (restated
collateral description).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	08-0028300061 (as	08/25/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.)

Texas Electric Utility				08-0028300061 (as
Construction, LTD.				additional Debtor to
InfrastruX Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	08-0028867847; 09-00074859	8/28/08; 3/17/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	(name changed from
			Statement	InfrastruX Group, LLC)

Texas Electric Utility	General Electric	TX	UCC/Federal	08-0029017390	8/29/08	Equipment
Construction, Ltd.	Capital Corporation		Lien/Financing
Statement

Texas Electric Utility	People’s Capital	TX	UCC/Federal	09-0004932198	2/19/09	Equipment
Construction, Ltd.	and Leasing Corp.		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007225681	3/13/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007225792	3/13/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007226046	3/13/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007226268	3/13/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-00072265691;	3/13/09; 3/17/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	09-00075618 (restated
			Statement	collateral description)

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007226591	3/13/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007226602	3/13/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007546243	3/17/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007547264	3/17/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007547597	3/17/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007555455	3/17/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007556143	3/17/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007583224	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007583335	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007583446	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007584023	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007584578	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007584689	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007597108	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007598341	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007598907	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007613945	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007614966	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007615210	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007615987	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007622157	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007622379	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-0007629972	3/18/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	TX	UCC/Federal	09-00027565620	10/01/09	Equipment
Construction, LTD.	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-075-8446-3	3/16/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-094-4342-3	4/04/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2001-101-6161-3	4/11/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-101-6163-7	4/11/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-113-9553-6	4/23/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-129-5412-1	5/08/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-142-9298-6	5/22/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-142-9299-3	5/22/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-157-3535-2	6/06/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-164-5663-8	6/13/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-164-5663-8	6/13/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-191-3643-8	7/10/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2007-198-5582-7	7/17/07	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2008-032-3413-2	2/01/08	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2008-056-9649-5	2/25/08	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2008-057-0170-0	2/25/08	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2008-059-1174-1	2/28/08	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2008-204-2809-5	7/22/08	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-235-1916-5	8/22/08	Equipment
	Services, LLC		Lien/Financing
Statement

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1917-2;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-1952-3 (name
			Statement	changed from InfrastruX
Group, LLC)

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1920-2;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-1956-1 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1921-9;	8/22/08;	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-1959-2 (name
			Statement	changed from InfrastruX
Group, LLC);
2009-077-2343-3 (restated
collateral; description).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1922-6;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2108-3 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1923-3;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2110-6 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1924-0;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2112-0 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1925-7;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2114-4 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1926-4;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2115-1 (name
			Statement	changed from InfrastruX
Group, LLC).

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1927-1;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2116-8 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1928-8;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2119-9 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1929-5;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2122-9 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1930-1;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2124-3 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1933-2;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2125-0 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1936-3;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2127-4 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1944-8;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2128-1 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1945-5;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2131-1 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1946-2;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2133-5 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1947-9;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2134-2 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1949-3;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2135-9 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1950-9;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2137-3 (name
			Statement	changed from InfrastruX
Group, LLC).

Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-235-1998-1;	8/22/08; 8/22/08	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	2008-235-2139-7 (name
			Statement	changed from InfrastruX
Group, LLC).

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-235-2140-3 (as	8/22/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.)

Texas Electric Utility				As additional Debtor to
Construction, LTD.				Infrastrx Group, Inc.
(2008-235-2140-3)

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-235-2143-4 (as	8/22/08; 10/14/09	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.);
2009-287-3698-6 (restated
collateral description)

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-235-2143-4)

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-235-2145-8; (as	8/22/08; 9/04/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.);
2008-248-4694-9 (restated
collateral description).

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-235-2145-8).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-235-2146-5 (as	8/22/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.);

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-235-2146-5).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-235-2148-9 (as	8/22/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.);

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-235-2148-9).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-235-2177-9 (as	8/22/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.);

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-235-2177-9).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-238-2246-3 (as	8/25/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.);

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-238-2246-3).

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
Texas Electric Utility	Altec Capital	WA	UCC/Federal	2008-238-2248-7 (as	8/25/08; 3/13/09;	Equipment
Construction, LTD.	Services, LLC		Lien/Financing	additional Debtor to Texas	3/18/09
			Statement	Electric Utility
Construction, LTD.);
2009-072-1541-9 (name
changed from InfrastruX
Group, LLC);
2009-077-2438-6 (restated
collateral description).

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-238-2248-7).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-238-2251-7 (as	8/25/08	Equipment
	Services, LLC		Lien/Financing	additional Debtor to Texas
			Statement	Electric Utility
Construction, LTD.);

Texas Electric Utility				As additional Debtor to
Construction, LTD.				InfrastruX Group, LLC
(2008-238-2251-7).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-240-3237-3	8/27/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-241-3599-9;	8/28/08; 3/13/09;	Equipment
	Services, LLC		Lien/Financing	2009-072-1537-2 (name	3/17/09
			Statement	changed from InfrastruX
Group, LLC);
2009-076-2123-4 (named
changed from Texas
Electric Utility
Construction, LTD.).

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-242-3901-7	8/29/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-242-3905-5	8/29/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2008-247-4288-3	9/3/08	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-253-5965-3	9/09/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-266-9197-4	9/22/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Gelco Corporation	WA	UCC/Federal	2008-274-1197-7	9/30/08	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-303-8800-6	10/29/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-303-8801-3	10/29/08	Equipment
	Services, LLC		Lien/Financing
Statement

Debtor	Secured Party	JD	Index	UCC #	Filing Date	Sec. Interest
InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-303-8803-7	10/29/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-303-8806-8	10/29/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-303-8808-2	10/29/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-305-9402-5	10/31/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-322-3667-1	11/17/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-322-3669-5	11/17/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-326-5190-0	11/21/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-326-5201-3	11/21/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-352-0981-8	12/17/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-352-0988-7	12/17/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2008-352-0989-4	12/17/08	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2009-077-2267-2	3/18/09	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Altec Capital	WA	UCC/Federal	2009-082-3495-2	3/23/09	Equipment
	Services, LLC		Lien/Financing
Statement

InfrastruX Group, LLC	Gelco Corporartion	WA	UCC/Federal	2010-032-9214-4	2/01/10	Equipment
	dba GE Fleet		Lien/Financing
	Services		Statement

Integrated Service Company LLC	White Star	OK	UCC/Federal	E2007000958334	1/24/07	Equipment
	Machinery & Supply		Lien/Financing Statement

Integrated Service Company LLC	White Star	OK	UCC/Federal	E2007012003823	10/4/07	Equipment
	Machinery & Supply		Lien/Financing Statement

Gill Electric Service LTD	Clune & Company LC	TX	UCC/ Fed	07-0031193892	9/12/07	Equipment

Gill Electric Service, LTD	TCF Equipment	TX	UCC/ Fed	09-0015692234	6/03/09	Equipment
Finance, Inc.

SCHEDULE 6.02
Existing Debt

Current Maximum

Notes between Willbros United States Holdings, Inc and Imperial Credit Corporation to finance insurance premiums	$10,860,020

Local revolving credit facilities:

Commitment Letter with Scotiabank and Willbros Canada Holdings ULC and Willbros Construction Services (Canada) L.P dated August 5, 2009 with an authorized amount of $28,000 for the issuance of standby letters of credit or letters of guarantee and an authorized limit of $125,000 related to the Scotia Visa Business Card.
CAD500,000

Bill Discounting Facility between The Oman Construction Company, LLC and the Oman International Bank S.A.O.G	OMR750,000

Guarantee Facility between The Oman Construction Company, LLC and the Oman International Bank S.A.O.G	OMR2,500,000

Capital Leases

Capital Lease between Willbros Construction Services (Canada) LP and Canada West Bank	479,426.48 CAD

Capital Lease between Willbros Construction Services (Canada) LP and Transaction Lease Systems	182,238.82 CAD

Capital Lease between Willbros Midwest Pipeline Construction (Canada) LP and Transaction Lease Systems	208,013.16 CAD

Capital Lease between Willbros Construction Services (Canada) LP and Transaction Lease Systems	543,233.37 CAD

Wink Engineering LLC – various capital leases	$2,788,887.27

Capital Lease between Willbros Construction (US) LLC and Cat Finance (PLM)	$11,029,995.48

Infrastrux Capital Leases and Vendor Debt
CAPITAL LEASES by LESSOR

								Texas Electric
								Utility
		Leases						Construction
Lessor		Outstanding	UtilX		Lineal	InterCon	Trafford	Management	Chapman		Flowers	Gill		B & H		Hawkeye

Altec	$304,088	8	$		$	$	$	$115,723	$		$—	$		$		$188,366
Bank of America	315,110	4														315,110
Clune & Company	7,821	1											7,821
Commerce (TD Equipment)	982,987	11														982,987
GE Capital	1,088,654	3														1,088,654
GE Fleet	2,945,513	26		2,364				1,170,371			1,497,090		33,465		173,250	68,973
Hibernia	173,294	1								173,294
Jefferson	40,311	9														40,311
Key Equipment	7,816	1														7,816
Total Obligation Due	5,865,594			2,364				1,286,093		173,294	1,497,090		41,286		173,250	$2,692,216
VENDOR DEBT by CREDITOR

							Texas Electric
		3/31/2010					Utility
		Loans					Construction
Creditor	3/31/2010	Outstanding	UtilX	Lineal	InterCon	Trafford	Management	Chapman	Flowers	Gill		B & H	Hawkeye

Caterpillar	$1,737,901	5	$	$55,820		$	$—	$1,682,081	$	$		$	$—
Citicapital	102,898	1											102,898
CNH Capital	441,185	5		3,467							413,392		24,327
Daimler Chrysler	887	1											887

							Texas Electric
		3/31/2010					Utility
		Loans					Construction
Creditor	3/31/2010	Outstanding	UtilX	Lineal	InterCon	Trafford	Management	Chapman	Flowers	Gill	B & H	Hawkeye

Ford Credit	33,599	17										33,598
John Deere	132,297	1		132,297
Komatsu Financial	35,592	1					35,592
Kubota Credit Corporation	6,866	1				6,866
TFS Capital Funding	653,071	1						653,071
Total Obligation Due	$3,144,296		$	$191,585	$	$6,866	$35,592	$2,335,153	$	$413,392	$—	$161,710

Bank Guarantees between The Oman Construction Company with Oman International Bank, S.A.O.G

BANK GUARANTEE NO.	AMOUNT RO	EQUIV. US$	EXPIRY DATE	BENEFICIARY
MNF 03-124010	21,080.000	54,808.00	10-Oct-10	Al Habtoor Motor — Dubai
OGCMNF08009321		50,000.00	21-Nov-10	Al Jaber Transport & General Contracting LLC
Guarantee / Stdby Letter of Credit # OGOMNF09010265	AED50,000 Equiv to RO5,270.000	13,702.00	19-Mat-10	Ministry Of Economy Abu Dhabi (Issued on behalf of Willbros Engineers (UAE) Branch
OGCMNF10013205	20,000	52,000	31-Aug-10	PDO — Off Plot delivery contract (North & South) Tender #C311162-4
OGCMNF10012973	7,700	20,020.00	31-Aug-10	PDO Bid Amal Steam Surface Facilities Tender #C31152-Off Plot

Willbros 1Q10 BIF Report

Surety Bonds

BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	BOND AMOUNT	PREMIUM	EFF.	EXP.
Customs Bond
080605007	WILLBROS UNITED STATES HOLDINGS, INC.	UNITED STATES CUSTOMS SERVICE	U.S. Customs Activity Code 1-Importer/Broker Bond; Customs Bond No. 9908K2151; Surety Bond No. 022014449	$50,000.00	$375.00	07/17/2009	07/16/2010
			Customs Bond Subtotal	$50,000.00	$375.00	Total Bonds = 1

Guarantee Payment Bond
104906858	INTEGRATED SERVICE COMPANY, LLC	FLORIDA CONSTRUCTION INDUSTRY LICENSING BOARD	Contractor’s Tax Bond	$100,000.00	$600.00	02/22/2010	02/22/2011
			Guarantee Payment Bond Subtotal	$100,000.00	$600.00	Total Bonds = 1

License/Permit Bond
022011303	WILLBROS ENGINEERS, INC. (NOW KNOWN AS WILLBROS ENGINEERS (U.S.), LLC)	STATE OF WISCONSIN	Nonresident Contractor’s Surety Bond	$2,687,970.00	$20,160.00	03/24/2009	03/24/2010
022011305	WILLBROS ENGINEERS (U.S.), LLC	STATE OF ARIZONA	A-12 Sewers, Drains and Pipe Laying	$45,000.00	$338.00	05/12/2009	05/12/2010
022011308	WILLBROS CONSTRUCTION (U.S.), LLC	ANDERSON COUNTY	Anderson County Road Service	$20,000.00	$150.00	03/21/2009	03/21/2010
022011309	WILLBROS CONSTRUCTION (U.S.), LLC	STATE OF ARKANSAS	Contractor’s Bond	$10,000.00	$100.00	08/06/2009	08/06/2010
022011310	WILLBROS CONSTRUCTION (U.S.), LLC	LEON COUNTY, TEXAS	County Road Use	$40,000.00	$300.00	08/24/2009	08/24/2010
022011311	WILLBROS CONSTRUCTION (U.S.), LLC	TEXAS DEPARTMENT OF TRANSPORTATION	Superheavy/Oversize Permit Bond (Annual)	$10,000.00	$100.00	09/01/2009	08/31/2010
022011313	WILLBROS CONSTRUCTION (U.S.), LLC	STATE OF NEVADA	Nevada State Contractors Bond	$30,000.00	$225.00	09/01/2009	09/01/2010
022011319	WILLBROS CONSTRUCTION (U.S.), LLC	STATE OF ARIZONA	A-12 Sewers, Drains and Pipe Laying	$5,000.00	$100.00	01/22/2010	01/22/2011
022011321	WILLBROS ENGINEERS (U.S.), LLC	STATE OF ARKANSAS	Contractor’s Bond	$10,000.00	$100.00	03/15/2009	03/15/2010
022011322	WILLBROS ENGINEERS (U.S.), LLC	STATE OF MISSOURI	Transient Employer Surety Bond	$5,000.00	$100.00	03/30/2009	03/30/2010
022011323	WILLBROS CONSTRUCTION (U.S.), LLC	BOARD OF MISSISSIPPI LEVEE COMMISSIONERS	Hauling over the Landside Levee Berm and Crown From: Stations 6368 to 6483 Mainline Mississippi River Levee (Addie to Pipeline at Sta. 6483)	$15,000.00	$113.00	07/22/2009	12/31/2009
022011325	INTEGRATED SERVICE COMPANY, LLC	STATE OF IOWA	Out-of-State Contractor Blanket Bond	$50,000.00	$300.00	09/10/2009	09/10/2010
022011326	WILLBROS CONSTRUCTION (U.S.), LLC	STATE OF MISSOURI	Special Fuel User	$500.00	$100.00	05/02/2009	05/02/2010
022011327	WILLBROS CONSTRUCTION (U.S.), LLC	STATE OF OREGON	Contractor’s License Bond	$15,000.00	$113.00	03/16/2009	03/16/2010
022011328	WILLBROS ENGINEERS (U.S.), LLC	STATE OF WASHINGTON	Continuous Contractor’s License Bond	$12,000.00	$100.00	03/01/2010	03/01/2011
022011329	WILLBROS CONSTRUCTION (U.S.), LLC	NAVARRO COUNTY PRECINCT 1	Road Usage — various Roads in Navarro County Precinct 1	$30,000.00	$225.00	03/10/2009	03/10/2010
022011330	WILLBROS CONSTRUCTION (U.S.), LLC	NAVARRO COUNTY PRECINCT 2	Road Usage — various Roads in Navarro County Precinct 2	$30,000.00	$225.00	03/10/2009	03/10/2010
022025825	CONSTRUCTION & TURNAROUND SERVICES, LLC	STATE OF NEVADA	Contractor’s License Bond (C-28 Fabricating Tanks)	$50,000.00	$375.00	05/29/2009	05/29/2010
022029087	WILLBROS CONSTRUCTION (U.S.), LLC	STATE OF MISSISSIPPI	Blanket Contractor’s Tax Bond	$1,274,400.00	$7,646.00	02/23/2010	02/23/2011
103103191	INTEGRATED SERVICE COMPANY, LLC	STATE OF ARIZONA	Taxpayer Bond for Contractor	$7,000.00	$100.00	03/27/2009	03/27/2010
103103192	INTEGRATED SERVICE COMPANY, LLC	STATE OF ARIZONA	Class — L	$2,500.00	$100.00	03/29/2009	03/29/2010
104208299	INTEGRATED SERVICE COMPANY, LLC DBA INSERV	STATE OF ARKANSAS	Contractor’s Bond	$10,000.00	$100.00	03/22/2009	03/22/2010
104208301	CONSTRUCTION & TURNAROUND SERVICES, LLC	MISSOURI DEPARTMENT OF REVENUE	Transient Employer Surety Bond	$5,000.00	$100.00	05/01/2009	05/01/2010
104208304	CLAYTON WIPSON HUGHES	STATE OF CALIFORNIA	Bond of Qualifying Individual	$12,500.00	$100.00	02/24/2010	02/24/2011
104208306	CONSTRUCTION & TURNAROUND SERVICES OF CALIFORNIA, INC.	STATE OF CALIFORNIA	Contractor’s Bond; CA License No. 769138	$12,500.00	$100.00	02/24/2010	02/24/2011
104208307	INTEGRATED SERVICE COMPANY, LLC DBA INSERV	MISSOURI DEPARTMENT OF REVENUE	Transient Employer Surety Bond	$5,000.00	$100.00	02/11/2010	02/11/2011
104208308	INTEGRATED SERVICE COMPANY, LLC	STATE OF ALASKA	Construction Contractor Surety Bond	$7,650.00	$100.00	02/11/2010	02/11/2011
104208311	INTEGRATED SERVICE COMPANY, LLC DBA INSERV	STATE OF TEXAS	Sales Tax Bond	$7,650.00	$100.00	02/04/2010	02/04/2011
104208325	CLAYTON HUGHES	STATE OF OKLAHOMA	Mechanical Contractor Bond	$5,000.00	$100.00	04/27/2009	04/27/2010
104399675	INTEGRATED SERVICE COMPANY OF OKLAHOMA, INC. DBA OKLAHOMA INTEGRATED SERVICE COMPANY, INC.	STATE OF CALIFORNIA	Contractor’s Bond; CA License No. 711791	$12,500.00	$100.00	11/15/2009	11/15/2010
104399690	INTEGRATED SERVICE COMPANY, LLC DBA INSERV	MISSOURI DEPARTMENT OF REVENUE	Sales and Use Tax Surety Bond	$1,000.00	$100.00	01/21/2010	01/21/2011
104477779	CONSTRUCTION & TURNAROUND SERVICES, LLC	STATE OF ARKANSAS	Contractor’s Bond	$10,000.00	$100.00	04/13/2009	04/13/2010
104477784	ARLO B. DEKRAAI	STATE OF CALIFORNIA	Bond of Qualifying Individual	$12,500.00	$125.00	04/20/2009	04/20/2010
104477789	DANIEL ARNETT	STATE OF OKLAHOMA	Mechanical Contractor License Bond	$5,000.00	$100.00	04/28/2009	04/28/2010
104477843	CONSTRUCTION & TURNAROUND SERVICES, LLC	STATE OF WASHINGTON	Contractor’s Surety Bond	$6,000.00	$100.00	07/08/2009	07/08/2010
104588565	CONSTRUCTION & TURNAROUND SERVICES, LLC	STATE OF ALASKA	Construction Contractor Surety Bond	$10,000.00	$100.00	08/18/2009	08/18/2010
104906860	INTEGRATED SERVICE COMPANY, LLC	CITY OF BIRMINGHAM	Clearing, Earthwork and other Land Disturbing Activity on the Land Described as British Petroleum Truckloading Facility	$3,000.00	$100.00	02/28/2010	02/28/2011
105356815	INTEGRATED SERVICE COMPANY, LLC	STATE OF NEW MEXICO	Contractors License Code Bond	$10,000.00	$100.00	01/14/2010	01/14/2011
105356817	INTEGRATED SERVICE COMPANY OF OKLAHOMA LLC	STATE OF WASHINGTON	Continuous Contractor’s Surety Bond	$12,000.00	$100.00	01/21/2010	01/21/2011
105356819	CONSTRUCTION & TURNAROUND SERVICES, LLC	STATE OF NEW MEXICO	Contractors License Code Bond	$10,000.00	$100.00	01/26/2010	01/26/2011
			License/Permit Bond Subtotal	$4,506,670.00	$32,995.00	Total Bonds = 40

Performance and Payment Bond
022011300	WILLBROS CONSTRUCTION (U.S.), LLC	KINDER MORGAN TEJAS PIPELINE LLC	2008 24” Goodrich Pipeline Project — Agreement No. 08CA51800HOU; 67 Miles of 24” buried Pipeline; Houston, Trinity, and Polk Counties, TX	$16,500,000.00	$247,500.00	01/31/2008	01/31/2009
022011301	WILLBROS CONSTRUCTION (U.S.), LLC	MOSS BLUFF HUB, LLC	Moss Bluff Storage Facility Withdrawal Separator Replacement in Liberty County, Texas; Work Order 419110039; Contract No. SA-08-4001	$766,046.00	$5,745.00	02/20/2008	02/20/2009
022015772	WILLBROS RPI, INC.	EGAN HUB STORAGE, LLC	Construction Contract No. E-1973 — 2006 Egan Storage Horsepower Expansion Project, Egan Storage Facility, Evangeline Parish, LA	$9,400,000.00		12/20/2006	06/15/2007
022019546	WILLBROS RPI, INC.	SOUTHEAST SUPPLY HEADER, LLC	Contract No. E-071990 — Spread 1 — Construction of approximately 105 Miles of 42” Pipe	$58,265,803.00	$873,987.00	05/04/2007	07/15/2008
022019547	WILLBROS RPI, INC.	SOUTHEAST SUPPLY HEADER, LLC	Contract No. E-071992 — Spread 3 — Construction of approximately 83 Miles of 36” Pipe	$42,567,944.00	$638,519.00	05/01/2007	07/15/2008
022029084	WILLBROS CONSTRUCTION (U.S.), LLC	LOUISIANA MIDSTREAM GAS SERVICES, LLC	Work Order AFE#910539 — Mansfield Lateral 7 West — Construction of 10” and 12” Pipe, and Fabrication and Installation of Launchers and Receivers	$1,298,863.00	$7,793.00	10/06/2009	10/06/2010
022029085	WILLBROS GOVERNMENT SERVICES (U.S.), LLC	NAVAL FACILITIES ENGINEERING COMMAND SPECIALTY CENTER ACQUISITIONS NAVFAC	Clean, Inspect and Repair Eleven (11) JP-5 Storage Tanks at NAS Lemoore, CA	$508,708.00	$3,052.00	01/14/2010	01/14/2011
022029086	WILLBROS GOVERNMENT SERVICES (U.S.), LLC	NAVAL FACILITIES ENGINEERING COMMAND SPECIALTY CENTER ACQUISITIONS NAVFAC	Clean, Inspect, and Repair Storage Tanks 5 and 17, at the Red Hill Complex, FISC, Pearl Harbor, HI	$3,829,149.00	$22,975.00	01/21/2010	03/31/2011
31521-07	WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.	TRANSCANADA PIPELINES LIMITED	Construction of the McKay Mainline (Birchwood Creek Section) and North Central Corridor Loop (Buffalo Creek Section) Pipeline Projects; Agreement No. 4657	$42,418,000.00	$636,270.00	08/03/2007	08/03/2008
33036-08	WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.	ENBRIDGE PIPELINES, INC.	Alberta Clipper Expansion, Line 4 Extension Projects; R-126-001; Liberty Mutual Bond No. 022005383	$91,285,000.00	$1,369,275.00	04/01/2008	04/01/2009
35005-09	WILLBROS MIDWEST PIPELINE CONSTRUCTION (CANADA) L.P.	ENBRIDGE PIPELINES, INC.	Alberta Clipper Pump Stations, Contract #103-025A; Liberty Mutual Bond No. 022005406	$6,706,030.00	$83,155.00	03/02/2009	03/02/2010
929348211	WILLBROS RPI, INC.	TEXAS EASTERN TRANSMISSION, LP	SCC (Stress, Corrosion, Cracking) DOT Testing in MS, LA, TX	$1,850,000.00		06/13/2005	06/13/2006
929348212	WILLBROS MT. WEST, INC.	TRANSCOLORADO GAS TRANSMISSION COMPANY	TransColorado North Expansion Greasewood Compressor Station	$3,879,713.00		06/17/2005	06/17/2006
929348213	WILLBROS MT. WEST, INC.	NATURAL GAS PIPELINE COMPANY OF AMERICA	Construction and Installation of One (1) Grass Roots Compressor Station, Louisa County, Iowa	$1,817,578.00		07/12/2005	07/12/2006
			Performance and Payment Bond Subtotal	$281,092,834.00	$3,888,271.00	Total Bonds = 14

Performance Bond
022019569	WILLBROS CONSTRUCTION (U.S.), LLC	NATURAL GAS PIPELINE COMPANY OF AMERICA LLC	Agreement No. 07CS51849KLKW for Construction Services — Natural Gas Pipeline Company of America LAX Project	$6,000,000.00	$45,000.00	08/29/2007	08/29/2008
929348208	WILLBROS CONSTRUCTION (U.S.), LLC	DUKE ENERGY	Egan Hub Brine Disposal Pump Addition; Install new brine pump and associated piping, remove existing brine pump, Evangeline Parish, LA	$760,000.00		05/16/2005	05/16/2006
929348209	WILLBROS RPI, INC.	DUKE ENERGY	Moss Bluff Brine Disposal Pump Addition; Install new brine pump and associated piping, remove existing brine pump, Moss Bluff, TX	$554,000.00		05/16/2005	05/16/2006
			Performance Bond Subtotal	$7,314,000.00	$45,000.00	Total Bonds = 3

Wage and Welfare Bond
022011320	CONSTRUCTION & TURNAROUND SERVICES, LLC	STEAMFITTERS, PIPEFITTERS AND APPRENTICES LOCAL UNION NO. 475	Wage & Welfare Bond	$120,000.00	$1,132.00	01/26/2009	04/30/2010
103103193	CONSTRUCTION & TURNAROUND SERVICES, LLC	WEST VIRGINIA DIVISION OF LABOR	Wage Payment Collection Surety Bond	$42,000.00	$420.00	05/17/2009	05/17/2010
103711968	CONSTRUCTION & TURNAROUND SERVICES, LLC	PLUMBERS AND PIPEFITTERS LOCAL UNION NO. 94	Contractor Bond to Secure Payment of Wages, Dues and Contributions and Payments to Health and Welfare Fund, Pension and Retirement Funds, Statement Savings Plan, Holiday Fund, Apprenticeship Fund and other Employee Benefit Funds and Programs	$48,000.00	$480.00	09/13/2009	09/13/2010
104399667	CONSTRUCTION & TURNAROUND SERVICES, LLC	TRUSTEES OF PIPE FITTERS LOCAL #430 HEALTH AND WELFARE FUND	Employer’s Bond	$48,000.00	$288.00	01/01/2010	01/01/2011
104477785	CONSTRUCTION & TURNAROUND SERVICES, LLC	INTERNATIONAL UNION OF BRICKLAYERS AND ALLIED CRAFTSMEN	Employer’s Wage, Expense, Welfare, Pension, Annuity, Vacation & Industry Fund Payment Bond (137945821)	$20,000.00	$200.00	04/20/2009	04/20/2010
104477786	CONSTRUCTION & TURNAROUND SERVICES, LLC	INTERNATIONAL BROTHERHOOD OF BOILERMAKERS	Field Dues and Fringe Benefit Bond (Indemnity to Union)	$20,000.00	$200.00	04/21/2009	04/21/2010
104477846	CONSTRUCTION & TURNAROUND SERVICES, LLC	INTERNATIONAL UNION OF BRICKLAYERS AND ALLIED CRAFTWORKERS	Employers Wage Expense, Welfare, Pension, Annuity, Vacation, IMI & Industry Payment Bond	$25,000.00	$250.00	07/11/2009	07/11/2010
104588567	CONSTRUCTION & TURNAROUND SERVICES, LLC	IRON WORKERS’ LOCAL NO. 25 FRINGE BENEFIT FUNDS	Fringe Benefit Bond	$25,000.00	$150.00	08/01/2009	08/01/2010
104751561	CONSTRUCTION & TURNAROUND SERVICES, LLC	CONSTRUCTION AND GENERAL LABORERS DISTRICT COUNCIL OF CHICAGO AND VICINITY	Employer’s Bond	$5,000.00	$100.00	08/03/2009	08/03/2010
105356812	CONSTRUCTION & TURNAROUND SERVICES LLC	EMPLOYERS AND OPERATING ENGINEERS LOCAL 520 HEALTH & WELFARE FUND, PENSION FUND, TRAINING FUND, VACA	Wage and Welfare Bond	$25,000.00	$150.00	12/22/2009	12/22/2010
			Wage and Welfare Bond Subtotal	$378,000.00	$3,370.00	Total Bonds = 10

			GRAND TOTAL	$293,464,504.00	$3,970,791.00	Total Bonds = 75

2

BOND NO.	PRINCIPAL	OBLIGEE	DESCRIPTION	BOND AMOUNT	PREMIUM	EFF.	EXP.
Notary Public Bond

104508736	JANET Y. HENDRICKS	OFFICE OF THE SECRETARY OF STATE OF OKLAHOMA	Notary Public Bond	$1,000.00	$30.00	08/22/2006	08/22/2010

15920533	JANICE SLATER	THE GOVERNOR OF THE STATE OF TEXAS	Notary Public Bond	$10,000.00	$50.00	12/10/2008	12/10/2012

15960497	MARGARET H. BOWN	THE GOVERNOR OF THE STATE OF TEXAS	Notary Public Bond	$10,000.00	$50.00	10/22/2009	10/22/2013

58653032	DEBBIE N. BOLTON	STATE OF OKLAHOMA	Notary Public Bond	$1,000.00	$25.00	03/25/2008	03/25/2012

58660887	KATHY E. ALEXANDER	STATE OF OKLAHOMA	Notary Public Bond	$1,000.00	$25.00	02/27/2009	02/27/2013

			Notary Total	$23,000.00	$180.00	Total Bonds = 5

Bond No.	Principal	Obligee	Bond Name	Bond Amount	Expiration Date
022029092	B&H Maintenance and Construction, Inc.	New Mexico Self-Insurers’ Guarantee Fund Commission	Workers Compensation Self-Insurance Bond	$250,000	7/1/2011

InfrastruX Group, LLC Surety Bond Balances Open Bonds s
Bond Number	Surety	Principal	Obligee	BOND	Bond Amount	Expiration Date
6237446	Safeco	B & H	State of Arizona	Contractors License Bond (Class A General Engineering)	$70,000	9/26/2010
6255336	Safeco	B & H	State of Nevada	Contractors License Bond	$50,000	3/12/2011
6229615	Safeco	B & H	State of Arizona	Contractors License (Class A-12 Commercial Drains & Pipe)	$40,000	7/27/2010
6241609	Safeco	B & H	State of Nebraska, Dept. of Revenue	Tax Bond	$20,000	10/21/2010
6237240	Safeco	B & H	State of Oregon	Contractors License Bond	$15,000	8/28/2010
6642097	Safeco	B & H	Stat of Arkansas	Contractors License Bond	$10,000	7/8/2010
6246560	Safeco	B & H	State of New Mexico	Independent Insurance Adjuster Bond	$10,000	6/24/2010
6229633	Safeco	B & H	State of New Mexico	Permit Bond	$7,000	7/8/2010
6246554	Safeco	B & H	County of La Plata, Colorado	Right-of-Way Bond	$5,000	5/30/2011
6237445	Safeco	B & H	City of El Paso, TX	License/Permit Bond for Paving	$5,000	10/7/2010
6241587	Safeco	B & H	City of Albuquerque	Contractor Excavation Bond	$5,000	10/14/2010
6246542	Safeco	B & H	State of New Mexico	Contractors license Bond	$5,000	6/2/2010
6241601	Safeco	B & H	City of Albuquerque	Licence/Permit for payment of permit fees	$1,000	10/20/2010
		B & H Total			$243,000
6517185	Safeco	Chapman	Western Farmers Electric Cooperative	Performance and Payment	$3,873,307	12/19/2008
6517206	Safeco	Chapman	Western Farmers Electric Cooperative	Performance and Payment	$1,296,631	12/19/2008
6517205	Safeco	Chapman	Western Farmers Electric Cooperative	Performance and Payment	$2,813,050	12/29/2008
6567223	Safeco	Chapman	State of Nevada	Contractors License Bond	$50,000	8/3/2010
6605947	Safeco	Chapman	City of Irving, TX	License/Permit Bond	$50,000	12/18/2010
6567218	Safeco	Chapman	State of Louisiana	Tax Bond	$28,750	4/14/2009
6605903	Safeco	Chapman	City of Fort Worth, TX	Street and Storm Drain Contractor’s Bond	$25,000	10/1/2010
6672544	Safeco	Chapman	State of Texas, Dept. of Transportation	Permit Bond	$10,000	8/31/2010
6567222	Safeco	Chapman	State of Arkansas	Contractors License Bond	$10,000	5/2/2011
6567229	Safeco	Chapman	State of Louisiana	Tax Bond	$7,445	4/30/2009
6605902	Safeco	Chapman	State of New Mexico	Contractors License Bond	$5,000	10/1/2010
6567224	Safeco	Chapman	City of Garland, TX	General Repair Bond	$5,000	6/11/2010
6567253	Safeco	Chapman	Town of Flower Mound	Sidewalk Repair Bond	$4,000	6/2/2010
6605927	Safeco	Chapman	City of Bedford, TX	Cement Contractor License Bond	$2,500	11/22/2010
6567304	Safeco	Chapman	City of Corsicana, TX	Right-of-Way Bond	$2,500	9/5/2010
6605949	Safeco	Chapman	City of Mesquite, TX	Contractors License Bond	$2,000	1/15/2011
6605991	Safeco	Chapman	State of Louisiana	Tax Bond	$2,109	4/27/2011
6567221	Safeco	Chapman	State of Arizona	Contractors License Bond	$5,000	4/10/2011
		CHAPMAN Total			$8,192,292
6605936	Safeco	Flowers	City of Sanger, TX	Maintenance Bond	$51,800	11/25/2010
6222495	Safeco	Flowers	City of Irving, TX	Blanket Right of Way Permit	$50,000	6/25/2010
6605925	Safeco	Flowers	City of Fort Worth, TX	Street and Storm Drain Contractor’s Bond	$25,000	10/16/2010
6605924	Safeco	Flowers	City of Fort Worth, TX	Parkway Contractors License Bond	$10,000	10/15/2010
6346540	Safeco	Flowers	Williamson County	Contractors License Bond	$5,000	1/10/2011

Bond Number	Surety	Principal	Obligee	BOND	Bond Amount	Expiration Date
6306009	Safeco	Flowers	City of Bridgeport, TX	Right of Way Excavation License	$5,000	3/3/2011
6306028	Safeco	Flowers	City of Garland, TX	General Repair Licencse Bond	$5,000	3/29/2011
		FLOWERS Total			$151,800
6642117	Safeco	Gill	Concho Valley Electric Cooperative	Performance/Payment Bond	$1,696,927	8/5/2010
6672534	Safeco	Gill	City of Denton	Performance and Payment	$120,475	10/15/2010
6672536	Safeco	Gill	State of New Mexico	Contractors License Bond	$10,000	10/22/2010
6255323	Safeco	Gill	State of Arkansas	Contractors License Bond	$10,000	2/18/2011
		GILL Total			$1,837,402
6672620	Safeco	Hawkeye	Bangor Hydro-Electric Company	Performance and Payment	$16,169,097	5/4/2012
6567290	Safeco	Hawkeye	Brentwood Public Library	Maintenance Bond	$828,791	9/1/2010
6672593	Safeco	Bemis	Vermont Electric Cooperative	Performance/Payment Bond	$763,741	3/16/2012
6642140	Safeco	Bemis	NEA, LLC	Performance and Payment - Transmission Line Refurbishment	$609,744	9/21/2010
6672549	Safeco	Hawkeye	Suffolk County	Maintenance Bond - Suffolk County Sewer district	$602,757	11/20/2011
6672554	Safeco	Hawkeye	NSTAR Electric & Gas Corporation	Performance and Payment	$459,506	12/1/2010
6642139	Safeco	Bemis	NEA, LLC	Performance and Payment - Pratts Junction to Flagg Pond	$413,216	9/21/2010
6642116	Safeco	Halpin	North Attleborough Electric Dept.	Performance and Payment	$284,680	8/4/2010
6672594	Safeco	hawkeye	New York Power Authority	Performance and Payment	$262,780	3/3/2011
6567248	Safeco	Hawkeye	Local Union No. 25	Fringe Benefit Bond	$175,000	5/21/2011
6672559	Safeco	Hawkeye	New York Power Authority	Performance and Payment	$162,700	12/21/2010
6642069	Safeco	Hawkeye	Local Union No. 400 (New Jersey)	Fringe Benefit Bond	$105,000	5/19/2011
6465522	Safeco	Hawkeye	State of New York, Dept. of Transportation	Blanket Performance Bond	$100,000	1/12/2011
6672598	Safeco	Hawkeye	State of New York, Dept. of Transportation	Blanket Performance Bond	$100,000	3/11/2011
6517141	Safeco	Hawkeye	Local Union No. 731 (New York)	Fringe Benefit Bond	$100,000	10/25/2010
6642098	Safeco	Hawkeye	Local Union No. 229 (Pennsylvania)	Fringe Benefit Bond	$60,000	7/9/2010

6465515	Safeco	Hawkeye	Open Access	Subcontract Performance and Payment	$44,075	12/10/2007
6567275	Safeco	Hawkeye	Village of Rockville Centre	Maintenance Bond - Concrete Wall Work	$41,500	7/24/2010
6465471	Safeco	Hawekeye	Air Liquide	Maintenance Bond	$34,915	8/13/2010
6465541	Safeco	Hawekeye	Local Union No. 456 (New Jeresey)	Fringe Benefit	$60,000	3/6/2011
6517181	Safeco	Hawekeye	IBEW Local Union No. 3 - White plains office	Fringe Benefit	$25,000	2/13/2011
6517202	Safeco	Hawekeye	City of Saco	Permit Bond	$25,000	3/21/2011

6672626	Safeco	Hawekeye	Village of Sloatsburg	Permit Bond	$10,000	5/17/2011
6642119	Safeco	Halpin	Town of Manchester, CT	Permit Bond	$10,000	8/11/2010
6642129	Safeco	Halpin	Town of Windsor, CT	Excavating License Bond	$10,000	8/27/2010
6567308	Safeco	Hawkeye	Town of Oyster Bay	Road Opening Permit Bond	$10,000	9/10/2010
6642120	Safeco	Halpin	Town of Southington	Right-of-Way Permit Bond	$5,000	8/11/2011
6642087	Safeco	Halpin	Town of Farmington, CT	Permit Bond	$5,000	6/17/2010
6567294	Safeco	Hawkeye	Town of Babylon	Permit Bond	$1,000	8/21/2010
6642143	Safeco	Halpin	Town of Duxbury, MA	Road Opening Permit Bond - Jeremiah Drive	$1,500	9/21/2010
6642142	Safeco	Halpin	Town of Duxbury, MA	Road Opening Permit Bond - Cord Wood Path	$1,500	9/21/2010
6465503	Safeco	Hawkeye	Town of Babylon	Performance Bond	$1,000	7/27/2010
6605930	Safeco	Hawkeye	Local No. 282	fringe benefit	$20,000	4/29/2011
6642109	Safeco	Halpin	Town of Berlin, CT	Permit Bond	$1,000	7/24/2010

Bond Number	Surety	Principal	Obligee	BOND	Bond Amount	Expiration Date
6605908	Safeco	Hawekeye	State of New York	Independent Insurance Adjuster’s Bond — Daniel Sandoval	$1,000	12/31/2010
6605909	Safeco	Hawekeye	State of New York	Independent Insurance Adjuster’s Bond — Linda Cusack	$1,000	12/31/2010
		HAWKEYE Total			$21,505,502
6642076	Safeco	Intercon	Qwest Government Services	Subcontract P&P — Terrapin South Route	$3,203,191	5/27/2010
6642117	Safeco	Intercon	Concho Valley Electric Cooperative	Performance/Payment Bond	$1,696,927	8/5/2010
6672575	Safeco	Intercon	Basic Construction Company	Subcontract P&P — Kiln Creek Interceptor/Route 171 Interceptor	$535,400	1/14/2011
6163361	Safeco	Intercon	Iowa Workforce Development	Out of State Contractor Blanket Bond	$50,000	4/9/2011
6397639	Safeco	Intercon	Local Union 597, Chicago, IL	Fringe Benefit Bond	$40,000	6/30/2010
6642112	Safeco	Intercon	Local Union 825, New Jersey	Fringe Benefit Bond	$25,000	7/28/2010
6517143	Safeco	Intercon	City of Bridgeport	Payment Bond	$20,000	11/1/2010
6246566	Safeco	Intercon	State of Nebraska, Dept. of Revenue	Nonresident Contractors Tax Bond	$20,000	9/30/2010
6166798	Safeco	Intercon	State of Arizona	Contractors license (Class L-5 Horizontal Drilling)	$10,000	7/7/2010
6517110	Safeco	Intercon	State of Connecticut DOT	Permit Bond — Ash Creek Crossings	$10,000	8/28/2010
6517120	Safeco	Intercon	Town of Grand Chute, WI	Permit Bond	$10,000	9/14/2010
6193496	Safeco	Intercon	State of Washington	Specialty Contractors License Bond	$6,000	1/24/2011
6605935	Safeco	Intercon	Town of Munster, IN	Contractors License Bond	$5,000	11/20/2010
6163360	Safeco	Intercon	City of Sun Prairie, WI	License Bond	$5,000	4/2/2011
6163362	Safeco	Intercon	State of Alaska	Contractors License Bond for Underground Utilities	$5,000	5/14/2011
6174937	Safeco	Intercon	Laborers Pension and Welfare Funds, IL	Fringe Benefit Bond	$5,000	9/20/2010
6346475	Safeco	Intercon	City of Wisconsin Rapids	Excavation Permit Bond	$5,000	6/21/2010
6188718	Safeco	Intercon	City of Milwaukee	Concrete Contractor’s License Bond	$5,000	12/31/2010
6193489	Safeco	Intercon	State of Missouri,	Transient Employer Tax Bond	$5,000	1/3/2011
6672569	Safeco	Intercon	City of Madison, WI	License Bond, Concrete, Asphalt, Mudjackers	$5,000	1/1/2011
6672556	Safeco	Intercon	City of Mason City, Iowa	Sidewalk Contractors License Bond	$2,500	12/11/2010
6166797	Safeco	Intercon	Town of Madison, WI	Contractors License Bond for Underground Utilities	$2,000	6/30/2009
6166796	Safeco	Intercon	State of Arizona, Dept. of Revenue	Tax Bond	$2,000	6/16/2009
6163359	Safeco	Intercon	County of Autagamie, Appleton, WI	License/Permit Bond	$1,000	3/26/2011
6174935	Safeco	Intercon	State of Illinois, Dept. of Transportation	Permit Bond	$1,000	9/12/2010
6166795	Safeco	Intercon	State of Kentucky	Highway Use Bond	$1,000	6/20/2009
		INTERCON Total			$5,676,018
6517204	Safeco	Lineal	Dominion Transmission	Performance	$11,124,460	7/7/2009
6605997	Safeco	Lineal	Dominion Transmission	Performance	$2,154,512	4/13/2011
6397670	Safeco	Lineal	West Virgnia Division of Labor	Wage and Welfare Bond	$41,000	4/22/2011
6567237	Safeco	Lineal	Wayne Township	Permit Bond — Heavy Equipment Hauling	$37,500	5/6/2011
6642061	Safeco	Lineal	Kiskiminetas Township	Street use Permit Bond	$22,500	5/5/2011
6642060	Safeco	Lineal	Washington Township Supervisors	Overweight Street Use Permit Bond	$13,750	5/1/2011
6465508	Safeco	Lineal	Commonwealth of Pennsylvania, DOT	Permit Bond	$10,000	8/11/2010
6642066	Safeco	Lineal	Plumcreek Township	Street use Permit Bond	$4,800	5/14/2011
6642099	Safeco	Lineal	King George County, VA	Permit Bond — removal of stone drive	$1,000	7/9/2010
6346501	Safeco	Lineal	Pennsylvania Turnpike Commission	Financial Guarantee Bond	$3,000	9/23/2010

Bond Number	Surety	Principal	Obligee	BOND	Bond Amount	Expiration Date
		LINEAL Total			$13,412,522
6605941	Safeco	TEUC	Paul Pogue LP	Subcontract Performance and Payment	$546,681	12/9/2009
6465482	Safeco	TEUC	Denton CO. Elect. Coop d/b/a Coserv Elect.	Performance/Payment — Rockhill Hwy 380	$124,613	5/25/2008
6465563	Safeco	TEUC	Denton CO. Elect. Coop d/b/a Coserv Elect.	Performance/Payment	$118,372	4/24/2008
6642157	Safeco	TEUC	Brasfield & Gorrie, L.L.C	Ranch House, Subcontract No. 10309-004-Electrical	$258,955	10/21/2010
6166728	Safeco	TEUC	City of Irving, TX	Right-of-Way Bond	$75,000	5/10/2011
6346465	Safeco	TEUC	City of Irving, TX	License/Permit Bond	$50,000	5/25/2011
6174961	Safeco	TEUC	City of Forth Worth, TX	Street and Storm Drain Contractors License	$25,000	7/17/2010
6202745	Safeco	TEUC	Texas DOT	Permit Bond — Over Axel / Over Gross Weight	$15,000	4/10/2010
6255350	Safeco	TEUC	City of Southlake, TX	Blanket Street Cutting Permit Bond	$10,000	3/24/2011
6672595	Safeco	Infrastrux T&D Services	Trinity Railway Express	Payment Bond	$10,000	3/4/2011
6306037	Safeco	TEUC	City of Garland, TX	General Repair Bond	$5,000	4/24/2011
6605967	Safeco	TEUC	City of Garland, TX	General Repair Bond	$5,000	2/4/2011
6397590	Safeco	TEUC	City of Denison	Utility Contractor / Code Compliance License Bond	$5,000	1/31/2011
6202824	Safeco	TEUC	City of Sherman, TX	Electrical Contractors License Bond	$2,000	3/17/2011
6163363	Safeco	TEUC	City of Denison	Electrician License bond	$2,000	5/1/2011
6184479	Safeco	TEUC	City of Sherman, TX	Permit Bond	$2,000	10/5/2010
		TEUC Total			$1,254,621
6672579	Safeco	Trafford	City of Richmond, VA	Performance/Payment — New Gas & Water Facilities	$6,000,000	11/26/2010
6672573	Safeco	Trafford	City of Richmond, VA	Performance/Payment — Annual Gas Renewl Services	$6,000,000	1/31/2011
6567247	Safeco	Trafford	County of Hanover	Performance & Payment Bond	$647,955	5/21/2009
6465564	Safeco	Trafford	State of Connecticut, DOT	Permit Bond	$20,000	4/24/2010
6241602	Safeco	Trafford	State of New York, Dept. of Trans.	Blanket Permit Bond	$12,000	10/20/2010
6237229	Safeco	Trafford	Town of Trumbull, CT	Street Excavating License Bond	$10,000	8/25/2010
6199448	Safeco	Trafford	Town of East Hartford, CT	Drain Layer’s Bond	$10,000	12/31/2010
6199446	Safeco	Trafford	Town of Wethersfield, CT	Street Excavation, Drain Layer, License Bond	$10,000	12/31/2010
6199447	Safeco	Trafford	City of Hartford, CT	Street Excavation and Pavement Bond	$10,000	12/31/2010
6199449	Safeco	Trafford	Town of West Hartford, CT	Street Excavator Bond	$10,000	12/31/2010
6517198	Safeco	Trafford	Town of Manchester	Permit Bond	$10,000	3/21/2011
6397594	Safeco	Trafford	Town of Newington	Drain Layer and Street Excavation Bond	$10,000	12/31/2010
6202834	Safeco	Trafford	Town of Rocky Hill, CT	Right-of-Way	$10,000	3/18/2011
6199445	Safeco	Trafford	Town of Glastonbury, CT	Right-of-Way and Drain Laying License Bond	$5,000	12/31/2010
6166726	Safeco	Trafford	City of New Britain, CT	Concrete License Bond	$5,000	3/31/2011
6202835	Safeco	Trafford	City of Torrington, CT	Right of Way/ Road Use Permit	$5,000	3/18/2011
6605974	Safeco	Trafford	City of Satsuma, Alabama	Right of Way/ Road Use Permit	$5,000	2/19/2011
6246527	Safeco	Trafford	City of Raleigh, NC	Permit Bond	$5,000	5/4/2011
6605958	Safeco	Trafford	Virginia Dept. of Transportation	Permit Bond	$5,000	1/15/2011
6605985	Safeco	Trafford	City of Hampton, VA	Right-of-Way Permit, Various Locations	$3,000	3/15/2011
6567291	Safeco	Trafford	City of Hampton	Permit Bond	$2,000	8/20/2009
6193498	Safeco	Trafford	Town of Bloomfield, CT	Right-of-Way License Bond	$2,000	12/31/2010
6199520	Safeco	Trafford	Town of Simsbury	Blanket Highway Permit Bond	$2,000	1/17/2009
6186243	Safeco	Trafford	Town of Berlin, CT	Blanket Right of Way Permit	$1,000	10/1/2010

Bond Number	Surety	Principal	Obligee	BOND	Bond Amount	Expiration Date
		TRAFFORD Total			$12,799,955
6672563	Safeco	Utilx	Sacramento Municipal Utlity District	Performance & Payment Bond	$2,500,000	12/31/2011
6605911	Safeco	Utilx	Colorado Springs Utilities	Performance & Payment Bond	$1,890,000	10/7/2009
6672546	Safeco	Utilx	City of Ocala, FL	Performance & Payment Bond	$605,000	11/5/2010
6672583	Safeco	Utilx	PUD No. 1 of Snohomish County	Performance & Payment Bond	$1,432,408
6517119	Safeco	Utilx	City of Mobile, AL	Permit Bond -	$100,000	9/14/2010
6174939	Safeco	Utilx	State of South Carolina	Tax Bond	$55,000	8/25/2010
6567270	Safeco	Utilx	State of Oregon	Contractors license Bond	$50,000	7/11/2010
6346470	Safeco	Utilx	US Customs	Customs Bond	$50,000	7/1/2010
6642101	Safeco	Utilx	City of Irving, TX	License and Permit Bond	$50,000	7/15/2010
6174941	Safeco	Utilx	State of Nevada	Contractors license Bond	$30,000	8/30/2010
6199534	Safeco	Utilx	City of Macon, GA	Street and Sidewalk Bond	$25,000	1/22/2011
6199452	Safeco	Utilx	State of Mississippi	Tax Bond	$21,250	1/2/2011
6642088	Safeco	Utilx	City of Centennial, Colorado	Right-of-Way Permit	$20,000	6/17/2010
6517129	Safeco	Utilx	Arapahoe County, Colorado	Contractors License Bond	$20,000	9/26/2010
6465518	Safeco	Utilx	West Virginia Div. of Labor	Wage Bond	$17,545	1/2/2011
6346518	Safeco	Utilx	State of Minnesota	Out-of-State Tax Bond	$16,000	11/1/2009
6346534	Safeco	Utilx	City of Columbus, OH	Contractors License Bond	$25,000	9/30/2010
6465554	Safeco	Utilx	State of California	Bond of Qualifying Individual — Kenneth Eugene Fender	$12,500	3/28/2011
6202747	Safeco	Utilx	State of Washington	Contractors License Bond	$12,000	4/1/2011
6567293	Safeco	Utilx	State of Alaska	Contractors License Bond	$10,000	8/21/2010
6517136	Safeco	Utilx	Jefferson County, Colorado	Right-of-Way Permit	$10,000	10/12/2010
6166783	Safeco	Utilx	State of California	Contractors license Bond	$10,000	6/30/2010
6346532	Safeco	Utilx	City of Pocatello, ID	Excavator Contractors License	$10,000	12/28/2010
6199450	Safeco	Utilx	State of Arkansas	Contractors License bond	$10,000	2/3/2011
6346536	Safeco	Utilx	City of Charleston, WV	Sidewalk or Street Excavation Bond	$10,000	1/9/2011
6241722	Safeco	Utilx	City of Mountain Brook, AL	Electrician’s License Bond	$10,000	1/14/2011
6397629	Safeco	Utilx	Commonwealth of Massachusetts	Tax Bond	$12,500	6/5/2010
6397634	Safeco	Utilx	Connecticut Light & Power, Dept. of Rev.	Tax Bond	$7,500	12/31/2010
6397607	Safeco	Utilx	Hernando County, Florida	Underground Utility and Excavation	$5,000	3/14/2011
6159645	Safeco	Utilx	City of Auburn, Alabama	General Contractors License Bond	$5,000	4/12/2011
6174940	Safeco	Utilx	State of Arizona	Contractors license (Class A General Engineering)	$5,000	8/26/2010
6193458	Safeco	Utilx	City of Albuquerque	Contractors Excavation Bond	$5,000	12/11/2010
6188715	Safeco	Utilx	State of Missouri, Dept. of Revenue	Tax Bond	$5,000	11/4/2010
6346537	Safeco	Utilx	Marshall County, Indiana	General Contractors License Bond	$5,000	1/9/2009
6346524	Safeco	Utilx	City of Colorado Springs, CO	Excavation Contractor Licnese	$5,000	11/1/2010
6346514	Safeco	Utilx	City of Duragno, CO	Excavation Contractor Licnese	$5,000	11/1/2010
6199461	Safeco	Utilx	State of New Mexico	Contractors License Bond	$5,000	3/14/2011
6397671	Safeco	Utilx	City of Knoxville, TN	Tax Bond	$500	11/2/2010
		UTILX Total			$7,067,203
				GRAND TOTAL	$72,140,315

Parent Company Guarantees issued by Willbros Global Holdings, Inc. (Panama) (f/k/a Willbros Group, Inc.)

Date of	Contract No.	Contract	Subsidiary (Contractor) and
Issuance	(if Applicable)	Name	Description
7/2/2004		EGGS Project Phase 1 Pipeline	Willbros Group, Inc. and Bilfinger Berger AG Guarantors of Willbros West Africa, Inc. and Bilfinger Berger Gas and Oil Services Ltd. liabilities under Consortium Agreement and Contract

9/15/2004	E-15361	EGGS Project Phase 1 Pipeline	Parent Company Counter Guarantee of Performance Guarantee of Willbros Nigeria Ltd. and Willbros West Africa, Inc. Performance under Contract

9/15/2004	E-15362	EGGS Project Phase 1 Pipeline	Parent Company Counter Guarantee of Retention Bond of Willbros Nigeria Ltd. and Willbros West Africa, Inc. Performance under Contract

9/22/2004		The Netherlands	Musketeer Oil B.V. Financial Support Letter

10/7/2004	1430235	EPC4	Willbros (Offshore) Nigeria Limited Platform Retrofits and Wellhead Tie-ins

10/7/2004	1430235-A	EPC4	Willbros (Offshore) Nigeria Limited Platform Retrofits and Wellhead Tie-ins

8/30/2005	Contract dated July 13, 2005	Cooper Cameron Corporation	Willbros West Africa, Inc. Contractual Performance

9/26/2005	Purchase Order 4020-PO-0059/CO2	Marubeni-Itochu Tubulars America, Inc.	Willbros West Africa, Inc. Contractual Performance

10/13/2006	Project No. 13052634	Centerpoint Energy Gas Transmission	Willbros RPI, Inc. Obligations under Agreement

10/18/2006	Master Lease Agreement dated September 28, 2006	Caterpillar Financial Services Corporation Master Finance Lease	Willbros RPI, Inc. Obligations under Lease Agreement

10/25/2006	Continuing Guaranty of Payment	Caterpillar Financial Services Corporation Master Finance Lease	Willbros RPI, Inc. Obligations under Lease Agreement

12/1/2006	79110-031	WAGP	Willbros West Africa, Inc. subsidiary performance and proceeds utilized for project

4/30/2007	Capital Lease Agreement dated February 26, 2007	Canadian Western Bank Capital Lease Agreement	Willbros MSI Canada Inc. Obligations within Lease Agreement

5/30/2007	07-CCA-H1079-ETCKP, 07-CCA-H1081-ETF	ETC Katy Pipeline, Ltd., and Energy Transfer Fuel, LP	Willbros RPI, Inc. Obligations under Agreement

5/31/2007		Suncor Energy Oil Sands Limited Partnership	Willbros MSI Canada Inc. Contractual Obligations

Parent Company Guarantees issued by Willbros Group, Inc. (Delaware)

6/11/2010		Interconnection Pipelines	Willbros Midwest Pipeline Construction (Canada) LP performance obligations with Statoil Canada Partnership

Parent Company Guarantees issued by Willbros Global Holdings, Inc. (Panama) and Willbros United States Holdings, Inc.

9/18/2008		TransCanada Keystone Pipeline 3 & 4 Pump Stations	Willbros Construction (U.S.), LLC Contract performance

Parent Company Guarantees issued by Willbros United States Holdings, Inc. (includes those by former Willbros USA, Inc.)

12/23/2009	FEP-MCA-SP34-WBRO	Fayetteville Express Pipeline LLC 42” Spreads III and IV	Willbros Construction (U.S.), LLC Contract Performance

7/19/2007	07CS52057KMP470839	Midcontinent Express Pipeline LLC	Willbros RPI, Inc. Agreement Performance

4/2/2007		Kansas City Life Insurance Co. Penn Tower Office Building Lease	Willbros Engineers, Inc. Lease Agreement Performance

2/1/2006	Memorandum of Understanding dated January 31, 2006	Guardian Expansion Project (G-II)	Willbros Engineers, Inc. EPC Agreement Performance

8/31/2004	6675 dated August 31, 2004	Colorado Interstate Gas Install Flow Control Valves at Rawlings Compressor Stations	Willbros Mt. West, Inc. Payment and Performance Guarantee

9/14/2009	9603069-061, 9603069-067, 9603069-068	Equipment Lease Guarantee	Guarantee issued on behalf of Wink Companies, LLC with Capital One, N.A.

Parent Company Guarantees issued by Willbros Middle East Limited

11/18/2008	Tender	Abu-Dhabi Oil Refining Company Inter Refinery Pipeline II Project No. 5595 Front End Engineering & Design (FEED) Services	Willbros Engineers (UAE) Limited — Abu Dhabi Branch Agreement Obligations should Agreement be entered

1/21/2010	C311162-4 (‘Off	Petroleum Development of Oman LLC	The Oman Construction Company LLC Performance
	Plot Delivery Tender’)		Guarantee of Contract

Date of	Contract No.	Contract	Subsidiary (Contractor) and
Issuance	(if Applicable)	Name	Description
1/27/2010	Tender C311152	Petroleum Development of Oman LLC Off-Plot Construction Contract for Amal Steam Surface Facilities	The Oman Construction Company LLC Performance Guarantee of Contract

Parent Company Guarantees issued by Willbros International, Inc.

3/3/2003	2002-19810032	Escravos Gas Project Phase 3	Willbros West Africa, Inc. Contract Performance

11/15/2004	Tender	P.T. Perusahaan Gas Negara (Persero) Tbk. South Sumatera - West Java Gas Pipeline Project (Phase 2)	Willbros Far East, Inc. Agreement obligations should contract be entered

12/22/2004	79110-031	West African Gas Pipeline Company Limited Project (WAGP)	Willbros West Africa, Inc. Contract Performance

2/14/2005	Tender	Sonatrach/TRC Realisation du Gazoduc GZ4/Medgaz 48” Troncon Sud	Willbros Middle East, Inc. Obligations should Contract be entered

3/29/2005	EGP3-2004-40006542	Chevron Nigeria Limited Escravos EG3 Offshore Project	Willbros West Africa, Inc. Contract Performance

4/20/2005	Tender	Sonelgaz Transport du Gaz Projet Gazoduc Diametre 42” Sougueur - 01/GRTG-DDTG/2004	Willbros Middle East, Inc. Obligations should Contract be entered

5/31/2005	Tender	Sonatrach/TRC Construction du Troncon Nord du Gazoduc 48” Med-GZ4 (Sougueur — Arzew)	Willbros Middle East, Inc. Obligations should Contract be entered

5/31/2005	Tender	Sonatrach/TRC Lot 1 — Realization du Gazoduc Sougueur - Hadjret Ennouss 42”	Willbros Middle East, Inc. Obligations should Contract be entered

6/3/2005	Tender	Sonelgaz Lot 1 — Realization du Gazoduc Interconnexion Ksar El Boukhari Dametre 20”	Willbros Middle East, Inc. Obligations should Contract be entered

6/5/2005		Sonatrach/TRC bidding activity	Willbros Middle East, Inc. financially supported in bidding endeavors

8/15/2005	P3682	Kauther Pipelines Engineering and Construction of 36” 80km and 18” 104km pipelines	The Oman Construction Company (TOCO) LLC Financial Obligations and Technical Assistance

10/12/2005	Shell Tender No. E17139	Forcados Yokri Integrated Project — Residual Works	Willbros (Offshore) Nigeria Limited Performance Obligations under Contract

12/15/2005		The Shaw Group Inc. Purchase Orders for WAGP	Willbros West Africa, Inc. Agreement Obligations

4/4/2006	Shell Contract No. E17139	Forcados Yokri Integrated Project — Residual Works	Willbros West Africa, Inc. Performance of Obligations under Contract

4/4/2006	Shell Tender No. E17139	Forcados Yokri Integrated Project — Residual Works	Willbros West Africa, Inc. Performance of Obligations under Contract
Payment guarantees relating to capital leases —Parent Company Guarantees issued by Willbros Global Holdings, Inc. (Panama) (f/k/a Willbros Group, Inc.)

DATE OF ISSUANCE	ISSUED TO	PRIMARY OBLIGAITONS	SUBSIDIARY
October 18, 2006	Caterpillar Financial Services Corporation	Master Finance Lease effective September 28, 2006	Willbros Construction (US) LLC

October 25, 2006	Caterpillar Financial Services Corporation	All indebtedness owing to Caterpillar	Willbros Construction (US) LLC

March 2, 2006	Transportaction Lease Systems Inc.	Transportaction (co-Lease Rider)	Willbros Canada Holdings ULC

April 30, 2007	Canadian Western Bank	Master Lease Agreement with the Canadian western Bank dated February 26, 007	Willbros Canada Holdings ULC.
Capital & Operating Leases — Guarantees for InfrastruX entities issued by InfrastruX Group, LLC

Lease Number	Subsidiary	Lessor / Vendor Debtor Name	Begin Date	End Date
0080	Chapman	Hibernia	12/01/2004	11/30/2010
0530	Chapman	G E Capital	09/20/2007	09/19/2013
1140	Chapman	GE Capital	10/01/2008	09/30/2013
1141	Chapman	GE Capital	11/01/2008	10/31/2014
1180	Chapman	GE Capital	04/01/2009	03/31/2016
1183	Chapman	GE Capital	05/01/2009	04/30/2014
1184	Chapman	GE Capital	06/01/2009	05/31/2014
1197	Chapman	TFS Capital Funding	06/18/2009	06/17/2012
1198	Chapman	GE Capital	05/01/2009	04/30/2014
1236	Chapman	Caterpillar Financial Services Corp	10/16/2009	10/15/2012
1185	Gill	Terex Financial Services	06/01/2009	05/31/2014
0279	Hawkeye	Bank of America	07/19/2006	07/18/2010
0285	Hawkeye	Bank of America	08/17/2006	08/16/2010
0286	Hawkeye	Bank of America	08/23/2006	08/22/2012
0289	Hawkeye	Bank of America	09/08/2006	09/07/2012
0309	Hawkeye	Commerce	05/01/2007	04/30/2011
0427	Hawkeye	Bank of America	08/18/2006	08/17/2012
0428	Hawkeye	Bank of America	08/29/2006	08/28/2010
0430	Hawkeye	Bank of America	09/21/2006	09/20/2010
0525	Hawkeye	Commerce	08/01/2007	07/31/2011
0526A	Hawkeye	Commerce	08/01/2007	07/31/2012
1103	Hawkeye	Altec	04/23/2008	04/22/2015
1104	Hawkeye	Altec	06/16/2008	06/15/2015
1105	Hawkeye	Altec	06/16/2008	06/15/2015
1178	Hawkeye	People’s Capital (Terex Affiliate)	03/06/2009	03/05/2015
1067	Texas Electric	Colonial Pacific (Terex)	07/14/2008	07/13/2014
1068	Texas Electric	Colonial Pacific (Terex)	09/08/2008	09/07/2014
1069	Texas Electric	People’s Capital & Leasing Corp (Terex)	06/20/2008	06/19/2013
1070	Texas Electric	GE Capital	08/01/2008	07/31/2013
1071	Texas Electric	GE Capital	08/01/2008	07/31/2013
1072	Texas Electric	GE Capital	08/15/2008	08/14/2013
1073	Texas Electric	GE Capital	08/06/2008	08/05/2014
1074	Texas Electric	GE Capital	08/29/2008	08/28/2013
1075	Texas Electric	GE Capital	08/01/2008	07/31/2013
1076	Texas Electric	GE Capital	09/05/2008	09/04/2013
1121	Texas Electric	Banc of America Leasing & Capital (Terex)	08/15/2008	08/14/2014
1177	Texas Electric	People’s Capital & Leasing Corp (Terex)	02/19/2009	02/18/2013
1232	Texas Electric	Colonial Pacific Leasing Corp	10/01/2009	09/30/2013
Letters of Credit Issued by Credit Suisse, Cayman Islands Branch

L/C Number	Maximum Drawing Amount	Letter of Credit Expiration Date
TS-07003780	$334,000	December 6, 2010
TS-07003782	$1,170,000	December 6, 2010

Letters of Credit Issued by KeyBank National Association

L/C Number	Maximum Drawing Amount	Letter of Credit Expiration Date
S311338	$250,000	June 1, 2011
S311336	$1,000,000	June 1, 2011
S311351	$15,750,000	May 9, 2011
S311337	$250,000	June 1, 2011
Other Indebtedness
All Debt of Parent or any Subsidiary owing to Parent or any of its Subsidiaries that is outstanding on the Closing Date (but not any additions thereto made after the Closing Date).
Nothing on this Schedule 6.02 shall be deemed to expand the meaning of the definition of the term “Debt” under the Credit Agreement.

SCHEDULE 6.05
Existing Investments
Chapman Construction Co., Inc. is a General Partner and Tax Partner of, and owns a 40% interest in, Brenda Perkins & Associates, pursuant to the Brenda Perkins & Associates Partnership Agreement, effective September 1, 1996, as amended.
Willbros Middle East Limited owns a 49% membership interest in the The Oman Construction Company, LLC.
Willbros Middle East, Inc. owns a 49% membership interest in Willbros Al-Rushaid Limited, which is a company that is dormant.
Willbros Middle East, Inc. owns a 40% interest in Willbros Kuwait Gas & Oil Field Services Co. (Wi.I.), which is a company in liquidation.
Integrated Service Company, LLC owns 40% of the shares in Global Process Services, Inc.
All Investments by Parent or any Subsidiary in Parent or any of its Subsidiaries in existence on the Closing Date (but not any additions thereto made after the Closing Date).

SCHEDULE 6.08
Affiliate Transactions
1.	Lease, dated April 18, 2001, between Trafford Investment Partners Limited Partnership and Trafford Corporation.

2.	Lease Agreement, dated May 30, 2003, between D&C Properties, LLC and B & H Maintenance and Construction, Inc., as amended (5018 National Parks HIghway, Carlsbad, NM)

3.	Lease Agreement, dated May 30, 2003, between D&C Properties, LLC and B & H Maintenance and Construction, Inc., as amended (2858 Stevens Road, Odessa, TX)

4.	Lease Agreement, dated May 30, 2003, between D&C Properties, LLC and B & H Maintenance and Construction, Inc., as amended (1300 North 1st Street, Bloomfield, NM)

5.	Lease Agreement, dated May 30, 2003, between D&C Properties, LLC and B & H Maintenance and Construction, Inc., as amended (207 S.Loop, Eunice, NM)

6.	Lease Agreement, dated September 28, 2000, between Ronald A. Cindrich, Sr. and Darleen Cindrich and Lineal Industries, Inc.

7.	Lease Agreement, dated December 2, 2000, between Gill and Gill and Gill Electric Service, Inc.

8.	Agreement of Lease, dated January 1, 2008, between North Berwick Road, LLC and Hawkeye, LLC (Wells, ME)

9.	Vacuum excavation services from Polaris Services.

10.	Civil construction services from Grace Industries.

11.	Services from Haugland Infrastructure Group.

12.	Lease Agreement, dated April 14, 2006, between Bemis Line Construction Company Inc. and Bemis LLC (Jacksonville, VT)

13.	Subcontracting from SMR Contracting.

SCHEDULE 10.02
Addresses for Notices
To the Parent, Borrower or any other Loan Party:
Willbros United States Holdings, Inc.
4400 Post Oak Parkway, Suite 1000
Houston, Texas 77027
Attention: Chief Financial and Treasurer
Fax No. 713-403-8074
To the Administrative Agent, Collateral Agent, and Issuing Bank:
Crédit Agricole Corporate and Investment Bank
1301 Avenue of the Americas
New York, New York 10019
Attention: Tess Jarmolkiewicz
Fax No.: (212) 459-3172
Email: Tess.Jamolkiewicz@ca-cib.com
with a copy to:
Crédit Agricole Corporate and Investment Bank
1301 Travis Street, Suite 2100
Houston, TX 77002
Attention: Ting-Wei Lee
Fax No. (713) 890-8668
Email: ting-wei.lee@us.calyon.com
with a copy to:
Bracewell & Giuliani LLP
1251 Avenue of the Americas
New York, New York 10020
Telephone: (212) 508-6100
Facsimile: (212) 508-6101
Attention: Robin J. Miles, Esq.
Email: Robin.Miles@bgllp.com